THIS   SOLICITATION  IS  BEING  CONDUCTED  TO  OBTAIN  SUFFICIENT
ACCEPTANCES OF A JOINT REORGANIZATION PLAN PRIOR TO THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE. BECAUSE NO CHAPTER 11 CASES HAVE YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, CAI WIRELESS SYSTEMS, INC. AND PHILADELPHIA CHOICE TELEVISION, INC. EXPECT TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT (i) APPROVING (a) THIS DISCLOSURE STATEMENT AS HAVING CONTAINED ADEQUATE INFORMATION AND (b) THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE AND (ii) CONFIRMING THE JOINT REORGANIZATION PLAN DESCRIBED HEREIN.



        DISCLOSURE STATEMENT

        DATED JUNE 30, 1998

        Pre-Petition Solicitation of Votes
        With Respect to Prepackaged Joint Reorganization Plan

        of

        CAI WIRELESS SYSTEMS, INC.

        AND

        PHILADELPHIA CHOICE TELEVISION, INC.

        from the holders of CAI Wireless Systems, Inc.'s

        12 1/4% SENIOR NOTES DUE 2002

        and certain other

        IMPAIRED CREDITORS



NEITHER CAI WIRELESS SYSTEMS, INC. NOR PHILADELPHIA CHOICE TELEVISION, INC. HAS COMMENCED A CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AT THIS TIME. THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PREPACKAGED REORGANIZATION PLAN IS 5:00 P.M. (EASTERN TIME) ON JULY 27, 1998, UNLESS EXTENDED BY THE COMPANIES (THE "VOTING DEADLINE"). IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE.




CAI Wireless Systems, Inc. ("CAI") and Philadelphia Choice Television, Inc. ("PCT" and, together with CAI, the "Companies") are furnishing this Disclosure Statement and the Exhibits hereto, the accompanying Ballots and Master Ballots, and the related materials delivered herewith pursuant to
Section 1126(b) of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code"), in connection with their solicitation (the "Solicitation") of acceptances of the proposed prepackaged joint reorganization plan described herein (the "Plan," a copy of which is annexed to this Disclosure Statement as Exhibit A). CAI and PCT are soliciting such acceptances from all impaired creditors entitled to vote under the Plan and Section 1126 of the Bankruptcy Code.

The Companies are furnishing this Disclosure Statement to each impaired creditor entitled to vote to accept or reject the Plan. The Disclosure Statement is to be used by each such creditor solely in connection with its evaluation of the Plan; use of the Disclosure Statement for any other purpose is not authorized. The Disclosure Statement may not be reproduced or provided to others (other than to those advisors of any recipient of the Disclosure Statement who may review the information contained herein to assist such recipient in its evaluation of the Plan) without the prior written consent of CAI.

The Companies have not commenced reorganization cases under Chapter 11 of the Bankruptcy Code as of the date of this Disclosure Statement. If, however, the Companies receive properly completed Ballots and Master Ballots (that are not subsequently revoked) indicating acceptance of the Plan in sufficient number and amount to meet the voting requirements prescribed by Section 1126 of the Bankruptcy Code (the "Requisite Acceptances"), they intend to file (but hereby expressly reserve the right not to file) with a United States Bankruptcy Court voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, and to seek, as promptly thereafter as practicable, confirmation of the Plan. The Consummation Date is expected to occur shortly following the Bankruptcy Court's entry of an order confirming the Plan (the "Confirmation Order"). CAI does not presently intend to commence a case under Chapter 11 of the Bankruptcy Code with respect to any of its Subsidiaries other than PCT, or to include any of its other Subsidiaries in its Chapter 11 case.

In the event that the Requisite Acceptances are not received, or if received are subsequently revoked, in either case, prior to the termination of the Solicitation, the Companies hereby reserve the absolute right to use any and all Ballots and Master Ballots accepting the Plan that were received pursuant to the Solicitation, and not subsequently revoked, to seek confirmation of the Plan (or of any modification thereof that does not materially and adversely affect the treatment of the class(es) of Claims with respect to which such Ballots or Master Ballots were cast) pursuant to
Section 1129(b) of the Bankruptcy Code. See Section VIII.E.3 -- "Summary of the Plan -- Confirmation of the Plan -- Confirmation Without Acceptance of All Impaired Classes" below.

        _____________________________

THE PLAN PROVIDES FOR, AMONG OTHER THINGS, (i) CERTAIN DISTRIBUTIONS OF CASH, (ii) THE ISSUANCE BY REORGANIZED CAI OF (a) THE NEW SENIOR NOTES AND NEW COMMON STOCK FOR DISTRIBUTION TO CERTAIN HOLDERS OF CLAIMS AGAINST CAI AND (b) OPTIONS TO PURCHASE NEW COMMON STOCK FOR DISTRIBUTION TO THE COMPANIES' FINANCIAL ADVISORS AND CERTAIN MEMBERS OF THE SENIOR MANAGEMENT OF REORGANIZED CAI, (iii) THE SALE AND ASSIGNMENT BY CAI OF APPROXIMATELY 16 CONTRACTS TO PROVIDE CABLE TELEVISION SERVICE TO VARIOUS MULTI-DWELLING UNITS IN THE PHILADELPHIA MARKET, AND (iv) THE DISTRIBUTION OF THE PROCEEDS OF THE SALE AND ASSIGNMENT BY PCT OF APPROXIMATELY 48 CONTRACTS TO PROVIDE CABLE TELEVISION SERVICE TO VARIOUS MULTI-DWELLING UNITS IN THE PHILADELPHIA MARKET. BECAUSE ACCEPTANCE OF THE PLAN WILL CONSTITUTE ACCEPTANCE OF ALL THE PROVISIONS THEREOF, CREDITORS ARE URGED TO CONSIDER CAREFULLY THE INFORMATION REGARDING TREATMENT OF THEIR CLAIMS CONTAINED IN THIS DISCLOSURE STATEMENT.

THE COMPANIES INTEND TO CONTINUE OPERATING THEIR BUSINESSES IN CHAPTER 11 IN THE ORDINARY COURSE AND TO SEEK TO OBTAIN THE NECESSARY RELIEF FROM THE BANKRUPTCY COURT TO PAY THEIR EMPLOYEES, TRADE, AND CERTAIN OTHER CREDITORS IN FULL AND ON TIME. THE CLAIMS OF THE FEDERAL COMMUNICATIONS COMMISSION, THE COMPANIES' EMPLOYEES, GENERAL UNSECURED CREDITORS (INCLUDING TRADE CREDITORS, LICENSORS, AND LESSORS), AND SECURED CREDITORS ARE NOT IMPAIRED UNDER THE PLAN.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT. SEE SECTION VIII.E.4 -- "SUMMARY OF THE PLAN -- CONFIRMATION OF THE PLAN -- CONDITIONS TO CONFIRMATION AND CONSUMMATION." THERE CAN BE NO ASSURANCE THAT THOSE CONDITIONS WILL BE SATISFIED.



THE COMPANIES PRESENTLY INTEND TO SEEK TO CONSUMMATE THE PLAN AND TO CAUSE THE CONSUMMATION DATE TO OCCUR PROMPTLY AFTER CONFIRMATION OF THE PLAN. THERE CAN BE NO ASSURANCE, HOWEVER, AS TO WHEN AND WHETHER CONFIRMATION OF THE PLAN AND THE CONSUMMATION DATE ACTUALLY WILL OCCUR. PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN, INCLUDING MATTERS THAT ARE EXPECTED TO AFFECT THE TIMING OF THE RECEIPT OF DISTRIBUTIONS BY HOLDERS OF CLAIMS IN CERTAIN CLASSES AND THAT COULD AFFECT THE AMOUNT OF DISTRIBUTIONS ULTIMATELY RECEIVED BY SUCH HOLDERS, ARE DESCRIBED IN SECTION VIII.D.6 -- "SUMMARY OF THE PLAN -- SUMMARY OF OTHER PROVISIONS OF THE PLAN -- DISTRIBUTIONS UNDER THE PLAN."

THE TERMS OF THE PLAN HAVE BEEN DEVELOPED IN THE COURSE OF DISCUSSIONS AND NEGOTIATIONS WITH (i) MLGAF, THE HOLDER OF THE COMPANIES' 13% SENIOR SECURED NOTES (THE "SECURED NOTES"), (ii) AN UNOFFICIAL COMMITTEE (THE "UNOFFICIAL NOTEHOLDERS' COMMITTEE") COMPRISED OF CERTAIN HOLDERS OF CAI'S 12 1/4% SENIOR NOTES DUE 2002 (THE "SENIOR NOTES") WHO COLLECTIVELY HOLD OR MANAGE APPROXIMATELY 73% OF THE SENIOR NOTES, AND (iii) THE HOLDER OF THE COMPANIES' 12% SUBORDINATED NOTE DUE OCTOBER 1, 2005 (THE "12% SUBORDINATED NOTE"). ALTHOUGH THE PLAN AND VARIOUS RELATED MATTERS REFERRED TO IN THIS DISCLOSURE STATEMENT HAVE BEEN REVIEWED BY AND DISCUSSED WITH MLGAF, THE UNOFFICIAL NOTEHOLDERS' COMMITTEE, AND THEIR RESPECTIVE REPRESENTATIVES, AND REFLECT TO SOME EXTENT THE VIEWS OF THOSE PARTIES, THE UNOFFICIAL NOTEHOLDERS' COMMITTEE HAS NOT APPROVED OR ENDORSED THE PLAN OR RECOMMENDED THAT OTHER HOLDERS OF SENIOR NOTES VOTE TO ACCEPT THE PLAN.

THE BOARDS OF DIRECTORS OF THE COMPANIES HAVE APPROVED THE PLAN AND RECOMMEND THAT THE HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

        _____________________________

IF THE PLAN IS NOT CONFIRMED AND CONSUMMATED, THE COMPANIES BELIEVE THAT THERE IS SUBSTANTIAL DOUBT ABOUT THEIR ABILITY (AND THE ABILITY OF CERTAIN SUBSIDIARIES OR AFFILIATES) TO CONTINUE AS GOING CONCERNS. CAI BELIEVES THAT IF THE PLAN IS NOT CONFIRMED AND CONSUMMATED, CAI (AND CERTAIN SUBSIDIARIES OR AFFILIATES) WOULD HAVE TO FILE PETITIONS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, IF THEY HAVE NOT ALREADY DONE SO. THE COMPANIES HAVE ARRANGED FOR FINANCING UNDER THE DIP FACILITY (AS DEFINED HEREIN) IN CONNECTION WITH THE PLAN AND BELIEVE THAT SUCH FINANCING (i) IS NECESSARY TO CONSUMMATE THE PLAN AND (ii) MAY NOT BE AVAILABLE IN A CASE UNDER THE BANKRUPTCY CODE THAT DOES NOT HAVE A PRE-PACKAGED REORGANIZATION PLAN. WITHOUT ADDITIONAL FINANCING, THERE CAN BE NO ASSURANCE THAT THE COMPANIES WILL BE ABLE TO EMERGE FROM A CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AND THE COMPANIES (AND CERTAIN SUBSIDIARIES OR AFFILIATES) MAY BE FORCED INTO A LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. THE COMPANIES BELIEVE THAT IF THEY ARE LIQUIDATED UNDER CHAPTER 7, THE VALUE OF THE ASSETS AVAILABLE FOR PAYMENT OF CREDITORS WOULD BE SIGNIFICANTLY LOWER THAN THE VALUE OF THE DISTRIBUTIONS CONTEMPLATED BY AND UNDER THE PLAN. SEE
SECTION XIV.C -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST -- LIQUIDATION ANALYSIS" BELOW.

        _____________________________

THE COMPANIES BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF THEIR CREDITORS. ACCORDINGLY, CREDITORS ENTITLED TO VOTE ON THE PLAN ARE URGED TO VOTE IN FAVOR OF THE PLAN. (VOTING INSTRUCTIONS ARE SET FORTH IN
SECTION XVI OF THIS DISCLOSURE STATEMENT.) TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON JULY 27, 1998. CREDITORS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ANNEXED HERETO AS EXHIBIT A AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER "CERTAIN RISK FACTORS," PRIOR TO VOTING.

IN MAKING AN INVESTMENT DECISION, CREDITORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANIES AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. CREDITORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. EACH CREDITOR SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL, AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE SECTION XI -- "CERTAIN FACTORS TO BE CONSIDERED" FOR A DISCUSSION OF VARIOUS FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT DECISION.

        _____________________________

THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY, AND THE NEW SENIOR NOTES AND NEW COMMON STOCK TO BE ISSUED ON THE CONSUMMATION DATE WILL NOT HAVE BEEN THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

CAI IS RELYING ON SECTION 3(a)(9) OF THE SECURITIES ACT AND SIMILAR STATE LAW PROVISIONS, AND TO THE EXTENT APPLICABLE, ON THE EXEMPTION FROM THE SECURITIES ACT AND EQUIVALENT STATE LAW REGISTRATION PROVIDED BY SECTION 1145(a)(1) OF THE BANKRUPTCY CODE, TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS THE OFFER OF THE NEW SENIOR NOTES AND NEW COMMON STOCK THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE SOLICITATION. SEE SECTION XII -- "SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN" FOR INFORMATION ON CERTAIN REGISTRATION RIGHTS TO BE GRANTED TO RECIPIENTS OF NEW SENIOR NOTES AND NEW COMMON STOCK.

THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE REORGANIZED COMPANIES AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE RISKS, INCLUDING, AMONG OTHERS, THOSE SUMMARIZED HEREIN. SEE SECTION XI -- "CERTAIN FACTORS TO BE CONSIDERED." CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS, AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE INCLUDED IN OR CONTEMPLATED BY THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WHICH, THEREFORE, ARE NOT NECESSARILY INDICATIVE OF THE FUTURE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE COMPANIES OR REORGANIZED COMPANIES AND SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE COMPANIES, THEIR ADVISORS, OR ANY OTHER PERSONS THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

Except as set forth in Section XVI.J "The Solicitation; Voting Procedures -- Further Information; Additional Copies" below, no person has been authorized by the Companies in connection with the Plan or the Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the Exhibits annexed hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized by the Companies. This Disclosure Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

The statements contained in this Disclosure Statement are made as of the date hereof, and neither the delivery of this Disclosure Statement nor any exchange of Existing Securities made pursuant to the Plan will, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof. Any estimates of Claims and Interests set forth in this Disclosure Statement may vary from the amounts of Claims or Interests ultimately allowed by the Bankruptcy Court.

The summaries of the Plan and other documents contained in this Disclosure Statement are qualified in their entirety by reference to the Plan itself, the exhibits thereto and all documents described therein. The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses, and operations of the Companies, the historical and projected financial information of the Companies (including the projected results of operations of the Reorganized Companies) and the liquidation analysis relating to the Companies is included herein for purposes of soliciting acceptances of the Plan. As to contested matters, however, such information is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.


        TABLE OF CONTENTS


     Page
TABLE OF EXHIBITS
GLOSSARY
I.  INTRODUCTION
A.  Definitions
B.  The Solicitation
C.  The Plan
D.  Summary Of Classification And Treatment Of Claims And Equity Interests
E.  The Confirmation Hearing
II.  GENERAL INFORMATION
A.  Introduction
B.  CAI
C.  History Of CAI
1.  General
2.  Use of the MMDS Spectrum
3.  Investment in CS Wireless
4.  Interim Financing
5.  The Securities Action
D.  Recent Developments
1.  Extension of Maturity of Secured Notes
2.  De-listing by Nasdaq of Old Common Stock
3.  Attempts to Identify Strategic Partner
4.  Negotiations with Unofficial Noteholders' Committee
E.  PCT
1.  Acquisition by CAI of ACS Enterprises, Inc.
2.  Operations of PCT
F.  Regulation In The Wireless Industry
1.  General
2.  Licensing Procedures
3.  Change in Control Issues
4.  Interference Issues
5.  Certain Legislation Affecting the Wireless Cable Industry
6.  Copyright
Retransmission Consent
G.  Purposes And Effects Of The Plan
III.  BUSINESS PLANS FOR THE REORGANIZED COMPANIES
A.  Business And Operating Strategies Of CAI
1.  General
2.  Wireless Broadband Network
3.  Digital Subscription Video
4.  High-speed Data Services
5.  Telephony Services
6.  Analog-based Subscription Video
B.  Risk Factors Related To CAI's Business Plan
1.  Competition and Technology
2.  Dependence on Channel Leases and Licenses; Need for License Extensions
3.  Highly Competitive Businesses
4.  Competitive Pressures of Rapid Changes in Technology
5.  Need for Additional Financing for Operations
6.  New Business Strategy/Strategic Partner
C.  Business And Operations of PCT
IV.  CORPORATE STRUCTURE AND MANAGEMENT OF THE COMPANIES
A.  Board Of Directors Of CAI
B.  Management Of CAI
C.  Board Of Directors And Management Of PCT
D.  Employment Agreements
E.  Executive Severance Plan
F.  Transactions With Affiliates
G.  Directors And Officers Of The Reorganized Companies
H.  Management Options
V.  REASONS FOR THE SOLICITATION; RECOMMENDATION
VI.  SUMMARY OF VOTING PROCEDURES
VII.  ANTICIPATED EVENTS DURING THE CHAPTER 11 CASE
A.  Commencement Of The Chapter 11 Case
1. Applications for Retention of the Companies' Professionals; Ordinary Course Professionals
2.  Motion to Waive Filing of Schedules and Statement of Financial Affairs
3. Motion to Mail Notices and Provide Publication Notice of Section 341 Meeting to Unimpaired Creditors
4.    Motion  to  Approve  Pre-Petition  Solicitation   and   to   Schedule
Confirmation Hearing
5.  Motion to Continue Using Existing Cash Management System
6. Motion for Authority to Pay Pre-Petition Trade Claims in the Ordinary Course of Business
7.  Motion for Authority to Pay Pre-Petition Employee Wages and Benefits
8. Motion for Authority to Incur Post-Petition Indebtedness and Use Cash Collateral
9.  Motion for Authority for the Companies to Sell MDU Assets to OnePoint
B.  Anticipated Timetable For The Chapter 11 Case
VIII.  SUMMARY OF THE PLAN
A.  Introduction
B.  Voting On The Plan
1.  Voting Deadline
2.  Creditors Entitled To Vote On The Plan
3.  Vote Required For Class Acceptance
4.  Counting Of Ballots And Master  Ballots  For  Determining Acceptance Of
The Plan
C.  Certain Matters Regarding Classification And Treatment  Of  Claims  And
Interests
1.  Unclassified Claims
2.  Unimpaired Classes of Claims Against CAI
3.  Impaired Classes of Claims Against CAI
4.  Impaired Class of Interests in CAI
5.  Unimpaired Classes of Claims Against PCT
6.  Impaired Class of Claims Against PCT
7.  Unimpaired Class of Interests in PCT
D.  Summary Of Other Provisions Of The Plan
1.  Exit Financing
2.  Releases and Satisfaction of Subordination Rights
3.  Continued Corporate Existence
4.  Sale Of MDU Assets By the Companies
5.  Revesting of Assets
6.  Distributions Under the Plan
7.   Resolution  and  Treatment  of  Disputed, Contingent, and Unliquidated
Claims
8.  Surrender and Cancellation of Securities or Instruments
9.  Treatment of Executory Contracts and Unexpired Leases
10.  Retention of Jurisdiction
11.  Bar Dates For Certain Claims
12.  Miscellaneous
E.  Confirmation Of The Plan
1.  Confirmation Hearing
2.  Requirements for Confirmation of the Plan
3.  Confirmation Without Acceptance of All Impaired Classes --
4.  Conditions to Confirmation and Consummation
5.  Modifications and Amendments
F.  Effects Of Confirmation
1.  Binding Effect
2.  Discharge Of The Companies
3.  Permanent Injunction
4.  Exculpation and Limitation on Liability
IX.  TREATMENT OF TRADE CREDITORS AND EMPLOYEES DURING THE CHAPTER 11 CASE
A.  Trade Creditors
B.  Employees
X.  FINANCING DURING AND AFTER THE CHAPTER 11 CASE
A.  The DIP Facility
1.  General
2.  Security
3.  Covenants
4.  Events of Default
5.  Additional Significant Provisions
B.  Use Of Cash Collateral
C.  The New Senior Secured Facility
XI.  CERTAIN FACTORS TO BE CONSIDERED
A.  Maintenance Of Operations And Post-Petition Financing
B.  Certain Bankruptcy Considerations
1.  General
2.  Effect on Non-Filing Subsidiaries or Affiliates
3.  Failure to Receive Requisite Acceptances
4.  Failure to Confirm the Plan
5.  Failure to Consummate the Plan
C.  Certain Tax Considerations
D.  Inherent Uncertainty Of Financial Projections
E.  Dividends
F.  Competition
XII.  SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN
A.  Description Of Securities To Be Issued
1.  New Senior Notes
2.  New Common Stock
3.  Management Options
B.  Resale Of Securities Of Reorganized CAI
1.  Registration of Securities
2.  Registration Rights Agreement
3.  Lack of Established Market for New Securities
XIII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
A.  Federal Income Tax Consequences To The Companies
1.  Cancellation of Indebtedness Income
2.  Amount and Utilization of Net Operating Loss Carryforwards
3.   Deductions  of  Accrued  Interest  and   Original  Issue  Discount  by
Reorganized CAI
4.  Tax Classification of the New Senior Notes
5.  Alternative Minimum Tax
B.  Federal Income Tax Consequences To Holders Of Claims
1.  Classes CAI-1, CAI-2, and CAI-3; Classes PCT-1, PCT-2, and PCT-3
2. Class CAI-5 Senior Note Claims; Classes CAI-6 and PCT-5 Subordinated Note Claims
XIV.  FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST
A.  Feasibility Of The Plan
B.  Best Interests Test
C.  Liquidation Analysis
D.  Valuation Of Reorganized CAI
1.  Valuation Overview
2.  Methodology
3.  Valuation of Reorganized CAI
XV.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN
A.  Commencement Of A
B.  Alternative Plan(s)
C.  Liquidation Under Chapter 7 Or Chapter 11
XVI.  THE SOLICITATION; VOTING PROCEDURES
A.  Voting Deadline
B.  Voting Procedures
C.  Special Note For Holders of Senior Notes
1.  Beneficial Owners
2.  Nominees
3.  Securities Clearing Agencies
4.  Miscellaneous
5.  Delivery of Senior Notes
D.  Fiduciaries And Other Representatives
E.  Parties In Interest Entitled To Vote
F.  Classes Impaired Under The Plan
G.  Agreements Upon Furnishing Ballots
H.  Waivers Of Defects, Irregularities, Etc.
I.  Withdrawal Of Ballots; Revocation
J.  Further Information; Additional Copies
XVII.  FINANCIAL ADVISORS; VOTING AGENT; FEES AND EXPENSES
XVIII.  RECOMMENDATION AND CONCLUSION



        TABLE OF EXHIBITS


Exhibit                                 Name

A Reorganization Plan Of CAI Wireless Systems, Inc. And Philadelphia Choice Television, Inc.

B               Form 10-K For CAI For Fiscal Year Ended March 31, 1998

C               Description of New Senior Notes

D               Liquidation Analysis

E               Projected Financial Information




        GLOSSARY

ACS                     ACS Enterprises, Inc.

Administrative Claim a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Companies, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fees, (c) all fees and charges assessed against the Estates under 28 U.S.C. Section 1930, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A)of the Bankruptcy Code.

Affiliate               CAI  or any corporation, limited liability company,
joint venture, or partnership in which CAI directly or indirectly owns 20% or more of the equity interest of such entity.

AFR                     Applicable Federal Rate.

Allowed Claim           a Claim  or  any portion thereof (a) as to which no
objection to allowance or request for estimation has been interposed on or before the Consummation Date or the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, Bankruptcy Rules, or the Bankruptcy Court, (b) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, (c) that has been allowed by a Final Order, (d) as to which the liability of the Companies, or either of them, and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or (e) that is expressly allowed in a liquidated amount in the Plan; provided, however, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with Article XIV.A.1 of the Plan (if such written request is required) or other Administrative Claim, in each case as to which the Companies (1) have not interposed a timely objection or (2) have interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order; provided further, however, that all Class CAI-1, CAI-2, CAI-3, CAI-4, PCT-1, PCT-2, PCT-3, and PCT-4 Claims, if any, shall be treated for all purposes as if the Chapter 11 Case was not filed, and the determination of whether any such Claims shall be allowed and/or the amount of any such Claims (as to which no proof of Claim need be filed) shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Case had not been commenced.

Allowed                         when  used  in  reference  to  a  Claim  or
Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

Ballots                         each of  the  ballot forms distributed with
this Disclosure Statement to holders of Impaired Claims entitled to vote under Article II of the Plan to accept or reject the Plan.

Bankruptcy Code the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

Bankruptcy Court        the United States Bankruptcy Court for the District
of Delaware or such other court as may  have  jurisdiction over the Chapter
11 Case.

Bankruptcy Rules        the  Federal  Rules  of Bankruptcy  Procedure,  the
Official Bankruptcy Forms, and the Federal Rules of Civil Procedure, as amended, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

BANX Affiliates         those  affiliates  of  Bell Atlantic and NYNEX that
entered into a strategic partnership with CAI in March 1995.

BANX Partnership        a   Delaware  general  partnership   comprised   of
affiliates of Bell Atlantic Corporation and NYNEX Corporation that purchased the BANX Securities from CAI pursuant to a Securities Purchase Agreement dated as of March 28, 1995.

BANX Securities         the  BANX Term Notes, BANX Warrants,  and  the  Old
Senior Preferred Stock, collectively.

Bar Date(s)             the date(s),  if  any, designated by the Bankruptcy
Court as the last dates for filing proofs of Claim in the Chapter 11 Case.

Bonus Event             the  completion  by  CAI   of   a  major  financial
restructuring, or the completion of investments by, and/or contractual relationships with, one or more Strategic Partners valued at not less than $75 million in the aggregate, as each of the above-referenced events applies to the deferred bonus plan for certain employees implemented by CAI in February 1998.

Bott                    George W. Bott.

Bott Affiliates                 Bott and the Bott Trust.

Bott Collateral                 collectively  (a)  the  stock of Housatonic
Wireless, Inc. and Onteo Associates, Inc., each a Subsidiary, which CAI pledged to Bott, and the channel leases described in the Guarantee and
Security Agreement, dated as of March 30, 1994, between Housatonic Wireless, Inc., Onteo Associates, Inc. and Bott, in which CAI granted Bott security interests or liens, all to secure CAI's obligations under the Bott Note; (b) the stock of Niskayuna Associates, Inc., a Subsidiary, which CAI pledged to the Bott Trust, and the channel leases described in the Guarantee and Security Agreement, dated as of March 30, 1994, between Niskayuna Associates, Inc. and the Bott Trust, in which CAI granted the Bott Trust security interests or liens, all to secure CAI's obligations under the 1994 Bott Trust Note; and (c) the stock of Chenango Associates, Inc., a Subsidiary, which CAI pledged to the Bott Affiliates, and the channel leases described in the Guarantee and Security Agreement, dated as of March 30, 1994, between Chenango Associates, Inc. and the Bott Trust, in which CAI granted the Bott Trust security interests or liens, all to secure CAI's obligations under the 1996 Bott Trust Note, to the extent that, as of the Consummation Date, such stock remains pledged to the respective Bott Affiliate and such channel leases remain encumbered by valid, enforceable and perfected security interests or liens of the respective Bott Affiliate in CAI's Estate's interest in such channel leases that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

Bott Notes              collectively  the  (a) promissory note, dated March
30, 1994 (the "Bott Note"), between CAI, as maker, and Bott, as holder, (b) promissory note, dated March 30, 1994 (the "1994 Bott Trust Note"), between CAI, as maker, and the Bott Trust, as holder, and (c) promissory note, dated January 12, 1996 (the "1996 Bott Trust Note"), between CAI, as maker, and the Bott Trust, as holder, and all agreements and other documents relating to the foregoing.

Bott Trust              The  Bott  Family  Trust,  a  charitable  remainder
trust.

BR Agreement            the   agreement   memorializing    the    strategic
relationship formed by CAI and the BANX Affiliates.

BTA(copyright)          Basic Trading Area(copyright).

BT Alex. Brown          the option(s) to be issued by Reorganized CAI to BT
Option(s)               Alex. Brown Incorporated to purchase up to
                        1/2% of the New Common Stock, on a fully diluted basis, of Reorganized CAI.

Business Day            any day, excluding  Saturdays,  Sundays  or  "legal
holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

CAI                     CAI   Wireless   Systems,   Inc.,   a   Connecticut
corporation.

Cash                    legal  tender  of  the United States or equivalents
thereof.

Chapter 11 Case         the jointly administered  Chapter  11  cases of CAI
and PCT.

Claim                   a claim against the Companies, or either  of  them,
whether  or  not  asserted,  as defined in Section 101(5) of the Bankruptcy
Code.

Class                   a category of holders of Claims or Interests.

Collateral              any property  or  interest in property of an Estate
subject to a lien to secure the payment or performance of a Claim, which lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

Collateral Agent                Price  Waterhouse  LLP  in  its capacity as
administrative  agent and collateral agent for the holders of  the  Secured
Notes.

Companies               together, CAI and PCT.

Company                 CAI.

Confirmation            entry  by  the Bankruptcy Court of the Confirmation
Order.

Confirmation Date       the date of  entry  by  the clerk of the Bankruptcy
Court of the Confirmation Order.

Confirmation Hearing    the hearing to consider confirmation  of  the  Plan
under Section 1128 of the Bankruptcy Code.

Confirmation Order      the   order   entered   by   the  Bankruptcy  Court
confirming the Plan.

Consummation Date       the  Business Day on which all  conditions  to  the
consummation of the Plan have been satisfied or waived; the effective date of the Plan.

Creditor                any Person  who holds a Claim against the Companies
or either of them.

Creditors' Committee    the  committee  of  unsecured  creditors,  if  any,
appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

CS Wireless             CS Wireless Systems, Inc., a Delaware corporation.

CS Wireless             the  stockholders'  agreement  dated  February  23,
1996, to which CAI, CS Wireless and Heartland are
Stockholders' Agreement parties.

CS Wireless             the participation  agreement,  dated as of December
Participation Agreement 12, 1995, as may have been amended from time to time, between and among CAI,  Heartland,  and CS
                        Wireless.

Data Systems            CAI Data Systems, Inc.

DBS                     direct broadcast satellite.

Debt Securities         the   Secured   Notes,  Senior  Notes,  and
Subordinated Notes, collectively.

Debt Securities Claim   a Securities Claim arising from a Debt Security.

DIP Facility            the  debtor-in-possession  credit  facility  to  be
provided to CAI during the Chapter 11 Case in the aggregate principal amount of $60,000,000, pursuant to the DIP Facility Agreement.

DIP Facility Agreement the amended and restated note purchase agreement, to be dated as of, or prior to, the Petition Date, by and among CAI, MLGAF, and the other signatories thereto.

DIP Notes               promissory notes  issued  under  the  DIP  Facility
Agreement in an amount equal to (i) the Secured Notes issued under the existing Note Purchase Agreement, in an amount equal to (a) the aggregate principal amount of outstanding Secured Notes as of the Petition Date plus
(b) all accrued interest and fees, plus (ii) new notes in an amount equal to $60,000,000 minus the amount described in (i) above.

Disbursing Agent        Reorganized   CAI   or  any  party  designated   by
Reorganized CAI, in its sole discretion, to serve as a disbursing agent under the Plan.

Disclosure Statement this disclosure statement, as it may be amended, supplemented, or modified from time to time, prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Fed.
R. Bankr. P. 3018.

Disputed Claim          means  any  Claim  not  otherwise  Allowed  or paid
pursuant to the Plan or an order of the Bankruptcy Court (a) which is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, (b) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed, (c) proof of which was timely and properly filed and is listed on the Schedules as unliquidated, disputed or contingent, (d) that is disputed in accordance with the provisions of the Plan, or (e) as to which CAI or PCT has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by CAI or PCT in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Companies of objections to the allowance of Claims, any Claim that is not identified by CAI or PCT, as the case may be, as an Allowed Claim shall be deemed a Disputed Claim.

Distribution Date       the  date, occurring as soon as practicable, but in
no event later than twenty (20) Business Days after the Consummation Date, upon which distributions are made by Reorganized CAI or Reorganized PCT, as the case may be, to holders of Allowed DIP Facility, Administrative, Priority Tax, and Class CAI-1, CAI-5, CAI-6, PCT-1, and PCT-5 Claims.

Distribution Record Date        the  record  date  for  purposes  of making
distributions under the Plan on account of Allowed Claims, which will be the seventh (7th) Business Day following the Confirmation Date.

Distribution Reserve the reserve, if any, established and maintained by the Reorganized Companies, into which the Reorganized Companies will deposit the amount of Cash, New Senior Notes, New Common Stock, or other property that would have been distributed on the Distribution Date to holders of (a) Disputed Claims, (b) contingent liquidated Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims, (ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies, and (c) unliquidated Claims, if such Claims had been liquidated on the Distribution Date, such amount to be estimated by the Bankruptcy Court or agreed upon by the Companies and the holders thereof as sufficient to satisfy such unliquidated Claim upon such Claim's (x) allowance, (y) estimation for purposes of allowance, or (z) liquidation, pending the occurrence of such estimation or liquidation.

ECN Notes               collectively,   the   thirteen   (13)  subordinated
promissory notes due September 29, 2000, in the aggregate principal amount of $2,793,000, given by CAI to the ECN Participants.

ECN Participants        collectively, Gerard Klauer Mattison  &  Co.,  LLC;
Quasar Corporation; NOSROB, L.L.C.; Mellon Bank, N.A., Trustee for Dextor Corporation, Grantor Trust; Montgomery Small Cap Partners II, L.P.; Roanoke Partners, L.P.; John Flavin; Flavin, Blake Investors, L.P.; Montgomery Growth Partners I, L.P.; Richard McKenzie; Haussman, L.L.C.; Les Alexander; and Eastern Cable Networks Corp.

Employment Agreements   the   employment  agreements  to  be  entered  into
between Reorganized CAI and the Key Employees in substantially the form of the employment agreements to be included in the Plan Supplement.

Equity Securities       the Old Common  Stock,  Old  Stock Options, and Old
Warrants, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock or ownership interests, including, but not limited to, the Old Options, the Old Warrants and any contracts or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares of stock or other ownership interests in CAI.

Equity Securities Claim    a Securities Claim arising from any  Equity
Security.

Estate(s)                  individually,  the  estate  of  CAI  or  PCT in the
Chapter 11 Case, and, collectively, the estates of CAI and PCT in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

Estimated Total            the approximate number of households within
Service Area               a 35 mile radius of CAI's tower sites.

Existing Securities     the  Equity Securities  and  the  Debt  Securities,
collectively.

Exit Lender(s)          the  lender(s)   under   the   New  Senior  Secured
Facility.

FCC                     the    Federal   Communications   Commission,    as
constituted from time to time, or any successor governmental agency performing functions similar to those performed by the Federal Communications Commission.

Final Order             an  order  or judgment of the Bankruptcy Court,  or
other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

General Unsecured       a   Claim   that  is  not  a  DIP  Facility  Claim,
Claim                   Administrative Claim, Priority Tax Claim, Other
Priority Claim, Secured Claim, Senior Note Claim,
Subordinated Note Claim, Intercompany Claim, or Securities Claim.

Haig                    Haig Capital, LLC.

Heartland               Heartland Wireless Communications, Inc., a Delaware
corporation.

Impaired                when used with reference  to a Claim or Interest, a
Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

Indenture Trustee       Chemical  Bank or its successor, in either case  in
its capacity as indenture trustee for the Senior Notes Indenture.

Intercompany Claim      any Claim of  (a) any Subsidiary against a Company,
(b) any Subsidiary against any other Subsidiary, or (c) a Company against any Subsidiary, as the case may be.

Interest                        the legal, equitable, contractual and other
rights of any Person with respect to Old Common Stock, Old Stock Options, Old Warrants, or any other Equity Securities of CAI or PCT, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

ISP                     Internet service provider.

ITFS                    Instructional Television Fixed Service.

Kbps                    kilobits per second.

Key Employees           the  employees  of  CAI  listed on Exhibit G to the
Plan.

Litigation Claims       the   claims,   rights   of   action,   suits,   or
proceedings, whether in law or in equity, whether known or unknown, that the Companies or the Estates may hold against any Person, which are to be retained by the Reorganized Companies pursuant to Article IV.G of the Plan.

LEC                     local exchange carrier.

LMDS                    Local Multipoint Distribution Service.

LOS                     line-of-sight;  an  unobstructed  path  between the
transmit point and the receiving antenna.

Management Option       the stock option agreements, substantially  in  the
Agreement(s)            form of the agreements to be included in the Plan
                        Supplement, to be entered into by Reorganized CAI and Management Option Plan Participants pursuant to which the Management Options will be granted.

Management Option       the  stock  option  plan  pursuant  to  which   the
Plan                    Management Options will be issued, substantially in the
                        form  of  the  plan  to  be  included  in  the Plan
                        Supplement, to be adopted by CAI or Reorganized CAI pursuant to Article IV.C.1.a of the Plan.

Management Option       means the  employees  of Reorganized CAI, listed on
Exhibit H to the Plan, entitled to participate in Plan Participants the Management Option Plan.

Management Options the options to be issued by Reorganized CAI to the Management Option Plan Participants to purchase up to 10% of the New Common Stock, on a fully diluted basis, pursuant to the provisions of the Management Option Agreement to be entered into under the Management Option Plan.

Master Ballot           the ballot provided to a bank,  brokerage  firm  or
other nominee, or agent or proxy holder thereof holding Senior Notes in its own name on behalf of a beneficial owner, or any agent thereof.

Mbps                    megabits per second.

MDS                     Multichannel Distribution Service.

MDU Assets              the  assets  currently used by PCT in the provision
of analog subscription video services to 64 multi-dwelling units located in and around the greater Philadelphia area, which are to be sold to OnePoint pursuant to Section 363(b) of the Bankruptcy Code.

Mester                  John Mester d/b/a Connecticut Home Theater.

Mester Collateral       collectively, (a) the stock of Springfield License,
Inc., a Subsidiary, (b) the equipment described in Schedule A to the Pledge and Security Agreement, dated August 21, 1997, between CAI, Mester, and Brown Neitert & Kaufman, Chartered, as pledge agent for Mester, and (c) all proceeds, profits and products of any sale or other disposition of the foregoing, which CAI pledged to Mester or in which CAI granted Mester security interests or liens to secure CAI's obligations under the Mester Notes, to the extent that, as of the Consummation Date, such stock remains pledged to Mester and such equipment and proceeds remain encumbered by valid, enforceable and perfected security interests or liens of Mester in CAI's Estate's interest in such equipment and proceeds that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

Mester Notes            the two (2) promissory notes, each dated August 21,
1997, between CAI, as maker, and Mester, as holder, and all agreements and other documents relating thereto.

MLGAF                   Merrill Lynch Global Allocation Fund, Inc., a Maryland
corporation.

MMDS                    Multichannel Multipoint Distribution Services.

Modification Agreement the December 12, 1996 agreement between CAI and the BANX Affiliates that modified certain terms of the BR Agreement and gave CAI or its designee the right to acquire the BANX Securities.

New Common Stock        the   25   million   shares   of  common  stock  of
Reorganized CAI, $.01 par value per share, authorized under Article IV.C.1.a of the Plan and the Amended CAI Certificate of Incorporation and By-laws.

New Options             the  Management  Options  and  the  BT Alex.  Brown
Option.

New Securities          the  New  Common Stock, New Senior Notes,  and  New
Options.

New Senior Notes        the 12% Senior  Notes due 2004  of Reorganized CAI,
in the principal amount of $100 million, to be issued and distributed pursuant to the Plan on the Distribution Date and governed by the terms of the New Senior Notes Indenture.

New Senior              the   indenture   to   be   entered   into  between
Notes Indenture         Reorganized CAI and an entity to be selected prior to
                        the Consummation Date, as indenture trustee, under which the New Senior Notes will be issued, substantially in the form of the indenture to be included in the Plan
                        Supplement.

New Senior              the  new  senior  secured  credit  facility   in  a
Secured Facility        principal amount not in excess of $80 million which
                        Reorganized CAI anticipates entering into as a condition to the consummation of the Plan.

NOL                     net operating loss carryforward.

Note Purchase           the note purchase agreement,  dated  as of November
Agreement               24, 1997, as amended from time to time, by and
                        among CAI, the Subsidiaries named therein, and MLGAF, pursuant to which the Secured Notes were issued and sold.

NPRM                    Notice of Proposed Rulemaking.

Obligor Subsidiaries    those Subsidiaries of  CAI that are signatories to,
and obligors under, the Note Purchase Agreement.

Old Common Stock        CAI's common stock, no par value, together with any
options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock, including, but not limited to, the Old Stock Options and Old Warrants.

Old Junior              the  shares  of CAI's non-voting convertible junior
Preferred Stock         preferred stock, having a liquidation preference of
                        $30 million, and options, warrants, or rights,
                        contractual  or  otherwise,  if  any,   to   acquire
                        any such non-voting convertible junior preferred stock.

Old Stock Options       the  outstanding options  to  purchase  Old  Common
Stock, as of the Petition Date.

Old Senior              the  shares   of   CAI's   14%  Senior  Convertible
Preferred Stock         Preferred Stock,  par value  $10,000 per share, and
                        options, warrants, or rights, contractual or otherwise, if any, to acquire any such 14% Senior Convertible
                        Preferred Stock.

Old Voting              the shares of CAI's Series C Convertible  Preferred
Preferred Stock         Stock, no par value per share, and options,
                        warrants, or rights, contractual or otherwise, if any, to acquire any such Series C Convertible Preferred
                        Stock.

Old Warrants            the  outstanding  warrants  to  purchase Old Common
Stock, as of the Petition Date.

OnePoint                Mid-Atlantic    Telcom    Plus,    d/b/a   OnePoint
Communications.

Other Priority Claim    a  Claim entitled to priority pursuant  to  Section
507(a) of the Bankruptcy Code other than a DIP Facility Claim, Priority Tax Claim or an Administrative Claim.

PCT                     Philadelphia  Choice  Television,  Inc., a Delaware
corporation.

Petition Date           the date on which CAI and PCT file their  petitions
for relief commencing the Chapter 11 Case.

Plan                    the Chapter 11 reorganization plan for CAI and PCT,
dated June 30, 1998, as the same may be amended, modified or supplemented from time to time.

Plan Supplement         the compilation of documents and forms of documents
specified in the Plan which will be filed with the Bankruptcy Court not later than five (5) Business Days prior to the commencement of the Confirmation Hearing.

Priority Tax Claim      a  Claim  that  is entitled to priority pursuant to
Section 507(a)(8) of the Bankruptcy Code.

Professional            any professional  employed  in  the Chapter 11 Case
pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and the Persons seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the Bankruptcy Code.

Professional Fee Claim a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Consummation Date.

Projections             the  projections  contained  in  Exhibit  E  to the
Disclosure Statement.

Pro Rata                the proportion that the Face Amount of a Claim in a
particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class.

RBOC                    Regional Bell Operating Company.

Registrable Securities Securities acquired, by Persons who may be deemed to be "affiliates" or underwriters of Reorganized CAI for purposes of the Securities Act, pursuant to or in connection with the Plan, including New Common Stock, New Senior Notes, and securities issuable in connection with the New Senior Secured Facility, or acquired by their successors and permitted assigns in accordance with the Registration Rights Agreement (and any securities issued or issuable with respect thereto).

Registration Rights     the agreement between Reorganized CAI  and  certain
Agreement               Persons who may be deemed to be "affiliates"
                        or underwriters of Reorganized CAI for purposes of the Securities Act, governing the registration of
                        (a) New Senior Notes, (b) New Common Stock, including, but not limited to, the additional shares of New Common Stock issuable upon exercise of the New
                        Options, and (c) securities issuable in connection with the New Senior Secured Facility.

Reinstated or           (i)  leaving  unaltered  the  legal, equitable, and
Reinstatement           contractual rights to which a Claim entitles the holder
                        of such Claim so as to leave such  Claim unimpaired
in   accordance   with   Section  1124  of  the  Bankruptcy  Code  or  (ii)
notwithstanding any contractual  provision  or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors,
shall   not   be  required  to  be  reinstated  in  order   to   accomplish
Reinstatement.

Reorganized CAI         reorganized  CAI,  on  and  after  the Consummation
Date.

Reorganized Companies   individually,  Reorganized  CAI or Reorganized  PCT
and, collectively, Reorganized CAI and Reorganized PCT.

Reorganized PCT         reorganized  PCT,  on  and after  the  Consummation
Date.

Requisite Acceptances with respect to an impaired class of claims, votes cast to accept the Plan in number and amount equal to (a) at least 2/3 in amount of the Claims of the holders in such Class who actually cast votes with respect to the Plan and (b) more than one-half in number of the holders in such Class who actually cast votes with respect to the Plan.

Restructuring           collectively,  the   transactions   and   transfers
described in Article IV of the Plan.

Satellite Committee     the  Satellite  Projects Committee of the Board  of
Directors of CAI.

Schedules               the schedules of  assets  and  liabilities  and the
statements of financial affairs, if any, filed in the Bankruptcy Court by CAI or PCT, as the case may be, as such schedules or statements or may be amended or supplemented from time to time in accordance with Fed. R. Bankr.
P. 1009 or orders of the Bankruptcy Court.

Section 341 Meeting     the  first  meeting  of  creditors held pursuant to
Section 341 of the Bankruptcy Code.

Secured Claim           a Claim, other than a Setoff Claim, that is secured
by a security interest in or lien upon property, or the proceeds of the sale of such property, in which a Company has an interest, to the extent of the value, as of the Consummation Date or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by such Company or Reorganized Company and the holder of such Claim.

Secured Notes           the 13% Senior  Secured  Notes  of  CAI and certain
Subsidiaries, issued and outstanding under the Note Purchase Agreement.

Secured Note Collateral         the Collateral referred to in  the  Secured
Note Collateral Documents and all other property and assets that are or are intended under the terms of the Collateral Documents to be subject to any lien in favor of the Collateral Agent for the benefit of the holders of the Secured Notes.

Secured Note            (a) the Security Agreement and Pledge Agreement (as
those terms are defined in the Note Purchase

Collateral Documents Agreement), (b) each other security agreement or pledge agreement entered into pursuant to Section 8.11 of the Note Purchase Agreement, and (c) each other agreement that creates or purports to create or perfect a lien in favor of the Collateral Agent for the benefit of the holders of the Secured Notes.

Securities Act          the Securities Act of 1933, 15 U.S.C.  oo 77a-77aa,
as now in effect or hereafter amended.

Securities Action       the consolidated class action captioned  In  re CAI
Wireless Systems, Inc. Securities Litigation, Master File No. 96-CV-1857 (LEK/DRH), pending in the United States District Court for the Northern District of New York.

Securities Claim                a  Claim arising from the rescission  of  a
purchase or sale of a security of CAI, including, but not limited to, Old Senior Preferred Stock, Old Junior Preferred Stock, Old Voting Preferred Stock, Old Common Stock, Old Stock Options, Old Warrants, Senior Notes, Secured Notes, Subordinated Notes, all other debt instruments and any and all other rights to acquire Equity Securities of CAI, for damages arising from the purchase or sale of such a security, or for reimbursement, contribution or indemnification allowed under Section 502 of the Bankruptcy Code on account of such Claim, including, without limitation, a Claim with respect to any action pending against CAI and/or its current or former officers and directors in which Securities Claims are asserted, including the Securities Action.

Senior Note Claim       a Claim of a Senior Note Holder arising under or as
a result of the Senior Notes.

Senior Note Escrow      the  escrow  account  established  pursuant  to the
terms of Section 2 of the Senior Note Escrow Agreement.

Senior Note             the  escrow  agreement,  dated  as of September 15,
Escrow Agreement        1995, by and among CAI, Chemical Bank, as
                        escrow agent, and the Indenture Trustee, pursuant to which the Senior Note Escrow was established.

Senior Note Holder      a holder of Senior Notes.

Senior Notes            CAI's 12 1/4% senior notes due 2002.

Senior Notes Indenture the indenture, dated September 15, 1995, as modified by the First Supplemental Indenture, dated as of January 31, 1996, between CAI and Chemical Bank, as trustee, pursuant to which the Senior Notes were issued.

Severance Plan          the existing Executive Severance  Pay  Plan of CAI,
as more fully described in Section IV.E -- "Corporate Structure and Management of the Companies -- Executive Severance Plan" of this Disclosure Statement.

Solicitation            the solicitation by the  Companies  from holders of
Senior Notes and Subordinated Notes of acceptances of the Plan  pursuant to
Section 1126(b) of the Bankruptcy Code.

Solicitation Package    the package provided by the Companies that includes
the Disclosure Statement and related materials and, where appropriate, Ballots or Master Ballots.

Strategic Partner       a Person or entity  ready, willing, and able to (a)
enter into a business relationship with the Companies pursuant to which the Companies would provide video, voice, and/or data services to such Person's or entity's customers in the Companies' markets, or (b) provide financing sufficient to permit the Companies to implement their business plan.

Subordinated Notes      the ECN Notes and the 12% Subordinated Note.

Subsidiaries            the direct and indirect subsidiaries  of CAI listed
on Exhibit C to the Plan.

Telecom Support         Telecom Service Support LLC.

Termination Agreement the agreement under which CAI issued $7,000,000 aggregate principal amount of its Secured Notes to BANX in consideration of the termination of the BR Agreement and Modification Agreement, as amended, and the transfer of 1,000,000 shares of CS Wireless common stock held by BANX.

Trade Claim             any  Unsecured Claim against a Company arising from
or with respect to the sale of goods or services to such Company, prior to the Petition Date, in the ordinary course of such Company's business, including any Claim of an employee that is not an Other Priority Claim, but only to the extent that the holder of such Claim continued to provide goods and/or services to the Company pursuant to customary or ordinary trade terms.

Trigger Event           with respect  to  the  Management  Option  Plan,  a
material third party acquisition or merger, material equity investment in CAI, or material joint venture, and/or a material take-or-pay arrangement or other third party transaction with respect to the use of CAI's spectrum, and/or any other material third party transaction having a substantially similar economic effect as the foregoing.

12% Subordinated Note   the 12% subordinated note due October  1,  2005, in
the principal amount of $30,000,000, given by CAI and the Obligor Subsidiaries to MLGAF.

Unimpaired Claim        a Claim that is not an Impaired Claim.

Unofficial Noteholders' means  the  unofficial committee of certain holders
Committee               of Senior Note Claims formed prior to the Petition
                        Date, the members  of  which include MLGAF, Conseco
Capital Management, Inc., Romulus Holdings, Prospect Street Investment Management Co., Inc., Dabney Flanigan, LLC, and The Chase Manhattan Bank, as Indenture Trustee (ex-officio), as the same may be reconstituted from time to time, provided that such committee at all times must represent at least 50% in principal amount of the holders of the Senior Notes.

Unsecured Claim         any  Claim  against  CAI  or  PCT, other than a DIP
Facility Claim or a Secured Claim.

Voting Agent            The Altman Group, 60 East 42nd  Street, Suite 1241,
New York, New York 10165.

Voting Deadline         July 27, 1998.

Voting Record Date      with respect to identification of  the  holders  of
Impaired Claims entitled to vote on the Plan, June 23, 1998.

WBN                     wireless broadband network.


        I.  INTRODUCTION

CAI  Wireless  Systems,  Inc.,  a  Connecticut  corporation  ("CAI"  or the
"Company"),   and   Philadelphia   Choice   Television,  Inc.,  a  Delaware
corporation ("PCT" and, together with CAI, the "Companies") hereby transmit this disclosure statement (the "Disclosure Statement") pursuant to Section 1126(b) of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code"), for use in the solicitation of votes (the "Solicitation") to accept their prepackaged joint reorganization plan, dated June 30, 1998 (the "Plan," a copy of which is annexed to this Disclosure Statement as Exhibit A). The Solicitation is being conducted at this time in order to obtain (prior to the commencement of a Chapter 11 case) sufficient acceptances to enable the Plan to be confirmed by the Bankruptcy Court pursuant to the provisions of the Bankruptcy Code. The Companies believe that this pre-petition Solicitation will significantly simplify, shorten, and reduce the cost of the administration of, and minimize disputes during, their Chapter 11 case. (CAI does not intend to commence Chapter 11 cases for any of its Subsidiaries other than PCT.) CAI
believes   that  this  will  minimize  the  disruption  of  the  Companies'
businesses that could result from a traditional bankruptcy case, which would likely be contested and protracted. Further, in a lengthy bankruptcy case, CAI believes that there is a substantial risk that recoveries by the
Companies'  creditors  would  be  significantly  less   than  the  proposed
recoveries under the Plan.

CAI's operating strategy, since the potential availability of digital technology deployment on a commercial basis (approximately late-1994) has been to execute a business plan with one or more strategic users of its most valuable asset, a substantial amalgamation of MMDS spectrum concentrated in the northeastern and mid-Atlantic regions of the United States. Recognizing that there are significant capital expenditures associated with the construction and operation of a broad-based MMDS system capable of serving a large segment of its markets, CAI formulated a business plan whereby a large portion of such expenditures would be borne by a Strategic Partner. Under this business plan, CAI would become a wholesale transport services provider, and, over time, not engage directly in any retail business.

In March 1995, CAI sought to implement this business plan with Bell Atlantic Corporation ("Bell Atlantic") and NYNEX Corporation ("NYNEX"), regional bell operating companies with a combined operating territory substantially identical to the spectrum footprint of CAI. The joint venture, which was memorialized in a Business Relationship Agreement (the "BR Agreement") between CAI and certain affiliates of Bell Atlantic and NYNEX (the "BANX Affiliates") and coupled with a $100,000,000 investment by the BANX Partnership, was consummated by September 1995, simultaneous with
(i) the consummation by CAI of five acquisitions, including the purchase of ACS Enterprises, Inc., a publicly-held MMDS operator based in Philadelphia, PA, and (ii) the $275,000,000 offering of the Senior Notes.

The BR Agreement contemplated that the BANX Affiliates, at their option, could elect to become the provider of subscription video programming in any of CAI's markets utilizing CAI's MMDS spectrum in such markets. The video programming, which was to be assembled and packaged by Tele-TV, a joint venture formed by Bell Atlantic, NYNEX and Pacific Telesis, would be delivered to CAI's state-of-the art digital MMDS transmission facilities, and transmitted to Bell Atlantic/NYNEX customers under the Bell Atlantic/NYNEX name. In fulfillment of its obligations under the BR Agreement, CAI began the construction of such digital transmission facilities in Hampton Roads, VA and Boston, MA, the first two markets identified by the BANX Affiliates as potential markets for this new digital subscription video product.

Notwithstanding the significant expenditure of resources by all involved, neither BANX Affiliate ever exercised an election to provide digital transport services in Hampton Roads, Boston or any other market originally subject to the BR Agreement. In December 1996, when it became apparent to CAI that the focus of Bell Atlantic and NYNEX had shifted away from subscription video utilizing CAI's transport system, CAI and Bell Atlantic/NYNEX entered into a series of agreements that resulted in a termination of the BR Agreement and the disposition and eventual cancellation or exchange of all of the CAI securities originally issued to the BANX Partnership in connection with their $100,000,000 investment in CAI.

During the period of inaction by Bell Atlantic/NYNEX, and due in part to the Company's concerns over such inaction, CAI embarked upon a strategy of preserving its MMDS spectrum and expanding the authorized uses of such spectrum to fully realize the spectrum's technical capabilities. Through a series of demonstrations and trials, CAI has been an industry leader in its efforts to engineer and obtain regulatory authority for fixed, flexible two-way use of the MMDS spectrum for services such as data transmission and telephony. In addition to a series of specific flexible use authorizations received by CAI during the last two years, CAI has participated with the industry trade group in seeking to obtain from the FCC authority for fixed, flexible two-way use of the MMDS spectrum on an industry-wide basis. CAI expects the FCC to issue such authority during the summer of 1998.



CAI continues to believe that a Strategic Partner is necessary for the MMDS industry to fully realize the potential of this spectrum. Since the departure of Bell Atlantic/NYNEX, CAI has aggressively sought one or more national-level Strategic Partners with the financial resources and infrastructure to fully utilize the MMDS spectrum for video, voice and data transmission. CAI has demonstrated, and continues to demonstrate, its technological capabilities to several potential Strategic Partners, and is currently conducting an on-site trial for a telecommunications company, providing wireless Internet and corporate intranet access for trial participants at various locations in the greater New York City area. Recently, this trial has been expanded to include two-way data transmission with the deployment of first generation transverters developed by a high-technology equipment manufacturer in conjunction with CAI engineers. CAI also has invested in TelQuest Satellite Services LLC in order to access pre-digitized video programming and to provide a vehicle for a complementary Direct-to-Home (DTH) video service that could, eventually, free additional MMDS spectrum for these alternative uses.

CAI's Plan, described herein, is designed to assist in the implementation of CAI's long-term objective of obtaining one or more Strategic Partners interested in pursuing further the full capabilities of the MMDS spectrum for video, voice and data transmission. CAI believes that "Reorganized CAI" will be in a better position to attract one or more Strategic Partners, and that it will be in a better position to assist such Strategic Partners with a broader aggregation of MMDS spectrum.

This Disclosure Statement sets forth certain detailed information regarding CAI's history, projections for the future, and significant events expected to occur during the Chapter 11 Case. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims in impaired Classes must follow for their votes to be counted.

FOR A DESCRIPTION OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN CAI AND PCT, PLEASE SEE SECTION VIII - "SUMMARY OF THE PLAN."

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, ANTICIPATED EVENTS IN THE COMPANIES' CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE COMPANIES BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE COMPANIES ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING CAI, PCT OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS REGARDING TAX OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

THE COMPANIES INTEND TO CONTINUE OPERATING THEIR BUSINESSES IN CHAPTER 11 IN THE ORDINARY COURSE AND TO SEEK TO OBTAIN THE NECESSARY RELIEF FROM THE BANKRUPTCY COURT TO PAY THEIR EMPLOYEES, TRADE, AND CERTAIN OTHER CREDITORS IN FULL AND ON TIME. THE CLAIMS OF THE FEDERAL COMMUNICATIONS COMMISSION, THE COMPANIES' EMPLOYEES, GENERAL UNSECURED CREDITORS (INCLUDING TRADE CREDITORS, LICENSORS, AND LESSORS), AND SECURED CREDITORS ARE NOT IMPAIRED UNDER THE PLAN.

A.  Definitions

Unless otherwise defined in the Glossary or elsewhere in this Disclosure Statement, capitalized terms used herein have the meanings ascribed to them in the Plan.


B.  The Solicitation

At this time, the Companies have not commenced cases under Chapter 11 of the Bankruptcy Code but are soliciting acceptances of the Plan from the following holders of Impaired Claims against CAI and PCT: (i) holders of Class CAI-5 Senior Note Claims, (ii) holders of Class CAI-6 Subordinated Note Claims, and (iii) the holder of the Class PCT-5 Subordinated Note Claim. If sufficient votes for acceptance of the Plan are received, the Companies expect to commence the Chapter 11 Case and to promptly seek Confirmation of the Plan. If the Companies do not receive the Requisite Acceptances by the Voting Deadline (as defined below), they will be forced to evaluate other available options, including filing one or more traditional, non-prepackaged Chapter 11 cases. See Section XV -- "Alternatives to Confirmation and Consummation of the Plan."

THE  COMPANIES BELIEVE THAT THE PLAN  IS  IN  THE  BEST  INTERESTS  OF  ALL
CREDITORS.   ALL  CREDITORS  ENTITLED TO VOTE ARE URGED TO VOTE IN FAVOR OF
THE PLAN NOT LATER THAN THE VOTING DEADLINE OF JULY 27, 1998.

C.  The Plan

If the Companies receive the Requisite Acceptances and the Plan is confirmed by the Bankruptcy Court and consummated by the Companies, the following, among other things, will occur: (i) the balance of Cash remaining in the Senior Note Escrow on the Consummation Date will be distributed on a Pro Rata basis to holders of Class CAI-5 Senior Note Claims; (ii) CAI will issue $100 million in New Senior Notes, to be distributed on a Pro Rata basis to holders of Class CAI-5 Senior Note Claims; (iii) CAI will issue 15 million shares of New Common Stock, to be distributed (a) ninety-one percent (91%) to holders of Class CAI-5 Senior Note Claims (on a Pro Rata basis) and (b) nine percent (9%) to holders of Class CAI-6 Subordinated Note Claims (on a Pro Rata basis), in each case subject to a potential aggregate maximum dilution of up to 10.5% that may result from the exercise of New Options to purchase New Common Stock that will be granted to certain members of the senior management of Reorganized CAI and to BT Alex. Brown, CAI's financial advisor; (iv) CAI will emerge from Chapter 11 with a significantly improved capital structure and balance sheet and significantly reduced debt service obligations; (v) CAI will sell, under Section 363(b) of the Bankruptcy Code, approximately 16 contracts to provide cable television programming to certain multi-dwelling units in the Philadelphia market; and (vi) PCT will distribute the proceeds of the sale and assignment, pursuant to Section 363(b) of the Bankruptcy Code, of approximately 48 contracts to provide cable television programming to certain multi-dwelling units in the Philadelphia market.

D.  Summary Of Classification And Treatment Of Claims And Equity Interests

Under the Plan, all Claims against and Interests in CAI and PCT that will exist on the date the Companies file their voluntary petitions for reorganization relief under Chapter 11 of the Bankruptcy Code (the "Petition Date") are divided into 14 Classes (eight that relate to Claims against and Interests in CAI and six that relate to Claims against and Interests in PCT), exclusive of certain Claims, including DIP Facility Claims, Administrative Claims, and Priority Tax Claims, which, pursuant to
Section 1123(a)(1) of the Bankruptcy Code, are not required to be classified. Only holders of Allowed Claims in Classes CAI-5, CAI-6, and PCT-5 will receive distributions under the Plan. All other Claims against the Companies (except for Class CAI-7 Securities Claims) and all Interests in PCT will be Unimpaired under the Plan. All holders of Equity Securities Interests in CAI, as well as all holders of Class CAI-7 Securities Claims, are Impaired and will neither receive nor retain any property under the Plan.

The following table summarizes the classification and treatment under the Plan of the principal Claims against and Interests in the Companies. The summary contained therein is qualified in its entirety by reference to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A, and the balance of this Disclosure Statement. The classification and treatment for all Classes of Claims and Interests are described in more detail elsewhere in this Disclosure Statement. See Section VIII.C -- "Summary of the Plan -- Certain Matters Regarding Classification and Treatment of Claims and Interests."

The amounts listed in this summary under the heading "Estimated Allowed Amount" are based on the Companies' books and records as of the date of this Disclosure Statement. There can be no assurance that these estimates are correct, and actual Allowed Amounts may be significantly different from the estimates below. The amounts listed under the heading "Estimated Recovery" are based on valuation analyses prepared by the Companies'
financial advisors. These amounts are not precise and the actual recoveries of the Companies' creditors, particularly creditors holding Class CAI-5 Senior Note Claims and Class CAI-6 Subordinated Note Claims, may vary materially from the estimates below, depending on a variety of factors including, but not limited to, the market for the New Senior Notes and New Common Stock, as well as various other factors related to the ultimate disposition of the disputed, contingent, and unliquidated claims that have been or may be asserted against the Companies.

        SUMMARY OF TREATMENT OF CLAIMS AGAINST
        AND INTERESTS IN CAI AND PCT UNDER THE PLAN


Description of Claims or Interests

        Treatment Under the Plan


DIP Facility Claims -- Unclassified
Estimated Amount:  $60,000,000 plus
interest and fees

       The holder of an Allowed DIP Facility Claim will receive (i) cash equal to the unpaid portion of such Allowed DIP Facility Claim or (ii) such other treatment as to which the Companies and such holder shall have agreed upon in writing.

Estimated Recovery  -- 100%


Administrative Claims -- Unclassified
Estimated Amount:  $5,000,000

       Subject to the requirements of Article XIV.A.2 of the Plan, the holder of an Allowed Administrative Claim will receive (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Companies and such holder will have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Companies in the ordinary course of business during the Chapter 11 Case will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

Estimated Recovery  -- 100%


Priority Tax Claims -- Unclassified
Estimated Amount:  $160,000

       The holder of an Allowed Priority Tax Claim will receive (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such other treatment as to which the Companies and such holder will have agreed upon in writing, or (iii) at the Reorganized Companies' sole discretion, deferred Cash payments having a value, as of the Consummation Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim.

Estimated Recovery  -- 100%


Class CAI-1- Other Priority Claims
Estimated Amount:  de minimis

       Unimpaired -- The holder of an Allowed Other Priority Claim against CAI will receive (i) Cash equal to the amount of such Allowed Other Priority Claim or (ii) such other treatment as to which CAI and such holder will have agreed upon in writing.

Estimated Recovery  -- 100%


Class CAI-2 - Secured Claims
Estimated Amount:  $4,250,000

C       Unimpaired -- The  holder  of an Allowed Secured Claim against CAI, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim, will, at the sole discretion of CAI, (a) receive Cash in an amount equal to such Allowed Secured Claim, (b) have its Allowed Secured Claim Reinstated, or (c) receive such other treatment as to which CAI and such holder shall have agreed upon in writing.

Estimated Recovery  -- 100%


Class CAI-3 - General Unsecured Claims
Estimated Amount:  $5,000,000

       Unimpaired -- The holder of an Allowed General Unsecured Claim against CAI will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed General Unsecured Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, treatment that (i) cures any such default that occurred before or after the Petition Date, other than a default of a kind specified in
Section 365(b)(2) of the Bankruptcy Code, (ii) reinstates the maturity of such Allowed General Unsecured Claim as such maturity existed before such default, (iii) compensates the holder of such Allowed General Unsecured Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) does not otherwise alter the legal, equitable, or contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, or (c) such other treatment as to which CAI and such holder shall have agreed upon in writing.

Estimated Recovery  -- 100%


Class CAI-4 - Intercompany Claims
Estimated Amount:  de minimis

       Unimpaired -- The holder of an Allowed Intercompany Claim against CAI will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Intercompany Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Intercompany Claim entitles the holder of such Claim, (b) Reinstatement, or (c) such other treatment as to which CAI and such holder shall have agreed upon in writing.

Estimated Recovery  -- 100%


Class CAI-5 - Senior Note Claims
Estimated Amount: $275,000,000 plus accrued interest through the Petition Date

       Impaired -- The holder of an Allowed Senior Note Claim against CAI, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Senior Note Claim, will receive such holder's Pro Rata share of (a) the New Senior Notes and (b) ninety-one percent (91%) of the New Common Stock to be issued pursuant to Article IV.C of the Plan. In addition, on the Distribution Date, the holder of an Allowed Senior Note Claim against CAI will receive the Pro Rata share of the balance of the Senior Note Escrow that otherwise would have been payable to such holder on September 1, 1998 in accordance with the terms of the Senior Notes Indenture.

Estimated Recovery  -- 84.4%


Class CAI-6 - Subordinated Note Claims
Estimated Amount:  $32,793,000 plus accrued  interest  through the Petition
Date

       Impaired -- The holder of an Allowed Subordinated Note Claim against CAI, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Subordinated Note Claim, will receive its Pro Rata share of nine percent (9%) of the New Common Stock to be issued pursuant to Article IV.C of the Plan. In consideration of the treatment afforded its Class CAI-6 Subordinated Note Claim, the holder of the 12% Subordinated Note will be deemed to release all obligations under the 12% Subordinated Note of each Obligor Subsidiary.

Estimated Recovery  -- 39.9%


Class CAI-7 - Securities Claims
Estimated Amount:  Contingent and unliquidated

       Impaired -- The holders of Securities Claims will not receive or retain any property under the Plan on account of such Securities Claims.

Estimated Recovery -- 0%


Class CAI-8 - Equity Securities Interests


       Impaired -- The holders of Equity Security Interests will not receive or retain any property under the Plan on account of such Equity Security Interests.

Estimated Recovery  -- 0%


Class PCT-1- Other Priority Claims
Estimated Amount:  de minimis

       Unimpaired -- The holder of an Allowed Other Priority Claim against PCT will receive on account of such Allowed Other Priority Claim (i) Cash equal to the amount of such Allowed Other Priority Claim or (ii) such other treatment as to which PCT and such holder will have agreed upon in writing.

Estimated Recovery  -- 100%


Class PCT-2 - Secured Claims
Estimated Amount:  de minimis

       Unimpaired -- The holder of an Allowed Secured Claim against PCT, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim, will, at the sole discretion of PCT, (a) receive Cash in an amount equal to such Allowed Secured Claim, (b) have its Allowed Secured Claim Reinstated, or (c) receive such other treatment as to which PCT and such holder shall have agreed upon in writing.

Estimated Recovery  -- 100%


Class PCT-3 - General Unsecured Claims
Estimated Amount:  Included in Class CAI-3
General Unsecured Claims

       Unimpaired -- The holder of an Allowed General Unsecured Claim against PCT will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed General Unsecured Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, treatment that (i) cures any such default that occurred before or after the Petition Date, other than a default of a kind specified in
Section 365(b)(2) of the Bankruptcy Code, (ii) reinstates the maturity of such Allowed General Unsecured Claim as such maturity existed before such default, (iii) compensates the holder of such Allowed General Unsecured Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) does not otherwise alter the legal, equitable, or contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, or (c) such other treatment as to which PCT and such holder shall have agreed upon in writing.

Estimated Recovery  -- 100%


Class PCT-4 - Intercompany Claims
Estimated Amount:  $17,411,000

       Unimpaired -- The holder of an Allowed Intercompany Claim against PCT will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Intercompany Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Intercompany Claim entitles the holder of such Claim, (b) Reinstatement, or (c) such other treatment as to which PCT and such holder shall have agreed upon in writing.

Estimated Recovery  -- 100%


Class PCT-5 - Subordinated Note Claims
Estimated Amount:   $30,000,000  plus accrued interest through the Petition
Date

       Impaired -- Each Allowed Class PCT-5 Subordinated Note Claim will be fully and finally satisfied by the satisfaction of the applicable Class CAI-6 Subordinated Note Claim in accordance with Article III.C.2 of the Plan.

Estimated Recovery  -- 39.9%


Class PCT-6 - Equity Securities Interests

Unimpaired  --  Each  Allowed  Equity  Securities  Interest  in PCT will be
Reinstated.

Estimated Recovery  -- 100%


For a more detailed description of the treatment of all Classes of Claims against and Interests in the Companies, see Section VIII.C -- "Summary of the Plan -- Certain Matters Regarding Classification and Treatment of Claims and Interests."


E.  The Confirmation Hearing

If the Companies receive the Requisite Acceptances with respect to the Plan, the Companies intend to file voluntary petitions to commence the Chapter 11 Case and request that the Bankruptcy Court schedule a hearing to consider confirmation of the Plan (the "Confirmation Hearing") as soon as possible, at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19899. The Companies will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code, and they have reserved the right to (i) modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification and (ii) use any and all Ballots and Master Ballots accepting the Plan that were received pursuant to the Solicitation, and not subsequently revoked, to seek confirmation of the Plan (or of any modification thereof that does not materially and adversely affect the treatment of the class(es) of Claims with respect to which such Ballots or Master Ballots were cast) pursuant to Section 1129(b) of the Bankruptcy Code.


        II.  GENERAL INFORMATION

A.  Introduction

The primary purpose of the Plan is to effectuate a restructuring of CAI's capital structure (the "Restructuring") in order to align its capital structure with its present and future operating prospects. In addition, the Companies anticipate that the Restructuring will serve as the vehicle for the prompt and efficient sale by CAI, and distribution of the proceeds of the sale and assignment by PCT, pursuant to Section 363(b) of the Bankruptcy Code, of approximately 64 contracts (16 by CAI and 48 by PCT) to provide cable television programming to certain multi-dwelling units in the Philadelphia, PA market (the "MDU Assets") to Mid-Atlantic Telcom Plus, d/b/a OnePoint Communications ("OnePoint"). The Reorganized Companies shall use a portion of the proceeds of the sale of the MDU Assets to establish and fund a Distribution Reserve for and on account of certain Disputed Claims against PCT. All sale proceeds remaining after the establishment and funding of the Distribution Reserve shall be used by the Reorganized Companies, first to fund distributions required to be made under the Plan, and second, for general working capital purposes.

At present, the funds generated by CAI are insufficient to meet debt service requirements. The Restructuring would reduce significantly the principal amount of CAI's outstanding indebtedness by converting a substantial portion of CAI's indebtedness into New Common Stock. By offering the holders of Senior Notes ninety-one percent (91%) of the equity of CAI on a post-Restructuring basis, CAI intends that such holders will participate in the long-term appreciation of CAI's business, which CAI expects will be enhanced by the reduction of its debt service and the implementation of the new business plan described in more detail below. See Section III.A-- "Business Plans for the Reorganized Companies -- Business and Operating Strategies of CAI." The Restructuring would also enhance CAI's ability to attract a Strategic Partner and contemplates a new senior secured credit facility of at least $70 million, thereby significantly enhancing the liquidity, and the opportunity for success, of Reorganized CAI. During the pendency of the Restructuring and thereafter, both CAI and PCT expect to make payment in full on all General Unsecured Claims, including the Claims of trade creditors, and to continue to operate their businesses in the ordinary course.

B.  CAI

CAI is a Connecticut corporation, with its principal executive offices located at 18 Corporate Woods Boulevard, Albany, New York 12211. CAI also maintains offices at 101 Ponds Edge Drive, Suite 300, Chadds Ford, Pennsylvania 19317, where its operational headquarters, including the president and chief operating officer and CAI's accounting and human resources departments are located, and at 2101 Wilson Boulevard, Suite 100, Arlington, Virginia 22201, where CAI's engineering and regulatory affairs departments are located.

CAI, primarily through its Operating Subsidiaries, is a leading developer, owner and operator, in terms of number of subscription television subscribers and number of Estimated Total Service Area households, of wireless telecommunications transport systems utilizing Multichannel Multipoint Distribution Services ("MMDS") spectrum. In CAI's 14 primary markets, there are a total of 16,135,174 Estimated Total Service Area households. Initially, CAI focused on the development of MMDS subscription television systems in major metropolitan markets, primarily in the northeast and mid-Atlantic regions of the United States. CAI then focused on the development and build-out of digital MMDS television systems in connection with its joint venture with Bell Atlantic Corporation and NYNEX Corporation. Following the termination of this joint venture, CAI has endeavored to develop alternative uses of its MMDS spectrum and has pursued development of other lines of business, including high speed Internet and intranet access, as well as digital video and fixed wireless telephony services. See Section III.A -- "Business Plans for the Reorganized CAI -- Business And Operating Strategies of CAI." CAI had approximately 50,000 analog video subscribers as of May 31, 1998.

MMDS subscription television programming and other MMDS-based telecommunications transport services are transmitted through the air via microwave frequencies from a central transmission facility to a small receiving antenna at each subscriber's location, and require a line-of-sight ("LOS") path between the transmit point and the receiving antenna. Thus, in communities with tall trees, hilly terrain, tall buildings or other obstructions in the transmission path, in which MMDS transmission can be difficult or impossible to receive at certain locations, CAI has used low power signal repeaters (known as "beambenders") or signal boosters, which retransmit an otherwise blocked signal over a limited area to improve coverage. The use of beambenders and/or signal boosters increases the costs per subscriber. In addition, CAI has designed cellular networks which utilize a main transmission facility and additional cell sites that rebroadcast the signal within a smaller area to improve coverage.

MMDS spectrum is regulated by the Federal Communications Commission ("FCC"), which governs, among other things, the issuance, renewal, assignment, transfer and modification of licenses necessary for MMDS systems to operate. "MMDS" is the vernacular term used to describe CAI's business and includes both MMDS and Multichannel Distribution Service ("MDS") channels, as well as Instructional Television Fixed Service ("ITFS") channels. To date, the MMDS spectrum has been licensed by the FCC for one-way video and data transmission on an industry-wide basis. In addition, CAI has applied for and received a variety of authorizations from the FCC for fixed, flexible use of its MMDS spectrum in certain of CAI's markets. CAI has received from the FCC (i) authorization for a market trial of up to 500 customers for its high speed one-way Internet access product (which uses a telephone line for the return path) in Rochester, NY,
(ii) authorization for a market trial of up to 1,000 customers for its high speed one-way Internet access product in New York City, (iii) permanent authorization for fixed, two-way flexible use of five channels for 16 customer sites located in and around the Boston market, (iv) permanent authorization for fixed, two-way flexible use of two channels for unlimited customer sites within ten miles of seven hub sites (four of which require further FCC authorizations) located in and around Boston, MA, and (v) authorization from the FCC to utilize its MMDS spectrum in Pittsburgh, PA for a variety of tests, including the simulation of a commercial roll-out of fixed, two-way services to customers located within a 20-mile radius of CAI's main transmission facility in Pittsburgh. CAI has also received developmental authorization to test fixed, flexible two-way uses on two channels located in its Hartford, CT market; however, CAI does not have any plans to conduct any testing in that market at this time.

C.  History Of CAI

1.  General

CAI was formed in 1991 to invest in and operate MMDS subscription television systems. Initially, CAI focused on the development of analog MMDS subscription television systems in major metropolitan markets, primarily in the northeast and mid-Atlantic regions of the United States. Starting with an operating analog system in Albany, NY, and systems planned for Rochester, NY, Norfolk, VA, Hartford, CT and Boston, MA, CAI made its initial public offering of 3,400,000 shares of Old Common Stock on February 17, 1994. The offering price was $11.00 per share, and CAI raised $34,782,000, after deduction of underwriting discounts and commissions. CAI used the proceeds of the initial public offering for capital expenditures and operating expenses incurred in connection with the construction, launch, and development of the Rochester system, the acquisition, construction, launch and development of the Norfolk system, the upgrading and further development of the Albany system, and the launch and development of the Hartford system. The Old Common Stock was listed under the symbol "CAWS" on various Nasdaq markets until trading of the Old Common Stock was transferred to the Electronic Bulletin Board system on January 13, 1998. See Section II.D.2 -- "General Information -- Recent Developments -- De-listing by Nasdaq of Old Common Stock." As of June 15, 1998, CAI had 40,543,039 shares of Old Common Stock issued and outstanding.

CAI believed that the MMDS spectrum had greater potential than simply the delivery of analog subscription video services, but recognized the challenges that expanded use of the MMDS spectrum would present it in terms of balance sheet issues, lack of brand identity and infrastructure, and the inability of the MMDS industry to compel technology companies and equipment manufacturers to develop and manufacture equipment that could take full advantage of the capabilities provided by MMDS spectrum. In an effort to address many of these issues, CAI devised a business plan that called for the continued aggregation of a significant concentration of MMDS spectrum that would be attractive to a Strategic Partner interested in utilizing the MMDS spectrum to service its customers. CAI identified the regional bell operating companies ("RBOCs") as likely partners in light of the pronouncements then being made by the hard-wire cable companies regarding their desire to enter into the phone business. CAI believed that RBOCs would be interested in developing a digital video strategy that provided the RBOCs with video delivery platform that could be implemented faster than the contemplated plant upgrades many RBOCs faced in order to offer enhanced services. CAI thus began to negotiate with Bell Atlantic Corporation and NYNEX Corporation.

Simultaneously with these negotiations, CAI began to acquire additional MMDS spectrum to attempt to replicate the Bell Atlantic/NYNEX operating territories. Through a series of acquisitions culminating in the September 29, 1995 acquisition of ACS Enterprises, Inc. ("ACS"), an MMDS operator based in Philadelphia, Pennsylvania (with operating systems in Philadelphia, Cleveland, Ohio and Bakersfield, California), and Eastern Cable Networks of Washington, Inc. ("ECNW"), which operated the Washington, D.C. MMDS system, CAI has aggregated a significant amount of owned and leased MMDS spectrum in the Bell Atlantic/NYNEX operating territories. CAI enhanced its spectrum capacity during 1996 by being the top bidder in an FCC auction with bids totaling $36.2 million for the Basic Trading Area ("BTA") rights for its existing markets as well as for its new markets.

Joint venture negotiations with Bell Atlantic and NYNEX culminated in the March 1995 execution of the BR Agreement with the BANX Affiliates and the Securities Purchase Agreement (the "SPA") with the BANX Partnership. In September 1995, CAI completed the series of transactions contemplated by the BR Agreement and the SPA, including the purchase on May 9, 1995 by the BANX Partnership of $30 million of convertible term notes due May 9, 2005 (the "BANX Term Notes") and warrants (the "BANX Warrants") to purchase convertible voting preferred stock, no par value (the "Old Voting Preferred Stock") (the "Stage I Closing"), and the purchase on September 29, 1995 by the BANX Partnership of $70 million of 14% Senior Convertible Preferred Stock, par value $10,000 per share (the "Old Senior Preferred Stock") and additional BANX Warrants (the "Stage II Closing"). (The BANX Term Notes, BANX Warrants, and the Old Senior Preferred Stock are hereinafter referred to collectively as the "BANX Securities.") Upon issuance of the BANX Securities in September 1995, the full conversion or exercise of the BANX Securities would have resulted in (a) the BANX Partnership being required to make an additional investment in CAI, at that time, of approximately $202 million (subject to adjustment in accordance with the terms of the Modification Agreement (as defined below)), and (b) the BANX Partnership's pro forma ownership interest in CAI increasing to approximately 45%.

The purpose of the BR Agreement was to allow CAI to realize revenue in certain of its markets without making the substantial capital expenditures generally required for subscriber equipment and installation and to eliminate most operating costs, other than channel license fees and distribution system expenses. Under the BR Agreement, CAI granted to each BANX Affiliate the option, on a market-by-market basis, to become the marketer and provider of subscription television services using CAI's MMDS transmission systems in each market in their respective service areas, in exchange for monthly service revenues payable to CAI based on the number of serviceable households and subscribers in each market so optioned by a BANX Affiliate.

Simultaneous with the consummation of the BANX transactions, CAI raised $265 million, net of underwriting discounts and commissions and expenses, through an offering of $275 million in aggregate principal amount of its 12*% Senior Notes due 2002 (the "Senior Notes"). The proceeds from the issuance and sale of the Senior Notes were used by CAI to fund the cash portion of certain acquisitions and to fund a debt service escrow account (the "Senior Note Escrow") in accordance with the indenture (the "Senior Notes Indenture") dated as of September 15, 1995 between CAI and The Chase Manhattan Bank (as successor to Chemical Bank), as trustee (the "Indenture Trustee"), governing the terms of the Senior Notes. The Senior Notes are general unsecured obligations of CAI, except for a first priority security interest in the Senior Note Escrow granted by CAI to the Indenture Trustee for the benefit of the holders of the Senior Notes. The Senior Notes rank equal in right of payment with any other senior indebtedness of CAI that is or may be issued from time to time and rank senior in right of payment to CAI's other unsecured debt. The indebtedness evidenced by the Senior Notes is effectively subordinated to all secured debt of CAI to the extent of the value of the assets securing such debt.

The Senior Notes Indenture requires semi-annual payments of interest on the Senior Notes at the per annum rate of 12-1/4% on each of March 15 and September 15. Proceeds of the Senior Notes offering deposited into the Senior Note Escrow at closing equaled an amount sufficient to cover such semi-annual interest payments until March 1999. The principal amount of the Senior Notes is due in full on September 15, 2002. The Senior Notes Indenture imposes certain limitations and restrictions on CAI and its restricted Subsidiaries, including, without limitation, restrictions on
CAI's ability to incur additional indebtedness, pay dividends, make investments, consummate certain assets sales, enter into certain transactions with affiliates, suffer to exist certain liens, engage in unrelated business and consummate mergers and/or consolidations without the prior consent of a majority in interest of the holders of the Senior Notes.

In connection with CAI's obligations under the BR Agreement, CAI substantially completed the construction of digital video delivery systems in Boston, MA and Hampton Roads, VA. Through December 12, 1996, however, neither BANX Affiliate had exercised its respective options under the BR Agreement in these or any other markets contemplated by the BR Agreement. Concurrently with the construction of these systems, the environment in which the RBOCs decided to pursue a subscription video strategy was changing dramatically. During an eight month period following the September 1995 joint venture closing, (a) the Telecommunications Act of 1996 was enacted into law, permitting, among other things, RBOCs to enter into the long distance business, (b) Bell Atlantic and NYNEX announced plans to merge, and (c) cable companies acknowledged that their plans to deploy the "Information Superhighway" complete with phone service, as well as expanded cable services, were substantially behind anticipated schedules, thereby dissipating the perceived threat to the RBOCs. With these changes, CAI began to realize that Bell Atlantic/NYNEX's priorities were shifting away from subscription video, and any commitment these RBOCs had to the CAI joint venture. In response, CAI devised a plan that would allow it to re-focus its efforts and seek to sever all relationships it then had with Bell Atlantic/NYNEX.

On December 12, 1996, CAI and the various BANX entities reached an agreement (the "Modification Agreement") modifying certain terms of the BR Agreement and providing CAI or its designee with the right to acquire the BANX Securities. In connection with the Modification Agreement, the average per share exercise/conversion price of the BANX Securities was reduced from $8.19 to $5.31, on full conversion and exercise. This reduction would result in the BANX Partnership having to make an additional investment in CAI of approximately $95.0 million to acquire an approximately 45% ownership interest in CAI. The Modification Agreement was subsequently amended on April 29, 1997, pursuant to Amendment No.1 to the Modification Agreement ( the "Amendment").

The Amendment represented the renegotiation of an option granted to CAI to repurchase the $100 million face amount of BANX Securities held by the BANX Partnership. The repurchase consideration contemplated by the Amendment was $40 million in cash and 100,000 shares of non-voting convertible junior preferred stock of CAI, having a liquidation preference of $30 million (the "Old Junior Preferred Stock"). The repurchase option was exercisable through February 28, 1998.

As part of the Amendment, the BANX Affiliates also immediately released CAI from its obligation under the BR Agreement to make CAI's wireless MMDS spectrum available to the BANX Affiliates at a future date in Boston, MA, Pittsburgh, PA and Albany, Syracuse and Buffalo, NY. Upon a repurchase of the BANX Securities, as contemplated by the Amendment, the BR Agreement was to have lapsed in its entirety, releasing similar obligations in CAI's other markets. In connection with the execution of the Amendment, the BANX Partnership also suspended or released CAI from a number of covenant restrictions and governance rights and provided CAI with a blanket proxy on the approximately 10% interest in CS Wireless held by BANX entities. If the repurchase were consummated in accordance with the terms of the Amendment, the CS Wireless shares would have been returned to CAI without additional consideration. The parties also exchanged mutual releases and reached an agreement to share certain patent and intellectual property rights related to their digital wireless venture.

On February 17, 1998, CAI consummated a series of transactions, including the purchase by CAI of the remaining interest of BANX under the BR Agreement and the acquisition of BANX's approximately 10% equity interest in CS Wireless. Under the terms of the Termination and Purchase Agreement (the "Termination Agreement"), CAI issued $7,000,000 aggregate principal amount of its Secured Notes to BANX in consideration of the termination of the BR Agreement, Modification Agreement and Modification Agreement Amendment, and the transfer of 1,000,000 shares of CS Wireless common stock held by BANX. The parties exchanged general releases in connection with the transaction.

As part of the transactions comprising the termination of CAI's relationship with the BANX Affiliates, Merrill Lynch Global Allocation Fund, Inc. ("MLGAF") advised CAI that it had completed the purchase from BANX of all of the BANX Securities, including $30,000,000 of BANX Term Notes, $70,000,000 of Old Senior Preferred Stock and the BANX Warrants to purchase Old Voting Preferred Stock of CAI, as well as the Secured Notes issued by CAI to BANX in connection with the Termination Agreement. On March 3, 1998, CAI exchanged the BANX Securities then held by MLGAF for a new $30 million subordinated 12% note due October 1, 2005 (the "12% Subordinated Note"). As a result of the exchange transaction, the Company
(i) eliminated approximately $117 million of Old Senior Preferred Stock, accumulated preferred stock dividends thereon, and accrued interest on the BANX Term Notes, of which approximately $102 million was reclassed to paid-in capital, and (ii) recorded a $10,046,000 extraordinary gain from the early extinguishment of debt.

The 12% Subordinated Note, which is a joint and several obligation of CAI and certain of the Subsidiaries, accrues interest at the rate of 12% per annum, compounded semi-annually, is payable at maturity on October 1, 2005, and is expressly subordinate to the Secured Notes and Senior Notes. In conjunction with the transaction, CAI also exchanged 2,500 shares of Old Common Stock for all warrants to purchase Old Common Stock that were held by BANX and acquired by MLGAF on February 17, 1998. This Old Common Stock was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, and contains a legend
restricting  its  transfer  without  such  registration  or   an  exemption
therefrom. The issuance of this Old Common Stock to MLGAF increased the number of issued and outstanding shares to 40,543,039 at March 31, 1998.

2.  Use of the MMDS Spectrum

While pursuing the complete severing of its relationships with Bell Atlantic/NYNEX, CAI embarked upon a strategy of preserving its MMDS spectrum and expanding the authorized uses of such spectrum to fully realize the spectrum's technical capabilities, developing new two-way equipment and transmission technology that would enable CAI to take full advantage of expanded regulatory uses of the MMDS spectrum if and when such uses were approved by the FCC, and continuing the search for one or more Strategic Partners interested in utilizing CAI's spectrum capabilities. Through a series of demonstrations and trials, CAI has been an industry leader in its efforts to engineer and obtain regulatory authority for fixed, flexible two-way use of the MMDS spectrum for services such as data transmission and telephony. In addition to a series of specific flexible use authorizations received by CAI during the last two years, CAI has participated with the industry trade group in seeking to obtain from the FCC authority for fixed, flexible two-way use of the MMDS spectrum on an industry-wide basis. CAI expects the FCC to issue such authority during the summer of 1998.

CAI has assembled one of the strongest engineering departments in the MMDS industry. CAI's engineering efforts with regard to one- and two-way MMDS transmission networks have resulted in the development of a wireless broadband network architecture designed to maximize the available MMDS capacity within a given market while providing the MMDS operator with as much flexibility as possible to offer video, voice, and data, or some combination thereof. CAI has determined that, assuming receipt of the requisite regulatory approvals, it can now design and construct a wireless broadband network achieving these goals in a time period of 6-9 months at a cost of approximately $15 -$25 per home passed. As part of this architecture, CAI has reconfigured the manner in which digital video would be distributed to and within individual markets. By incorporating satellite services into the MMDS network architecture, CAI would only need to develop, construct, and staff one digital compression center, which, with the introduction of satellite services, would be capable of serving all of CAI's markets. This element of CAI's network architecture would relieve CAI from the expense associated with the construction and staffing of a digital compression center in each operating market at a cost of $6 -$8 million per compression center.

The introduction of satellite services resulted in the formation of TelQuest Satellite Services LLC ("TelQuest"), a satellite operator formed as a joint venture among CAI, CS Wireless and TelQuest Communications, Inc., a privately-held corporation controlled by Jared E. Abbruzzese, chairman and chief executive officer of CAI. TelQuest initially operated a digital compression center and uplink facility at the Loral Skynet Telemetry, Tracking and Control Center in Hawley, Pennsylvania, and is presently relocating this operation to a facility located in Atlanta, Georgia. TelQuest is currently providing pre-digitized video programming to CS Wireless customers in Dallas, TX and to CAI's Boston facility, where CAI is currently using the satellite feed for testing and demonstration purposes. CAI believes that the introduction of satellite services, in conjunction with digital MMDS facilities, will decrease the number of MMDS channels necessary to be allocated for a subscription video product, and thereby increase the number of available MMDS channels for data and telephony delivery services, when and as such services are approved by the FCC.

CAI believes that expanded uses of the MMDS spectrum and enhanced network architecture must be accompanied by the development of enhanced equipment of varying capabilities. CAI has worked with several technology companies and equipment manufacturers to design and test new one- and two-way equipment for use in the delivery of video, voice, and data services via MMDS spectrum. Often starting with equipment originally designed for hard-wire or hybrid fiber-coaxial platforms, CAI's engineers and these equipment manufacturers have successfully revamped such equipment for use in an MMDS environment. Recently, one such manufacturer delivered to CAI, and CAI has deployed on a trial basis in connection with an on-site, long-term demonstration conducted by CAI for a potential Strategic Partner, first generation two-way transverters that allow a user to receive data transmissions at downstream speeds of up to 7 Mbps and upload data at 600 Kbps return capacity. CAI believes that it has broadened the availability of equipment capable of supporting alternative uses of MMDS spectrum, such as two-way data delivery services and telephony.

        CAI continues to believe that a Strategic Partner is necessary for the MMDS industry to fully realize the potential of this spectrum.
Believing that a national-level Strategic Partner has the financial resources and infrastructure to fully utilize the MMDS spectrum for video, voice, and data transmission, CAI has aggressively sought one or more Strategic Partners since the departure of Bell Atlantic/NYNEX. To date, CAI has demonstrated its technological capabilities to several potential Strategic Partners, and is in discussions with several entities regarding a possible strategic alliance. Additionally, CAI is currently conducting an on-site trial, including the recent deployment of the two-way transverters, for a telecommunications company, providing wireless Internet and corporate intranet access for trial participants at various locations in the greater New York City area. Business discussions between CAI and these entities have been wide-ranging, and no definitive agreement has been reached with any entity at this time.

Currently, in CAI's 14 primary markets, there are a total of 16,135,174 Estimated Total Service Area households, making it the largest MMDS operator in the United States based upon the number of television households. CAI had approximately 50,000 analog video subscribers as of May 31, 1998.

3.  Investment in CS Wireless

In addition to the MMDS assets it owns and its interest in TelQuest, CAI has a 60% interest in CS Wireless Systems, Inc. ("CS Wireless"). Pursuant to the terms of a participation agreement dated December 12, 1995 (as amended, the "Participation Agreement") between CAI, CS Wireless, and Heartland Wireless Communications, Inc. ("Heartland"), an MMDS subscription television operator of small- and medium-sized markets, CAI and Heartland agreed to contribute to CS Wireless certain wireless cable assets, including related operating liabilities, or the stock of subsidiaries owning wireless cable assets for systems located primarily in the mid- and southwestern regions of the United States. The combination of these assets into CS Wireless resulted in a company with approximately 7.7 million Estimated Total Service Area households and 56,500 analog video subscribers, as of March 31, 1996, making it one of the largest wireless cable companies in the United States (in terms of subscribers and Estimated Total Service Area households).

The transaction closed on February 23, 1996 (the "CS Closing"). Immediately following the CS Closing, and after giving effect to the issuance of equity by CS Wireless in connection with the Unit Offering (defined below) and certain true-up adjustments contemplated by the Participation Agreement, the equity in CS Wireless was owned approximately 52% by CAI, approximately 37% by Heartland, and approximately 10% by affiliates of Bell Atlantic and NYNEX. The remaining 1% equity interest was sold, contemporaneously with the CS Closing, in a private placement to purchasers of an aggregate of 100,000 units (the "Unit Offering"), each consisting of (i) four $1,000 principal amount at maturity of 11d% Senior Discount Notes due 2006 and 1.1 shares of common stock of CS Wireless. The notes accrete in value for five years and cash interest is scheduled to be paid beginning in 2001. The gross proceeds of the Unit Offering to CS Wireless were approximately $230.0 million. A portion of the net proceeds of the Unit Offering was used to make a cash payment to Heartland at the CS Closing, as required under the Participation Agreement, and the remainder has been, and will continue to be, used by CS Wireless for capital expenditures required to build out its systems and add subscribers, certain formation costs, working capital, and general corporate purposes.

Prior to the contributions contemplated by the Participation Agreement, CS Wireless was a wholly-owned subsidiary of CAI, operating a wireless cable system in Cleveland, Ohio. Under the Participation Agreement, CS Wireless acquired, or had contributed to it (i) the stock of subsidiaries of CAI owning wireless cable systems or channel rights, and operating wireless cable systems and (ii) wireless channel rights held by (a) CAI in Bakersfield, California, Charlotte, North Carolina, and Stockton/Modesto, California, all of which were located outside the operating territories of Bell Atlantic and NYNEX (the "CAI Properties"), and (b) Heartland in Dallas, Fort Worth, and San Antonio, Texas, Dayton, Ohio, Maysville and Sweet Springs, Missouri, Minneapolis, Minnesota, Grand Rapids, Michigan, and Salt Lake City, Utah (the "Heartland Properties").

The Participation Agreement contemplated a true-up adjustment of the amounts contributed to CS Wireless by each of CAI and Heartland based on the value of MMDS assets or channel rights or stock of entities owning such assets or rights. In connection with one aspect of the true-up, CAI's 52% interest in CS Wireless was reduced to approximately 51% and Heartland's interest was increased to approximately 39% by the issuance of additional CS Wireless equity to Heartland. In addition, as part of the series of transactions consummated by CAI and BANX during the fourth quarter of fiscal year 1998, CAI received BANX's approximately 10% interest in CS Wireless, thereby increasing CAI's ownership interest in CS Wireless to approximately 60%.

CAI  and Heartland are also subject to a true-up adjustment  in  the  event that the number of channels available to CS Wireless in any market contributed by a party is less than 16. The true-up adjustment for any such channel deficiency may be satisfied by the deficient party by delivering to CS Wireless either (i) cash, (ii) a 5-year promissory note,
(iii) shares of CS Wireless stock, or (iv) any combination of the foregoing. CAI has been notified by Heartland that Heartland believes there is a potential channel deficiency arising out of the number of channels delivered by CAI in connection with its contribution of MMDS assets relating to the Charlotte, North Carolina market. CAI believes that it has delivered 13 of the 16 required channels, and expects to be able to deliver at least three additional channels in the Charlotte market from applications currently pending at the FCC. Heartland has advised CAI that it believes that CAI has delivered only 6 channels relating to the Charlotte market. CAI has disputed Heartland's position, and is in discussions with Heartland on this issue.

CAI,  CS  Wireless,  and  Heartland  are  also  parties  to a stockholders'
agreement, dated as of February 23, 1996 (the "CS Stockholders' Agreement"), which provides for, among other things, a minimum permissible level of ownership of CS Wireless stock by CAI, the conditions under which CAI or Heartland may transfer all or part of their CS Wireless stock, certain rights and obligations of CAI and Heartland with respect to the composition of the board of directors of CS Wireless, and super-majority voting requirements for certain items of business of CS Wireless. CAI currently is evaluating its alternatives under Section 365 of the Bankruptcy Code with respect to the CS Stockholders' Agreement.

4.  Interim Financing

The construction of the digital facilities in Boston and Norfolk/Virginia Beach required the expenditure of significant capital by CAI. Additionally, CAI's focus on expanding the regulatory landscape, designing a broadband wireless network architecture, and locating a Strategic Partner, has required capital expenditures by CAI that have exceeded revenue from analog operations since CAI's inception. To address its cash needs, CAI sought interim debt financing beginning in late 1996, and on June 6, 1997, closed a $30 million interim credit facility provided by Foothill Capital Corporation and affiliates of Canyon Capital Management, L.P. (the "Interim Lenders"). The credit facility was governed by the terms of a Loan and Security Agreement, dated as of May 16, 1997 (the "Interim Loan Agreement"), and was comprised of $25 million of two-year term debt bearing interest at the rate of 13% per annum (the "Term Facility"), of which $10 million was made available at closing, and $5 million in revolving credit (the "Revolving Facility" and, together with the Term Facility, the "Interim Credit Facility"). The balance of the Term Facility (i.e., in excess of the $10 million made available at closing), was to be made available to CAI upon the achievement of certain agreed-upon operational benchmarks. As long as CAI was not in default of its obligations under the Interim Loan Agreement, it could elect to have one-half of the interest on the Term Facility accrue and be added to the principal amount outstanding on the Term Facility. The remaining portion of the interest on the Term Facility was payable, and was paid, monthly in arrears. The Term Facility was scheduled to mature on March 1, 1999, at which time all accrued and unpaid interest on and principal of the outstanding amount of the Term Facility was to be due and payable in full.

In addition to the $10 million under the Term Facility, the Interim Lenders also made $3 million available to CAI under the Revolving Facility at the closing of the Interim Credit Facility. The remaining $2 million was to be made available to CAI upon the achievement of certain operational benchmarks. The Revolving Facility bore interest at four and three-quarters percent above the Reference Rate, as announced from time to time by Norwest Bank. Principal and interest on the Revolving Facility, which was scheduled to expire on March 1, 1999, was payable, and was paid, monthly in arrears.

The entire Interim Credit Facility was collateralized by a pledge of the assets of CAI, including the stock of its wholly-owned Subsidiaries, certain investments held by CAI, and a pledge of the stock of CS Wireless held by CAI. In connection with the closing of the Interim Credit Facility, CAI was to be required to effect certain corporate restructurings in an effort to enhance the Interim Lenders' collateral position. The proceeds from the Interim Credit Facility were used by CAI to continue to build-out its wireless cable business and for general working capital purposes.

In addition to $1.5 million in fees payable to the Interim Lenders at the closing of the Interim Credit Facility and the fees and expenses (including the fees and expenses of counsel and special FCC counsel to the Interim Lenders) incurred by the Interim Lenders in connection with the Interim Credit Facility, CAI also was required to (i) pay to the Interim Lenders an additional $1.5 million fee, evidenced by a two-year promissory note bearing interest at the rate of 14% per annum, which interest was to accrue and be payable in full upon maturity of the note, and (ii) issue to the Interim Lenders warrants (the "Foothill/Canyon Warrants") to purchase Old Common Stock at any time between the closing of the Interim Credit Facility and the fifth anniversary thereof. The holders of the Foothill/Canyon Warrants were to be entitled to purchase in the aggregate that number of shares of Old Common Stock equal to the quotient of (x) the maximum amount outstanding (including principal and accrued interest) on the above-referenced promissory note, divided by (y) the lowest of (A) $1.90 per share, (B) the lowest effective net price for the Old Common Stock (or its equivalent) that CAI received in connection with any new capital investment, merger, strategic partnership, joint venture or other significant corporate transaction that made available to CAI in excess of $50 million, (C) the lowest 20-day fair market value of the Old Common Stock following the consummation of a transaction of the type described in clause (B) above, and (D) the 20-day fair market value of the Old Common Stock immediately following confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code. The Foothill/ Canyon Warrants contained certain anti-dilution provisions and registration rights, and were allocated among the Interim Lenders.

On November 25, 1997, CAI repaid all amounts outstanding and owing to the Interim Lenders out of the proceeds of the sale by CAI and certain Subsidiaries of $25 million principal amount of 13% Senior Secured Notes, due February 20, 1998 (the "Secured Notes"), to MLGAF, the holder of approximately $94 million in face amount of CAI's Senior Notes. The then-outstanding amount under the Interim Credit Facility was approximately $17.3 million, consisting of $15.329 million in principal, $1.575 million in fees, and $350,000 in interest on the principal and fees.

The repayment of the Interim Credit Facility in November 1997 represented the early termination of the Interim Credit Facility. Prior to its termination and repayment in full, CAI executed a series of continuing waiver agreements, which waived compliance by CAI with certain post-closing requirements, increased the interest rates payable on the obligations outstanding under the Interim Credit Facility, and imposed additional and/or modified existing covenants relating to various items, including sales of non-core assets, certain fundamental changes to CAI and CAI's ability to incur additional indebtedness. All of the waivers executed and delivered by CAI to the Interim Lenders contained a general release of the Interim Lenders. A final general release was required of and delivered by CAI in connection with receipt of the pay-off letter issued by the Interim Lenders in connection with the repayment of all obligations under the Interim Credit Facility. The early termination of the Interim Credit Facility resulted in CAI recording a third quarter charge of approximately $4.7 million, representing the costs associated with the Interim Credit Facility that CAI was originally amortizing over the two-year term of such facility.

CAI used the remaining proceeds from the issuance and sale to MLGAF of Secured Notes, approximately $7,300,000, net of expenses associated with this transaction, for working capital purposes and build-out of CAI's wireless cable business. On January 26, 1998, CAI issued and sold an additional $2,000,000 of Secured Notes to MLGAF, and on February 17, 1998, CAI issued and sold an additional $18,000,000 of Secured Notes in connection with the consummation of a series of transactions by CAI, MLGAF and the BANX Affiliates.

The Secured Notes, which are short term obligations of CAI (currently maturing on June 30, 1998), were issued and sold pursuant to the terms of a Note Purchase Agreement between CAI and certain of the Subsidiaries and MLGAF (as amended from time to time, the "Note Purchase Agreement"). Interest accruing at the rate of 13% per annum on the Secured Notes is payable at maturity. In addition to fees and expenses associated with the issuance and sale of the Secured Notes, CAI is required to pay a $730,000 commitment fee to MLGAF, which is also due at maturity. As collateral for the Secured Notes, CAI granted a blanket lien on all of its assets, including the stock of substantially all of the Subsidiaries, as well as a pledge of its 60% interest in CS Wireless and 25% interest in TelQuest and certain accounts receivable held by CAI. The Note Purchase Agreement contains covenants that are usual and customary for transactions of this type, including a series of negative covenants intended to preserve the value of the collateral pledged by CAI for the benefit of MLGAF.

5.  The Securities Action

CAI has been named in six lawsuits alleging various violations of the federal securities laws filed in the United States District Court for the Northern District of New York. The actions were consolidated into one lawsuit entitled In Re CAI Wireless Systems, Inc. Securities Litigation (96-CV-1857) (the "Securities Action"), which is currently pending in the Northern District of New York. The amended, consolidated complaint, which names the Company, Jared E. Abbruzzese, chairman and chief executive officer of CAI, John J. Prisco, president, chief operating officer and a director of CAI, and Alan Sonnenberg, the former president of CAI and a former member of its Board of Directors, as defendants, alleges a variety of violations of the anti-fraud provisions of the Federal securities laws by CAI arising out of its alleged disclosure (or alleged omission from disclosure) regarding its Internet and other flexible use of MMDS spectrum, as well as its business relationship with Bell Atlantic and NYNEX. Specifically, the complaint alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 promulgated under the Exchange Act, during the specified Class Period (May 23, 1996 through December 6, 1996).

CAI and the individual defendants are contesting the Securities Action vigorously at this time, believe it is entirely without merit, and do not believe that it will have a material adverse effect on CAI's earnings, financial condition, or liquidity. CAI has notified the carrier of its directors' and officers' liability insurance policy, which is intended to cover not only CAI's officers and directors, but also the Company itself, for liability on account of claims such as those made in the Securities Action. The policy covers up to $5 million of any covered liability, subject to a retention amount of $500,000.

The Securities Action is still in its preliminary stages. A scheduling conference was held on June 3, 1997, at which the briefing schedule for defendants' motion to dismiss was agreed upon among the parties. The defendants' motion to dismiss was heard by the Northern District of New York on October 17, 1997, and is still pending. While the motion is pending, all other deadlines affecting motions and discovery have been postponed.

Under the Plan, all Claims against CAI arising under, out of, or related to the Securities Action are classified as Class CAI-7.02 Equity Securities Claims, the holders of which are not entitled to receive or retain any property on account of such Claims. See Section VIII.C -- "Summary of the Plan -- Certain Matters Regarding Classification And Treatment Of Claims And Interests."

D.  Recent Developments

1.  Extension of Maturity of Secured Notes

On June 1, 1998, the Companies announced an extension until June 15, 1998 of the maturity of $45,000,000 in Secured Notes issued under the Note Purchase Agreement and held by MLGAF. Since that time, the Companies have announced a further extension of the maturity of the Secured Notes through June 30, 1998. The Company has requested that the maturity of the Secured Notes be extended to the Petition Date. If the Chapter 11 Case is commenced, all amounts outstanding under the Note Purchase Agreement as of the Petition Date will be converted into and deemed to be outstanding obligations under the proposed DIP Facility. See Section X.A -- "Financing During and After the Chapter 11 Case -- The DIP Facility".

2.  De-listing by Nasdaq of Old Common Stock

On January 8, 1998, the Old Common Stock was removed from the Nasdaq National Market ("NNM") and listed for trading on the Nasdaq SmallCap Market SM. The removal was caused by CAI's failure to meet the net tangible asset listing requirement imposed by Nasdaq upon NNM-listed companies. As a condition to listing on the Nasdaq SmallCap Market SM, CAI was required to maintain compliance with a $1.00 per share bid price for a defined interim period. Effective January 13, 1998, as a result of failing to maintain the $1.00 per share bid price, the Old Common Stock was de-listed from the Nasdaq SmallCap Market SM. The Old Common Stock currently trades on the Electronic Bulletin Board system under the CAWS symbol.

3.  Attempts to Identify Strategic Partner

CAI has sought to identify one or more Strategic Partners that would be willing to (a) enter into a business relationship with CAI pursuant to which CAI would provide video, voice and/or data services to such Strategic Partner's customers in CAI's markets or (b) provide financing sufficient to permit CAI to implement its business plan. CAI has demonstrated its technological capabilities for each of video, voice and data to several potential Strategic Partners. In addition to a variety of demonstrations, CAI has been conducting an on-site trial for a telecommunications company, providing transport services for Internet access and such company's corporate intranet, which services recently have included two-way data transmission with the deployment of first generation transverters developed by CAI and a high-technology equipment manufacturer. Business discussions between CAI and these entities have been wide ranging and continue; however, no definitive agreement has been reached with any entity at this time.

4.  Negotiations with Unofficial Noteholders' Committee

During the Spring of 1998, CAI engaged in informal discussions with representatives of MLGAF with respect to CAI's prospects and various restructuring alternatives. During May 1998, CAI entered into confidentiality agreements with certain other large holders of Senior Notes with a view to engaging in discussions relating to restructuring alternatives. Noteholders, including MLGAF, who collectively hold or manage approximately 73% of the outstanding Senior Notes, formed the Unofficial Noteholders' Committee and retained Stroock & Stroock & Lavan LLP as counsel and Dabney Flanigan, LLC as financial advisor. CAI has agreed to pay the reasonable fees and expenses of Stroock & Stroock & Lavan LLP and fees of $200,000 for the 60-day period commencing June 5, 1998 and $100,000 per month thereafter to Dabney Flanigan, LLC in connection with the restructuring.

Although the Plan and various related matters referred to in this Disclosure Statement have been reviewed by and discussed with the Unofficial Noteholders' Committee, MLGAF, and their respective representatives, and reflect to some extent the views of those parties, the Unofficial Noteholders' Committee has not approved or endorsed the Plan or recommended that other holders of Senior Notes vote to accept the Plan.



E.  PCT

1.  Acquisition by CAI of ACS Enterprises, Inc.

PCT is a wholly-owned Subsidiary of CAI, and is the successor by merger to ACS Home Systems, Inc., formerly a wholly-owned subsidiary of CAI. PCT and ACS Home Systems, Inc. were originally wholly-owned subsidiaries of ACS Enterprises, Inc. ("ACS"), a publicly-held MMDS operator with systems in Philadelphia, PA, Cleveland, OH, and Bakersfield, CA. On September 29, 1995, CAI acquired ACS in a merger transaction, pursuant to which ACS was merged into a wholly-owned subsidiary of CAI and the holders of ACS common stock immediately prior to the merger received a combination of Old Common Stock and cash. Following the acquisition, CAI merged ACS with and into CAI; thereupon PCT and ACS Home Systems, Inc. became wholly-owned, direct subsidiaries of CAI.

On March 29, 1996, CAI caused the merger of ACS Home Systems, Inc. with and into PCT, then known as Apartment Cable Systems, Inc. Simultaneous with the merger, Apartment Cable Systems, Inc. changed its name to Philadelphia Choice Television, Inc. On May 5, 1997, PCT, then a Pennsylvania corporation, reincorporated in the State of Delaware. PCT has authorized 30 shares of Class A voting common stock, no par value, and 39,970 shares of Class B non-voting common stock, no par value, all of which are issued and held by CAI.

2.  Operations of PCT

PCT operates CAI' s largest analog subscription video system (in terms of subscribers), covering the greater Philadelphia area. Located at 2510 Metropolitan Avenue, Trevose, PA, PCT offers a 30 to 35 channel video product to single family and multi-dwelling units and commercial establishments. As of May 31, 1998, PCT had approximately 31,100 analog video subscribers.

PCT leases MMDS spectrum sufficient to provide subscribers with its channel line-up from PC License, Inc., a wholly-owned Subsidiary of CAI, which holds MMDS spectrum-type assets relating to the Philadelphia area. Video programming is obtained by PCT either through the participation by CAI and its Subsidiaries, including PCT, in Wireless Enterprises, L.L.C., a joint venture formed by certain MMDS operators to assemble programming, or through direct contractual arrangements with programmers whose programs are not available through Wireless Enterprises, L.L.C.

In addition to the analog video service, PCT also maintains a customer service call center for the benefit of CAI's Philadelphia, New York City and Washington systems. The call center, which, as a result of cost-cutting measures implemented by CAI, recently decreased the available hours per day of its customer service representatives, handles all customer service-related phone calls, including installation requests, pay-per-view orders, and service call and disconnect orders.

CAI intends for PCT to continue to operate the analog subscription video business in the Philadelphia area after the sale of the MDU Assets to OnePoint. See Section VIII.D.4 -- "Summary of the Plan -- Summary of Other Provisions of the Plan -- Sale Of MDU Assets By PCT." Upon consummation of the sale, PCT will focus its efforts on maintaining its current single family and commercial unit subscriber base. It will not seek to compete, and indeed will be prohibited pursuant to the purchase and sale agreements relating to the sale of the MDU Assets, from competing against OnePoint at any of the transferred MDUs for any video, voice, or data service.

F.  Regulation In The Wireless Industry

1.  General

The wireless cable industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act empowers the FCC, among other things, to issue, revoke, modify and renew licenses within the spectrum available to wireless cable; to approve the assignment and/or transfer of control of such licenses; to approve the location of wireless cable system headends; to regulate the kind, configuration and operation of equipment used by wireless cable systems; and to impose certain equal employment opportunity and other obligations and reporting requirements on wireless cable channel license holders and operators.

The FCC has determined that wireless cable systems are not "cable systems" for purposes of the Communications Act. Accordingly, a wireless cable system does not require a local franchise and is subject to fewer local regulations than a hard-wire cable system. Moreover, all transmission and reception equipment for a wireless cable system can be located on private property; hence, there is no need to make use of utility poles or dedicated easements or other public rights of way. Although wireless cable operators typically have to lease from third parties the right to use a certain portion of the channels utilized in any given system, unlike hard-wire cable operators they do not have to apply for and be awarded a local franchise or pay local franchise fees. Recently, legislation has been introduced in some states, including Illinois, Maryland, Pennsylvania and Virginia, to authorize state and local authorities to impose on all video program distributors (including wireless cable operators) a tax on the distributors' gross receipts comparable to the franchise fees cable operators pay. Similar legislation might be introduced in several other states. While the proposals vary among states, the bills all would require, if passed, as much as 5% of gross receipts to be paid by wireless distributors to local authorities. Efforts are underway by the industry trade association to preempt such state taxes through federal legislation. In addition, the industry is opposing the state bills as they are introduced, and, in Virginia and Maryland, it has succeeded in either blocking the legislation or being exempted from the video tax that was eventually enacted into law. However, it is not possible to predict whether new state laws will be enacted which impose new taxes on wireless cable operators.

The FCC licenses and regulates the use of channels by license holders and system operators. In the 50 largest markets, 33 6-MHz channels are available for wireless cable delivery services (in addition to any local broadcast television channels that can be offered to subscribers via an off-air antenna). In each geographic service area of all other markets, 32 6-MHz channels are available for wireless cable (in addition to any local broadcast television channels that can be offered to subscribers via an off-air antenna). Except in limited circumstances, 20 wireless cable channels in each of these geographic service areas are generally licensed only to qualified non-profit educational organizations (commonly referred to as ITFS channels). In general, each of these channels must be used a minimum of 20 hours per week per channel for instructional programming. The remaining "excess air time" on an ITFS channel may be leased to wireless cable operators for commercial use, without further restrictions (other than the right of the ITFS license holder, at its option, to recapture up to an additional 20 hours of air time per week for educational programming). Lessees of ITFS' "excess air time," including CAI, generally have the right to transmit to their customers the educational programming provided by the lessor at no incremental cost. The FCC's rules permit ITFS license holders to consolidate their educational programming on one or more of their ITFS channels, thereby providing wireless cable operators leasing such channels, including CAI, greater flexibility in their use of ITFS channels. The remaining 13 channels available in most of CAI's operating and targeted markets are made available by the FCC for full-time usage without programming restrictions.

2.  Licensing Procedures

The actual number of wireless cable channels available for licensing in any market is determined by the FCC's interference protection and channel allocation rules. The FCC awards ITFS and MMDS licenses based upon applications demonstrating that the applicant is legally, financially and technically qualified to hold the license and that the operation of the proposed station will not cause harmful interference to other stations or proposed stations entitled to interference protection.

During the year ended March 31, 1996, CAI participated in the FCC's MMDS Spectrum auction (the "FCC Auction") for awarding available commercial wireless spectrum in 493 markets (the "Auction Markets") throughout the United States, identified as Basic Trading Areas in accordance with material copyrighted by Rand McNally & Company. The winner of an Auction Market has the right to apply for the available MMDS frequencies throughout the Auction Market, consistent with certain specified interference criteria that protect existing ITFS and MMDS channels. Existing ITFS and MMDS channel right holders also must protect the Auction Market winner's spectrum from power increases, tower relocations, or other changes to their stations. CAI was the successful bidder for 32 Auction Markets, costing CAI a total of $48.8 million. Pursuant to an agreement with CS Wireless, CAI has transferred five Auction Markets located in CS Wireless' operating regions and for which CAI was the successful bidder, costing an aggregate of $12.6 million, to CS Wireless at cost, and will transfer two additional Auction Markets located in CS Wireless' operating regions and for which CAI was the successful bidder upon the granting of such Auction Market awards by the FCC. For each of the Auction Markets in which CAI was the successful bidder, CAI was required to submit the requisite FCC applications and make a down-payment (20% of such successful bid offset by amounts previously paid) within five business days of the announcement by public notice of the successful bid. When the authorization for an Auction Market is ready to be issued by the FCC, the FCC will release a public notice to that effect. Within 5 business days of such public notice, the successful bidder is required to remit the balance of its bid to the FCC, whereupon the Auction Market authorization will be issued by the FCC. As of March 31, 1998, authorizations for all but two Auction Markets for which CAI was the successful bidder (excluding those markets that are required to be conveyed at cost to CS Wireless) have been issued by the FCC and paid for by CAI. Authorizations for the remaining two Auction Markets are expected to be issued during the fiscal year ending March 31, 1999, and payment, in the aggregate amount of $1.1 million for such remaining Auction Markets, will be due upon such issuance.

In February 1995, the FCC amended its rules and established "windows" for the filing of new ITFS applications or major modifications to authorized ITFS facilities. The first filing "window" was October 16-20, 1995. (CAI supported a number of ITFS new station and major modification applications.) Where two or more ITFS applicants file applications for the same channels and the proposed facilities could not be operated without impermissible interference, the FCC employs a set of comparative criteria to select from among the competing applicants. More recently, the FCC commenced a rulemaking proceeding that contemplates conducting auctions where two or more ITFS applicants file competing applications. That rulemaking proceeding remains pending, and it is uncertain whether the FCC will conduct auctions or maintain the existing comparative selection process. Construction of ITFS stations generally must be completed within 18 months of the date of grant of the authorization. If construction of MMDS or ITFS stations is not completed within the authorized construction period, the licensee must file an application with the FCC seeking additional time to construct the station and demonstrate therein compliance with certain FCC standards. If the extension application is not filed or is not granted, the license will be deemed forfeited. ITFS and MMDS licenses generally have terms of 10 years. Licenses must be renewed thereafter, and may be revoked for cause in a manner similar to other FCC licenses. FCC rules prohibit the sale for profit of a conditional MMDS license or a controlling interest in the conditional licensee prior to construction of the station or, in certain circumstances, prior to the completion of one year of operation. However, the FCC does permit the leasing of 100% of an MMDS licensee's spectrum to a wireless cable operator and the granting of options to purchase a controlling interest in a license even before such holding period has lapsed.

Wireless cable transmissions are subject to FCC regulations governing interference and reception quality. These regulations specify important signal characteristics such as modulation (i.e., AM/FM) or encoding formats (analog or digital). Until recently, FCC regulations required wireless cable systems to transmit only analog signals and those regulations needed to be modified, either by rulemaking or by individual application, to permit the use of digital transmissions. CAI was a party to a petition for declaratory ruling filed in July 1995 seeking adoption of interim regulations authorizing digital transmission. This petition was granted on July 9, 1996, and allows wireless license holders to operate digitally under current FCC interference rules. The license holder is, however, required to file for digital authorization. It is likely that, in the longer term, the FCC will consider adopting both new technical and service rules tailored to digital operations. The service rules could modify the respective rights and obligations of the ITFS lessors and their commercial lessees of "excess air time" in light of the increased capacity that would result from digital compression. Even if the FCC does adopt new service rules governing the allocation of "excess air time" in a digital environment, it is anticipated that there would be a dramatic increase in the number of channels that will be available to CAI following the conversion to digital transmission. CAI demonstrated transmission of digital satellite television programming and digital local broadcast television signals in its Rochester, NY market in June 1996, and believes that the necessary FCC approvals will be obtained to permit use of digital compression by the time it becomes commercially available on a wide-spread basis; however, there can be no assurance that these approvals will be forthcoming or timely. In addition, such modifications filed with the FCC after the FCC Auction will be subject to the interference protection rights of adjacent FCC Auction winners.

The FCC also regulates transmitter locations and signal strength. The operation of a wireless cable television system requires the co-location of a commercially viable number of MMDS channels and operations with similar transmission characteristics (such as power and polarity). In order to commence the operations of certain of CAI's markets, applications have been or will be filed with the FCC to relocate and modify existing transmission facilities. Under current FCC regulations, a wireless cable operator generally may serve subscribers anywhere within the line of sight ("LOS") of its transmission facility, provided that the signal complies with FCC interference standards. Under rules adopted by the FCC on June 15, 1995 and effective as of September 15, 1995, an MMDS channel license holder generally has a protected service area of 35 miles around its transmitter site. In launching or upgrading a system, CAI may wish to relocate its transmission facility or increase its height or power. If such changes cause CAI's signal to violate interference standards with respect to the protected service area of other wireless license holders, CAI would be required to obtain the consent of such other license holders; however, there can be no assurance that such consents would be received.

3.  Change in Control Issues

Under federal law, the FCC must grant prior approval to any assignment or transfer of control involving an entity that holds an FCC license. The governing statute and the FCC's rules distinguish between minor and major changes of control, and the FCC thus has two different processes tailored to fit the extent to which the licensed entity undergoes changes: (a) a
"short form" or pro forma change of control process that takes approximately two weeks from filing to grant, for use when, among other things, a licensed entity files a petition for relief under Chapter 11 of the Bankruptcy Code and (b) a "long form" change of control process that generally takes a minimum of two to three months, for use when, among other things, a licensed entity proposes to undergo a permanent change in the ownership of fifty percent (50%) or more of its voting securities.

The short form application generally should be filed within one week of the filing of a Chapter 11 petition. The application does not require public notice. The long form application generally should be filed as soon as the composition of the licensed entity's post-confirmation voting securities ownership can be determined with reasonable certainty. Once filed, there is a thirty-day public notice period, during which time interested parties may file comments challenging the FCC's proposed grant of approval to the application.

There are relatively few bases upon which an interested party can successfully challenge an application of this nature. Generally, other than determining that the prospective owners of the licensed entity are citizens of the United States and do not hold significant interests in hard-wire cable companies whose franchises overlap with the licensed entity's areas of operation, the FCC will not perform an extensive analysis of the identity and characteristics of the proposed assignees or transferees of the entity's voting securities. Thus, absent a challenge, a long form application generally will be granted within approximately two to three months. A challenge would extend the grant period by another two to three months, although predictions as to when the FCC will dispose of a challenge are inherently unpredictable.

Because the Restructuring of CAI's capital structure contemplated by the Plan would involve the transfer of ownership of more than 50% of CAI's voting securities, CAI and CS Wireless will be required to file long form change in control applications. Due to the inherent uncertainties in the application and notice process (e.g., a challenge to CAI's and/or CS Wireless' applications), there can be no assurance that CAI's and/or CS Wireless' applications will be granted within two to three months of their filing, or even at all.

4.  Interference Issues

Interference from other wireless cable systems can limit the ability of a wireless cable system to serve any particular site. In licensing ITFS and MMDS systems, a primary concern of the FCC is avoiding situations where proposed stations are predicted to cause interference with the reception of previously authorized or proposed stations. Pursuant to FCC rules, a wireless cable system is generally protected from interference within a radius of 35 miles of the transmission site. In addition, modification and new station applications submitted after the FCC Auction will be required to protect FCC Auction winners from interference. The FCC's interference protection standards may make one or more of these proposed modifications or new grants unavailable. In such event, it may be necessary to negotiate interference agreements with the licensees of the systems which would otherwise block such modifications or grants. There can be no assurance that CAI will be able to negotiate necessary interference agreements on terms acceptable to CAI. In the event CAI cannot obtain interference agreements required to implement CAI's plans for a market, CAI may have to curtail or modify operations in that market, utilize a less optimal tower location, or reduce the height or power of the transmission facility, any of which could have a material adverse effect on CAI's growth in that market. In addition, while CAI's leases with ITFS and MMDS licensees require their cooperation, it is possible that one or more of CAI's channel lessors may hinder or delay CAI's efforts to use the channels in accordance with CAI's plans for the particular market.

5.  Certain Legislation Affecting the Wireless Cable Industry

(a)  The 1992 Cable Act

On October 5, 1992, Congress enacted the 1992 Cable Act, which compels the FCC to, among other things, (i) adopt comprehensive federal standards for the local regulation of certain rates charged by hard-wire cable operators,
(ii) impose customer service standards on hard-wire cable operators, (iii) govern carriage of certain broadcast signals by all multi-channel video providers, and (iv) compel non-discriminatory access to programming owned or controlled by vertically-integrated cable operators.

The rate regulations adopted by the FCC do not regulate cable rates once other multi-channel video providers serve, in the aggregate, at least 15% of the households within the cable franchise area. The customer service rules adopted by the FCC establish certain minimum standards to be maintained by traditional hard-wire cable operators. These standards include prompt responses to customer telephone inquiries, reliable and timely installations and repairs, and readily understandable billing practices. These rules do not apply to wireless cable operators, although CAI believes that it provides and will continue to provide customer service superior to its hard-wire cable competitors.

Under the retransmission consent provisions of the 1992 Cable Act and the FCC's implementing regulations, all multi-channel video providers (including both hard-wire and wireless cable) seeking to retransmit certain commercial broadcast signals must first obtain the permission of the broadcast station. Hard-wire cable systems, but not wireless cable systems, are required under the 1992 Cable Act and the FCC's "must carry" rules to retransmit a specified number of local commercial television or qualified low power television signals. See Section II.F.7 -- "General Information -- Regulation in the Wireless Industry -- Retransmission Consent."

The 1992 Cable Act and the FCC's implementing regulations impose limits on exclusive programming contracts and prohibit programmers in which a cable operator has an attributable interest from discriminating against cable competitors with respect to the price, terms and conditions of programming. Certain provisions of the 1992 Cable Act and the FCC's implementing regulations have been challenged in the courts and before the FCC. Under the Telecommunications Act of 1996 (the "1996 Act"), Congress has directed the FCC to eliminate cable rate regulations for "small systems," as defined in the 1996 Act, and for large systems under certain prescribed circumstances, and for all cable systems effective three years after enactment of the 1996 Act.

While current FCC regulations are intended to promote the development of a competitive subscription television industry, the rules and regulations affecting the wireless cable industry may change, and any future changes in FCC rules, regulations, policies and procedures could have a material adverse effect on CAI. In addition, a number of legal challenges to the 1992 Cable Act and the regulations promulgated thereunder have been filed, both in the courts and before the FCC. These challenges, if successful, could result in increases in CAI's operating costs and otherwise have a material adverse effect on CAI. CAI's costs to acquire satellite-delivered programming may be affected by the outcome of those challenges. Other aspects of the 1992 Cable Act that have been challenged, the outcome of which could adversely affect CAI, include the 1992 Cable Act's provisions governing rate regulation to be met by traditional hard-wire cable companies. The 1992 Cable Act empowered the FCC to regulate the basic subscription rates charged by traditional hard-wire cable operators. The FCC recently issued rules requiring such cable operators, under certain circumstances, to reduce the rates charged for non-premium services by as much as 17%. Should these regulations withstand court and regulatory challenges, the extent to which wireless cable operators may continue to maintain a price advantage over traditional hard-wire cable operators could be diminished. On the other hand, continued strict rate regulation of cable rates would tend to impede the ability of hard-wire cable operators to upgrade their cable plant and gain a competitive advantage over wireless cable.

(b)  The 1996 Act

The Telecommunications Act of 1996 (the "1996 Act"), enacted in February 1996, could have a material impact on the MMDS industry and the competitive environment in which CAI operates. The 1996 Act has and will continue to result in comprehensive changes to the regulatory environment for the telecommunications industry as a whole. The legislation, among other things, substantially reduced regulatory authority over cable rates.
Another provision of the 1996 Act afforded hard-wire cable operators greater flexibility to offer lower rates to certain of its subscribers, and would permits cable operators to offer discounts on hard-wire cable service to CAI's subscribers or prospective subscribers. The legislation also permits telephone companies to enter the video distribution business, subject to certain conditions. The entry of telephone companies into the video distribution business, with greater access to capital and other resources, could provide significant competition to the companies in the MMDS industry, including CAI. In addition, the legislation afforded relief to direct broadcast satellite ("DBS") providers by exempting such providers from local restrictions on reception antennas and preempting the authority of local governments to impose certain taxes. CAI cannot predict the substance of future rules and policies to be adopted by the FCC in implementing the provisions of the legislation.

6.  Copyright

Under the federal copyright laws, permission from the copyright holder generally must be secured before a video program may be retransmitted. Under Section 111 of the Copyright Act, certain "cable systems" are entitled to engage in the secondary transmission of programming without the prior permission of the holders of copyrights in the programming. In order to do so, a cable system must secure a compulsory copyright license. Such a license may be obtained upon the filing of certain reports with and the payment of certain fees to the U.S. Copyright Office. In 1994, Congress enacted the Satellite Home Viewers Act of 1994 which enables operators of wireless cable television systems to rely on the cable compulsory license under Section 111 of the Copyright Act. For the year ended March 31, 1998, CAI paid approximately $180,000 in copyright fees.

7.  Retransmission Consent

Under the retransmission consent provisions of the 1992 Cable Act, wireless and hard-wire cable operators seeking to retransmit certain commercial television broadcast signals must first obtain the permission of the broadcast station in order to retransmit their signal. However, wireless cable systems, unlike hard-wire cable systems, are not required under the FCC's "must carry" rules to retransmit a specified number of local commercial television or qualified low power television signals. Although there can be no assurances that CAI will be able to obtain requisite broadcaster consents, CAI believes in most cases it will be able to do so for little or no additional cost.

In addition to regulation by the FCC, MMDS operators are subject to regulations by the Federal Aviation Administration ("FAA") with respect to construction of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There also may be restrictions imposed by local authorities, neighborhood associations and other similar organizations limiting the use of certain types of reception equipment used by CAI. Future changes in the foregoing regulations or any other regulations applicable to CAI could have a material adverse effect on CAI's results of operations and financial condition.

Certain states have legislated that each resident of a Multiple Dwelling Unit ("MDU") should not be denied access to programming provided by franchised cable systems, notwithstanding the fact that the MDU entered into an exclusive agreement with a non-franchised video program distributor. States with such "mandatory access" laws where CAI provides MMDS service include Connecticut, Delaware, the District of Columbia, New Jersey, New York, Pennsylvania and Rhode Island. In several district courts, mandatory access laws have been held unconstitutional. Such laws could increase the competition for subscribers in MDUs. There may also be restrictions imposed by local authorities. There can be no assurance that CAI will not be required to incur additional costs in complying with such regulations or restrictions.

Due to the regulated nature of the subscription television industry, CAI 's growth and operations may be adversely impacted by the adoption of new, or changes to existing, laws or regulations or the interpretations thereof.

G.  Purposes And Effects Of The Plan

The primary purposes of the Plan and the Restructuring are to reduce CAI's debt service requirements and overall level of indebtedness, including the principal amount thereof, to realign its capital structure, and to provide CAI with greater liquidity and thereby increase the likelihood that it will survive in a manner that will permit it to attract and retain a Strategic Partner. If consummated, the Restructuring would reduce the principal amount of CAI's indebtedness, significantly lessen CAI's debt service requirements, and transfer ownership of CAI from its present Equity Security holders primarily to the present holders of Senior Notes, with more limited equity participation by the holders of Subordinated Notes. In addition, the Plan will provide PCT with the most efficient means of distributing the proceeds of the expected sale of certain non-essential assets, i.e., the MDU Assets, pursuant to Section 363(b) of the Bankruptcy Code.

The Restructuring will strengthen CAI's balance sheet primarily by substantially reducing CAI's overall level of indebtedness, which will permit it to borrow on a senior secured basis sufficient cash to survive until it is able to attract an appropriate Strategic Partner. As of March 31, 1998, CAI had a shareholders' deficit of approximately $27,560,980. On a pro forma basis, as of March 31, 1998, after giving effect to the Plan, CAI's shareholders' equity is estimated to be approximately $158.5 million.

TRADE   CREDITORS   ARE   INTENDED   TO  BE  UNAFFECTED  BY  THE  PLAN  AND
RESTRUCTURING, AND THE COMPANIES EXPECT TO BE ABLE TO CONTINUE TO PAY ALL TRADE CREDITORS WHO CONTINUE TO PROVIDE NORMAL TRADE CREDIT TERMS IN THE ORDINARY COURSE OF BUSINESS, SUBJECT TO ANY REQUIRED BANKRUPTCY COURT APPROVAL.


        III.  BUSINESS PLANS FOR THE REORGANIZED COMPANIES

A.  Business And Operating Strategies Of CAI

1.  General

CAI, since its formation, has focused on the development and operation of MMDS subscription television systems concentrated in major metropolitan areas located in the northeast and mid-Atlantic regions of the United States. With the suspension of the BR Agreement and the receipt of regulatory approvals not previously sought by MMDS operators or granted by the FCC, CAI has endeavored to develop the full capabilities of its MMDS spectrum in addition to subscription television. CAI believes that its MMDS spectrum can be utilized as the transport system for fixed, flexible two-way uses that eventually could be combined into a wireless broadband network ("WBN"). Although CAI recognizes that there are significant regulatory, technological and financial issues surrounding the development of such a system in any of CAI's markets, CAI believes that such systems can be deployed in a reasonable manner to develop a commercially-viable means of delivering video, voice and data transmission services.

CAI has been aggressively seeking one or more Strategic Partners interested in developing and utilizing wireless broadband networks. The Company has demonstrated, and continues to demonstrate, its technological capabilities for each of video, voice and data to several potential Strategic Partners. In addition to a variety of demonstrations, the Company has been conducting an on-site trial for one telecommunications company providing trial participants with Internet access and corporate intranet access services, which services have recently included two-way data transmission at transmission speeds of up to 7 Mbps for downstream transmissions and 600 Kbps return capacity. The two-way transmission services are provided using first-generation developed by a high technology equipment manufacturer in conjunction with CAI engineers, and manufactured specifically for MMDS spectrum. Business discussions between CAI and these entities have been wide ranging, and no definitive agreement has been reached with any entity at this time.

CAI has assembled significant spectrum rights in the northeast and mid-Atlantic regions of the United States. CAI is focused on preserving these substantial channel rights in anticipation of developing digital systems that will allow CAI to utilize higher output power and compression technologies to increase channel capacity. CAI began to acquire its spectrum capacity in preparation for its obligations under the BR Agreement, which required CAI to deliver a minimum number of channels in each of the markets subject to the BR Agreement. With the termination of the BANX rights, CAI has continued to implement a preservation strategy that will allow CAI to utilize its significant spectrum capacity for the delivery of video, voice and data services, or various combinations thereof, subject to regulatory approval, as necessary for one or more Strategic Partners. This preservation strategy includes the continued build-out of the transmission facilities in conformity with the FCC license perfection regulations, as well as the re-negotiation of spectrum leases when and as such leases mature.

Although CAI believes that it will be possible to offer all three services in any given market once regulatory approval for fixed, flexible two-way use of the MMDS spectrum is obtained for such market, the allocation of channels among the various services is expected to be driven by the needs of a Strategic Partner, whose needs, presumably, will be driven by consumer demand for such services in CAI's markets. Not all services may be offered in all markets, and there can be no assurance that CAI will be able to locate one or more Strategic Partners interested in utilizing CAI's spectrum for such services. CAI's initial efforts with respect to the development of fixed, flexible two-way use of the MMDS spectrum have been limited primarily to its Boston and greater New York City markets and have been limited to the conduct of tests.

CAI believes that fixed, flexible two-way use of the MMDS spectrum offers a significantly enhanced service capability and would present new opportunities for CAI and other MMDS operators. On October 10, 1997, the FCC issued a Notice of Proposed Rulemaking ("NPRM") with respect to fixed, flexible two-way wireless transmissions for MMDS and ITFS licensees. CAI believes that the FCC has acknowledged that two-way use of MMDS spectrum is permitted, and that the focus of the NPRM is on the technical and engineering parameters that must be met in order for MMDS operators to use their spectrum in a coordinated two-way environment. Comments on the NPRM were due at the FCC by January 8, 1998 and reply comments were submitted by February 9, 1998.

The NPRM is consistent with CAI's strategy of expanding the use of MMDS spectrum beyond analog video services to a full complement of telecommunications services including two-way data transmission and telephony services. CAI believes that the proposed rules, if adopted, would streamline the process by which CAI could apply for two-way authority for its MMDS spectrum and increase its opportunities to implement this strategy, and in turn help CAI to meet the current and perceived future competition and, in relation to obtaining a new Strategic Partner, show the flexibility and increased value of CAI's MMDS spectrum.

Prior to and during the pendency of the NPRM process, CAI has received from the FCC authorizations permitting it to develop two-way, fixed flexible uses of its MMDS spectrum in specified CAI markets for specific customer locations. CAI has applied for, and received from the FCC, a permanent authorization for fixed, flexible two-way use of five of its MMDS channels for 16 customer sites located in and around CAI's Boston market. In response to another application, CAI received FCC authorization to use 10 MHz of MMDS spectrum for two-way transmissions to and from customer locations located throughout the greater Boston metropolitan area. The applications contemplated that the customer locations would be served by seven strategically located cell sites, three of which were previously authorized, and four of which need further FCC authorization, that would transmit and collect information to and from the customer locations.

CAI believes that two-way, fixed flexible use of its MMDS spectrum should include telephony delivery services. CAI believes that the combination of digital compression, fiber loop and cellular technologies can be integrated into the MMDS network architecture, resulting in a single wireless platform capable of delivering a wide range of services, including telephony delivery services. Adaptation of newly available, but as of yet commercially untested, technologies has been explored by CAI, with the intention of assessing Broadband MMDS spectrum's ability to simultaneously provide a combination of video, voice and data delivery services. CAI believes that an MMDS system having one main transmitter and multiple booster sites can be designed using standard cellular network design principles to produce a relatively low-cost telephony delivery platform. CAI has commenced preliminary testing and has taken initial steps in furtherance of developing a telephony application for its MMDS spectrum. Although CAI believes that an MMDS system can be designed to provide telephony delivery services, there can be no assurance that such a system could be designed, or that CAI would be capable of designing and constructing such a system. Furthermore, in the event that such a system could be designed, there can be no assurance that CAI would receive the requisite regulatory approval to offer a telephony delivery service, that CAI would have the financial resources, alone or in conjunction with a Strategic Partner, necessary to design and construct a telephony delivery service in one or more of its markets, or that such service, if it was designed and constructed by CAI in one or more markets, could be successfully deployed in a commercially successful manner.

2.  Wireless Broadband Network

Subject to receipt of regulatory approval for fixed, flexible use of its MMDS spectrum and successful testing, the successful deployment of digital video, one- and two-way data transmission and telephony delivery services utilizing the MMDS platform and sufficient capital resources, CAI intends to launch a wireless broadband network (the "WBN"). CAI believes that this network would be able to provide quick and relatively inexpensive household coverage on a broad scale. CAI believes that the concept of a WBN will enhance CAI's ability to attract one or more Strategic Partners by giving such partners the ability to provide competitive access products over CAI's MMDS spectrum. CAI also believes that its network design will be capable of providing a combination of analog and/or digital video services for residential, as well as for corporate and institutional/instructional subscribers, bundled with high speed Internet and intranet access services, and telephony delivery services. CAI expects to be able to alter the channel allocation among the various services depending on the needs of the Strategic Partner and consumer demand, thereby increasing the potential to derive multiple revenue streams from each system.

CAI has not yet implemented a WBN system in any of its markets. CAI believes that the various regulatory approvals it has received and the joint development projects with which it is involved will enable CAI to assess the viability of broadband, large-scale systems in any of its markets. CAI has not, however, tested a broadband system in any of its markets. There are a number of risk factors, including, without limitation, receipt of all requisite regulatory approvals, technology development and the availability of additional financing, that will affect the implementation of a broadband system in any of CAI's markets, some of which are outside the control of CAI. There can be no assurance that CAI will be able to develop a broadband system in any of its markets, or that if a WBN system is developed, that CAI will be able to deploy a variety of services in a commercially reasonable manner, if at all.

In furtherance of its development of the WBN, and in an effort to attract one or more Strategic Partners, CAI has actively participated in the industry-wide effort to change FCC regulations governing the use of MMDS spectrum for two-way transmission services, has developed two-way equipment in conjunction with high-technology equipment manufacturers, and has sought to educate inter-exchange carriers and other large telecommunications and technology companies with respect to CAI's proposed expanded service capabilities.

Additionally, in an effort to maximize the potential of the WBN, CAI has reconfigured the distribution of digital video signals to and within individual markets. By utilizing satellite services, CAI, through its participation in TelQuest, has developed one digital compression center capable of servicing all of CAI's markets. This strategy eliminates the need for the construction and operation of multiple compression centers (one for each market in which a digital video service is launched), and results in a projected construction cost-savings of $6 to $8 million for each compression center. CAI also believes that in areas within markets where the WBN could not deliver services (due to LOS constraints), CAI could provide digital satellite DTH video services and potentially one-way high-speed data. CAI would also have the opportunity to migrate future digital MMDS video customers from the WBN to the satellite in the event capacity on the WBN was needed for voice and data customers.

In the 18 months since the strategy was developed, CAI has made substantial progress. CAI believes it is positioned to execute a strategic transaction with one or more large telecommunication companies and execute its business plan utilizing the WBN. The Company's business plan going forward assumes an investment and a contract for significant usage of the WBN in all of its markets by a Strategic Partner. CAI's role in the business case is to provide the transmission infrastructure and bandwidth enabling a high-quality commercial launch of simultaneous video, voice and data services.

CAI has designed cellular networks for each of its markets with each cell having a five-mile radius. The five-mile network design is the result of an exhaustive engineering study of propagation and coverage statistics and design parameters such as the availability of transmission towers, modulation schemes, and transmit power requirements from the subscriber premises. the design also incorporates a 2 times frequency usage pattern within each cell. By segmenting each cell into four quadrants, each frequency set for two-way communications can be used twice within each cell.

As an example, the Boston market is built out with 25 cells by the tenth year of the plan and covers approximately 88% of the homes and businesses in the market area. The Company estimates the total cost for each cell is approximately $857,000. Current analysis indicates that this cellular design is economical on an incremental cell basis down to approximately 20,000 homes and businesses per cell.

Under the Company's proposed business plan, the Strategic Partner would purchase WBN capacity, on a wholesale basis, and retail the digital video, voice and data services provided via the WBN to its customers. The
Strategic Partner would market, sell, install, bill and service the customer and fund all acquisition and equipment costs. The wholesale fees CAI anticipates it will charge should allow the Strategic Partner to price the services at the retail level to compete with the Local Exchange Carrier and/or cable or satellite operator in a particular market and earn a reasonable return. The prices to end-customers will be determined by the Strategic Partner. The plan anticipates that the Strategic Partner will offer a full-range of telecommunications services to its customers in addition to the video, voice and data provided by CAI. The wholesale prices for the CAI services are expected to consist of monthly recurring charges based on the number of customers for each service. The business plan further anticipates that the Strategic Partner will be retain applicable installation fees.

The new business plan segments the potential market into five sectors: residential, home business, small business, medium business and large business. With input from an outside consulting group, the Company determined penetration rates for each service within each market segment as well as the expected retail prices from which it derived the wholesale price CAI would charge the Strategic Partner.

3.  Digital Subscription Video

CAI has committed significant funds and substantial engineering and regulatory efforts to the build-out of its digital MMDS system in Boston, MA. Initially, construction of the Boston system was undertaken in fulfillment of CAI's obligations under the BR Agreement with BANX for the provision of subscription video services by BANX using MMDS spectrum. When BANX abandoned its digital video plans, CAI continued to construct the Boston system. In its continuation of the construction, however, CAI sought to build into the system flexibility it believed was necessary to offer one-way, high-speed data services, as well as two-way MMDS services, such as two-way data and telephony services. CAI's Boston system is currently testing digital video, voice and data transmission services.

In connection with the build-out of the digital system in Boston, CAI has converted nearly 100% of the ITFS receive sites in Boston enabling the receive sites to receive the ITFS signals, as transmitted from CAI's digital head-end and several repeater sites located in the Boston metropolitan area. The technology and equipment deployed and being used in Boston for digital video and other uses was devised primarily by CAI's engineering staff, working in conjunction with various equipment vendors. Since the technology and equipment is relatively new, CAI and its principal vendors have had to reconfigure certain aspects of the technology and equipment. CAI has substantially eliminated many of the minor technical flaws it experienced in the incipient stages of developing and testing the Boston digital video technology, and is working with vendors to improve the technology and prototype equipment deployed in Boston for video and alternative uses such as two-way data and telephony.

CAI originally indicated that it would launch a digital subscription video product in Boston during the second half of 1997. The video launch was not only viewed by CAI as important as a means of attracting a Strategic Partner, but also was required to meet certain covenants imposed by the Interim Credit Facility prior to its early termination in November 1997. (The covenants imposed upon CAI in connection with the issuance of the Secured Notes do not include a digital video requirement in Boston or any other CAI market.) The launch of a commercial digital subscription video product in Boston has been delayed due to three principal factors: unexpected delays associated with equipment, including customer premises equipment of sufficient quality to support a commercial launch of a digital subscription video product; CAI's limited financial resources; and the absence of a Strategic Partner willing to utilize the digital MMDS system to the fullest capacity.

CAI, in conjunction with its primary vendors, has made significant progress in improving the quality of the digital video product being tested in Boston. The customer premises and other equipment has been reconfigured in some instances in an effort to eliminate many of the technical flaws that were associated with the early versions of this equipment. At this time, however, CAI has no definitive plans to launch, on its own, a full-scale commercial digital subscription video service in its Boston market, and is instead contemplating limited roll-out of a digital subscription video product  once  all  of  the technical flaws experienced  by  CAI  with  the equipment have been eliminated to CAI's satisfaction. CAI is fully committed to ensuring that its ITFS license holders in Boston can serve their respective receive sites with such license holders digital video programming, a project that CAI believes is substantially completed in Boston. CAI believes, however, that its best position in connection with discussions it is having or contemplates having with potential Strategic Partners, and in light of its limited financial resources, is to delay the full-scale launch of a commercial video service for the immediate future.

Under the new WBN business plan, CAI projects a monthly charge to the Strategic partner for the digital video service of $18.75 per basic subscriber per month for a 72-channel video product. The rates for premium services, pay-per-view movies and pay-per-view events are forecast at $8.25, $12.50, and $17.50, respectively. These prices are projected to increase slightly throughout the projection period. The business plan includes the sale of the digital MMDS signal and does not contemplate the resale of TelQuest's digital satellite signal to customers unable to receive the MMDS signal. Furthermore, the business plan projects the digital video service being sold only in the residential sector of the Company's markets. The penetration rate for such video service in the fifth year of the plan is 6.8% of addressable homes and 10% in the tenth year. The proposed business plan does not contemplate offering digital video services in New York City due to the limitations on the number of usable channels in that market.

4.  High-speed Data Services

CAI believes that MMDS technology presents a viable option to traditional telephony providers as a "pipeline" through which Internet and commercial on-line services can be carried, especially for small- to medium -sized businesses seeking a cost-effective means of accessing such on-line services. To date, except for limited circumstances in which two-way use is authorized, the FCC has licensed the MMDS spectrum for one-way video and data transmission. CAI further believes that the MMDS industry's systems, which can currently reach more than 50% of the nation's households, are superior to traditional telephone lines in terms of speed. An MMDS system can transmit data at speeds of up to 27 Mbps, nearly 1,000 times faster than traditional telephony rates of 28.8 Kbps. Several MMDS operators, including CAI, have successfully tested one-way Internet access capabilities over their existing systems, using a traditional telephone line for the typically less data-intensive return path. During the fall of 1996, CAI began commercial trials of its one-way Internet access service in its New York, Rochester, NY and Boston markets. This service transmitted data at speeds of up to 27 Mbps downstream and utilized a telephony return path. Approximately 200 recipients participated in the trials.

In connection with the development of CAI's Internet strategy, CAI engaged a national Internet consulting firm, Maloff Group International ("MGI"), and appointed MGI's principal, Joel Maloff, as CAI's acting Senior Vice President and General Manager of Internet Services. In consultation with MGI, CAI developed a wholesale Internet access strategy. This strategy includes CAI providing retransmission services to Internet Service Providers ("ISPs") on a market-by-market basis. Pursuant to CAI's standard form of retransmission agreement, an ISP can purchase MMDS spectrum capacity from CAI in 1.544 Mbps bandwidth segments (each a "T1 Equivalent") for a fixed monthly rate. The ISP can serve as many subscribers from the T1 Equivalent as it chooses, however, CAI recommends serving not more than 300 subscribers per T1 Equivalent to fully maximize download transmission speeds. The ISP maintains the subscriber relationship, although in most instances, CAI provides the installation services to the ISP for a fee. CAI has currently contracted with four ISPs, which provide Internet access services in Rochester, New York City and Boston.

Under the WBN business plan, CAI intends to sell, on a wholesale basis and subject to regulatory approval, a two-way, high-speed data service to a Strategic Partner for $22.50 per month per subscriber, initially, which price is expected to decline over the projection period. The installation charge would be determined and collected by the Strategic Partner. Subscriber installation charges are expected to be determined and collected by the Strategic Partner, who would be responsible for such installation services at subscribers' premises. The Company's business plan further assumes that each data subscriber is configured with one cable modem unit, which is expected to be provided by the Strategic Partner.

The business plan further assumes downstream capacity of 27 Mbps and an upstream capacity of 3.5 Mbps. Each downstream channel is projected to have a capacity of approximately 1,900 subscribers. Five-year penetration rate assumptions for various market sectors are as follows: residential - 5.9%; home office - 3.2%; small business - 4.8%; medium business - 2.6%, and large business 0.0%.

5.  Telephony Services

The Companies' business plan also assumes that CAI sells, on a wholesale basis and subject to regulatory approval, a telephony transmission service to the Strategic Partner. The expected base charge for this service is $18.75 per customer per month, plus a usage charge of $0.01 per minute per 64 Kbps line. Under the usage assumptions contained in the Company's business plan, this rate structure would produce an average revenue to the Company of $81.70 per month per customer. The telephony service capacity currently being tested by the Company produces speeds of up to 256 Kbps in each direction. The Company believes that the speed of this service will increase to 512 Kbps with the next generation of equipment.

This telephony service is projected to be primarily a home office and small business product and is not expected to be offered to residential customers. The penetration of addressable locations at the end of five years in the five sectors are as follows: residential - 0.0%, home office
- 7.8%, small business - 7.8%, medium business - 4.9%, and large business -
1.5%.

6.  Analog-based Subscription Video

CAI currently operates six analog-based subscription video systems in New York City, Rochester and Albany, NY; Philadelphia, PA; Washington, DC, and Norfolk/Virginia Beach, VA. In addition, CAI has a portfolio of wireless cable channel rights in eight additional markets, including Long Island, Buffalo and Syracuse, NY; Providence, RI; Hartford, CT; Boston, MA; Baltimore, MD, and Pittsburgh, PA. As of May 31, 1998, CAI provided subscription video services to approximately 50,000 subscribers. CAI 's principal subscription video competitors in each of its markets are the hard-wire cable companies, and include Comcast Corp., Tele-Communications, Inc., Cox Cable Communications, Time Warner Cable and Cablevision Systems Corp.

The table below outlines as of March 31, 1998 (except as indicated in the footnotes) the characteristics of the markets in which CAI has an operational subscription television system or in which CAI holds significant spectrum rights:

TABLE I

                                                    Estimated         Number of            New
                                                  Total Service     Analog/Digital    Analog/Digital
                                    DMA               Area             Channels          Channels          Number of
    MARKET                          RANK(1)        HOUSEHOLDS(2)      AVAILABLE(3)      APPLIED FOR       SUBSCRIBERS(4)
    ------                          ----           ----------         ---------         -----------       -----------
New York City                        1              4,996,976          40                   0                6,100
Long Island(5)                      N/A             1,083,780          20                   8                    0
Philadelphia                         4              2,154,389          41                   2               30,900
Boston                               6              1,007,198          31                   2                    0
Washington, DC                       7              1,479,278          28                   0                  700
Pittsburgh                          19              1,011,310          32                   1                    0
Baltimore                           23              1,053,959          32                   1                    0
Hartford                            26                471,532          22                   0                    0
Buffalo                             39                501,314          33                   0                    0
Norfolk                             40                531,833          32                   1                1,900
Providence                          46                842,658          24                   9                  500
Albany                              52                320,742          32                   0                7,700
Syracuse                            69                278,630          22                   3                    0
Rochester                           73                401,575          27                   6                1,800
                                                   ----------                                               ------
SUB TOTAL                                          16,135,174                                               49,600
                                                                                                            ======
BTA MARKETS (SEE TABLE II BELOW)                    3,022,138
                                                   ----------
GRAND TOTAL                                        19,157,312
                                                   ==========








(1) DMA is the Designated Market Area as determined by A.C. Nielsen Company as of December 1995.

(2) The Estimated Total Service Area Households in the service area represents the approximate number of households within a 35 mile radius of CAI's Tower sites. These households may have been adjusted downward if any of CAI's markets overlapped with a newly acquired market (see Table II). This information is based on estimates of CAI obtained using two ED Engineering software programs, MSITETM and POP90TM. Both of these programs use 1990 Census data to compile their information. Some of these households will be "shadowed" and therefore unable to receive CAI's service due to LOS constraints. The percentage of Estimated Households in the Service Area that CAI estimates may be shadowed due to LOS constraints generally ranges from 10% to 60% depending upon the market. A certain amount of these LOS constraints may be overcome by the placement of beambenders and/or signal boosters or by properly designing a cellular network within a service area.

(3) The Number of Channels Available comprises wireless cable channels and local broadcast channels that can be received by subscribers. Wireless cable channels are either licensed to CAI or leased to CAI from other license holders. The Number of Channels Available includes 10 off-air channels in Philadelphia and 11 in New York City. The Number of Channels Available includes certain channels that are subject to FCC approvals or third party interference agreements. CAI has pending FCC applications concerning co-location of transmission sites and/or an increase in broadcast power with respect to 5 channels in Hartford, 8 channels in New York City, 17 channels in Providence, 3 channels in Buffalo, 15 channels in Norfolk, 5 channels in Boston and 6 channels in Long Island. The Number of Channels Available includes ITFS channels that may not be available for commercial programming by CAI. CAI also has rights, either through licenses or leases, to 5 channels in Greensboro (1 available and 4 applied for), 8 available channels in Memphis, and 2 available channels in Winston-Salem.

(4)     The  Number  of  Subscribers  represents  the  number   of   analog
subscription video subscribers as of May 31, 1998.

(5)     The Long Island market includes Nassau and Suffolk counties in  New
York State.

The table below outlines as of March 31, 1998 the characteristics of the potential markets for which CAI was the successful bidder at the completion of the FCC Auction (defined below). The Estimated Service Area households in Table I above may have been adjusted if the 35-mile Protected Service Area (PSA) overlapped with any of the markets identified below. To the extent there was overlap between two PSAs, the number of Estimated Total Service Area households in such overlapping area was divided equally between the two affected markets.

Table II

                                                   Estimated          Number of              New
                                                  Total Service    Analog/Digital       Analog/Digital
                                   DMA               Area            Channels              Channels
    MARKET                         RANK            HOUSEHOLDS        AVAILABLE(1)         APPLIED FOR
    ------                         ----            ----------        ---------            -----------
Dover, DE                          N/A               155,360            3                    12
Hyannis, MA                        N/A               213,629            1                     0
Manchester, NH                     N/A               316,004            1                     0
Worcester, MA                      N/A               352,646            9                     0
New Haven, CT                      N/A               541,263            3                     6
New London, CT                     N/A                96,380            1                     0
Springfield, MA                    102               366,198            9                    20
Poughkeepsie, NY                   N/A               258,221            2                     4
Pittsfield, MA                     N/A               116,365            1                     0
Glens Falls, NY                    N/A               141,702            4                     9
Ithaca, NY                         N/A               183,496            1                     8
Utica, NY                          166               153,219            2                     4
Summit, NJ                         N/A               127,655            8                     0
                                                   ---------
TOTAL                                              3,022,138
                                                   =========


(1)     The number of channels currently owned or leased by CAI.

CAI has not actively sought to increase its video subscriber base in its existing analog operating systems. Originally, this decision was made in connection with the BR Agreement, which contemplated that CAI would be required to transfer all of its analog video subscribers to the appropriate BANX Affiliate at the time such BANX Affiliate became the provider of video programming in a particular market. CAI was not entitled to any compensation for subscribers so transferred, and there was no incentive for CAI to increase its subscriber base. With the suspension of the BR Agreement, CAI continues to explore the full capabilities of its MMDS spectrum, including uses for such spectrum other than subscription video delivery. Consequently, CAI has maintained its strategy of not pursuing video subscriber growth while it evaluates its business opportunities other than subscription video services. The policy of not pursuing subscriber growth has had a negative impact on CAI's revenues, which is only partially mitigated by the cost-savings associated with reduced marketing and other efforts ordinarily pursued in connection with increasing a subscriber base.

In each of the principal analog-based subscription video markets served by CAI there is, and CAI believes there will continue to be, significant competition for households that are presently subscribers of a hard-wire cable service. Additionally, CAI has experienced loss of subscribers to hard-wire cable providers in markets where CAI's channel offering is significantly less, as a result of channel capacity limitations inherent in an analog-based MMDS operation, than the hard-wire cable providers, such as in CAI's New York City market.

The Company's proposed business plan assumes that CAI will continue to operate its analog video business in an effort to maximize current cash flow until the infrastructures necessary for the implementation of the WBN are constructed, which is projected to occur in 1999. At that point, it is assumed that the Company no longer has an analog video service and that the Company does not receive any remuneration from a Strategic Partner for the transfer of any of its former analog subscribers to the Strategic Partner.

B.  Risk Factors Related To CAI's Business Plan

1.  Competition and Technology

The subscription television industry is highly competitive. CAI's principal subscription television competitors in each market are traditional hard-wire cable, DBS and private cable operators. Premium movie services offered by the cable television systems have encountered significant competition from the home video cassette recorder industry. In areas where several local off-air VHF/UHF broadcast channels can be received without the benefit of subscription television, cable television systems also have faced competition from the availability of broadcast signals generally and have found market penetration to be more difficult. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from local telephone companies.

(a)  Hard-Wire Cable

CAI's principal subscription television competitors in each market are traditional hard-wire cable operators. Hard-wire cable companies are generally well established and known to potential customers and have significantly greater financial and other resources than CAI. The hard-wire cable companies competing in CAI's markets generally offer significantly increased channel line-ups, compared to between 22 to 42 channels (consisting of between 17 and 33 wireless cable channels and between 5 and 10 local off-air VHF/UHF broadcast channels) generally offered by CAI in its markets. According to a report issued by the FCC in September, 1995, of the approximately 96,000,000 total television households nationwide, approximately 85,000,000 are passed by hard-wire cable systems, and of those homes that are passed by cable, approximately 62,000,000 are hard-wire cable subscribers.

(b)  Direct-to-Home ("DTH")

DTH satellite television services originally were available via satellite receivers which generally were 7-to-12 foot dishes mounted in the yards of homes to receive television signals from orbiting satellites. Until the implementation of encryption, these dishes enabled reception of any and all signals without payment of fees. Having to purchase decoders and pay for programming has reduced their popularity, although CAI will to some degree compete with these systems in marketing its services. Another form of DTH service is DBS, which involves the transmission of an encoded signal direct from a satellite to the customer's home. Because the signal is at a higher power level and frequency than most satellite-transmitted signals, its reception can be accomplished with a relatively small (18-inch) dish mounted on a rooftop or in the yard. DBS cannot, for technical and legal reasons, provide local VHF/UHF broadcast channels as part of its service, although many DBS subscribers receive such channels via standard over-the air receive antennas. Moreover, DBS may provide subscribers with access to broadcast network distant signals only when such subscribers reside in areas unserved by any broadcast station. The cost to a DBS subscriber for equipment and service is generally substantially higher than the cost to wireless cable subscribers. According to DBS Digest, there are approximately 5,800,000 subscribers using DBS services.

(c)  Private Cable

Private cable, also known as satellite master antenna television, is a multi-channel subscription television service where the programming is received by satellite receiver and then transmitted via coaxial cable throughout private property, often MDUs, without crossing public rights of way. Private cable operates under an agreement with a private landowner to service a specific MDU, commercial establishment or hotel. The FCC amended its rules to provide point-to-point delivery of video programming by private cable operators and other video delivery systems in the 18 GHz band. Private cable operators compete with CAI for exclusive rights of entry into larger MDUs.

(d)  Telephone Companies

The 1996 Act removed many of the restrictions on the ability of local exchange carriers ("LECs"), including RBOCs, to provide video programming directly to subscribers in their respective telephone service areas. Thus, while there remains a prohibition against an LEC acquiring a hard-wire cable operator within its telephone service area, LECs can build their own hard-wire cable systems. In addition to having the opportunity to install traditional hard-wire cable, LECs also have the option of installing high capacity fiber optic facilities. CAI believes that it will continue to maintain a cost advantage over installing hard-wire, fiber optic or open video distribution platforms due to the high capital expenditures associated with such technologies. Bell South Corporation has acquired wireless cable channel rights in Atlanta, GA, New Orleans, LA, and Miami, FL and begun to offer services in New Orleans. Pacific Telesis Group recently launched a 150 channel digital video system in Los Angeles, CA. The competitive effect of the entry of telephone companies into the subscription television business, including wireless cable, in still uncertain.

(e)  Local Off-Air VHF/UHF Broadcasts

Local off-air VHF/UHF broadcast television stations (such as ABC, NBC, CBS and Fox) provide free programming to the public. Previously, subscription television operators could retransmit these broadcast signals without permission. However, effective October 6, 1993, pursuant to the 1992 Cable Act, local broadcasters may require that subscription television operators obtain their consent before retransmitting local television broadcasts. CAI has obtained such consents for its operating systems. CAI also will be required to obtain such consents in certain of its markets to re-broadcast any such channels. CAI believes that it will be able to obtain such consents, but no assurance can be given that it will be able to obtain all such consents. The FCC also has recently permitted broadcast networks to acquire, subject to certain restriction, ownership interests in hard-wire cable systems. In some areas, several low power television ("LPTV")
stations authorized by the FCC are used to provide multi-channel subscription television service to the public. LPTV transmits on conventional VHF/UHF broadcast channels, but is restricted to very low power levels, which limits the area where a high-quality signal can be received.

(f)  Local Multi-Point Distribution Service ("LMDS")

In 1993, the FCC initially proposed to redesignate the 28 GHz band to create a new video programming delivery service referred to as LMDS. In July 1995, the FCC proposed to award licenses in each of 493 BTAs- pursuant to auctions. Final rules were issued by the FCC, and the auction for LMDS spectrum was conducted, in February 1998. Bidders bid on an A-block license, consisting of 1,150 MHz of spectrum, and a B-block license, consisting of 150 MHz of spectrum, in each BTA-. A total of 864 licenses were sold to 104 bidders for bids totaling $578.6 million. 122 licenses were not sold, including 109 A-block licenses. The FCC intends to re-auction the unsold licenses at an undetermined date in the future.

The LMDS licensees share the 28 GHz frequency band with the Mobile Satellite Service and the 31 GHz band with state and local governments. The FCC contemplates allowing the LMDS licensees to use the spectrum for a variety of services, including telephony, interactive video, video distribution, data transmission, teleconferencing, and other applications. Depending on the type and number of services offered, the cost of the customer-premises equipment could range from $300 (for a video receive antenna) to $1,000 (for telephony, video, and data capabilities).

In addition, within each market, CAI initially must compete with others to acquire, from the limited number of MMDS channels issued or issuable, rights to a minimum number of MMDS channels needed to establish a commercially viable system. Digital capability is essential for MMDS to compete with hard-wire cable, which in its current analog state offers between 36 to 90 channel offerings depending on a given market. With the deployment of digital, hard-wire cable is expected to offer over 150 channels. CAI has lost television subscribers to hard-wire cable competitors in each of its markets due to the channel capacity limitations inherent in an analog-based MMDS operation. In addition, within each market, CAI initially must compete with others to acquire, from the limited number of MMDS channels issued or issuable, rights to a minimum number of MMDS channels needed to establish a commercially viable system. Aggressive price competition or the passing of a substantial number of presently unpassed households by any existing or new subscription television service could have a material adverse effect on CAI's results of operations and financial condition.

New and advanced technologies for the subscription television industry, such as digital compression, fiber optic networks, DBS transmission, video dialtone, and LMDS are in various stages of development of commercial deployment. These technologies are being developed and supported by entities, such as hard-wire cable companies and RBOCs, that have significantly greater financial and other resources than CAI. These new technologies could have a material adverse effect on the demand for MMDS subscription television services. There can be no assurance that CAI will be able to compete successfully with existing competitors or new entrants in the market for subscription television services.

CAI also will face intense competition from other providers of data and telephony transmission services if CAI implements, on a commercial basis, such services. Such competition is increased due to the fact that MMDS spectrum has not traditionally been utilized to deliver such alternative services, and consumer acceptance of such services delivered via MMDS technology is unknown at this time. Many of the existing providers of data transmission and telephony services, such as long distance and regional telephone companies, have significantly greater financial and other resources than CAI. In addition, there can be no assurance that there will be consumer demand for alternative uses of the MMDS spectrum such as data transmission, including Internet access services, and telephony delivery services, that CAI will be able to compete successfully against other providers of such services, or that CAI will be able to achieve profitability from such services in future years.

2.  Dependence on Channel Leases and Licenses; Need for License Extensions

CAI is dependent upon leases of transmission capacity from various third-party license holders for much of its channel rights. MMDS and ITFS licenses generally are granted for a term of ten years and are subject to renewal by the FCC. FCC licenses also specify construction deadlines which, if not met, could result in the loss of the license. Requests for additional time to construct a channel may be filed and are subject to review pursuant to FCC rules. Certain of CAI's MMDS and ITFS channel rights are subject to pending extension requests and it is anticipated that additional extensions will be required. There can be no assurance that the FCC will grant any particular extension request or license renewal request.

CAI's channel leases typically cover four ITFS channels and/or one to four MMDS channels each. Under the rules of the FCC, the term of leases for ITFS channels, which constitute between 20 and, in rare instances, 28 of the 33 available wireless channels within any major wireless cable market, may not exceed 10 years. The ITFS channel leases under which CAI operates generally provide that following the expiration of the initial term of the lease, the ITFS license holders may negotiate for the lease of channel capacity for one or more additional or renewal terms with only CAI or its sublessor. (The MMDS channel leases held by CAI generally grant CAI the right to renew the channel lease.) If a renewal agreement is not reached within a specified time frame during which only CAI or its sublessor has the use of the channel capacity, CAI would thereafter typically have a right of first refusal to match any competing offers from one or more third parties. For these and other reasons, including CAI's status as the entity that controls the tower lease and the equipment, CAI anticipates that it will be able to negotiate additional renewals with either the incumbent license holder, or with successor license holders, although there is no assurance that it will be successful.

All ITFS and MMDS channel leases are dependent upon the continued validity of the corresponding FCC license. CAI anticipates that upon the expiration of the current license terms, all such FCC licenses will be renewed following  completion  of  the  FCC  review  process,  although there is no assurance that the FCC will grant these renewal applications. The termination of or failure to renew a channel license or lease (due to a breach by CAI or its lessor, cancellation of the license held by a third party lessor for failure to timely construct and/or perfect the wireless cable facility, or otherwise) or the failure to grant an application for an extension of the time to construct an authorized station, could result in CAI being unable to deliver services on such channel(s) unless it were able to lease excess capacity from a successor license holder. Such a termination or failure in a market which CAI actively serves could have a material adverse effect on Reorganized CAI and its operations.

3.  Highly Competitive Businesses

The subscription television, high speed data, and local telephone services businesses are highly competitive. The competitors for the services in each market are traditional hard-wire cable, direct broadcast satellite (DBS), private cable operators, regional telephone companies, CLEC's and Internet service providers. Many of these competitors are well established and known to potential customers and have significantly greater financial and other resources than CAI.

New and advanced technologies for the delivery of telecommunications services, such as fiber optic networks, ADSL, 28 GHz microwave transmission
(LMDS), and 22 GHz microwave transmission, are in various stages of development. Certain of these technologies are being developed and supported by entities, such as hard-wire cable companies and regional telephone companies, that have significantly greater financial and other resources than CAI. These new technologies could have material adverse effect on the demand for Reorganized CAI's services. There can be no assurance that Reorganized CAI will be able to compete successfully with existing or new entrants in the market for subscription television and telecommunications services.

4.  Competitive Pressures of Rapid Changes in Technology

The subscription television and telecommunications services industries in general are subject to rapid and significant changes in technology. These changes may increase competitive pressures on Reorganized CAI or require capital investments by Reorganized CAI (to remain competitive) in excess of its available resources. Because of the rapid and high level of technological change in the industry, the effect of technological changes on Reorganized CAI's businesses of cannot be predicted with any certainty.

5.  Need for Additional Financing for Operations

Reorganized CAI's new business plan will require one or more substantial investments to finance projected capital expenditures and operating expenses for system development. These activities may be financed in whole or in part by Reorganized CAI through debt or equity financings, joint ventures, or other arrangements. There are no assurances, however, that the financing necessary to expand the build-out of the wireless broadband networks will be available on satisfactory terms and conditions, if at all. Additional debt could result in a substantial portion of Reorganized CAI'S cash flow from operations being dedicated to the payment of principal and interest on such indebtedness and may render Reorganized CAI more vulnerable to competitive pressures and economic downturns. The failure to obtain additional financing could adversely affect the growth of Reorganized CAI and its ability to compete successfully in the subscription television and telecommunications services industries.

6.  New Business Strategy/Strategic Partner

The provision of subscription television services utilizing the MMDS spectrum is not new; however, the provision of video services packaged together with high speed data and telephone services, on a wholesale basis to one or more Strategic Partners, as contemplated by Reorganized CAI's business plan, is a new and untested concept. Thus, Reorganized CAI will face a number of the difficulties and uncertainties generally associated with new businesses, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in competing technologies and changes in laws and regulations. Although CAI has developed prototype equipment, which is currently installed and being demonstrated in New York and Boston, the equipment is not yet commercially available. There can be no assurance that the wireless broadband network will develop as planned. In addition, while CAI has conducted lengthy discussions with several potential Strategic Partners, and believes that, primarily due to the tremendous cost and "time to market" advantages of the wireless broadband network over competing networks, it ultimately will be successful in attracting a Strategic Partner, there can be no assurance that any transaction with a Strategic Partner actually will be consummated.

C.  Business And Operations of PCT

Following consummation of the Plan, PCT will continue to provide analog subscription video services to its single family and commercial unit subscribers in the Philadelphia market. See Section II.E -- "General Information -- PCT -- Operations of PCT"




        IV.  CORPORATE STRUCTURE AND MANAGEMENT OF THE COMPANIES

A.  Board Of Directors Of CAI

The following persons currently comprise the Board of Directors of CAI:

Jared E. Abbruzzese has been Chairman of the Board and Chief Executive Officer of CAI since its formation in August 1991. From August 1992 until September 1993, he served in various capacities for the prior operator of a wireless cable system in Albany, New York. Mr. Abbruzzese served as President of The Diabetes Institute Foundation in Virginia Beach, Virginia from October 1988 until August 1991. Since February 1996, he also has served as Chairman and Chief Executive Officer of CS Wireless.

John J. Prisco has been President and Chief Operating Officer of CAI since March 1, 1996. Mr. Prisco also has been a director of CAI since 1996. He came to CAI from Bell Atlantic Network Services, Inc., where he spent the last three years as a corporate officer, most recently as President of CellularVision of New York, the only LMDS (28 GHz) wireless cable operator in the United States. In 1986, Mr. Prisco founded Penn Access Corporation, which operated a fiber optic network in the greater Pittsburgh, Pennsylvania area. Mr. Prisco served as President and Chief Executive Officer of Penn Access until its sale in 1993 to Tele-Communications, Inc. Penn Access currently operates as part of the Teleport Communications Group.

James P. Ashman has been Executive Vice President and Chief Financial Officer of CAI since December 1995. Previously, he was Senior Vice President and Treasurer of CAI from September 1994 to December 1995. He has been a director of CAI since March 1994. From November 1992 to September 1994, he was a senior advisor of, and independent consultant affiliated with, Carolina Barnes Capital, Inc. ("CBC"), a registered broker dealer. CBC served as a financial advisor to CAI from January 1993 until September 1994. Since February 1996, Mr. Ashman has served as a director of CS Wireless.

George M. Williams has been Treasurer and Secretary of CAI since December 1995 and a director of CAI since 1993. Mr. Williams served as CAI's Chief Administrative Officer from December 1995 until January 1998, when he became general manager of CAI's Albany and Rochester, NY operating systems. Mr. Williams previously served as Executive Vice President of Finance and Chief Financial Officer of CAI from August 1993 until December 1995. Mr. Williams has been a director of CAI since August 1993 and was Treasurer from March 1994 through September 1994. Mr. Williams was a financial consultant to CAI from September 1992 until joining CAI in August 1993. From 1986 until August 1993 he was a partner in Cable Management Services providing management consultation to the hard-wire and wireless cable industries in both the domestic and international markets. He was involved in the start-up of Schomann Entertainment, Inc., a small hard-wire cable multiple systems operator, as a partner and controller with operational responsibilities from 1987 until August 1993. He also has been a consultant in the cable television industry since 1986. Mr. Williams is currently a 20% shareholder and officer of Hamilton County Cable TV, Inc., a hard-wire cable system operator.

Arthur C. Belanger has been a director of CAI since 1994. From December 1979 to 1984, Mr. Belanger served as Vice President and General Manager of GE Cablevision, which had merged with United Artists Communications, Inc. ("UA") in 1979. From 1984 until his retirement in January 1992, Mr. Belanger served as UA's Executive Vice President and Chief Operating Officer. Mr. Belanger also is a director of TCI Ventures Five, Inc.

Harold A. Bouton has been a director of CAI since 1994. Since 1983, Mr. Bouton has been the President and Chief Executive Officer of WTVI, Channel 42, the Public Broadcast Service ("PBS") affiliate in Charlotte, North Carolina.

David M. Tallcott has been a director of CAI since 1995. Since 1990, Mr. Tallcott has been President of Lortech Corporation, a full service large mainframe commercial data center serving the insurance industry, labor unions and direct mailers.

Robert D. Happ has been a director of CAI since 1995. Mr. Happ served as Senior Managing Partner of the Boston, Massachusetts office of KPMG Peat Marwick LLP from 1985 until his retirement in 1994. Mr. Happ also is a director of Galileo Corporation and Cambridgeport Bank, and since February 1996, has served as a director of CS Wireless.



B.  Management Of CAI

The following is a list of CAI's executive officers and their positions with CAI as of June 15, 1998:


        Name                             Position(s) with CAI

Jared E. Abbruzzese                      Chairman of the Board and Chief Executive Officer


John J. Prisco                           President and Chief Operating Officer


James P. Ashman                          Executive Vice President and Chief Financial Officer


Gerald Stevens-Kittner                   Senior Vice President -- Spectrum Management


Bruce W. Kostreski                       Senior Vice President -- Engineering and Chief
                                         Technical Officer

For additional information concerning the Company's officers and directors, see CAI's Form 10-K for the year ended March 31, 1998, a copy of which is annexed hereto as Exhibit B.

C.  Board Of Directors And Management Of PCT

The Board of Directors of PCT currently is comprised of Messrs. Prisco and Ashman. The following is a list of PCT's officers and their positions with PCT as of June 15, 1998:

        Name                            Position(s) with PCT

John J. Prisco                          President


James P. Ashman                         Executive Vice President


Gerald Stevens-Kittner                  Senior Vice President -- Spectrum Management


George J. Parise                        Vice President, Controller and Treasurer


Sabino Rodriguez, III                   Secretary


D.  Employment Agreements

CAI has entered into employment agreements with Messrs. Abbruzzese, Prisco, Ashman, Stevens-Kittner and Kostreski, as well as certain other Key
Employees who are not executive officers listed above. Such agreements continue in effect until March 21, 1999, in the case of Mr. Abbruzzese;
until January 3, 1999 in the case of Mr. Prisco; until February 28, 1999 in the case of Mr. Ashman; until March 18, 1999 in the case of Mr.
Stevens-Kittner; and until March 8, 1999 in the case of Mr. Kostreski. The employment agreements are automatically renewable for successive one-year terms, unless otherwise terminated.

Under the terms  of  their respective employment agreements: Mr. Abbruzzese serves as Chairman and Chief Executive Officer of CAI and is entitled to an annual base salary of  $350,000;  Mr.  Prisco serves as President and Chief
Operating Officer of CAI and is entitled  to a base salary of $200,000; Mr.
Ashman serves as Executive Vice President and  Chief  Financial  Officer of
CAI  and  is  entitled  to  a  base salary of $183,000; Mr. Stevens-Kittner serves as Senior Vice President  - Spectrum Management and is entitled to a base salary of $180,000, and Mr. Kostreski  serves as Senior Vice President
- Engineering and is entitled to a base salary  of  $143,750.   Each of the
foregoing  executive  officers  also is entitled to an annual bonus  to  be determined by the Compensation Committee.

Pursuant  to their respective employment  agreements,  Messrs.  Abbruzzese,
Prisco, Ashman, Stevens-Kittner and Kostreski agree to devote substantially all of their  working  time  to  the  business  of CAI.  Mr. Abbruzzese has agreed  to devote not less than 75% of his working  time  to  CAI  and  Mr.
Stevens-Kittner may devote up to 20% of his working time to the business of
CS Wireless.   Each  of the employment agreements entitles the executive to his base salary and certain benefits for 12 months following termination of such executive's employment  without  cause  (as  defined in the employment
agreement).   All  of  the  named executives are subject  to  nondisclosure agreements with respect to the  confidential  information  of  CAI  and are
subject   to  a  noncompetition  provision  in  each  of  their  employment agreements.

In connection with the consummation of the Plan, Reorganized CAI will enter into new one-year employment agreements with the Key Employees, in substantially the same form as the existing agreements, but amending the severance payable upon certain terminations of employment. The severance amount payable in the event of a termination other than for cause (as defined in the agreements) will be equal to one year's base salary for all Key Employees, other than Mr. Abbruzzese, for whom the severance amount will be equal to eighteen month's base salary. The severance amount payable in the event of a termination of employment as a result of an individual's death or disability will be equal to one year's base salary, except for Mr. Abbruzzese, for whom the severance amount will be equal to eighteen month's base salary; provided, however, any severance payment paid to an individual as a result of disability will be reduced by the amount of disability insurance proceeds received by the individual pursuant to a Company-provided policy.

The new Employment Agreements also provide for payment of the severance amount in the event of a voluntary termination of employment for Good
Reason within 18 months following the Consummation Date. Good Reason means, with respect to the employee, (i) the assignment to the employee of any material duties materially inconsistent with the employee's position, authority, duties or responsibilities immediately before the Consummation
Date, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by Reorganized CAI promptly after receipt of notice of such action given by the affected employee; (ii) any material reduction in the employee's base salary, opportunity to earn annual bonuses or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith that is remedied by Reorganized CAI promptly after receipt of notice of such action given by the affected employee; (iii) Reorganized CAI's requiring the employee to relocate his or her principal place of business to a place that is more than thirty-five miles from his or her previous principal place of business; or (iv) any purported termination of the agreement other than as expressly permitted by the agreement.

In  February  1998, CAI implemented  a  deferred  bonus  plan  for  certain employees.  Under  the  terms of the plan, bonuses in amounts determined by the Compensation Committee  would  be  paid  to  plan participants upon the earlier of (a) the completion by CAI of a major financial restructuring, or
(b)  the  completion  of  investments by, and/or contractual  relationships with, one or more Strategic Partners valued at not less than $75 million in
the  aggregate  (each  a "Bonus  Event").   Under  the  plan,  a  total  of
approximately $1,200,000 would be paid within 60 days of a Bonus Event.  In approving  the  deferred bonus  plan,  the  Compensation  Committee,  while recognizing CAI'S  financial  status,  was  concerned  that  CAI  honor its contractual  obligations  to  those individual employees with whom CAI  had employment agreements entitling  them to an annual bonus.  The Compensation
Committee was also guided by the need  to provide certain employees with an appropriate incentive as CAI sought to implement its long-term plans.

In recognition of the consummation of a series of transactions during the fourth quarter of fiscal year 1998 that resulted in a complete termination of all rights and interests previously held by the BANX Affiliates in CAI's spectrum and the BANX Securities, and the importance of the termination of such rights and interests in CAI's search for one or more Strategic
Partners, the Compensation Committee waived the Bonus Event requirement and approved the payment of 45% of the bonus amount to members of CAI's senior management and 90% of the bonus amount to other plan participants at the end of February 1998. Simultaneously, the Compensation Committee approved the payment of an additional 45% of the bonus amount on June 15, 1998 to those plan participants that received 45% of the bonus amount at the end of February 1998 in the form of a retention bonus, subject to the condition that such participant continue to be an active employee of CAI through June
15, 1998.

On June 10, 1998, the Unofficial Noteholders'  Committee requested that CAI defer  the required payment of the retention bonuses  until  the  Committee could review,  and  CAI  and  the  Committee could resolve, all outstanding arrangements and issues with respect  to the employment and compensation of
continuing  management.   In  response to  this  request,  CAI's  board  of
directors agreed to defer for one  week,  with  the consent of the affected employees,  the  retention bonuses due to Messrs. Abbruzzese,  Prisco,  and
Ashman (representing  approximately  53.9%  of  the  total), but to pay the
remainder  when due on June 15 to other participating employees.   On  June
19, 1998, the  Committee  and  CAI  reached  agreement  on  employment  and compensation matters concerning continuing management and, accordingly, CAI paid Messrs. Abbruzzese, Prisco, and Ashman their retention bonuses on June
22,  1998.   The  remaining  10%  of  the  aggregate  bonus amount due each participating  employee  is still subject to the originally-approved  Bonus
Events.


E.  Executive Severance Plan

CAI currently maintains an  Executive  Severance  Pay  Plan (the "Severance
Plan") pursuant to which executive employees of CAI identified and designated by the Compensation Committee as eligible participants are entitled to certain severance benefits upon a Qualifying Termination of Employment in the event of a change in control (as defined under the Severance Plan). Individuals designated by the Compensation Committee as
Tier I participants are eligible for a lump sum payment equal to 30 months of such individual's base salary, as well as the maintenance of certain other benefits (or a reasonable equivalent thereof) for a prescribed period following the Qualifying Termination of Employment. Individuals designated by the Compensation Committee as Tier II participants are eligible for a lump sum payment of 18 months of such individual's base pay, as well as the maintenance of certain other benefits (or a reasonable equivalent thereof) for a prescribed period following the Qualifying Termination of Employment.
The Compensation Committee has reserved the right, in its sole discretion, to add or remove participants from the Severance Plan from time to time prior to a change in control of CAI.

Under the Severance Plan, a "Qualifying  Termination  of Employment" occurs if,  within  two  years  of a change in control of CAI, (a)  a  participant terminates her employment  as  a  result  of  (i)  the  assignment  to such participant  of  any  duties inconsistent in any respect with participant's position (including status,  offices,  titles, and reporting requirements), authority,  duties or responsibilities immediately  before  the  change  in control,  or any  other  action  by  CAI  that  results  in  a  significant
diminution   in  such  position,  authority,  duties  or  responsibilities, excluding for  this  purpose  an  isolated,  insubstantial  and inadvertent action  not taken in bad faith and which is remedied by CAI promptly  after receipt of notice thereof given by participant; (ii) any material reduction
in participant's   base  pay,  opportunity  to earn annual bonuses or other
compensation or employee benefits, other than  as  a  result of an isolated and inadvertent action not taken in bad faith and that  is  remedied by CAI promptly after receipt of notice thereof given by participant;  (iii) CAI's requiring participant to relocate his or her principal place of business to a  place  which  is  more  than  thirty-five miles from his or her previous principal place of business; (iv)  any  purported  termination  of the Plan otherwise  than  as  expressly  permitted  by  the  Severance  Plan; or (v)
termination  of  the  participant's employment as a result of participant's death or disability  within 24 months following a change in control, or (b)
CAI terminates a participant's  employment.   A participant is not entitled
to separation benefits under the Severance Plan  in  the  event  that  such participant's  employment  is  terminated  for  cause  or  the  participant voluntarily resigns from CAI.

For   purposes  of  the  Severance  Plan,  each  of  the  following  events constitutes  a  "Change  in  Control": (i) a report on Schedule 3d shall be filed with the Securities and Exchange Commission pursuant to Section 13(d)
of the Exchange Act disclosing  that  any  person  other  than  CAI, or any employee  benefit  plan  sponsored by CAI, is the beneficial owner (as  the term  is  defined  in  Rule 3d-3  under  the  Exchange  Act),  directly  or indirectly, of thirty-five  percent  or  more  of  the  total  voting power represented  by  CAI's  then  outstanding voting securities (calculated  as provided in paragraph (d) of Rule  3d-3  in  the  case of rights to acquire voting  securities); or (ii) any person, other than  CAI  or  any  employee benefit plan  sponsored  by CAI, shall purchase shares pursuant to a tender offer  or exchange offer to  acquire  any  voting  securities  of  CAI  (or securities convertible into such voting securities) for cash, securities or any other consideration, provided that after consummation of the offer, the person in  question  is  the  beneficial  owner, directly or indirectly, of thirty-five percent or more of the total voting  power represented by CAI's then outstanding voting securities (all as calculated under clause (i)); or
(iii) the stockholders of CAI shall approve (A) any consolidation or merger of CAI in which CAI is not the continuing or surviving  corporation  (other than a merger of CAI in which holders of Old Common Stock immediately prior to the merger have the same proportionate ownership of Old Common Stock  of the  surviving  corporation  immediately  after  the  merger as immediately before),  or  pursuant  to which Old Common Stock would be  converted  into cash, securities or other  property,  or  (B)  any sale, lease, exchange or other transfer (in one transaction or a series of  related transactions) of all or substantially all the assets of CAI; or (iv)  CAI  shall have filed,
or  an  involuntary  filing  shall have been made in respect of   CAI,  for
protection from creditors under  the  Bankruptcy  Code,  or (v) there shall have been a change in the composition of the Board of Directors  of  CAI at
any   time  during  any  consecutive  twenty-four-month  period  such  that
"continuing  directors" cease for any reason to constitute at least a fifty percent majority  of the Board.  So long as there has not been a "change of control" within the  meaning  of  clause  (iv),  the Board of Directors may adopt  by a seventy percent majority vote of the "continuing  directors"  a resolution  to  the  effect  that an event described in clauses (i) or (ii)
shall  not  constitute a "change  of  control."   In  connection  with  the
consummation of the Plan, the Severance Plan will be terminated.

F.  Transactions With Affiliates

Certain officers and directors are involved in other relationships and transactions with CAI, including interests in certain affiliated companies and in companies which provide CAI and/or the Subsidiaries with certain services. Recent transactions with affiliates are summarized below.

Satellite  Services.   CAI has pursued three satellite ventures in addition
to its investment is TelQuest  Satellite Services LLC (described more fully below), through the following wholly-owned  Subsidiaries (collectively, the
"Satellite Subsidiaries"): (i) MMDS Satellite  Ventures,  Inc.,  which  was formed  for  the  purpose of pursuing Ku-band satellite opportunities; (ii)
CAI  Data  Systems, Inc.,  formed  for  the  purpose  of  pursuing  Ka-band satellite opportunities,  and  (iii)  CAI  Satellite  Communications, Inc.,
formed for the purpose of pursuing V-band satellite opportunities.

MMDS Satellite Ventures, Inc. has been inactive since the  summer  of 1997, primarily  due to a perceived lack of interest on the part of any potential joint venture  partner  in pursuing a Ku-band satellite strategy.  CAI Data
Systems, Inc. ("Data Systems") announced on July 23, 1997 that it had filed an application with the FCC  to  construct,  launch,  and operate a Ka-band
satellite.   The application, which is currently pending  before  the  FCC, contemplates a July 1999 launch date for the satellite.  The estimated cost of constructing  and launching the satellite is approximately $292,500,000, which Data Systems  plans  to  finance through the issuance of its own debt and/or equity securities.  There  can  be  no  assurance that Data Systems'
application will be granted by the FCC or, if granted,  that  Data  Systems will  be  able  to  secure  financing  necessary  to construct and launch a satellite.  CAI Satellite Communications, Inc. filed  a  V-band application on  September 25, 1997 for the same orbital slots that were  identified  in
Data  System's  Ka-band application.  The application is currently awaiting
FCC review.  The  rationale  for  seeking  identical  orbital  slots in the
V-band application was to permit the co-location of multiple satellites  in the  same  orbit,  which potentially could result in the saving of enormous launch costs at the appropriate time.  Before the FCC can grant any orbital position in the V-band,  however,  it  must  first  file a request with the
World Radio Conference for the United States to be allocated the particular
V-band  frequency.   CAI  has  expended  approximately  $344,000  on  these
entities to date, including approximately $87,500 for the FCC filing fee.

The Satellite Projects Committee (the "Satellite Committee") of the Board of Directors of CAI has authorized the sale, subject to the receipt of consent from MLGAF, CAI's senior secured lender, of up to one-half of the equity interests in these entities to Haig Capital, LLC ("Haig"), an entity in which Jared E. Abbruzzese, chairman and chief executive officer of CAI has an approximately 75% interest. Under the terms of the transaction as approved by the Satellite Committee, CAI would transfer one-half of the equity in each of the Satellite Subsidiaries to Haig in exchange for Haig's agreement to fund the future capital and other expenditures of the Satellite Subsidiaries, including the salaries and benefits payable to certain employees, up to the amount expended by CAI through the date of transfer of such equity interest. From and after the date that Haig has matched the capital investment made by CAI, Haig and CAI would bear the on-going costs on a pro rata basis.

TelQuest Satellite Services. TelQuest is a joint  venture  between  CAI, CS
Wireless,   and TelQuest Communications, Inc., a company controlled by  Mr.
Abbruzzese.   TelQuest  was   formed  on  August 4, 1997 for the purpose of
developing and operating satellite systems  providing digital services.  In connection with CAI's  $5,000,000 investment  in  TelQuest,  CAI  made four
cash  payments  totaling  $2,500,000.   CAI also contributed to TelQuest  a
combination  of  equipment  (made available  to  TelQuest   pursuant  to  a
five-year renewable lease at  a nominal rental amount) and cash (in lieu of equipment) totaling $2,149,211, as part of the $2,500,000 equipment portion of CAI'S investment in TelQuest.  In return for CAI'S $5,000,000 investment in  TelQuest,  CAI received a 25%  interest  in  the  company,  subject  to dilution upon the occurrence of certain events.

CAI has designated its Boston market as the first of its markets to receive
TelQuest digital  video  programming.   TelQuest  is currently broadcasting
approximately  40  channels  of  pre-digitized  video  programming,   which
programming is being received at the Company's head-end located in downtown
Boston  without  significant  technical  flaws.  CAI is currently using the
TelQuest programming in Boston to test the  digital  MMDS delivery platform
and   the   customer  premises  equipment  to  be  used  for  a  commercial subscription video product.

In conjunction  with  its investment in TelQuest, CAI also has entered into an affiliation agreement  with  TelQuest  that  will enable CAI to purchase pre-digitized video programming from TelQuest for those markets, if any, in
which CAI launches a commercial digital subscription  video  product.   CAI
continues  to  believe  that the affiliation agreement with TelQuest is the most cost-efficient means  of accessing pre-digitized video programming for
use at its transmission facilities.   A migration from the C-band satellite
capacity  that  TelQuest  currently  is transmitting  to  the  contemplated
Ku-band satellite capacity will provide  CAI with the opportunity to expand its video offerings to include a direct-to-home  product as a supplement to any MMDS-based video delivery system for those potential  subscribers  that are  not  capable of receiving the MMDS signal.  There can be no assurance, however, that  TelQuest  will  be  able  to  migrate  from C-band satellite capacity to Ku-band satellite capacity, that CAI will be able to expand its video offerings beyond its current subscription video product,  or that CAI will launch a digital subscription video product in a commercial  manner in any of its markets.

Wave  Air,  Inc.  CAI periodically charters an airplane owned by Wave  Air,
Inc., which is  primarily  owned  by  Mr. Abbruzzese, in order to carry out
business when airline schedules are not  compatible.   Wave Air charges CAI
for  this  service  on  an hourly basis at or below market rates  for  such services.  Transactions with  Wave  Air,  Inc.  amounted  to  approximately
$154,000 for the year ended March 31, 1998.

Loans  to  Officers.   On  March  31,  1997,  Mr.  Abbruzzese executed  and
delivered a demand promissory note in the principal  amount  of $780,054.33
in  favor  of  CAI.   The note evidences various indebtedness owed  by  Mr.
Abbruzzese and affiliated  entities,  which  Mr.  Abbruzzese  has agreed to assume, including the outstanding balance on an $800,000 loan made  by  CAI to  Haig.  The obligation bears interest at 14% per annum and is secured by a pledge  of  Mr.  Abbruzzese's  interest  in  Haig.  Mr. Abbruzzese repaid
$86,045 of this obligation during the fiscal year ended March 31, 1998.  In addition,  in  June  1998,  Mr. Abbruzzese made a $45,000  payment  on  the obligation, reducing the principal  outstanding  balance  to  approximately
$650,000.

Installation  Services.  In October 1996, two CAI employees formed  Telecom
Service Support LLC ("Telecom Support") to provide subscriber installation, service call, and warehouse services to the subscription television industry. CAI incurred $452,000 for such services during the year ended
March 31, 1998. Services provided by Telecom Support to CAI were on terms at least as favorable to those available to CAI from unrelated parties.
Additionally, CAI advanced $20,000 and provided leased vehicles and certain facilities to Telecom Support for the year ended March 31, 1998.

Equipment Sales and Purchases. During the year ended March 31, 1998, CAI sold to CS Wireless approximately $3,706,000 of equipment at $116,000 over book value, for 20% down and the balance due 30 days after delivery. The equipment consisted primarily of equipment no longer needed for CAI's
Boston, MA project. Additionally, during April 1997, CAI placed purchase orders approximating $1,612,000 with CS Wireless for equipment needed for the Boston project, taking advantage of CS Wireless' favorable pricing arrangements with its vendors. In March 1997, CAI purchased certain used equipment for $107,000 for the Boston project from Haig. All equipment purchased from Haig was sold by Haig to CAI at or below fair market value for such items.

Consulting  Arrangement.   Until  February  1998, CAI  was  a  party  to  a
consulting agreement with Alan Sonnenberg, the  former  president  and vice chairman  of  CAI,  pursuant to which Mr. Sonnenberg agreed to provide  CAI with certain consulting  services  for an annual fee of $75,000.  Under the agreement, Mr. Sonnenberg received $62,500  during the year ended March 31,
1998.  The agreement was terminated in February 1998.

Engineering and Spectrum Management Services.  CAI has arrangements with CS
Wireless pursuant to which CAI personnel provide  engineering  and spectrum
management  services  CS  Wireless.   CAI  provides  engineering consulting
services  to  CS Wireless in connection with the digital  build-out  by  CS
Wireless of its  Dallas  market.   CAI  receives  $10,000  per  month  plus
reimbursement  for  all  reasonable expenses incurred in the performance of such consulting services.

CAI also provides spectrum  management  services and subleases office space
in  its  Arlington,  Virginia office to CS Wireless.   Up  to  20%  of  the
professional  time  of  Mr.   Gerald  Stevens-Kittner,  CAI's  Senior  Vice
President  -- Spectrum Management,  is  devoted  to  CS  Wireless  spectrum
management  matters,  including  regulatory  issues  before  the  FCC.   CS
Wireless compensates  Mr.  Stevens-Kittner directly for such services.  CAI charges CS Wireless a pro rata  portion of the monthly rent payment for its
Arlington office space, based on  the  office space used by one CS Wireless employee resident in the Arlington office.

G.  Directors And Officers Of The Reorganized Companies

It is anticipated that the boards of directors of the Reorganized Companies will include two (2) members of current management of CAI. The composition of the remainder of the boards of the Reorganized Companies will be determined by the Companies and the Unofficial Noteholders' Committee, subject to the requirements of Section 1129(a)(5) of the Bankruptcy Code.
The Companies and the Unofficial Noteholders' Committee intend to announce prior to the Confirmation Date the identities of any individuals proposed to serve as directors or officers of the Reorganized Companies. If and to the extent possible, the identities of such individuals will be announced by inclusion of a list of proposed directors and/or officers in the Plan
Supplement, which will be filed with the Bankruptcy Court at least five (5)
Business Days prior to the commencement of the Confirmation Hearing.


H.  Management Options

In connection with the Plan, CAI or Reorganized CAI will adopt a management stock option plan (the "Management Option Plan") for the Management Option
Plan Participants (each, a "Participant") that is intended to provide an incentive to complete one or more transactions that would increase shareholder value. Specifically, the Management Option Plan is intended to provide incentives that will motivate those highly competent individuals that comprise the senior management of Reorganized CAI to continue in their efforts to attract a Strategic Partner or effectuate a Trigger Event. The
Management Option Plan is also intended to align the interests of such employees with those of Reorganized CAI's shareholders.

Pursuant to the Management  Option  Plan,  the  Participants would be given options (the "Management Options") to acquire, in  the  aggregate, up to 10
percent   of  the  outstanding  shares  of  Reorganized  CAI  issued   upon
consummation  of  the  Plan.  Under the proposed Plan, 15 million shares of
New Common Stock are anticipated to be issued to holders of Class CAI-5 and
CAI-6 Claims; thus, the  number  of  shares  available under the Management
Option Plan would be 1.5 million.  Approval of  the  Plan will be deemed an approval or ratification, as the case may be, of the Management Option Plan
pursuant to which the Management Options will be granted.   The  Management
Option  Plan may be adopted prior to the Consummation Date by the Board  of
Directors   of   CAI,  although  no  options  will  be  granted  until  the
Consummation Date.

        The Management Options will vest and become exercisable upon completion of one or more Trigger Events, other than a Trigger Event with a person or persons with whom no member of Reorganized CAI's management team had discussions, or was otherwise materially involved, either before or after the Consummation Date. The Trigger Events include, among other events, a material third party acquisition or merger, material equity investment in CAI, or joint venture, and/or a material take-or-pay arrangement or other material third party transaction with respect to the use of CAI's spectrum, and/or any other third party transaction having a substantially similar economic effect as the foregoing.

The price at which  Management Options can be exercised will be established on the Consummation Date  in  accordance with a formula based on the deemed recovery of the holders of Class  CAI-5 Claims (the "Bondholder Recovery").
In  the  aggregate,  based  on  the  proposed   Plan,   Management  Options
representing up to 300,000 shares (2% of the outstanding  shares)  will  be exercisable  at  $4.96,  reflecting  a  60% Bondholder Recovery; Management
Options representing up to 300,000 shares  will  be  exercisable  at $6.78, reflecting a 70% Bondholder Recovery; Management Options representing up to
300,000  shares  will  be exercisable at $8.79, reflecting a 80% Bondholder
Recovery, and Management  Options  representing  600,000  shares (4% of the outstanding  shares)  will  be  exercisable  at  $10.81, reflecting  a  90%
Bondholder Recovery.  For this purpose, the Bondholder  Recovery equals the percentage  of  $275 million represented by the sum of:  (i)  the  accreted value of the New  Senior Notes on the date of issuance thereof and (ii) the value of the New Common  Stock  received  by  holders of Class CAI-5 Claims under the Plan.

Vesting  will  be  accelerated  for 50% of the Management  Options  if  the average trading price of the New  Common  Stock  is  at  or  above  $12.82, corresponding  to  a  100%  Bondholder Recovery, for 60 consecutive trading days  following the Consummation  Date  (assuming  an  appropriate  average
trading  volume).   The  unvested portion of the Management Options will be
reduced by 50% (on a pro rata basis from each price tranche) after the 18th monthly anniversary of the  Consummation Date.  The unvested portion of the
Management  Options  will  be  reduced  by  100%  after  the  24th  monthly anniversary of the Consummation Date.

In  the  event  of  a  termination of  employment  prior  to  the  9  month anniversary of the Consummation  Date  other than for Cause or in the event of a voluntary termination for Good Reason  (as  defined  in the Employment
Agreements),  the Participant's Management Options continue  unaffected  by the termination  and  remain  subject to the terms of the Management Option
Plan,  provided  that  50%  of  such  Management  Options,  to  the  extent exercisable, must be exercised within  six (6) months of the effective date
of  the  termination  of  employment.   Any of  that  50%  portion  of  the
Participant's Management Options that are  not  exercisable within such six
(6) month period will thereafter lapse.  If a Participant's  employment has not terminated within the 9 months following the Consummation  Date, all of that  Participant's  Management  Options  will  continue unaffected by  any subsequent termination of employment and will remain  subject  to the terms of the Management Option Plan.

THIS  SOLICITATION  OF  THE HOLDERS OF SENIOR NOTES, WHO, IN THE AGGREGATE,
WILL RECEIVE 91% OF THE NEW COMMON STOCK, WILL BE DEEMED A SOLICITATION FOR
APPROVAL OF THE MANAGEMENT OPTION PLAN.  CAI BELIEVES THAT THE CONFIRMATION
ORDER SHOULD CONSTITUTE APPROVAL OF THE MANAGEMENT OPTION PLAN FOR PURPOSES
OF SECTIONS 422 AND 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED
(THE "TAX CODE").  THERE  CAN  BE  NO ASSURANCE, HOWEVER, THAT THE INTERNAL
REVENUE SERVICE WILL AGREE WITH SUCH POSITION.

        V.  REASONS FOR THE SOLICITATION; RECOMMENDATION

Chapter 11 of the Bankruptcy Code provides that, in order for the Bankruptcy Court to confirm the Plan as a consensual plan, the holders of Claims in each Impaired Class who cast votes in favor of the Plan must (a) hold at least 2/3 in amount of the Claims of the holders in such Class who actually cast votes with respect to the Plan and (b) comprise more than one-half in number of the holders in such Class who actually cast votes with respect to the Plan (together, the "Requisite Acceptances").

The Solicitation is being conducted  at this time in order to obtain (prior to the filing of voluntary petitions for  reorganization  of  the Companies
under  Chapter  11 of the Bankruptcy Code) the Requisite Acceptances.   The
Companies anticipate  that  by  conducting  the  Solicitation in advance of commencing the Chapter 11 Case, the duration of the Chapter 11 Case will be
significantly  shortened,  and  the  administration  of   the  case,  which
otherwise  can  be  lengthy,  complex,  and  extremely expensive,  will  be significantly shortened, greatly simplified, and much less costly.

In  light  of  the significant benefits to be attained  by  the  Companies'
Impaired  Creditors   pursuant   to   consummation   of   the  transactions
contemplated  by  the  Plan,  each  of  the Companies' Boards of  Directors
recommends that such Creditors vote to accept  the  Plan.   The Boards have
reached this decision after considering the alternatives to the  Plan  that are  available  to  the Companies and their likely effect on the Companies'
business  operations,  creditors,  and  shareholders.   These  alternatives
include liquidation of the Companies under Chapter 7 of the Bankruptcy Code or a reorganization  under  Chapter  11  of  the  Bankruptcy  Code  without
pre-petition  solicitation.   The  Boards determined, after consulting with
financial  and legal advisors, that the  Plan  would  result  in  a  larger distribution to creditors than would any other Chapter 11 reorganization or a liquidation under Chapter 7.  For a comparison of estimated distributions under Chapter  7  of  the  Bankruptcy  Code and under the Plan, see Section
XIV.C -- "Feasibility of the Plan and the  Best Interests of Creditors Test
--  Liquidation  Analysis."  The Boards also concluded  that  initiating  a
Chapter  11  case without  pre-petition  solicitation  would  result  in  a
significant  delay   in   confirmation   of  a  plan,  which,  compared  to
confirmation of the Plan, would result in  higher  fees  and  expenses  and increase  the  possibility  that  a  reorganization  case  would damage the
Companies'  businesses,  and  would  increase  the  possibility  that   the
Companies  would not be able to reorganize and therefore would be forced to
liquidate.   In  addition, the Companies were advised that the DIP Facility would be available  only  in the context of a prepackaged plan.  For all of these reasons, the Boards support  the Plan and urge all Impaired Creditors to accept and support the Plan.

ALTHOUGH  THE  PLAN  AND  VARIOUS  RELATED  MATTERS  REFERRED  TO  IN  THIS
DISCLOSURE STATEMENT HAVE BEEN REVIEWED  BY  AND  DISCUSSED WITH MLGAF, THE
UNOFFICIAL  NOTEHOLDERS'  COMMITTEE, AND THEIR RESPECTIVE  REPRESENTATIVES,
AND REFLECT TO SOME EXTENT  THE  VIEWS  OF  THOSE  PARTIES,  THE UNOFFICIAL
NOTEHOLDERS' COMMITTEE HAS NOT APPROVED OR ENDORSED THE PLAN OR RECOMMENDED
THAT OTHER HOLDERS OF SENIOR NOTES VOTE TO ACCEPT THE PLAN.


        VI.  SUMMARY OF VOTING PROCEDURES

This Disclosure Statement, including all Exhibits hereto, together with the related  materials  included  herewith,  are  being furnished to all  known holders of Impaired Claims against CAI and PCT,  including  (i)  holders of
Senior Notes whose names (or the names of whose nominees) appear as  of the
Voting Record Date (as defined in the next paragraph) on the securityholder lists  maintained  by  the  Indenture  Trustee  pursuant to the Senior Note
Indenture or, if applicable, who are listed as participants  in  a clearing agency's  security  position listing and (ii) all other holders of Impaired
Claims known to CAI and  PCT.   IF  SUCH ENTITIES DO NOT HOLD FOR THEIR OWN
ACCOUNT, THEY SHOULD PROVIDE COPIES OF  THIS DISCLOSURE STATEMENT, THE PLAN
AND, IF APPLICABLE, APPROPRIATE BALLOTS TO THE BENEFICIAL OWNERS.

All votes to accept or reject the Plan must  be  cast  by  using the ballot
(the "Ballot") enclosed with this Disclosure Statement or, in the case of a bank, brokerage firm or other nominee holding Senior Notes in  its own name on  behalf of a beneficial owner, or any agent thereof (each, a "Nominee"), the master  ballot  (the  "Master  Ballot")  provided to such Nominee under separate cover  (or manually executed facsimiles  thereof).  No other votes will be counted.  Consistent with the provisions of Fed. R. Bankr. P. 3018, the Companies have fixed June 23, 1998 (the "Voting  Record  Date")  as the date for the determination of holders of record of Impaired Claims entitled to  receive  a  copy of this Disclosure Statement and the related materials and to vote to accept  or reject the Plan.  Ballots and Master Ballots must be  RECEIVED by the Voting  Agent no later than 5:00 p.m. (Eastern Time) on
July 27, 1998, unless the Companies,  in  their  sole  discretion, and from time to time, extend, by oral or written notice to the Voting  Agent,  such date,  in  which  event  the period during which Ballots and Master Ballots will  be accepted will terminate  at  5:00  p.m.  (Eastern  Time)  on  such extended  date  (in  either  case,  the  "Voting Deadline").  Except to the extent requested by the Companies or as permitted  by  the Bankruptcy Court pursuant  to  Fed.  R. Bankr. P. 3018, Ballots and Master Ballots  received after  the Voting Deadline  will  not  be  counted  or  otherwise  used  in connection with the Companies' request for confirmation of the Plan (or any
permitted  modification  thereof).   In addition, the Companies reserve the
right to use acceptances of the Plan received  in this Solicitation to seek confirmation of the Plan under any other circumstances,  including, without limitation, the filing of an involuntary bankruptcy petition against CAI or
PCT or the voluntary commencement of a non-prepackaged Chapter  11  case by
CAI or PCT.

After the Consummation Date, CAI (or its agent) will furnish to each Senior
Note Holder a letter of transmittal for remittance to CAI (or its agent) of the certificates which represent such holder's Senior Notes. Holders whose Senior Notes are not remitted in proper form for transfer together with a properly completed letter of transmittal will not receive their Pro Rata share of New Senior Notes and New Common Stock. See Section VIII.D.8 --
"Summary  of  the  Plan  --  Summary of Other Provisions  of  the  Plan  --
Surrender and Cancellation of Securities or Instruments."

The Companies reserve the absolute right to amend the Plan either before or after the Petition Date. Amendments to the Plan that do not materially and adversely affect the treatment of Claims and Interests may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. In the event resolicitation is required, the Companies will furnish new Ballots and/or Master Ballots to be used to vote to accept or reject the Plan, as amended.

Although the Solicitation relates to voluntary petitions for reorganization of the Companies under Chapter 11 of the Bankruptcy  Code,  no such filings
have  yet  been  made.   The  Companies  intend  to  file their Chapter  11
petitions  when the Requisite Acceptances have been received  or  when  the
Companies otherwise  determine that such filing is necessary or appropriate
to  protect their property  and  interests.   In  addition,  the  Companies
expressly  reserve  the  right  to extend, by oral or written notice to the
Voting Agent, the Voting Deadline  and  the  Voting  Record  Date until the
Requisite Acceptances have been received.


        VII.  ANTICIPATED EVENTS DURING THE CHAPTER 11 CASE

A.  Commencement Of The Chapter 11 Case

If,  in response to the Solicitation occurring pursuant to this  Disclosure
Statement,  the  Companies receive the Requisite Acceptances, the Companies
intend to commence  promptly  the  Chapter  11  Case.   From  and after the
Petition Date, the Companies will continue to operate their businesses  and manage  their properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

The Companies  do  not  expect  the  Chapter  11 Case to be protracted.  To expedite  their emergence from Chapter 11, the Companies  intend  to  seek, among other  things, the relief detailed below from the Bankruptcy Court on
the  Petition  Date.    If   granted,   this  relief  will  facilitate  the
administration of the Chapter 11 Case; there  can be no assurance, however, that the Bankruptcy Court will grant the requested relief.

1.   Applications for Retention of the Companies'  Professionals;  Ordinary
Course Professionals

The Companies  intend  to  seek  Bankruptcy  Court  authority to retain and
employ  certain  professionals  to  represent  them  and  assist   them  in
connection  with  the  Chapter  11  Case.  Some of these professionals were intimately involved with the negotiation  and  development  of the Plan and include,  among  others: (i) Skadden, Arps, Slate, Meagher & Flom  LLP,  as counsel for the Companies; (ii) Day, Berry & Howard LLP, as special counsel to the Companies;  (iii)  BT  Alex.  Brown,  as  financial  advisor  to the
Companies; (iv) Coopers & Lybrand LLP, as accountants to the Companies; and
(v)  The  Altman  Group,  as  solicitation  and  noticing  agents  for  the
Companies.   The  Companies also intend to seek authority to retain certain professionals to assist  with  the  operations  of  their businesses in the ordinary course; these so-called "ordinary course professionals"  will  not be involved in the administration of the Chapter 11 Case.



2.  Motion to Waive Filing of Schedules and Statement of Financial Affairs

Section  521 of the Bankruptcy Code and Fed. R. Bankr. P. 1007 direct that, unless otherwise  ordered  by  the  court,  debtors  must  prepare and file certain schedules of claims, executory contracts and unexpired  leases  and related  information (the "Schedules") and a statement of financial affairs
(the "Statement")  within 15 days of the commencement of a Chapter 11 case.
The purpose of this  requirement is to provide a debtor's creditors, equity security holders and other  interested  parties with sufficient information to make informed decisions with respect to the debtor's reorganization.  In appropriate  circumstances,  however,  a bankruptcy  court  may  modify  or dispense with the filing of the Schedules  and  the  Statement  pursuant to
Section  521  of  the  Bankruptcy  Code.   The  Companies believe that such
circumstances would exist in its Chapter 11 Case  and  that they should not be  required to file the Statement and the Schedules.  The  Companies  thus intend  to  request that the Bankruptcy Court waive the necessity of filing the Schedules and the Statement.

3.  Motion to  Mail  Notices  and Provide Publication Notice of Section 341
Meeting to Unimpaired Creditors

Pursuant to the Bankruptcy Rules, the clerk of the Bankruptcy Court, or another party that the Bankruptcy Court may direct, must provide notice of the commencement of the Chapter 11 Case and of the first meeting of creditors held pursuant to Section 341 of the Bankruptcy Code (the "Section
341 Meeting") to all creditors. In addition, at least two other notices, notice of the hearing to approve the Disclosure Statement and consider confirmation of the Plan and notice of the entry of an order confirming the Plan must be given to all creditors and equity security holders. Due to the size of the Chapter 11 Case and the large number of Creditors and Interest holders, the Companies will request that CAI, or its authorized noticing agent, be authorized to mail all required notices in the Chapter
11 Case. In addition, because all classes of Claims and Interests other than Classes CAI-5, CAI-6, CAI-7, CAI-8, and PCT-5 are not Impaired under the Plan and will pass through the Chapter 11 Case unaffected, the Companies will request that they be authorized to provide only publication notice of the events set forth above, in several newspapers of national circulation, to holders of Unimpaired Claims.

4.   Motion  to   Approve   Pre-Petition   Solicitation   and  to  Schedule
Confirmation Hearing

To facilitate the prompt confirmation and consummation of the Plan, the Companies intend to immediately seek an order scheduling the hearing on (i) approval of the pre-petition solicitation procedures, including this Disclosure Statement, (ii) approval of a short form disclosure statement and summary of the Plan (the "Short Form Disclosure Statement") to holders of unclassified and Unimpaired Claims, as well as Claims and Interests that are not entitled to receive or retain any property or interest in property under the Plan, and (iii) confirmation of the Plan, for a date immediately following the end of the notice period therefor, or as soon thereafter as the Bankruptcy Court's calendar permits.

5.  Motion to Continue Using Existing Cash Management System

Because  the  Companies  expect the entire Chapter 11 Case to last for less than three months, and because  of  the  administrative  hardship  that any operating changes would impose on the Companies and the other Subsidiaries, the  Companies intend to seek Bankruptcy Court authority to continue  using their  existing cash management system, bank accounts (which are subject to the security interests and liens of MLGAF) and business forms and to follow
their current  internal  investment  and  deposit  guidelines.   Absent the
Bankruptcy   Court's  authorization  of  the  continued  use  of  the  cash management system,  cash  flow  among  CAI  and  the  Subsidiaries would be severely impeded, to the detriment of CAI's estate and  creditors,  as well as PCT and the other Subsidiaries.

Continued use of the existing cash management system will facilitate the Companies' smooth and orderly transition into Chapter 11, minimize the disruption to their businesses while in Chapter 11, and expedite their emergence from Chapter 11. Requiring the Companies to adopt and implement a new cash management system would likely increase the costs of the Chapter
11 Case, primarily as a result of the significant time and expense associated with the transition to a new cash management system. For the same reasons, requiring the Companies to cancel their existing bank accounts and establish new accounts or requiring them to create new business forms would only frustrate the Companies' efforts to reorganize expeditiously.

6.  Motion for Authority to Pay Pre-Petition  Trade  Claims in the Ordinary
Course of Business

Trade  Claims  are  defined  in  the Plan as pre-petition Unsecured  Claims against CAI or PCT arising from or with respect to the delivery of goods or services to CAI or PCT in the ordinary  course  of business; they are among the  Claims  included  in  the  classes of Claims denominated  Class  CAI-3
General  Unsecured  Claims  and  Class   PCT-3  General  Unsecured  Claims.
Notwithstanding  provisions of the Bankruptcy  Code  that  would  otherwise
require  the  Companies   to  defer  payment  of  Trade  Claims  until  the
Distribution  Date,  the  Companies  intend  to  seek  authority  from  the
Bankruptcy Court to pay, in  the  ordinary  course  of  business, the Trade
Claims of those providers of goods and services that agree,  in writing, to continue to provide the Companies with customary trade terms on  an ongoing
basis.   Because certain goods and services are essential to the Companies'
businesses,  the relief sought in this motion is critical to the Companies'
uninterrupted operations during the Chapter 11 Case.

7.  Motion for Authority to Pay Pre-Petition Employee Wages and Benefits

The Companies believe that any delay in paying pre-petition compensation or benefits would destroy their relationships with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of the Companies' employees is most critical. Accordingly, the Companies will seek authority to pay compensation and benefits that had accrued but remained unpaid as of the Petition Date.

8.  Motion for Authority to Incur Post-Petition Indebtedness  and  Use Cash
Collateral

If the Companies elect to commence the Chapter 11 Case, CAI expects to obtain immediate short-term working capital financing in the form of a debtor-in-possession facility (the "DIP Facility") from MLGAF, as well as Bankruptcy Court authorization to use MLGAF's cash collateral (the "Cash
Collateral"). Prompt Bankruptcy Court approval of the DIP Facility and the use of the Cash Collateral will facilitate the normal operations of the Companies and the other Subsidiaries and the maintenance of strong relationships with the Companies' vendors and suppliers during the Chapter
11 Case. CAI believes that the DIP Facility likely will be conditioned upon CAI's granting MLGAF, with Bankruptcy Court approval, a priority over virtually all other claims in the Chapter 11 Case, including Administrative
Claims, and security interests in or liens on substantially all of the assets of CAI and the Guarantor Subsidiaries. Based on currently projected financing needs, CAI expects to seek and obtain Bankruptcy Court approval of a DIP Facility in the aggregate amount of $60 million (which amount includes the conversion of approximately $45,000,000 in Secured Notes, plus accrued interests and fees, to DIP Notes). Under the Bankruptcy Rules, this facility likely will be approved by interim order on or about the Petition Date, and by Final Order approximately two to three weeks later.
There can be no assurance, however, that the Bankruptcy Court will approve, either by interim or Final Order, the DIP Facility or the use of the Cash
Collateral.

9.  Motion for Authority for the Companies to Sell MDU Assets to OnePoint

The Companies have entered into a binding letter of intent (the "Letter  of
Intent")  with  Mid-Atlantic  Telcom  Plus,  d/b/a  OnePoint Communications
(AOnePoint@), providing for the sale by the Companies  of  their MDU Assets to OnePoint for $6,000,000 in cash.  Consummation of the sale is subject to the  satisfaction  of  a variety of conditions, including Bankruptcy  Court approval.  Accordingly,  the  Companies intend to seek immediately an order of the Bankruptcy Court authorizing,  among  other  things, the sale of the
MDU Assets and the assumption and assignment to OnePoint  of  the contracts forming the basis of the MDU Assets.  Prompt approval of the sale  and  the assumption  and  assignment  of  the  contracts  will  not  only permit the
Companies  to  maximize  the  value  of  the  MDU  Assets  by  consummating expeditiously the transactions contemplated by the Letter of Intent, which, in turn, would provide the Companies with an additional source of funds for
working  capital  purposes,  but  will  alleviate  the  possibility  of   a
diminution  in  value  of the MDU Assets that could result if the sale were delayed until confirmation and consummation of the Plan.

B.  Anticipated Timetable For The Chapter 11 Case

Following the Petition Date,  the  Companies  expect the Chapter 11 Case to
proceed on the following estimated timetable.   There  can be no assurance,
however, that the Bankruptcy Court's orders to be entered  on  the Petition
Date  will  permit  the  Chapter  11  Case  to proceed as expeditiously  as anticipated.

The Companies anticipate that the hearing to  consider  the adequacy of the
Disclosure  Statement and confirmation of the Plan would occur  30-45  days
after the Petition  Date.   Assuming  that  the  Plan  is confirmed at that
hearing, the Plan provides that the Consummation Date will  be the Business
Day on which all conditions to the consummation of the Plan (as  set  forth in  Article X.B of the Plan) have been satisfied or waived (as provided  in
Article  X.C of the Plan).  See Section VIII.E.4 -- "Summary of the Plan --
Conditions  to  Confirmation  and  Consummation."   Based  upon information
currently  available  to them, the Companies believe that the  Consummation
Date could occur as early  as  ten  days  following  the Confirmation Date, although the process of obtaining FCC approval of the  transfer  of control of  CAI  and  CS Wireless could significantly delay the Consummation  Date.
Under this timetable,  the Companies would emerge from Chapter 11 within 45
to 60 days after the Petition  Date.   There  can be no assurance, however,
that this projected timetable can be achieved.


        VIII.  SUMMARY OF THE PLAN

A.  Introduction

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and shareholders.
In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, Section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

The  consummation of a plan of reorganization is the principal objective of
a Chapter  11  case.   A  plan  of  reorganization sets forth the means for
satisfying claims against and interests  in  a  debtor.   Confirmation of a
plan of reorganization by the Bankruptcy Court makes the plan  binding upon the debtor, any issuer of securities under the plan, any person  or  entity acquiring  property  under the plan, and any creditor of or equity security holder in the debtor,  whether  or  not  such  creditor  or equity security holder (i) is impaired under or has accepted the plan or (ii)  receives  or retains any property under the plan.  Subject to certain limited exceptions and  other  than  as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation  of  the  plan  and  substitutes  therefor  the obligations  specified  under the confirmed plan, and terminates all rights and interests of equity security holders.

THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS
FOR IMPLEMENTATION OF THE  COMPANIES'  PLAN,  AND OF THE CLASSIFICATION AND
TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN,  AND  IS QUALIFIED IN ITS
ENTIRETY  BY  REFERENCE  TO THE PLAN (AS WELL AS THE EXHIBITS  THERETO  AND
DEFINITIONS THEREIN), WHICH  IS  ANNEXED  TO  THIS  DISCLOSURE STATEMENT AS
EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT  INCLUDE SUMMARIES OF
THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED  TO THEREIN.
THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT  TO BE
PRECISE  OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN
OR DOCUMENTS  REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO
SUCH DOCUMENTS  FOR  THE  FULL  AND  COMPLETE  STATEMENTS OF SUCH TERMS AND
PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN  CONTROL  THE  ACTUAL
TREATMENT  OF  CLAIMS AGAINST AND INTERESTS IN THE COMPANIES UNDER THE PLAN
AND WILL, UPON OCCURRENCE  OF  THE  CONSUMMATION  DATE, BE BINDING UPON ALL
HOLDERS  OF  CLAIMS AGAINST AND INTERESTS IN CAI AND  PCT,  THEIR  ESTATES,
REORGANIZED CAI  AND  REORGANIZED PCT, ALL PARTIES RECEIVING PROPERTY UNDER
THE PLAN, AND OTHER PARTIES  IN  INTEREST.   IN  THE  EVENT OF ANY CONFLICT
BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND  THE  PLAN  OR  ANY
OTHER  OPERATIVE  DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR
SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

B.  Voting On The Plan

1.  Voting Deadline

A copy of this Disclosure  Statement  with  the annexed Plan (including all
Exhibits to the Plan and this Disclosure Statement)   is  being distributed
to  all  Impaired  Creditors.   In  addition,  a  Ballot, together  with  a
postage-paid return envelope, is enclosed with each copy of this Disclosure
Statement being delivered to those Impaired Creditors  that are entitled to vote to accept or reject the Plan.  Master Ballots will  be  provided under separate cover to Nominees.  In order to be counted, all Ballots and Master
Ballots indicating acceptance or rejection of the Plan MUST BE  RECEIVED by the  Voting  Agent  at  its  address  set  forth  in  Section XVI.J -- "The
Solicitation; Voting Procedures -- Further Information;  Additional Copies"
of this Disclosure Statement no later than 5:00 p.m. (Eastern Time) on July
27, 1998 (the "Voting Deadline"), unless the Voting Deadline is extended by the Companies.

2.  Creditors Entitled To Vote On The Plan

As  more fully described below, the Plan designates eight separate  classes of Claims  against  and Interests in CAI and six separate classes of Claims
against  and  Interests   in   PCT   (other   than   DIP  Facility  Claims,
Administrative  Claims, and Priority Tax Claims).  See  Section  VIII.C  --
"Summary  of the Plan  --  Certain  Matters  Regarding  Classification  And
Treatment Of Claims And Interests."  Only the holders of Impaired Claims in
Classes CAI-5,  CAI-6,  and  PCT-5  are being solicited and are entitled to vote to accept or reject the Plan.  In  addition to holders of DIP Facility
Claims,  Administrative  Claims and Priority  Tax  Claims  (which  are  not classified under the Plan),  pursuant  to Section 1126(f) of the Bankruptcy
Code, holders of Claims or Interests in Classes CAI-1, CAI-2, CAI-3, CAI-4,
PCT-1, PCT-2, PCT-3,  PCT-4, and PCT-6 are  not  entitled to vote to accept or reject the Plan, and are deemed to have accepted  the Plan, because such
Classes are Unimpaired under the Plan.  Pursuant to Section  1126(g) of the
Bankruptcy Code, Classes CAI-7 and CAI-8 are not entitled to vote to accept or reject the Plan, and are deemed to have rejected the Plan,  because  the holders  of  Impaired  Claims  or  Interests  in  such Classes will neither receive nor retain any property or interest in property under the Plan.

3.  Vote Required For Class Acceptance

The Bankruptcy Court will determine whether sufficient acceptances have been received to confirm the Plan. An Impaired Class of Claims will have accepted the Plan if the holders of Claims in that Class voting in favor of the Plan (i) hold at least 2/3 in aggregate amount of the Claims of the holders in such Class who actually cast votes with respect to the Plan and
(ii) comprise more than one-half in number of the holders in such Class who actually cast votes with respect to the Plan.

4.   Counting  Of Ballots And Master Ballots For Determining Acceptance  Of
The Plan

The Companies intend to count all Ballots and Master Ballots received prior to the Voting Deadline  for  purposes  of determining whether each Impaired
Class entitled to vote has accepted or rejected  the  Plan.  Fed. R. Bankr.
P.  3018(b) prescribes the conditions that must be satisfied  in  order  to count  the ballots solicited with respect to a plan of reorganization prior to the commencement  of  a Chapter 11 case.  Rule 3018(b) requires that (i)
the  Chapter  11 plan must have  been  disseminated  to  substantially  all impaired creditors  in  the  class(es)  entitled  to  vote,  (ii)  the time prescribed  for  voting  on the plan must not have been unreasonably short, and (iii) the solicitation  must  have  been  conducted  in accordance with
Section   1126(b)   of  the  Bankruptcy  Code,  which  requires  that   the
solicitation be conducted  in compliance with all applicable non-bankruptcy laws, rules, or regulations or, if there are no such applicable laws, rules or regulations, that the disclosure  statement  with  respect  to  the plan contains  "adequate  information,"  as  defined  in  Section 1125(a) of the
Bankruptcy  Code.   Section  1125(a)  defines  "adequate  information"   as
information  of  a  kind  and  in sufficient detail as far as is reasonably practicable  in light of the nature  and  history  of  a  company  and  the condition  of such  company's  books  and  records,  that  would  enable  a hypothetical  reasonable  investor  typical  of holders of claims or equity interests of the relevant class to make an informed judgment about the plan of reorganization.

The Companies believe that all of the requirements  of  Fed.  R.  Bankr. P.
3018(b) will be satisfied.  This Disclosure Statement and the Plan (annexed hereto as Exhibit A), together with all of the accompanying materials,  are being transmitted to all known Impaired Creditors.  The solicitation period determined by the Board for voting on the Plan is approximately 20 Business
Days, which is approximately the time normally prescribed by the SEC for an exchange  offer  pursuant  to  Rule  13e-4  under  the  Exchange  Act.  The
Companies   believe   that  this  Disclosure  Statement  contains  adequate
information (within the  meaning  of  Section  1125(a)(1) of the Bankruptcy
Code) for all Impaired Creditors entitled to vote  to  accept or reject the
Plan to make an informed judgment about the Plan.

C.  Certain Matters Regarding Classification And Treatment  Of  Claims  And
Interests

Section  1123 of the Bankruptcy Code provides that a plan of reorganization must classify  the  claims  and interest of a debtor's creditors and equity interest holders.  In accordance with Section 1123, the Plan divides Claims and Interests into Classes and  sets  forth  the  treatment  for each Class
(other  than  DIP  Facility Claims, Administrative Claims and Priority  Tax
Claims which, pursuant to Section 1123(a)(1), need not be and have not been classified).  The Companies  also  are  required, under Section 1122 of the
Bankruptcy Code, to classify Claims against  and  Interests  in CAI and PCT into  Classes  that  contain  Claims  and  Interests that are substantially
similar to the other Claims and Interests in  such  Class.   The  Companies
believe that the Plan has classified all Claims and Interests in compliance with the provisions of Section 1122, but once the Chapter 11 Case has  been commenced,  it  is  possible  that  a  holder  of  a  Claim or Interest may challenge  the Companies' classification of Claims and Interests  and  that the Bankruptcy  Court  may find that a different classification is required
for the Plan to be confirmed.   In that event, the Companies intend, to the
extent permitted by the Bankruptcy  Code,  the  Plan,  and  the  Bankruptcy
Court,  to make such reasonable modifications of the classifications  under the Plan to permit confirmation and to use the Plan acceptances received in
this  Solicitation   for   purposes   of  obtaining  the  approval  of  the
reconstituted Class or Classes of which each accepting holder ultimately is deemed to be a member.  Any such reclassification  could  adversely  affect the  Class  in which such holder initially was a member, or any other Class under the Plan,  by  changing  the  composition  of such Class and the vote
required  of  that  Class  for  approval  of  the  Plan.    Furthermore,  a
reclassification  of a Claim or Interest after approval of the  Plan  could necessitate a resolicitation of acceptances of the Plan.

The  amount  of any Impaired  Claim  that  ultimately  is  allowed  by  the
Bankruptcy Court  may  vary from the estimated allowed amount of such Claim and, accordingly, the total  Claims  ultimately  allowed  by the Bankruptcy
Court with respect to each Impaired Class of Claims may also  vary from the estimates  contained  herein  with respect to the aggregate Claims  in  any
Impaired Class.  Thus, the value  of  the  property that ultimately will be received by a particular holder of an Allowed  Claim  under the Plan may be
adversely  or  favorably  affected  by  the  aggregate  amount   of  Claims
ultimately allowed in the applicable Class.  There can be no assurance that the actual aggregate amounts of Allowed Claims in Impaired Classes will not
materially exceed the aggregate amounts estimated by the Companies.   Thus,
no  representation can be or is being made with respect to the accuracy  of the expected  percentage  recovery by the holder of an Allowed Claim in any particular Class.

The classification of Claims  and Interests and the nature of distributions to members of each Class are summarized  below.  The Companies believe that the consideration, if any, provided under the Plan to holders of Claims and
Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable
contractual subordination) of such Claims  and  Interests.   The Bankruptcy
Court must find, however, that a number of statutory tests are  met  before it  may  confirm  the  Plan.  See Section VIII.E -- "Summary of the Plan --
Confirmation of the Plan."  Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote  to  accept the Plan, but who will be bound by the provisions of the Plan if it is  confirmed  by  the  Bankruptcy Court.  The
"cramdown"  provisions  of  Section  1129(b)  of the Bankruptcy  Code,  for
example, permit confirmation of a Chapter 11 plan  in certain circumstances even if the plan has not been accepted by all impaired  classes  of  claims and  interests.  See Section VIII.E -- "Summary of the Plan -- Confirmation
of the Plan."  Because the holders of Claims and Interests in Classes CAI-7 and CAI-8  will receive no distributions under the Plan on account of their
Claims and Interests  and, accordingly, will be deemed to have rejected the
Plan, the Companies intend to request confirmation pursuant to the cramdown
provisions of Section 1129(b).   Although  the  Companies  believe that the
Plan  could be confirmed under Section 1129(b), there can be  no  assurance that the requirements of such section would be satisfied.

1.  Unclassified Claims

(a)  DIP Facility Claims (Unimpaired)

DIP Facility  Claims  consist  of the Claims of MLGAF arising under the DIP
Facility. The DIP Facility will be comprised of the combined deemed and actual purchase on the date of closing of $60,000,000 of DIP Notes. The
DIP  Notes  will  consist of promissory notes issued under the DIP Facility
Agreement in the amount  of (i) the Secured Notes issued under the existing
Note Purchase Agreement (which  Secured  Notes  will  be converted into DIP
Notes as if there had been a purchase under the DIP Facility Agreement in an amount equal to (a) the aggregate principal amount of outstanding
Secured Notes as of the Petition Date plus (b)  all  accrued  interest  and fees), plus (ii) new notes in an amount equal to $60,000,000 minus the amount described in (i) above.

Pursuant to the terms of the DIP Facility, CAI's obligations to MLGAF under the DIP Facility are secured by substantially  all of the assets of CAI and each Subsidiary guarantor of CAI's obligations under  the  DIP Facility and are entitled to priority over all other expenses of administration  in  the
Chapter  11  Case,  subject  only  to  a  carve-out (the "Carve-Out") in an aggregate amount not to exceed $1,000,000 for  (i) following the occurrence of  an  Event  of  Default or an event that would constitute  an  Event  of
Default with the giving of notice or the lapse of time or both, the payment of Allowed Professional  Fees  incurred  by the Companies and any statutory committee appointed in the Chapter 11 Case  or  the Unofficial Noteholders'
Committee (in addition to compensation previously  awarded,  whether or not paid),  (ii)  fees  payable  pursuant  to 28 U.S.C. ' 1930, and (iii)  fees
payable to the Clerk of the Bankruptcy Court.   Under  the Plan, the holder
of  an  Allowed DIP Facility Claim will receive cash equal  to  the  unpaid portion of  such  Allowed  DIP Facility Claim or such other treatment as to which CAI and such holder have  agreed  upon in writing.  As of the date of this Disclosure Statement, CAI has not finalized  the terms of the proposed
DIP Facility with MLGAF.  Accordingly, CAI cannot,  and  does not, make any representations with respect to the estimated amount of DIP Facility Claims that will be Allowed in the Chapter 11 Case, if commenced.

(b)  Administrative Claims (Unimpaired)

        The  Plan  provides  that  Administrative  Claims  are  Unimpaired.
Administrative Claims consist of the actual and necessary costs and expenses of the Chapter 11 Case that are allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code. They include, among other things, the cost of operating the Companies' businesses following the Petition Date
(e.g., the post-petition salaries and other benefits for the Companies' employees, post-petition rent, amounts owed to vendors providing goods and services to the Companies during the Chapter 11 Case, tax obligations incurred after the Petition Date, certain statutory fees and charges assessed under 28 U.S.C. ' 1930) and the actual, reasonable fees and expenses of the professionals retained by the Companies and the Creditors'
Committee, if one is appointed, or the Unofficial Noteholders' Committee in the Chapter 11 Case. All payments to professionals in connection with the Chapter 11 Case for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee (if one were to be appointed) would be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and would be subject to approval of the Bankruptcy Court as being reasonable.

Administrative  expenses representing liabilities incurred in the  ordinary course of business by the Companies, consistent with past practice, will be paid by the Companies  in  accordance  with the terms and conditions of the
particular  transaction and any related agreements  and  instruments.   All
other holders  of  Allowed Administrative Claims will receive Cash equal to the unpaid portion of  such  Allowed  Administrative  Claim  or  such other treatment  as  to  which the Companies and such holder have agreed upon  in writing.

CAI,  which is a holding  company,  has  relatively  few  direct  operating expenses, other than payroll and rent.  PCT is an Operating Subsidiary and,
accordingly,   has   significantly   more   operating  expenses  than  CAI.
Nevertheless,  the  Companies anticipate that most  of  the  Administrative
Claims against CAI and PCT will be paid as they come due during the Chapter
11 Case and that the  Administrative  Claims to be paid on the Consummation
Date will, for the most part, consist of  the  allowed  but unpaid fees and expenses incurred by professionals retained in the Chapter  11 Case.  As of the date of this Disclosure Statement, the Companies have not commenced the
Chapter 11 Case.  Accordingly, the Companies cannot, and do not,  make  any representations  with  respect  to  the  estimated amount of Administrative
Claims that will be Allowed in the Chapter 11 Case, if commenced.

(c)  Priority Tax Claims (Unimpaired)

Priority  Tax Claims are Unsecured Claims asserted  by  federal  and  state governmental  authorities  for  taxes specified in Section 507(a)(8) of the
Bankruptcy  Code, such as certain  income  taxes,  property  taxes,  excise taxes, and employment  and  withholding  taxes.  These Unsecured Claims are
given a statutory priority in right of payment.   The  Plan  provides  that
Priority Tax Claims, if any, are Unimpaired.

Under  the  Plan, except to the extent that a holder of an Allowed Priority
Tax Claim has been paid by CAI or PCT prior to the Consummation Date or has agreed in writing to a different treatment, each holder of an Allowed
Priority Tax Claim will be paid, at the sole discretion of Reorganized CAI or Reorganized PCT, as the case may be, (i) in full by Reorganized CAI or Reorganized PCT, as the case may be, in the ordinary course of business in accordance with the terms and conditions of any law, regulation, agreement, instrument or other document relating to such claims or (ii) deferred Cash payments, having a value as of the Consummation Date equal to such Allowed
Priority Tax Claim, over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof at the rate of seven percent (7%) per annum from the Consummation Date through the date of payment thereof. Cash payments of principal will be made in annual installments equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on or before the first anniversary of the Consummation Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim will be paid on the first Business Day following such date, or as soon thereafter as is practicable together with any accrued and unpaid interest to the date of payment; and provided further, that the Companies reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed
Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and provided further, that no holder of an Allowed Priority Tax Claim will be entitled to any payments on account of any pre-Consummation Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority
Tax Claim.  The Companies estimate  that  the  aggregate  amount of Allowed
Priority Tax Claims will be approximately $160,000.

2.  Unimpaired Classes of Claims Against CAI

(a)  Class CAI-1:  Other Priority Claims

Class  CAI-1 Other Priority Claims include Claims against CAI,  other  than
DIP Facility Claims, Administrative Claims and Priority Tax Claims, that are entitled to priority under Section 507(a) of the Bankruptcy Code, such as unsecured Claims for accrued employee compensation, including vacation, severance, and sick-leave pay, earned within 90 days before the Petition
Date, to the extent of $4,300 per employee, and contributions to employee benefit plans arising from services rendered within the 180-day period preceding the Petition Date, but only for such plans to the extent of the number of employees covered by such plans multiplied by $4,300, less the aggregate amount paid to such employees for accrued employee compensation.
Under the Plan, the holder of an Allowed Other Priority Claim against CAI will receive (a) Cash equal to the unpaid portion of such Allowed Class
CAI-1 Other Priority Claim or (b) such other treatment as to which CAI and such holder have agreed upon in writing. CAI anticipates that it will have few, if any, Allowed Other Priority Claims because it intends to seek
Bankruptcy Court approval on the Petition Date to continue to pay all employee claims in the ordinary course.

(b)  Class CAI-2:  Secured Claims

Each holder of a Class CAI-2 Secured Claim will be treated  as  a  separate class for all purposes under the Plan, and each holder of an Allowed  Class
CAI-2  Secured  Claim  will  receive the treatment set forth below.  To the extent, if any, that the value  of  the  collateral  securing a Class CAI-2
Secured Claim is less than the total amount of such Claim,  the  difference
shall   be   treated  as  a  Class  CAI-3  General  Unsecured  Claim.   CAI
specifically reserves  all  rights  to  challenge  the validity, nature and perfection of, and to avoid pursuant to the provisions  of  the  Bankruptcy
Code and other applicable law, any purported liens and security interests.

(i)  Class CAI-2.01:  Bott Secured Claims

Class  CAI-2.01  consists of all Claims against CAI, directly or indirectly arising from or under,  or  relating  in  any  way  to, the Bott Notes, and secured by the Bott Collateral, but only to the extent  of  the  value  (if any)  of  the  Bott  Affiliates'  interest  in  CAI's  interest in the Bott
Collateral.  Under the Plan, the holder of an Allowed Bott  Secured  Claim, will, in the sole discretion of CAI, (a) receive Cash in an amount equal to such  Allowed  Bott  Secured Claim, (b) have its Allowed Bott Secured Claim
Reinstated, or (c) receive  such  other  treatment as to which CAI and such
holder  shall  have agreed upon in writing.   CAI  estimates  that  on  the
Petition Date, Allowed  Class  2.01  Bott  Secured  Claims  will  aggregate approximately $3,841,000.

(ii)  Class CAI-2.02:  Mester Secured Claims

Class CAI-2.02 consists of all Claims against CAI, directly or indirectly arising from or under, or relating in any way to, the Mester Notes and secured by the Mester Collateral, but only to the extent of the value (if any) of Mester's interest in CAI's interest in the Mester Collateral.
Under the Plan, the holder of an Allowed Mester Secured Claim will, in the sole discretion of CAI, (a) receive Cash in an amount equal to such Allowed
Secured Mester Claim, (b) have its Allowed Secured Mester Claim Reinstated, or (c) receive such other treatment as to which CAI and such holder shall have agreed upon in writing. CAI estimates that on the Petition Date, Allowed Class 2.02 Mester Secured Claims will aggregate approximately
$400,000.

(iii)  Class CAI-2.03:  Other Secured Claims

Class CAI-2.03  consists  of  all Secured Claims against CAI other than the
Secured Claims included in Classes  2.01  through  2.02,  but  only  to the extent  of  the  value  (if  any) of any collateral held by or granted to a holder of a Secured Claim to secure such Claim.  Under the Plan, the holder of an Allowed Other Secured Claim  will, in the sole discretion of CAI, (a)
receive Cash in an amount equal to such  Allowed  Other  Secured Claim, (b)
receive deferred cash payments totaling at least the allowed amount of such
Allowed Other Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in CAI's Estate's interest in the collateral  securing the Allowed Other Secured Claim, (c) upon  abandonment by CAI, receive the collateral securing such holder's Allowed Other Secured
Claim,  (d)  receive   payments  or  liens  amounting  to  the  indubitable
equivalent  of the value  of  such  holder's  interest  in  CAI's  Estate's interest in the  collateral  securing  the Allowed Other Secured Claim, (e)
have its Allowed Other Secured Claim Reinstated,  or (f) receive such other
treatment  as  CAI  and  such  holder  have  agreed upon in  writing.   CAI
estimates that on the Petition Date, the aggregate  amount of Allowed Class
CAI-2.03 Other Secured Claims will be de minimis.

(c)  Class CAI-3:  General Unsecured Claims

General Unsecured Claims consist of each Claim against CAI that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other
Priority  Claim,  Secured  Claim,  Senior  Note  Claim, Intercompany Claim,
Subordinated Note Claim, or Securities Claim. Under the Plan, each holder of an Allowed General Unsecured Claim against CAI will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General
Unsecured Claim entitles the holder of such Claim; (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed General Unsecured Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, treatment that (i) cures any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code,
(ii) reinstates the maturity of such Allowed General Unsecured Claim as such maturity existed before such default, (iii) compensates the holder of such Allowed General Unsecured Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) does not otherwise alter the legal, equitable, or contractual rights to which such Allowed General Unsecured
Claim entitles the holder of such Claim; or (c) such other treatment as to which CAI and such holder have agreed upon in writing. CAI estimates that on the Petition Date, Allowed Class CAI-3 General Unsecured Claims will aggregate no more than $5,000,000.

(d)  Class CAI-4:  Intercompany Claims

Class CAI-4 consists of all Claims against CAI held by a direct or indirect
Subsidiary of CAI, including, without limitation,  any  account  reflecting intercompany  book  entries by a Subsidiary with respect to CAI, any  Claim not reflected in such  book  entries  that is held by a Subsidiary, and any derivative Claim asserted by or on behalf  of  a  Subsidiary  against  CAI.
Under  the  Plan, each holder of an Allowed Intercompany Claim against CAI, in full satisfaction,  settlement, release and discharge of and in exchange for such Allowed Intercompany  Claim,  will, in the sole discretion of CAI,
(a)  receive  treatment that leaves unaltered  the  legal,  equitable,  and contractual rights  to  which  such Allowed Intercompany Claim entitles the holder  of  such  Claim,  (b) be Reinstated,  or  (c)  receive  such  other
treatment  as  CAI  and such holder  have  agreed  upon  in  writing.   CAI
estimates that on the  Petition  Date,  Allowed  Class  CAI-4  Intercompany
Claims will be de minimis.

3.  Impaired Classes of Claims Against CAI

(a)  Class CAI-5:  Senior Note Claims

Class CAI-5 consists of all Claims of a Senior Note Holder arising under or as a result of the Senior Notes. Notwithstanding anything in the Plan to the contrary, on the Consummation Date the Senior Note Claims will be deemed Allowed Claims in the aggregate amount of $275,000,000 plus accrued interest through the Petition Date. Under the Plan, each holder of an Allowed Senior Note Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Senior Note
Claim, its Pro Rata share of (a) the New Senior Notes and (b) ninety-one percent (91%) of the New Common Stock to be issued pursuant to Article IV.C of the Plan. For a more complete description of and certain risk factors associated with the New Senior Notes and the New Common Stock, see Section
XII.B -- "Securities  To Be Issued In Connection With The Plan -- Resale of
Securities of Reorganized CAI."

  In addition, on the Distribution  Date,  each holder of an Allowed Senior
Note Claim against CAI will receive its Pro Rata share of the balance of the Senior Note Escrow that otherwise would have been payable to such holder on September 1, 1998 in accordance with the terms of the Senior
Notes Indenture.

(b)  Class CAI-6:  Subordinated Note Claims

Class CAI-6 consists of all Claims against CAI arising under or as a result
of (i) the 12% Subordinated Note and (ii) the ECN Notes.   Under  the Plan,
the  holder of an Allowed Subordinated Note Claim against CAI will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such  Allowed  Subordinated  Note  Claim,  its  Pro  Rata share of nine percent (9%) of the New Common Stock to be issued pursuant  to Article IV.C
of  the  Plan.   In  consideration  of  the  treatment  of its Class  CAI-6
Subordinated  Note  Claim,  the  holder of the 12% Subordinated  Note  will provide a release of all obligations  under  such  note  to each Subsidiary that is an obligor thereunder.  CAI estimates that the aggregate  amount of
Allowed   Class  CAI-6  Subordinated  Note  Claims  will  be  approximately
$32,793,000 plus accrued interest through the Petition Date.

(c)  Class CAI-7:  Securities Claims

Class CAI-7  consists of all Claims against CAI arising from the rescission of a purchase  or sale of a security of CAI, including, but not limited to,
Old  Senior  Preferred  Stock,  Old  Junior  Preferred  Stock,  Old  Voting
Preferred Stock,  Old Common Stock, Old Stock Options, Old Warrants, Senior
Notes, Subordinated Notes, all other debt instruments and any and all other rights to acquire Equity  Securities  of  CAI, for damages arising from the purchase or sale of such a security, or for  reimbursement, contribution or indemnification allowed under Section 502 of the Bankruptcy Code on account of such Claim, including, without limitation, a Claim with respect to those actions pending against CAI and/or their current  or  former  officers  and directors in which Securities Claims are asserted, including the Securities
Action.   Under  Section 510(b) of the Bankruptcy Code, these Claims are to be subordinated to  all Claims or Interests that are senior to or equal the
Claim or Interest represented  by  the  security in question, except if the security in question is common stock, in  which case the Claim has the same priority as common stock.

(i)  Class CAI-7.01:  Debt Securities Claims

Class CAI-7.01 consists of all Securities Claims arising from, under, or in any way related to, a Debt Security. The holders of Class CAI-7.01 Debt
Securities Claims will not be entitled to, and will not, receive or retain any property or interest in property on account of such Claims.

(ii)  Class CAI-7.02:  Equity Securities Claims

Class CAI-7.02 consists of all Securities Claims arising from, under, or in any way related to, an Equity Security. The holders of Class CAI-7.02
Equity Securities Claims will not be entitled to, and will not, receive or retain any property or interest in property on account of such Claims.

Pursuant to Section 1126(g) of the  Bankruptcy  Code, Class CAI-7 is deemed to reject the Plan because the holders of Claims  in  Class  CAI-7 will not receive or retain any property or interest in property under the Plan.  The
Bankruptcy Court may confirm the Plan notwithstanding the deemed  rejection by Class CAI-7, provided that the Plan does not "discriminate unfairly" and is  "fair and equitable."  See Section VIII.E.3 -- "Summary of the Plan  --
Confirmation  of the Plan - Confirmation Without Acceptance of All Impaired
Classes - 'Cramdown'."   CAI  believes  the  Plan  does  not  "discriminate
unfairly" and is "fair and equitable" to Class CAI-7.

4.  Impaired Class of Interests in CAI

Class CAI-8:  Equity Securities Interests

Class CAI-8 consists of all Interests directly or indirectly arising from, under, or in any way relating to, any of the Equity Securities. The Equity
Securities  and  Interests  being  canceled  under the Plan include the Old
Common Stock, Old Stock Options, and Old Warrants, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock or ownership interests, including, but not limited to, the Old Options, the Old Warrants and any contracts or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares of stock or other ownership interests in CAI and (ii) any other common or preferred stock of or other ownership interest in CAI, options or warrants to purchase or acquire such common or preferred stock or other ownership interest in CAI.

Pursuant to Section 1126(g) of the Bankruptcy Code, Class CAI-8  is  deemed to reject the Plan because the holders of Interests in Class CAI-8 will not receive or retain any property or interest in property under the Plan.  The
Bankruptcy  Court may confirm the Plan notwithstanding the deemed rejection by Class CAI-8, provided that the Plan does not "discriminate unfairly" and
is "fair and  equitable."   See Section VIII.E.3 -- "Summary of the Plan --
Confirmation of the Plan - Confirmation  Without Acceptance of All Impaired
Classes  -  'Cramdown'."   CAI  believes the Plan  does  not  "discriminate
unfairly" and is "fair and equitable" to Class CAI-8.



5.  Unimpaired Classes of Claims Against PCT

(a)  Class PCT-1:  Other Priority Claims

Class PCT-1 Other Priority Claims  include  Claims  against PCT, other than
DIP Facility Claims, Administrative Claims and Priority  Tax  Claims,  that are  entitled to priority under Section 507(a) of the Bankruptcy Code, such as unsecured  Claims for accrued employee compensation, including vacation, severance, and  sick-leave  pay,  earned within 90 days before the Petition
Date, to the extent of $4,300 per employee,  and  contributions to employee benefit  plans  arising from services rendered within  the  180-day  period preceding the Petition  Date,  but only for such plans to the extent of the number of employees covered by such  plans  multiplied  by $4,300, less the aggregate amount paid to such employees for accrued employee  compensation.
Under  the Plan, the holder of an Allowed Other Priority Claim against  PCT will receive  (a)  Cash  equal  to the unpaid portion of such Allowed Class
PCT-1 Other Priority Claim or (b)  such other treatment as to which PCT and
such holder have agreed upon in writing.   PCT estimates that the aggregate
amount of Allowed Other Priority Claims against PCT will be de minimis.

(b)  Class PCT-2:  Secured Claims

Each holder of a Class PCT-2 Secured Claim will  be  treated  as a separate class for all purposes under the Plan, and each holder of an Allowed  Class
PCT-2  Secured  Claim  will  receive the treatment set forth below.  To the extent, if any, that the value  of such holder's interest in PCT's interest in the collateral securing a Class  PCT-2  Secured  Claim  is less than the total  amount  of such Claim, the difference shall be treated  as  a  Class
PCT-3 General Unsecured  Claim.   PCT  specifically  reserves all rights to
challenge the validity, nature and perfection of, and  to avoid pursuant to the  provisions  of  the  Bankruptcy  Code  and other applicable  law,  any purported liens and security interests.

Under the Plan, the holder of an Allowed Secured Claim against PCT will, in the sole discretion of PCT, (a) receive Cash in an amount equal to such Allowed Secured Claim, (b) receive deferred cash payments totaling at least the allowed amount of such Allowed Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in PCT's
Estate's interest in the collateral securing the Allowed Secured Claim, (c) upon abandonment by PCT, receive the collateral securing such holder's
Allowed Secured Claim, (d) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in PCT's
Estate's interest in the collateral securing the Allowed Secured Claim, (e) have its Allowed Secured Claim Reinstated, or (f) receive such other treatment as PCT and such holder have agreed upon in writing. PCT estimates that on the Petition Date, Allowed Class PCT-2 Secured Claims will be de minimis.

(c)  Class PCT-3:  General Unsecured Claims

General Unsecured Claims  consist  of  each Claim against PCT that is not a
DIP  Facility  Claim,  Administrative  Claim,  Priority  Tax  Claim,  Other
Priority Claim, Secured Claim, Intercompany  Claim,  or  Subordinated  Note
Claim.   Under  the Plan, each holder of an Allowed General Unsecured Claim against PCT will  receive  in  full  satisfaction,  settlement, release and discharge of and in exchange for such Allowed General  Unsecured  Claim (a)
treatment  that  leaves  unaltered  the  legal,  equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim; (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed General Unsecured  Claim to demand or  receive  accelerated  payment of such Claim after the occurrence  of  a default, treatment that (i)  cures any such default that occurred before or after the Petition Date, other  than  a  default  of  a  kind  specified in
Section  365(b)(2) of the Bankruptcy Code, (ii) reinstates the maturity  of such Allowed  General  Unsecured Claim as such maturity existed before such default, (iii) compensates  the  holder  of  such Allowed General Unsecured
Claim for any damages incurred as a result of  any  reasonable  reliance by such holder on such contractual provision or such applicable law,  and (iv)
does  not  otherwise  alter the legal, equitable, or contractual rights  to which such Allowed General  Unsecured  Claim  entitles  the  holder of such
Claim;  or  (c)  such other treatment as to which PCT and such holder  have
agreed upon in writing.   The  estimated  amount  of  Allowed  Class  PCT-3
General Unsecured Claims is included in the estimate of Allowed Class CAI-3
General Unsecured Claims.

(d)  Class PCT-4:  Intercompany Claims

Class PCT-4 consists of all Claims against PCT held by CAI or any direct or indirect  Subsidiary  of  CAI,  including,  without limitation, any account reflecting intercompany book entries by a CAI  or a Subsidiary with respect to PCT, and any Claim not reflected in such book  entries that is held by a
CAI  or  a  Subsidiary.   Under  the  Plan,  each  holder  of   an  Allowed
Intercompany  Claim against PCT, in full satisfaction, settlement,  release and discharge of and in exchange for such Allowed Intercompany Claim, will, in the sole discretion  of PCT, (a) receive treatment that leaves unaltered the  legal,  equitable,  and  contractual  rights  to  which  such  Allowed
Intercompany Claim entitles the holder of such Claim, (b) be Reinstated, or
(c) receive such other treatment as PCT and such holder have agreed upon in writing.  PCT estimates that  on  the  Petition  Date,  Allowed Class PCT-4
Intercompany Claims will be approximately $17,411,000.

6.  Impaired Class of Claims Against PCT

Class PCT-5:  Subordinated Note Claims

Class PCT-5 consists of all Claims against PCT arising under or as a result
of  any  Subordinated  Note.   Under  the  Plan,  each Allowed Class  PCT-5
Subordinated  Note  Claim  will  be  fully  and  finally satisfied  by  the satisfaction  of  the  applicable Class CAI-6 Subordinated  Note  Claim  in accordance with Article III.C.2 of the Plan.

7.  Unimpaired Class of Interests in PCT

Class PCT-8:  Equity Securities Interests

Class PCT-6 consists of all Interests in PCT directly or indirectly arising from or under, or relating in any to, any of the Equity Securities of PCT.
Pursuant to the Plan, each Allowed Class PCT-6 Equity Securities Interest will be Reinstated.

D.  Summary Of Other Provisions Of The Plan

1.  Exit Financing

The Companies anticipate that they will finalize  the  material  terms of a new  senior  secured facility (the "New Senior Secured Facility") prior  to the Confirmation Date, pursuant to which the Companies would have access to sufficient working  capital  to  maintain  their operations, as well as the operations of the Subsidiaries, during CAI's continued efforts to attract a
Strategic Partner.  CAI has commenced discussions  with  MLGAF,  which  has informed  CAI  that it is considering providing a portion of the New Senior
Secured Facility.   In  addition,  BT Alex. Brown, the Companies' financial
advisor has begun to contact additional potential participants; however, no definitive agreement has been reached with any entity at this time.

The Companies anticipate that the New  Senior Secured Facility, which would be used to (a) refinance amounts outstanding on the Consummation Date under
the  DIP   Facility  and  (b)  provide  additional  borrowing  capacity  to
Reorganized CAI and the Subsidiaries following  the  Consummation Date, may consist  of  two  tranches  of  secured debt.  The first tranche  would  be secured by a first priority lien  on and security interest in substantially all of CAI's assets and the second  tranche  would  be  secured by a second priority lien on and security interest in the same assets.

Based  on its experience, BT Alex. Brown has compiled a list  of  potential lenders  to participate in the New Senior Secured Facility.  As of June 25,
1998, eight potential lenders have expressed some interest in participating in the facility  and  have  requested  confidentiality agreements.  Four of those eight potential lenders have signed  a  confidentiality agreement and
have received information regarding the restructuring.   As  of  that  same
date,  BT Alex. Brown had not received any proposals or term sheets for any portion  of the New Senior Secured Facility from any potential lender other than MLGAF,  which  has indicated a willingness to participate in a portion
of  such  facility,  subject   to   agreement  on  satisfactory  terms  and
conditions.  BT Alex. Brown expects that  any  potential New Senior Secured
Facility lender, including MLGAF, will require a  market  interest rate and an equity stake in Reorganized CAI.  Additional information  regarding  the status  and  terms  of  the  New  Senior Secured Facility is expected to be provided before the Voting Deadline  by  a  supplement  to  the  Disclosure
Statement.

2.  Releases and Satisfaction of Subordination Rights

All  Claims  of  the  holders  of  the  Secured Notes, Senior Notes and the
Subordinated Notes against CAI or PCT and  all rights and claims between or among  such  holders  relating  in  any manner whatsoever  to  any  claimed
subordination  rights  (if  any),  will  be   deemed   satisfied   by   the
distributions  under,  described in, contemplated by, and/or implemented by the Plan to holders of Claims  having  such  subordination rights, and such subordination  rights  will  be  deemed waived, released,  discharged,  and terminated as of the Consummation  Date,  and  all  actions  related to the enforcement  of  such  subordination  rights  will be permanently enjoined.
Distributions under, described in, contemplated  by,  and/or implemented by the Plan to the various Classes of Claims thereunder will not be subject to levy, garnishment, attachment, or like legal process by  any  holder  of  a
Claim,  including,  but  not  limited  to,  holders of Secured Note Claims,
Senior Note Claims and Subordinated Note Claims,  by  reason of any claimed subordination rights or otherwise, so that each holder of a Claim will have and receive the benefit of the distributions in the manner set forth in the
Plan.

3.  Continued Corporate Existence

Following confirmation and consummation of the Plan, each  of the Companies and  the  other  Subsidiaries will continue to exist as separate  corporate entities  in accordance  with  the  laws  of  their  respective  states  of
incorporation   and   pursuant   to   their   respective   certificates  of
incorporation  and by-laws in effect prior to Consummation, except  to  the extent such certificates of incorporation and by-laws are amended under the
Plan.   The certificate  of  incorporation  and  by-laws  of  each  of  the
Companies  will  be  amended  as necessary to satisfy the provisions of the
Plan and the Bankruptcy Code and will include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy  Code,  (x) a provision prohibiting the  issuance  of non-voting equity securities, and  if  applicable  (y)  a provision as to  the  classes  of securities issued pursuant to the Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including,  in  the  case  of any class of equity securities having a preference over another class of equity securities with respect  to  dividends, adequate provisions for the election  of  directors representing such preferred class in the event of default in the payment of
such dividends.   The Amended Certificate of Incorporation of CAI also will
include, among other  things, a provision authorizing a capital stock of 25 million shares of New Common Stock, $.01 par value per share.

4.  Sale Of MDU Assets By the Companies

PCT and CAI have entered  into  a binding letter of intent (the ALOI@) with
Mid-Atlantic  Telcom  Plus,  d/b/a  OnePoint  Communications  (AOnePoint@),
providing for the sale by the Companies to OnePoint of their assets used in the provision of subscription video services  to  64  multi-dwelling  units located  in  and  around  the greater Philadelphia area (the AMDU Assets").
The proposed purchase price  for the MDU Assets is $6 million, 92% of which will be delivered to CAI and PCT at closing and 8% of which will be held in escrow  for  a  period up to 6 months,  pending  the  technical  conversion
required  to  convert   the   MDUs   to   OnePoint's  distribution  system.
Consummation of the transactions contemplated  by the LOI is subject to the satisfaction  of  a  variety  of  conditions,  including  Bankruptcy  Court approval.

5.  Revesting of Assets

Pursuant to Section 1141(b) of the Bankruptcy Code, all property of each Company's Estate, together with any property of either Company that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in CAI or PCT, as the case may be, on the Confirmation Date. Thereafter, the Companies may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of each Company shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Company may, without application to or approval by the Bankruptcy
Court, pay fees that it incurs after the Confirmation Date for professional fees and expenses.

6.  Distributions Under the Plan

(a)  General

On or as soon as is practicable after the Consummation Date,  to the extent that  the Plan provides for distributions on account of Allowed  Claims  in the applicable Class, each holder of an Allowed Claim will receive the full amount  of  the  distributions that the Plan provides for Allowed Claims in
the applicable Class.   Beginning  on  the  Distribution Date and every 180
days thereafter, distributions will also be made, pursuant to Articles III,
VII, and IX of the Plan, respectively, to (a)  holders  of Claims to whom a distribution has become deliverable during the period since the immediately preceding  distribution  date and (b) to holders of Disputed  Claims  whose
Claims were Allowed during  the  period  since  the  immediately  preceding
distribution  date.   Such  interim distributions will also be in the  full
amount that the Plan provides for Allowed Claims in the applicable Class.

Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Companies to make payments pursuant to the Plan will be obtained from Reorganized CAI's existing Cash balances, Reorganized CAI's ongoing operations, or the New Senior Secured Facility.
CAI or such third party Disbursing Agent(s) as it may employ in its sole discretion will initially make all distributions of Cash, New Senior Notes, New Common Stock and other property required to be distributed under the applicable provisions of the Plan. Any Disbursing Agent (including, if applicable, Reorganized CAI in its capacity as such) may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each third party
Disbursing Agent will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized CAI on terms acceptable to Reorganized CAI.

Cash payments made pursuant  to  the Plan will be in U.S. dollars by checks drawn on a domestic bank selected  by  Reorganized CAI, or by wire transfer
from a domestic bank, at the option of Reorganized  CAI.   Cash payments of
$1,000,000  or  more  to be made pursuant to the Plan will, to  the  extent requested in writing no  later  than five days after the Confirmation Date,
be made by wire transfer from a domestic  bank.   Cash  payments to foreign
creditors may be made, at the option of Reorganized CAI,  in such funds and by  such  means  as  are  necessary  or  customary in a particular  foreign jurisdiction.

(b)  Distributions For Claims Allowed As Of The Consummation Date

Except as otherwise provided in the Plan or  as  ordered  by the Bankruptcy
Court,  distributions  to  be  made  on account of Claims that are  Allowed
Claims as of the Consummation Date will  be  made on the Distribution Date, or as soon thereafter as practicable.  Securities  to  be  issued  will  be deemed  issued  as of the Distribution Date regardless of the date on which
they are actually  distributed.   Distributions  on  account of Claims that
first  become  Allowed  Claims after the Consummation Date  shall  be  made pursuant to Articles III, VII, and IX of the Plan.

(c)  Record Date For Distributions To Holders Of Senior Notes

The record date for distributions to holders of Senior Notes will be the seventh (7th) Business Day following entry of the Confirmation Order (the
"Distribution  Record Date").  At the close of business on the Distribution
Record Date, the transfer ledgers for the Senior Notes including, but not limited to the transfer ledgers of the Indenture Trustee, will be closed, and there will be no further changes in the record holders of the Senior
Notes. Reorganized CAI, the Indenture Trustee, and the Disbursing Agent, if any, will have no obligation to recognize any transfer of such Senior
Notes occurring after the Distribution Record Date and will be entitled instead to recognize and deal for all purposes with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

(d)  Calculation Of Distribution Amounts Of New Common Stock

No  fractional  shares  or units of New Common  Stock  will  be  issued  or distributed under the Plan  or  by Reorganized CAI or any Disbursing Agent,
indenture trustee, agent, or servicer.  Each Person entitled to receive New
Common Stock will receive the total  number  of  whole shares of New Common
Stock to which such Person is entitled.  Whenever  any  distribution  to  a particular  Person would otherwise call for distribution of a fraction of a share of New  Common  Stock,  the Disbursing Agent will allocate separately one whole share to such Persons in order of the fractional portion of their entitlements, starting with the  largest such fractional portion, until all remaining whole shares have been allocated.  Upon the allocation of a whole share to a Person in respect of the  fractional portion of its entitlement,
such fractional portion will be canceled.   If  two  or  more  Persons  are
entitled  to  equal  fractional  entitlements  and the number of Persons so entitled exceeds the number of whole shares which  remain  to be allocated, the  Disbursing  Agent  will  allocate the remaining whole shares  to  such holders by random lot or such other  impartial  method  as  the  Disbursing
Agent  deems  fair.   Upon  the  allocation  of  all  of  the  whole shares
authorized  under  the  Plan,  all  remaining  fractional  portions of  the entitlements will be canceled and will be of no further force and effect.

(e)  Delivery Of Distributions

Distributions  to holders of Allowed Claims will be made by the  Disbursing
Agent or the appropriate indenture trustee, agent, or servicer, as the case may be, (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the  last  known  addresses  of  such holders if no proof of
Claim is filed or if the applicable Company has been  notified  of a change of  address),  (b)  at  the  addresses set forth in any written notices  of address changes delivered to the  Disbursing  Agent  after  the date of any related proof of Claim, (c) at the addresses reflected in the  Schedules if no proof of Claim has been filed and the Disbursing Agent has not  received a written notice of a change of address, (d) in the case of the holder of a
Claim  that  is  governed  by  an  indenture  or  other  agreement  and  is administered  by an indenture trustee, agent, or servicer, at the addresses contained in the  official  records  of  such  indenture trustee, agent, or servicer, or (e) at the addresses set forth in a  properly completed letter of transmittal accompanying securities properly remitted  to the Companies.
If  any  holder's  distribution  is returned as undeliverable,  no  further distributions to such holder will  be  made unless and until the Disbursing
Agent or the appropriate indenture trustee,  agent, or servicer is notified
of  such  holder's  then  current  address,  at  which   time   all  missed
distributions  will  be  made to such holder without interest.  Amounts  in respect of undeliverable distributions made through the Disbursing Agent or the  indenture trustee, agent,  or  servicer,  shall  be  returned  to  the
Reorganized Companies until such distributions are claimed.  All claims for undeliverable  distributions  must  be  made  on or before the second (2nd)
anniversary  of  the  Consummation  Date, after which  date  all  unclaimed property will revert to the Reorganized  Companies free of any restrictions thereon  and  the  claim of any holder or successor  to  such  holder  with
respect  to  such  property   will   be   discharged  and  forever  barred,
notwithstanding any federal or state escheat laws to the contrary.

(f)  Fractional Dollars; De Minimis Distributions

Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, will not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing
Agent, indenture trustee, agent, or servicer, as the case may be.

7.   Resolution  and Treatment of Disputed,  Contingent,  and  Unliquidated
Claims

(a)  Objection Deadline; Prosecution Of Objections

The Companies or Reorganized Companies, as the case may be, will be allowed up to 120 days after  the Consummation Date (unless extended by an order of the Bankruptcy Court) to  file  objections  to  Claims  with the Bankruptcy
Court and serve such objections upon the holders of each  of  the Claims to
which   objections   are  made.   Notwithstanding  the  foregoing,  nothing
contained in the Plan will limit the Reorganized Companies' right to object to  Claims,  if  any, filed  or  amended  more  than  120  days  after  the
Consummation Date.

(b)  No Distributions Pending Allowance

No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. Disputed Claims are Claims, or portions of Claims, that are neither Allowed Claims nor Disallowed Claims and include, but are not limited to, Claims that have not been Scheduled by the Companies; Claims that have been Scheduled at zero or as contingent, unliquidated or disputed; Claims that are the subject of a proof of Claim that differs in nature, amount, or priority from the Companies' Schedules; and Claims that have not yet been allowed or disallowed by a Final Order.

(c)  Distribution Reserve

The Reorganized Companies or the  Disbursing  Agent,  as  the  case may be, will,  on  the  Consummation  Date  or  as  soon thereafter as practicable, establish and fund (from the Cash, New Senior  Notes,  New Common Stock, or other property to be distributed under the Plan) the Distribution  Reserve.
In  general,  the  purpose  of  the  Distribution Reserve is to ensure that sufficient Cash or other property is set  aside to distribute to holders of
Disputed Claims the amounts to which they are  entitled  under the Plan if,
as, and when their Disputed Claims become Allowed Claims.   The  amount  of
Cash or other property to be withheld by the Disbursing Agent on account of each Disputed Claim will be determined in accordance with the provisions of
Article IX.C.1 of the Plan.

Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of the New Common Stock held in the Distribution Reserve.
In the event that any matter requires approval by the shareholders of Reorganized CAI prior to the distribution or cancellation of all shares of New Common Stock from the Distribution Reserve, the shares of New Common
Stock held by the Disbursing Agent shall be deemed not to have been issued, for voting purposes only.

(d)  Distributions After Allowance

The Reorganized Companies or the Disbursing Agent, as the case may be, will make  payments  and  distributions from the Distribution  Reserve  to  each holder of a Disputed Claim  that  has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs.  On the next succeeding interim distribution date after the date that the order or judgment of  the  Bankruptcy  Court  allowing all or part  of  such  Claim  becomes  a  Final  Order, the Disbursing Agent  will distribute to the holder of such Claim any  Cash,  New  Senior  Notes,  New
Common Stock, or other property in the Distribution Reserve that would have been  distributed  on  the  Distribution  Date  had such Allowed Claim been allowed on the Distribution Date.  After a Final Order has been entered, or other  final  resolution has been reached, with respect  to  each  Disputed
Claim  (i)  any   New  Senior  Notes  or  New  Common  Stock  held  in  the
Distribution  Reserve  will  be  distributed Pro Rata to holders of Allowed
Claims entitled thereto under the  terms  of  the Plan and (ii) any Cash or other property remaining in the Distribution Reserve  will  become property of the Reorganized Companies.  All distributions made under Article IX.D of the  Plan  on  account of an Allowed Claim will be made together  with  any dividends, payments,  or other distributions made on account of, as well as any obligations arising  from, the distributed property, as if such Allowed
Claim had been an Allowed  Claim  on  the  Distribution Date.  In no event, however, will the Disbursing Agent be required  to make distributions under
Article IX.D of the Plan more frequently than once  every  180  days  or to make any individual payments in an amount less than $25.00.

8.  Surrender and Cancellation of Securities or Instruments

On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of Debt
Securities which are not being Reinstated (a "Certificate") must surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate will be canceled. No distribution of property under the Plan will be made to or on behalf of any such holder unless and until the Certificate is received by the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, prior to the second (2nd) anniversary of the Consummation Date, will be deemed to have forfeited all rights and Claims in respect of such Certificate and will not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, will revert to Reorganized CAI notwithstanding any federal or state escheat laws to the contrary.

9.  Treatment of Executory Contracts and Unexpired Leases

Under section 365 of the Bankruptcy Code, the Companies have the right, subject to Bankruptcy Court approval, to assume or reject any executory contracts or unexpired leases. If CAI or PCT rejects an executory contract or unexpired lease that was entered into before the Petition Date, it will be treated as if it had been breached on the date immediately preceding the Petition Date, and the other party to the agreement may assert a General
Unsecured Claim for damages incurred as a result of the rejection. In the case of rejection of employment agreements and real property leases, damages are subject to certain limitations imposed by Sections 365 and 502 of the Bankruptcy Code.

(a)  Assumed Contracts and Leases; Related Payments

Except as otherwise provided in the Plan, or  in  any contract, instrument,
release,  indenture  or  other  agreement  or  document  entered   into  in
connection with the Plan, as of the Consummation Date each of the Companies will be deemed to have assumed each executory contract and unexpired  lease to  which  it  is a party, unless such contract or lease (i) was previously assumed or rejected  by  CAI  or  PCT,  as the case may be, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of
a  motion  to  reject  filed  on  or  before the  Confirmation  Date.   The
Confirmation Order will constitute an order  of  the Bankruptcy Court under
Section  365  of  the  Bankruptcy  Code  approving the contract  and  lease assumptions described above, as of the Consummation Date.

Each executory contract and unexpired lease  that is assumed and relates to the use, ability to acquire, or occupancy of real property will include (a)
all   modifications,  amendments,  supplements,  restatements,   or   other
agreements  made  directly  or  indirectly by any agreement, instrument, or other  document  that  in any manner  affect  such  executory  contract  or unexpired  lease  and (b)  all  executory  contracts  or  unexpired  leases appurtenant to the  premises,  including  all easements, licenses, permits, rights, privileges, immunities, options, rights  of  first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults,  tunnel  or bridge agreements or franchises, and any other interests in real estate or  rights in rem related to such premises, unless any of the foregoing agreements has been  rejected  pursuant  to  an  order  of  the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.

Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, at the option of CAI or PCT, or the assignee of CAI or PCT assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Company or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

(b)  Rejected Contracts and Leases; Bar to Rejection Damages

As of the  date  of  this  Disclosure  Statement,  the  Companies  have not
determined  that  any   of the executory contracts and unexpired leases  to
which they, or either of  them,  are  parties  will  be rejected; provided, however,  that  pursuant  Section  365 (d)(2) of the Bankruptcy  Code,  the
Companies reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract  or unexpired lease to which they, or either of them, are a party.

If the rejection by CAI or PCT, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim will be forever barred and unenforceable against CAI or PCT, or Reorganized
CAI or Reorganized PCT, as the case may be, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Bankruptcy
Court and served on counsel for the Companies within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or
(ii) other notice that the executory contract or unexpired lease has been rejected.

(c)  Compensation and Benefit Programs

Except  and to the extent previously assumed by an order of the  Bankruptcy
Court on or before the Confirmation Date, all employee compensation and benefit programs of the Companies, including programs subject to Sections
1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under
Article VIII.A of the Plan, but only to the extent that rights under such programs are held by the Companies or Persons who are employees of the Companies as of the Confirmation Date, and the Companies' obligations under such programs to persons who are employees of the Companies on the Confirmation Date will survive confirmation of the Plan, except for (i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate Sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts.
Notwithstanding the foregoing, the Employment Agreements to be entered into with the Key Employees on the Consummation Date will amend and supersede any other employment agreements and severance plans with or for the benefit of the Key Employees, and, as amended, will be assumed under the Plan. On the Consummation Date, the Severance Plan will be terminated. In addition, pursuant to the requirements of Section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Companies of all "retiree benefits," as defined in Section 1114(a) of the Bankruptcy Code, if any, at previously established levels. The Companies, however, have no obligations to pay "retiree benefits."

10.  Retention of Jurisdiction

Pursuant  to  Sections  105(a)  and  1142   of  the  Bankruptcy  Code,  and
notwithstanding  entry  of the Confirmation Order  and  occurrence  of  the
Consummation  Date,  the Bankruptcy  Court  will,  to  the  fullest  extent permitted by law, retain  exclusive  jurisdiction  over all matters arising out of, and related to, the Chapter 11 Case and the Plan, as more fully set forth in Article XII of the Plan.

11.  Bar Dates For Certain Claims

(a)  Administrative Claims

The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims (except for Professional Fees and the expenses of  the members of the Creditors' Committee (if one has  been  appointed)), which  date  will  be  45  days  after  the  Confirmation Date.  Holders of asserted  Administrative  Claims,  except  for Professional  Fees  and  the expenses  of  the  members of the Creditors' Committee  (if  one  has  been appointed), not paid  prior  to the Confirmation Date must submit proofs of
Claim on or before such Administrative Claims Bar Date or forever be barred from doing so.  The notice of Confirmation to be delivered pursuant to Fed.
R. Bankr. P. 3020(c) and 2002(f)  will  set  forth such date and constitute
notice  of  this Administrative Claims Bar Date.   The  Companies,  or  the
Reorganized Companies,  as  the  case  may  be,  will have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following
the  Administrative  Claims  Bar  Date  to  review  and  object   to   such
Administrative  Claims  before  a hearing for determination of allowance of such Administrative Claims.

(b)  Professional Fee Claims

All final requests for compensation or reimbursement of Professional Fees pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy
Code for services rendered to CAI or the Creditors' Committee (if one has been appointed) prior to the Consummation Date, including requests under
Section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Case, must be filed and served on the Reorganized Companies and their counsel no later than 45 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Companies and their counsel, and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

12.  Miscellaneous

(a)  Interest On Claims

Unless otherwise specifically provided for  in  the  Plan  or  Confirmation
Order, or required by applicable bankruptcy law, post-petition interest will neither accrue nor be paid on Claims, and no holder of a Claim will be entitled to interest accruing on or after the Petition Date on any Claim.
In addition, interest will neither accrue  nor  be  paid  upon any Disputed
Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such \Disputed Claim becomes an Allowed Claim.

(b)  Preservation Of Rights Of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan, the Confirmation Order, or in any
document,  instrument,   release,   or  other  agreement  entered  into  in
connection  with  the  Plan, in accordance  with  Section  1123(b)  of  the
Bankruptcy Code, the Reorganized  Companies  will retain all claims, rights of  action, suits, or proceedings, whether in law  or  in  equity,  whether known  or unknown, that the Companies or their Estates may hold against any person or  entity (collectively, "Litigation Claims"), and may enforce, sue on, settle,  or  compromise  (or decline to do any of the foregoing) any or
all  of  such  Litigation  Claims.    The   failure  of  the  Companies  to
specifically list any claim, right of action, suit, or proceeding herein or in the Plan does not, and will not be deemed  to,  constitute  a  waiver or release  by  the  Companies  of  such  claim,  right  of  action,  suit, or proceeding,  and  the Reorganized Companies will retain the right to pursue additional Claims, rights of action, suits or proceedings.  In addition, at any  time  after the  Petition  Date  and  before  the  Consummation  Date, notwithstanding  anything in the Plan to the contrary, the Companies or the
Reorganized Companies  may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

(c)  Withholding And Reporting Requirements

In  connection  with  the  Plan   and  all  distributions  thereunder,  the
Reorganized  Companies shall comply  with  all  withholding  and  reporting requirements imposed  by  any  federal,  state,  local,  or  foreign taxing authority,  and  all distributions hereunder shall be subject to  any  such withholding and reporting requirements.

E.  Confirmation Of The Plan

Described below are  certain  important considerations under the Bankruptcy
Code in connection with confirmation of the Plan.

1.  Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation
Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

If  the  Companies  file  petitions  for  relief  under  Chapter 11 of  the
Bankruptcy  Code  and  seek confirmation of the Plan, the Bankruptcy  Court will schedule a Confirmation Hearing.  The Companies will provide notice of the Confirmation Hearing  to  all  known  Creditors and Interest holders or
their  representatives  (the  "Confirmation  Notice").    The  Confirmation
Hearing may be adjourned from time to time by the Bankruptcy  Court without further notice except for an announcement of the adjourned date made at the
Confirmation   Hearing   or   any   adjournment   thereof.   Objections  to
confirmation must be filed and served in the manner and within the time set forth  in the Confirmation Notice and must (a) be in  writing,  (b)  comply with the  Federal  Rules  of  Bankruptcy Procedure and the Local Bankruptcy
Rules, (c) set forth the name of the objector, and the nature and amount of any Claim or Interest asserted  by  the  objector against or in CAI or PCT, the applicable Estate or its property, and (d) state with particularity the legal and factual bases for the objection.  OBJECTIONS TO CONFIRMATION THAT
ARE NOT TIMELY FILED AND SERVED WILL NOT BE  CONSIDERED  BY  THE BANKRUPTCY
COURT AND WILL BE OVERRULED.

2.  Requirements for Confirmation of the Plan

The Bankruptcy Court will determine at the Confirmation Hearing whether the following requirements for confirmation, set forth in Section 1129 of the Bankruptcy Code, have been satisfied:

(a)   The  Plan  complies  with the applicable provisions of the Bankruptcy
Code.

(b) The Companies have complied with the applicable provisions of the Bankruptcy Code.

(c) The Plan has been proposed in good faith and not by any means forbidden by law.

(d) Any payment made or promised by the Companies or by a person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

(e) The Companies have disclosed (i) the identity and affiliations of (x) any individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Reorganized Companies , (y) any affiliate of CAI or PCT participating in a joint plan with CAI or PCT, or
(z) any successor to the Companies under the Plan (and the appointment to, or continuance in, such office of such individual(s) is consistent with the interests of Creditors and Interest holders and with public policy), and
(ii) the identity of any insider that will be employed or retained by the Companies and the nature of any compensation for such insider.

(f)   With  respect to each Class of Claims  or  Interests,  each  Impaired
Creditor and  Impaired Interest holder either has accepted the Plan or will receive or retain under the Plan an account of the Claims or Interests held by such entity,  property  of a value, as of the Consummation Date, that is not less than the amount that  such  entity  would receive or retain if the
Companies were liquidated on such date under Chapter  7  of  the Bankruptcy
Code.   See  Section  XIV.B  --  "Feasibility of the Plan -- Best Interests
Test."

(g) The Plan provides that Administrative Claims and Priority Claims other than Priority Tax Claims will be paid in full on the Consummation Date and that Priority Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value, as of the Consummation Date, equal to the Allowed Amount of such Claims, except to the extent that the holder of any such Claim has agreed to a different treatment.

(h) If a Class of Claims is Impaired under the Plan, at least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by insiders holding Claims in such Class.

(i)   Confirmation  of  the  Plan  is  not  likely  to  be  followed by the liquidation,  or  the  need  for further financial reorganization,  of  the
Companies or any successor to  the  Companies  under  the Plan, unless such
liquidation or reorganization is proposed in the Plan.   See  Section XIV.A
-- "Feasibility of the Plan."

(j) The Plan provides for the continuation after the Consummation Date of all retiree benefits, if any, at the level established pursuant to Section
1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to confirmation of the Plan, for the duration of the period the Companies have obligated themselves to provide such benefits.

The Companies believe that, upon receipt of the Requisite Acceptances, the Plan will satisfy all the statutory requirements of Chapter 11 of the Bankruptcy Code, that the Companies have complied or will have complied with all of the requirements of Chapter 11, and that the Plan is being proposed and will be submitted to the Bankruptcy Court in good faith.

3.  Confirmation Without Acceptance of All Impaired Classes -- "Cramdown"

CAI will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code, and has reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all impaired classes of claims and interests, as long as at least one impaired class of claims has accepted it. Thus, if the Requisite Acceptances are received, the Bankruptcy Court may confirm the Plan notwithstanding the rejection, deemed or otherwise, of an Impaired Class of Claims or Interests if the Plan "does not discriminate unfairly" and is "fair and equitable" as to each Impaired Class that has rejected, or is deemed to have rejected, the Plan.

A plan does not discriminate unfairly within the  meaning of the Bankruptcy
Code if a rejecting impaired class is treated equally with respect to other classes of equal rank. A plan is fair and equitable as to a class of secured claims that rejects the plan if, among other things, the plan provides (a) (i) that the holders of claims in the rejecting class retain the liens securing those claims (whether the property subject to those liens is retained by the debtor or transferred to another entity) to the extent of the allowed amount of such claims and (ii) that each holder of a claim in the rejecting class receives on account of its claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan, of at least the value of the holder's interest in the estate's interest in such property; (b) for the sale, subject to Section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (a) or
(c) of this subparagraph; or (c) for the realization by such holders of the indubitable equivalent of such claims.

A plan is fair and equitable as to a class of unsecured claims that rejects the plan, if, among other things, the plan provides (a) that each holder of a claim in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of the claim; or (b) that no holder of a claim or interest that is junior to the claims of the rejecting class will receive or retain under the Plan any property on account of such junior claim or interest.

A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that no holder of an interest that is junior to the interest of the rejecting class will receive or retain under the Plan any property on account of such junior interest.

As described above, holders of Claims and Interests in Classes CAI-7 and CAI-8 will not receive or retain property under the Plan on account of their Claims and Interests in such Classes. Accordingly, under Section
1126(g) of the Bankruptcy Code, such Classes are presumed to have rejected the Plan. The Companies (a) intend to request confirmation of the Plan under Section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes CAI-7 and CAI-8 and (b) reserve the right to seek confirmation of the Plan under Section 1129(b) of the Bankruptcy
Code notwithstanding the rejection of the Plan by other classes of Claims.

The  Companies believe that the Plan  may  be  confirmed  pursuant  to  the above-described  "cramdown" provisions, over the dissent of certain Classes of Claims and Interests,  in  view  of  the  treatment  proposed  for  such
Classes.   The  Companies  believe that the treatment under the Plan of the holders of Claims and Interests in Classes CAI-7 and CAI-8 will satisfy the
"fair and equitable" test since,  although  no distribution will be made in respect of Claims and Interests in such Classes  and,  as  a  result,  such
Classes  will be deemed to have rejected the Plan, no Class junior to these non-accepting  Classes  will receive or retain any property under the Plan.
In  addition,  the  Companies   do  not  believe  that  the  Plan  unfairly
discriminates against any dissenting  Class  because all dissenting Classes of equal rank are treated equally under the Plan.

4.  Conditions to Confirmation and Consummation

(a)  Conditions To Confirmation

The following are conditions precedent to confirmation of the Plan:

(i)   The  proposed  Confirmation  Order shall be  in  form  and  substance
reasonably  acceptable  to  the  Companies,   the  Unofficial  Noteholders'
Committee, and the Exit Lenders.

(ii) The Companies shall have arranged for credit availability under the New Senior Secured Facility, in amount, form and substance acceptable to CAI, to provide the Reorganized Companies with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

(b)  Conditions To Consummation

The   following   are  conditions  precedent  to  the  occurrence  of   the
Consummation Date,  each  of which may be satisfied or waived in accordance with Article X.C of the Plan:

(i) The Confirmation Order, in form and substance reasonably acceptable to the Companies, the Unofficial Noteholders' Committee, and the Exit Lenders, confirming the Plan, as the same may have been modified, must have become a Final Order and must, among other things, provide that:

(A) the Companies and Reorganized Companies are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring;

(B) the provisions of the Confirmation Order are nonseverable and mutually dependent;

(C)  all executory contracts or unexpired  leases  assumed  or  assumed and assigned  by  the  Companies  during the Chapter 11 Case or under the  Plan shall remain in full force and  effect  for  the benefit of the Reorganized
Companies  or  their   assignees  notwithstanding  any  provision  in  such
contract or lease (including those  described in Sections 365(b)(2) and (f)
of the Bankruptcy Code) that prohibits  such assignment or transfer or that enables, permits or requires termination of such contract or lease;

(D)   the transfers of property by the Companies  (a)  to  the  Reorganized
Companies  (i)  are  or  will  be  legal, valid, and effective transfers of property, (ii) vest or will vest the  Reorganized Companies with good title
to  such  property  free  and  clear  of  all   liens,   charges,   Claims,
encumbrances,  or  interests,  except as expressly provided in the Plan  or
Confirmation  Order,  (iii)  do  not  and  will  not  constitute  avoidable transfers  under the Bankruptcy Code  or  under  applicable  bankruptcy  or nonbankruptcy  law,  and  (iv)  do not and will not subject any Reorganized
Company to any liability by reason  of  such  transfer under the Bankruptcy
Code or under applicable nonbankruptcy law, including,  without limitation, any laws affecting successor or transferee liability, and (b) to holders of
Claims under the Plan are for good consideration and value  and  are in the ordinary course of the Companies' business;

(E) except as expressly provided in the Plan, the Companies are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code), and the Companies' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of CAI or PCT that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of CAI or PCT incurred before the Confirmation Date, or from any conduct of CAI or PCT prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition
Date;

(F) the Plan does not provide for the liquidation of all or substantially all of the property of the Companies and its confirmation is not likely to be followed by the liquidation of the Reorganized Companies or the need for further financial reorganization;

(G)   all  Interests  in  CAI  shall  be  terminated  effective  upon   the
Consummation Date; and

(H) the New Senior Notes and New Common Stock issued under the Plan in exchange for Claims against CAI are exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code, except to the extent that holders of New Senior Notes and New Common Stock are "underwriters," as that term is defined in Section 1145 of the Bankruptcy Code.

(ii) The Reorganized Companies shall have credit availability under the New Senior Secured Facility, in amount, form and substance acceptable to CAI, to provide the Reorganized Companies with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

(iii) The FCC shall have granted CAI's and CS Wireless' transfer of control applications concerning the ownership changes contemplated by the Plan on terms and conditions reasonable satisfactory to CAI.

(iv) The FCC's grant of CAI's and CS Wireless' transfer of control applications shall have become final on terms and conditions reasonably satisfactory to CAI.

(v) The following agreements, in form satisfactory to the Companies, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

(A)  Amended Certificate of Incorporation and By-laws of CAI;

(B)  Amended Certificate of Incorporation and By-laws of PCT;

(C)  New Senior Notes Indenture;

(D)  Management Option Plan and Management Option Agreements;

(E)  Employment Agreements;

(F)  Registration Rights Agreement; and

(G)  New Senior Secured Facility.

(vi) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

(c)  Waiver Of Conditions

The conditions set forth in Articles X.A and X.B of the Plan, other than those set forth in Articles X.A.1 and X.B.1, may be waived in whole or in part by the Companies or the Reorganized Companies without further notice or a hearing.

5.  Modifications and Amendments

The Companies may alter, amend,  or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy  Code  at  any  time  prior  to the
Confirmation  Date.   After the Confirmation Date and prior to "substantial
consummation" of the Plan,  as defined in Section 1101(2) of the Bankruptcy
Code, the Companies may, under  section  1127(b)  of  the  Bankruptcy Code, institute  proceedings  in  the  Bankruptcy Court to remedy any  defect  or omission  or reconcile any inconsistencies  in  the  Plan,  the  Disclosure
Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the
Plan so long  as  such proceedings do not adversely affect the treatment of holders of Claims or  Interests  under  the  Plan;  provided, however, that prior  notice  of such proceedings shall be served in accordance  with  the
Federal Rules of Bankruptcy Procedure or order of the Bankruptcy Court.



F.  Effects Of Confirmation

1.  Binding Effect

From and after the Consummation Date, the Plan will be binding upon and inure to the benefit of the Companies, all present and former holders of Claims against and Interests in the Companies, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, but not limited to, the Reorganized Companies, and all parties-in-interest in the Chapter 11 Case.

2.  Discharge Of The Companies

All consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Companies or any of their assets or properties, and, except as otherwise provided in the Plan or in the Confirmation Order, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims, upon the Consummation Date, the Companies shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Companies prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not
(a) a proof of Claim based upon  such  debt  is filed or deemed filed under
Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order will constitute be a judicial determination of discharge of all liabilities of the Companies, subject to the Consummation Date occurring.

3.  Permanent Injunction

Except as otherwise expressly provided in  the  Plan  or  the  Confirmation
Order, all entities who have held, hold or may hold Claims against, or Interests in, the Companies will be permanently enjoined, on and after the Consummation Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against CAI or PCT on account of any such Claim or Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against CAI or PCT or against the property or interests in property of CAI or PCT on account of any such Claim or Interest and (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from CAI or PCT or against the property or interests in property of CAI or PCT on account of any such Claim or Interest. The foregoing injunction will extend to successors of the Companies (including, without limitation, the Reorganized
Companies) and their respective properties and interests in property.

4.  Exculpation and Limitation on Liability

Neither the Reorganized Companies, nor any statutory committee appointed in the Chapter 11 Case, nor MLGAF or the Unofficial Noteholders' Committee, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, will have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Solicitation, the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding  any  other  provision of the Plan, no holder of a Claim or
Interest, no other party in interest,  none  of  their  respective  agents, employees,  representatives,  financial advisors, attorneys, or affiliates, and no successors or assigns of  the  foregoing,  will  have  any  right of action  against  the  Reorganized  Companies,  or  any  statutory committee appointed  in the Chapter 11 Case, or MLGAF or the Unofficial  Noteholders'
Committee, or  any of their respective present or former members, officers, directors, employees,  advisors,  attorneys,  or  agents,  for  any  act or
omission   in  connection  with,  relating  to,  or  arising  out  of,  the
Solicitation, the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation  of  the  Plan,  or  the administration of the Plan or the property  to  be  distributed  under the Plan,  except  for  their  willful misconduct.
The foregoing exculpation and limitation on liability will not, however, in any manner limit, abridge or otherwise  affect  the  rights, if any, of the
Reorganized  Companies  to  enforce,  sue  on,  settle,  or compromise  the
Litigation Claims retained pursuant to Article IV.G of the Plan.


        IX.  TREATMENT OF TRADE CREDITORS AND EMPLOYEES
        DURING THE CHAPTER 11 CASE

A.  Trade Creditors

If the Companies commence the Chapter 11 Case and seek confirmation of the Plan, then, notwithstanding provisions of the Bankruptcy Code that would otherwise require payment of such pre-petition claims to be deferred until consummation of the Plan, the Companies intend to seek the approval of the Bankruptcy Court (on, or as soon as possible after, the Petition Date) to make payments on account of Trade Claims to holders of Trade Claims who continue to provide the Companies with normal trade credit. If and to the extent that the Bankruptcy Court does not approve such payments, the Plan provides that holders of Trade Claims will be paid in full. There can be no assurance, however, that the Bankruptcy Court will permit an early payment to the holders of Trade Claims.

B.  Employees

If the Companies commence the Chapter 11 Case and seek confirmation  of the
Plan,  the  Companies  intend  that salaries, wages, accrued paid vacation, health related benefits, (other  than  the  severance  benefits  of  senior management, see  Section IV.D -- "Corporate Structure and Management of the
Companies -- Employment Agreements") and similar employee benefits will  be
unaffected.   Employee  benefit  claims  that  accrue  pre-petition will be
Unimpaired  under the terms of the Plan.  To ensure the continuity  of  the
Companies' work  force  and to further accommodate the Unimpaired treatment of employee benefits, the  Companies  intend  to  seek  the approval of the
Bankruptcy Court (on, or as soon as possible after, the Petition  Date)  to honor  payroll  checks  outstanding  as  of  the Petition Date (or to issue replacement checks), to permit employees to use their accrued vacation time
(as long as they remain employees of the Companies ) and to continue paying
medical  benefits  under  the  Companies' health plan.   There  can  be  no
assurance that the Bankruptcy Court  would  permit  payment of pre-petition claims of employees at that time or if it does, that  it  would  not impose limitations  on  such  payments.  Employee claims and benefits not paid  or honored, as the case may be, prior to consummation of the Plan will be paid or honored in full upon  consummation  of the Plan or as soon thereafter as such payment or other obligation becomes due or performable.


        X.  FINANCING DURING AND AFTER THE CHAPTER 11 CASE

A.  The DIP Facility

THE FOLLOWING IS A SUMMARY OF CERTAIN TERMS  OF  THE  PROPOSED DIP FACILITY
AND  IS  QUALIFIED  IN  ITS  ENTIRETY  BY  REFERENCE  TO  THE DIP  FACILITY
AGREEMENT.  CERTAIN TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN HAVE
THE MEANINGS ASSIGNED TO THEM IN THE DIP FACILITY AGREEMENT.  A COPY OF THE
DIP FACILITY AGREEMENT WILL BE FILED WITH THE BANKRUPTCY COURT IF CAI SEEKS
AUTHORITY  TO  ENTER  INTO  THE  DIP  FACILITY.   AS  OF  THE DATE OF  THIS
DISCLOSURE STATEMENT, CAI INTENDS TO SEEK BANKRUPTCY COURT  APPROVAL OF THE
DIP FACILITY IF THE COMPANIES COMMENCE THE CHAPTER 11 CASE.

ALTHOUGH  THE  PLAN  AND  VARIOUS  RELATED  MATTERS  REFERRED  TO  IN  THIS
DISCLOSURE  STATEMENT  HAVE BEEN REVIEWED BY AND DISCUSSED WITH MLGAF,  THE
UNOFFICIAL NOTEHOLDERS'  COMMITTEE,  AND  THEIR RESPECTIVE REPRESENTATIVES,
AND  REFLECT  TO  SOME EXTENT THE VIEWS OF THOSE  PARTIES,  THE  UNOFFICIAL
NOTEHOLDERS' COMMITTEE HAS NOT APPROVED OR ENDORSED THE PLAN OR RECOMMENDED
THAT OTHER HOLDERS  OF SENIOR NOTES VOTE TO ACCEPT THE PLAN.  NEVERTHELESS,
MLGAF, THE HOLDER OF  A  SUBSTANTIAL  PRINCIPAL AMOUNT OF SENIOR NOTES, HAS
AGREED  TO PROVIDE THE DIP FACILITY, SUBJECT  TO  FINAL  DOCUMENTATION  AND
CUSTOMARY CONDITIONS.


1.  General

The DIP Facility, which would be provided by MLGAF, is proposed to consist of the combined deemed and actual purchase on the date of closing of $60,000,000 of DIP Notes (the "Commitment"). The DIP Notes will consist of promissory notes to be issued under the DIP Facility Agreement in an amount equal to (i) the Secured Notes issued under the existing Note Purchase
Agreement, which Secured Notes will be converted into DIP Notes as if there had been a purchase under the DIP Facility Agreement in an amount equal to
(a) the aggregate principal amount of outstanding Secured Notes as of the Petition Date plus (b) all accrued interest and fees, plus (ii) new notes in an amount equal to $60,000,000 minus the aggregate amount of principal, accrued interest, and fees outstanding under the existing Note Purchase
Agreement as of the Petition Date. The DIP Notes will bear interest at the rate of 13% per annum, payable at maturity; provided, however, upon receipt of a fully executed commitment for a New Senior Secured Facility, or other exit financing satisfactory to MLGAF in its sole discretion, the interest rate on the DIP Notes will be reduced by 100 basis points. The Commitment would terminate and all outstanding DIP Facility obligations would be due and payable on the date (the "Termination Date") that is the earliest of
(a) six (6) months from the date of the commencement of the Chapter 11 Case and the filing of the Plan by the Companies, (b) the Consummation Date, or
(c) the date of any occurrence of an Event of Default (as defined in the amended and restated note purchase agreement evidencing the DIP Facility).
The proceeds of the DIP Facility will be used to pay certain transaction costs and expenses and to provide working capital for the Companies in accordance with the Budget (as defined in the DIP Facility Agreement). No portion of the proceeds may be used to commence or prosecute any action or objection with respect to MLGAF, its claims against the Companies under the DIP Facility Agreement, or the collateral therefor.

2.  Security

The DIP Facility Claims will be (a) entitled  to superpriority claim status under Section 364(c)(1) of the Bankruptcy Code, subject only to a carve-out
(the "Carve-Out") in an aggregate amount not to  exceed  $1,000,000 for (i)
following  the  occurrence  of an Event of Default or an event  that  would constitute an Event of Default  with  the  giving of notice or the lapse of time  or both, the payment of Allowed Professional  Fees  incurred  by  the
Companies  and  any statutory committee appointed in the Chapter 11 Case or
the  Unofficial  Noteholders'   Committee   (in  addition  to  compensation
preciously awarded, whether or not paid),  (ii) fees payable pursuant to 28
U.S.C. ' 1930, and (iii) fees payable to the Clerk of the Bankruptcy Court;
(b) secured under Section 364(c)(2) of the Bankruptcy  Code, subject to the
Carve-Out, by a first priority lien on and security interest in all present and after acquired property of CAI; (c) secured under Section  364(c)(3) of the  Bankruptcy  Code,  subject to the Carve-Out, by a junior lien  on  and security interest in all  property  of  CAI  that is otherwise subject to a valid and perfected lien or security interest  on  the Petition Date (other than a lien or security interest with respect to the  Secured  Notes, which will continue to secure CAI's obligations under the DIP Facility);  and (d)
secured by a lien on and security interest in substantially all present and after acquired property of each of the Subsidiaries.

3.  Covenants

The DIP Facility contains substantially the same affirmative and negative covenants as those contained in the existing Note Purchase Agreement. In addition, the DIP Facility provides for certain informational and other requirements customary for a debtor-in-possession financing facility, such as (a) the provision by the Companies of monthly financial statements, budgets, cash forecasts, and other financial data; (b) the maintenance of certain cash collateral, lockbox, and other blocked accounts with a bank satisfactory to MLGAF; (c) restrictions on the payment of pre-petition
Claims (other than those pre-petition Claims that the Companies are permitted by Bankruptcy Court order to pay); (d) restrictions on the granting of additional superpriority Claims to any other party; and (e) certain financial covenants.

4.  Events of Default

The DIP Facility contains substantially the same Events of Default as those contained  in  the  existing  Note  Purchase  Agreement.  In addition,  the occurrence of any of the following is an Event  of  Default  under  the DIP
Facility:   (a)  the  Chapter  11  Case  is  dismissed  or  converted  to a liquidation  under  Chapter  7  of  the  Bankruptcy  Code; (b) a trustee or examiner with enlarged powers is appointed in the Chapter  11 Case; (c) any other  superpriority claim or lien equal or superior in priority  to  those granted with respect to the DIP Facility is granted in the Chapter 11 Case;
(d) an order  granting final approval of the DIP Facility is not entered by the Bankruptcy  Court  within  30  days  after  the  Petition Date; (e) any interim  order  approving the DIP Facility or the Final  Order  is  stayed, modified, reversed,  or  vacated;  (f)  a material disruption in the senior management of the Companies or in the composition of the board of directors of  CAI  occurs  without the prior consent of  MLGAF;  (g)  the  Companies'
request to confirm the Plan is withdrawn or the Plan is amended or modified in a material respect;  and  (h)  the  Bankruptcy  Court  enters  an  order granting  relief  from the automatic stay so as to allow a third to proceed against any material asset or assets of the Companies.

5.  Additional Significant Provisions

The following are certain additional significant provisions of the proposed
DIP Facility:  (a)  a  commitment  fee of (x) 1% for the three month period commencing with the Petition Date, (y)  4%  for  the  next succeeding three month  period,  and (z) 2% for each three month period thereafter,  of  the aggregate principal  amount  of  the  DIP  Notes  will be due quarterly  in advance and payable on the Maturity Date (as defined  in  the  DIP Facility
Agreement); (b) CAI's obligations under the DIP Facility Agreement  will be guaranteed  by  each  of Subsidiaries that is an obligor under the existing
Note Purchase Agreement;  (c) CAI will be required to maintain its existing cash management system; (d)  CAI  will  be  responsible  for  all costs and expenses  of  MLGAF (including attorneys' fees and costs) relating  to  the negotiation, documentation,  administration, and enforcement of obligations under  the  DIP Facility; and (e)  MLGAF's  obligation  to  close  the  DIP
Facility is conditioned  upon, among other things, receipt by the Companies of the Requisite Acceptances  of  the Plan, the filing of the Plan with the
Bankruptcy Court, entry (within 15  days  after  the  Petition  Date) of an interim  order approving the DIP Facility, and receipt by MLGAF of  certain financial  information from CAI; and (f) MLGAF will have the right, but not the obligation,  in  its  sole  discretion,  to  assume  up  to  35% of any
commitment   by   another   Exit  Lender  or  Lenders  in  connection  with
consummation of an acceptable  reorganization  plan,  on  terms at least as favorable as those set forth in such commitment.

B.  Use Of Cash Collateral

The  Companies'  obligations  under  the  Secured  Notes  are  secured   by
substantially  all  of  the  assets of CAI and certain of the Subsidiaries.
Cash proceeds of such collateral constitutes "cash collateral" as that term is defined in Section 363(a) of  the  Bankruptcy Code.  The Bankruptcy Code
requires court approval of the use of cash  collateral,  unless all parties holding an interest in such cash collateral consent to the use thereof.  In order to allow the Companies' continued normal operation during the Chapter
11 Case, MLGAF has consented to the Companies' use of its  cash  collateral in accordance with the Approved Budget, as that term is defined in  the DIP
Facility Agreement.

C.  The New Senior Secured Facility

THE  FOLLOWING  IS A SUMMARY OF CERTAIN ANTICIPATED TERMS OF THE NEW SENIOR
SECURED FACILITY  AND  IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE NEW
SENIOR SECURED FACILITY.   CERTAIN  TERMS  USED  HEREIN  AND  NOT OTHERWISE
DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE NEW SENIOR SECURED
FACILITY.

MLGAF,  THE  HOLDER  OF A SUBSTANTIAL PRINCIPAL AMOUNT OF SENIOR NOTES,  IS
CONSIDERING PROVIDING A PORTION OF THE NEW SENIOR SECURED FACILITY, SUBJECT
TO AGREEMENT ON TERMS,  FINAL  DOCUMENTATION, AND SATISFACTION OF CUSTOMARY
CONDITIONS.

Amounts due and owing under the  DIP Facility must be repaid in full on the
Consummation  Date in accordance with  the  terms  of  the  loan  agreement relating to that  Facility,  unless  otherwise  expressly  agreed by MLGAF.
MLGAF cannot be required to extend the DIP Facility beyond the Consummation
Date.   Accordingly,  following  the Consummation Date, the Companies  will need financing to replace the DIP Facility and to carry on their businesses and  operations.  The Companies anticipate  that  they  will  finalize  the material  terms  of  a new senior secured facility (the "New Senior Secured
Facility") prior to the  Confirmation Date, pursuant to which the Companies
would  have  access  to  sufficient   working  capital  to  maintain  their
operations, as well as the operations of  the  Subsidiaries,   during CAI's
continued  efforts  to  attract  a  Strategic  Partner.   CAI has commenced
discussions  with  MLGAF,  which  has  informed  CAI that it is considering providing a portion of the New Senior Secured Facility.  BT Alex. Brown has
begun contacting other potential participants for  the  facility, but as of the  date  of this Disclosure Statement, no definitive agreement  has  been executed.

The Companies  anticipate that the New Senior Secured Facility, which would be used to (a) refinance amounts outstanding on the Consummation Date under
the  DIP   Facility  and  (b)  provide  additional  borrowing  capacity  to
Reorganized  CAI  and the Subsidiaries following the Consummation Date, may consist of two tranches of secured debt. The first tranche would be secured by a first priority  lien  on and security interest in substantially all of
CAI's assets and the second  tranche  would be secured by a second priority lien on and security interest in the same assets.  As of June 25, 1998, the
Companies had not received any proposals  or term sheets for any portion of the New Senior Secured Facility from any potential lender other than MLGAF, which  has indicated a willingness to participate  in  a  portion  of  such facility,  subject  to agreement on satisfactory terms and conditions.  The
Companies' financial  advisor,  BT  Alex. Brown, expects that any potential
New Senior Secured Facility lender, including  MLGAF, will require a market interest rate and an equity stake in Reorganized CAI.


        XI.  CERTAIN FACTORS TO BE CONSIDERED

Holders of Impaired Claims who are entitled to vote on the Plan should carefully consider the following factors before deciding whether to vote to accept or to reject the Plan.

A.  Maintenance Of Operations And Post-Petition Financing

The Companies believe that the Solicitation with respect to the Plan and the subsequent commencement of the Chapter 11 Case in connection with the Plan should not materially adversely affect the Companies' relationships with programmers, customers, employees, and suppliers, as well as the FCC, provided that the Companies can demonstrate (i) sufficient liquidity to continue to operate their businesses and (ii) a likelihood of success for the Plan in a reasonably short time frame. The Companies believe that this Solicitation offers the most expeditious means to achieve success for the Plan.

CAI believes that it will be able to obtain debtor-in-possession  financing sufficient  to  operate  its  businesses following the commencement of  the
Chapter 11 Case.  Indeed, CAI already  has  reached an agreement with MLGAF
for   an  aggregate  commitment  of  $60  million in  debtor-in  possession financing.  See Section X.A --"Financing During  and  After  the Chapter 11
Case  --  The  DIP Facility."  A condition to the proposed DIP Facility  is that the Companies  receive  the  Requisite  Acceptances of the Plan. Thus, there  can  be  no  assurance  at  this time that such  financing  will  be available, that it will be approved  by  the Bankruptcy Court, or that even with  such  financing  the Companies will have  adequate  working  capital.
Nevertheless, the Companies  believe  that  each condition can be satisfied and  the  DIP  Facility will be available.  In addition,  PCT  and  certain non-debtor affiliates  of  CAI  may require additional financing during the
Chapter 11 Case.  Although the Companies  believes  that any such financing
would be available, similarly, no assurances can be given.   The Companies'
inability to obtain such financing, in whole or in part, would pose serious risks to the Companies' viability, and could preclude consummation  of  the
Plan  or  any  other  recapitalization  or  reorganization.  Finally, it is possible  that  despite  the  belief  and  intent  of  the  Companies,  the
Solicitation or the subsequent commencement of the Chapter  11  Case  could materially  adversely  affect  the  relationships between the Companies and their programming suppliers, customers, employees, lessors, or the FCC.  If such  relationships  were  materially adversely  affected,  the  Companies'
working capital position could  materially deteriorate.  This deterioration could adversely affect the Companies'  ability to complete the Solicitation or, if the Solicitation is successfully  completed,  to obtain confirmation of the Plan.

B.  Certain Bankruptcy Considerations

1.  General

Although   the   Companies   believe   that   the  successful  pre-petition
Solicitation of votes to accept the Plan should  lessen  the  impact  of  a subsequent  Chapter 11 filing to confirm the Plan, the filing of bankruptcy petitions by  or  against the Companies and the publicity attendant thereto nevertheless may adversely affect the Companies' businesses.  The Companies believe that any such  adverse  effects may worsen during the pendency of a protracted bankruptcy case.

2.  Effect on Non-Filing Subsidiaries or Affiliates

The  filing of the Chapter 11 Case  by  the  Companies  and  the  publicity attendant  thereto  might  also  adversely  affect  the  businesses  of the non-filing  Operating Subsidiaries.  Because the business of CAI is closely related to the  businesses  of  the  non-filing Operating Subsidiaries, any downturn in the businesses of the non-filing  entities  could  affect CAI's prospects also.  Although CAI does not believe that the commencement of the
Chapter  11  Case  will  adversely  affect  the businesses of the nonfiling
Subsidiaries, if there is a protracted chapter  11 case, the possibility of adverse effects on such Subsidiaries may increase.  Further, while CAI does not believe that creditors of the Subsidiaries can  assert  any legal right to take actions with respect to any Subsidiaries due to the commencement of the  Chapter  11  Case, certain of these creditors could try to  take  such
actions nonetheless.   If  this  were  to  occur, the affected Subsidiaries
would not have the benefit of the "automatic  stay."  Although there can be no assurance, CAI believes that such actions, if  any,  by creditors of the
Subsidiaries would not have a material adverse effect on  the  business  or financial condition of the Subsidiaries, and therefore, on CAI.

3.  Failure to Receive Requisite Acceptances

If  the  Requisite  Acceptances  are received, the Companies intend to file voluntary petitions for relief under  Chapter 11 of the Bankruptcy Code and to seek, as promptly thereafter as practicable,  confirmation  of the Plan.
If   the   Requisite  Acceptances  are  not  received,  the  Companies  may
nevertheless   file   petitions  for  relief  under  Chapter  11  and  seek
confirmation of the Plan  notwithstanding the dissent of certain Classes of
Claims or Interests.  In such  event,  it  is possible that, to satisfy the
Bankruptcy Code's standards for a "cramdown"  confirmation,  including  the absolute  priority  rule,  the  Plan  may be modified in a manner that will materially and adversely affect the treatment  provided  to  any Class that has rejected the Plan.  Alternatively, the Companies may seek to accomplish an  alternative restructuring of its capitalization and its obligations  to securityholders  and  other  creditors and obtain their consent to any such restructuring  plan  by  means of  another  out-of-court  solicitation  for acceptance of a plan of reorganization  for  the  Companies,  or otherwise.
There  can  be  no  assurance  that  the  terms  of  any  such  alternative restructuring  arrangement  or plan would be similar to or as favorable  to the Companies' Creditors as those proposed in the Plan.

4.  Failure to Confirm the Plan

Even if the Requisite Acceptances are received and, with respect to those Classes deemed to have rejected the Plan the requirements for "cramdown" are met, the Bankruptcy Court, which, as a court of equity may exercise substantial discretion, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Companies (see Section XIV.A --
"Feasibility of the Plan  and  the  Best  Interests  of  Creditors  Test --
Feasibility of the Plan"), and that the value of distributions to dissenting holders of Claims and Interest may not be less than the value such holders would receive if the Companies were liquidated under Chapter 7 of the Bankruptcy Code (see Section XIV.B -- "Feasibility of the Plan and the Best Interests of Creditors Tests -- Best Interests Test"). Although the Companies believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Additionally, the Solicitation must comply with the requirements of Section
1126(b)  of  the Bankruptcy Code and the applicable Bankruptcy  Rules  with
respect  to  the   length  of  the  solicitation  period,  compliance  with
applicable non-bankruptcy  law,  if  any,  and in the absence of applicable non-bankruptcy  law,  the  adequacy of the information  contained  in  this
Disclosure Statement, as well  as  in  the Short Form Disclosure Statement.
If  the Bankruptcy Court were to find that  the  Solicitation  did  not  so comply,  all  acceptances  received  pursuant  to the Solicitation could be deemed invalid and the Companies could be forced  to  resolicit acceptances under Section 1125(b) of the Bankruptcy Code, in which case confirmation of the Plan could be delayed and possibly jeopardized.  The  Companies believe that the Solicitation complies with the requirements of Section  1126(b) of the Bankruptcy Code, that duly executed Ballots will be in compliance  with applicable  provisions  of  the  Bankruptcy Code, and that the Plan, if the
Requisite Acceptances are received,  should  be confirmed by the Bankruptcy
Court.  There can be no assurance, however, that  the  Plan  will  ever  be filed  and,  if  the  Plan  is  filed,  there  can  be  no  assurance  that modifications  thereof  will not be required for confirmation, or that such modifications would not result in a resolicitation of acceptances.

5.  Failure to Consummate the Plan

Consummation of the Plan  is conditioned upon, among other things, entry of the Confirmation Order and  an  order (which may be the Confirmation Order)
approving the assumption and assignment  of  all  executory  contracts  and unexpired leases (other than those specifically rejected by the Companies )
to  the  Reorganized  Companies  or  their  assignees,  the negotiation and
execution  of  definitive  agreement  governing  the  New  Senior   Secured
Facility,  and  FCC  approval of CAI's and CS Wireless' transfer of control applications.  As of the date of this Disclosure Statement, there can be no assurance that any or  all of the foregoing conditions will met (or waived)
or that the other conditions  to  consummation,  if any, will be satisfied.
Accordingly, even if the Plan is confirmed by the  Bankruptcy  Court, there can be no assurance that the Plan will be consummated and the Restructuring completed.

C.  Certain Tax Considerations

THERE  ARE  A  NUMBER  OF  MATERIAL  INCOME  TAX CONSIDERATIONS, RISKS  AND
UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN.  INTERESTED PARTIES
SHOULD READ CAREFULLY THE DISCUSSION SET FORTH  IN  SECTION  XIII  OF  THIS
DISCLOSURE STATEMENT, ENTITLED "CERTAIN FEDERAL INCOME TAX CONSEQUENCES  OF
THE  PLAN" FOR A DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES
AND RISKS  FOR  HOLDERS  OF  CLAIMS  AND  THE  COMPANIES RESULTING FROM THE
TRANSACTIONS OCCURRING IN CONNECTION WITH THE PLAN.

D.  Inherent Uncertainty Of Financial Projections

The  Projections  set  forth  in  Exhibit  E  hereto cover  the  Companies'
operations through the period ending March 31, 2008.  These Projections are based on numerous assumptions that are an integral part of the Projections, including confirmation and consummation of the  Plan in accordance with its terms,  the  anticipated future performance of the  Reorganized  Companies,
industry  performance,   general  business  and  economic  conditions,  FCC
approvals, competition, adequate  financing, absence of material contingent or unliquidated litigation or indemnity  claims, and other matters, many of which are beyond the control of the Reorganized  Companies  and some or all
of  which  may  not  materialize.   In  addition, unanticipated events  and
circumstances occurring subsequent to the date of this Disclosure Statement may  affect  the  actual financial results of  the  Reorganized  Companies'
operations.  These  variations may be material and may adversely affect the ability of the Reorganized  Companies  to  pay  the  obligations  owing  to certain  holders  of  Claims  entitled  to distributions under the Plan and
other  post-Consummation Date indebtedness.   Because  the  actual  results
achieved  throughout  the  periods covered by the Projections may vary from the projected results, the Projections  should  not  be  relied  upon  as a guaranty,  representation,  or  other  assurance of the actual results that will occur.

E.  Dividends

Reorganized CAI does not anticipate that any dividends will be paid with respect to the New Common Stock in the near term. The Projections contemplate no payment of dividends through at least the end of the projection period ending March 31, 2008.

F.  Competition

The subscription television industry is highly  competitive.  The principal
subscription  television  competitors  in  each  market   are   traditional
hard-wire   cable,  DBS  and  private  cable  operators.   Hard-wire  cable
companies generally  are  well established and known to potential customers and have significantly greater  financial  and  other  resources  than  the
Companies.  Premium  movie services offered by the cable television systems have encountered significant  competition  from  the  home  video  cassette recorder  industry.  In areas where several local off-air VHF/UHF broadcast channels can  be  received  without the benefit of subscription television, cable television systems also  have faced competition from the availability of broadcast signals generally and have found market penetration to be more difficult.  Legislative, regulatory and technological developments also may result  in additional and significant  competition,  including  competition from local  telephone  companies  and  from  the proposed new LMDS wireless service.  For a more complete discussion of the  competition  faced  by the
Companies,  see  Section  III.B.1  --  "Business  Plans for the Reorganized
Companies -- Risk Factors Related to CAI's Business Plan -- Competition and
Technology."


        XII.  SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

As  of  the Distribution Date, Reorganized CAI will issue  the  New  Senior
Notes, New Common Stock, and Management Options, referred to collectively in the Plan as the "New Securities." The New Securities will be issued for distribution in accordance with the Plan to or for the benefit of holders of Allowed Claims as follows: (a) the New Senior Notes will be issued to the holders of Senior Notes on account of their Allowed Class CAI-5 Claims;
(b) the New Common Stock will be issued to the holders of Senior Notes and the holders of Subordinated Notes on account of their respective Allowed
Class CAI-5, CAI-6, and PCT-5 Claims; and (c) the Management Options will be issued to certain members of the senior management of Reorganized CAI.

The  following  discussion  summarizes  the  material provisions of the New
Senior  Notes,  New  Common  Stock,  and  Management   Options,   including
references,  where  applicable, to the Amended Certificate of Incorporation and By-laws of Reorganized  CAI.  This  summary  does  not  purport  to  be complete  and is qualified in its entirety by reference to the full text of the New Senior Notes Indenture and Amended CAI Certificate of Incorporation
and By-laws.



A.  Description Of Securities To Be Issued

1.  New Senior Notes

The principal  terms  of the New Senior Notes are set forth in Exhibit C to
this Disclosure Statement.   The  summary contained therein is qualified by
reference  to,  and may be modified by,  the  New  Senior  Notes  Indenture substantially in  the  form  of  the  indenture  to be included in the Plan
Supplement.

2.  New Common Stock

The principal terms of the New Common Stock to be issued by Reorganized CAI under the plan shall be as follows:

Authorization:                                  25 million shares

Initial Issuance:                               15 million shares

Par Value:                                      $.01 per share

Voting Rights:                                  One vote per share

Preemptive Rights:                              None

Dividends:                                      Payable  at  the discretion
of the board of directors of Reorganized CAI

3.  Management Options

Management Options to purchase up to 10% of the issued shares of New Common
Stock  will  be  issued to certain members of the continuing management  of
Reorganized CAI on  the Consummation Date pursuant to the Management Option
Plan.   For a more detailed  discussion  of  the  Management  Options,  see
Section IV.C  --  "Corporate  Structure  and Management of the Companies --
Management Options."

B.  Resale Of Securities Of Reorganized CAI

1.  Registration of Securities

Under  Section 1145(a) of the Bankruptcy Code,  the  issuance  of  the  New
Senior Notes  and  New  Common  Stock  to  be distributed under the Plan in exchange  for  Claims  against  CAI  and  the  subsequent  resale  of  such securities by entities that are not "underwriters"  (as  defined in Section
1145(b)  of  the  Bankruptcy  Code)  are  not  subject  to the registration
requirements of Section 5 of the Securities Act of 1933.   BECAUSE  OF  THE
COMPLEX,  SUBJECTIVE  NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER
MAY BE AN UNDERWRITER,  CAI  MAKES NO REPRESENTATION CONCERNING THE ABILITY
OF ANY PERSON TO DISPOSE OF THE  SECURITIES  TO  BE  DISTRIBUTED  UNDER THE
PLAN.

Section 1145(b)(1) of the Bankruptcy Code provides:

(b) (1) Except as provided in paragraph (2) of this subsection and except with respect to ordinary trading transactions of an entity that is not an issuer, an entity is an underwriter under section 2(11) of the Securities
Act of 1933, if such entity --

              (A) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such a claim or interest;

              (B) offers to sell securities offered or sold under the plan for the holders of such securities;

              (C) offers to buy securities offered or sold under the plan from the holders of such securities, if such offer to buy is --

                     (i)  with  a view to distribution of such  securities;
and

                     (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or

              (D) is an issuer, as used in such section 2(11), with respect to such securities.

      (2) An entity is not an underwriter under section 2(11) of the Securities Act of 1933 or under paragraph (1) of this subsection with respect to an agreement that provides only for --

              (A) (i) the matching or combining of fractional interests in securities offered or sold under the plan into whole interests, or

                     (ii) the purchase or sale of such fractional interests from or to entities receiving such fractional interests under the plan; or

              (B) the purchase or sale for such entities of such fractional or whole interests as are necessary to adjust for any remaining fractional interests after such matching.

      (3) An entity other than an entity of the kind specified in paragraph
(1) of this subsection is not an underwriter under section 2(11) of the Securities Act of 1933 with respect to any securities offered or sold to such entity in the manner specified in subsection (a)(1) of this section.

(c) An offer or sale of securities of the kind and in the manner specified under subsection (a)(1) of this section is deemed to be a public offering.

(d) The Trust Indenture Act of 1939 does not apply to a note issued under the plan that matures not later than one year after effective date of the plan.

Except as otherwise provided in Section XII.B.2 below, CAI has no present intention to register under the Securities Act of 1933 the New Senior Notes or New Common Stock to be (a) distributed to holders of Allowed Senior Note
Claims and Subordinated Note Claims on account of and in exchange for such Claims or (b) reserved for future purchase pursuant to the exercise of the Management Options, but does intend to apply for listing of the New Common
Stock on a national securities exchange or quoting in a United States automated inter-dealer quotation system and to comply with the reporting requirements of the Exchange Act with respect to the New Common Stock.

2.  Registration Rights Agreement

(a)  Demand Rights

Reorganized CAI and certain holders of shares of New Common Stock  who  may be  deemed  to  be  "underwriters"  or  "affiliates"  for  purposes  of the
Securities  Act  will  enter  into  a  Registration  Rights  Agreement (the
"Registration  Rights  Agreement")  on  or prior to the Consummation  Date.
Pursuant to the Registration Rights Agreement,  Reorganized  CAI will agree to file with the SEC as soon as practicable after receiving a  request from the holders of not less than 10% of the shares of New Common Stock (subject
to   adjustments   for   stock   splits),  a  registration  statement  (the
"Registration Statement") on Form S-1 or Form S-3, if use of such a form is then available, to cover resales of "Registrable Securities" (as defined in the Registration Rights Agreement)  by  the  holders  thereof  who  satisfy certain  conditions  relating to the provision of information in connection
with the Registration  Statement.   Reorganized  CAI  will use commercially
reasonable  efforts  to  cause the Registration Statement  to  be  declared effective by the SEC within 180 days of such demand.

Under the Registration Rights Agreement, "Registrable Securities" means securities acquired by persons pursuant to or in connection with the Plan
(including New Common Stock, New Senior Notes and securities issuable in connection with the New Senior Secured Facility or acquired by their successors and permitted assigns in accordance with the Registration Rights
Agreement (and any securities issued or issuable with respect thereto).  If
New Common Stock (or any securities issued or issuable with respect thereto) are listed on any national securities exchange or included in any interdealer quotation system, only those securities held by persons deemed to be "underwriters" or "affiliates" for purposes of the Securities Act will be deemed to be Registrable Securities.

Pursuant to the terms of the Registration Rights Agreement,  the  requisite holders  of  Registrable Securities who are a party to such agreement  will have the right to make up to two demands each year during the six-year term thereof for the  filing of a Registration Statement;  and, if requested, to maintain the effectiveness  of  such  Registration  Statement  for 90 days, provided,  however,  that  such  holders  may not make a second demand  for registration  until  12 months after the date  on  which  the  Registration
Statement filed pursuant  to  the  first demand for registration shall have
been  declared  effective.   Only  those  holders  who  are  deemed  to  be
"underwriters"  or "affiliates" of Reorganized  CAI  for  purposes  of  the
Securities Act will  be permitted to demand the registration of Registrable
Securities pursuant to  a  shelf  registration  statement.  Reorganized CAI shall, upon receipt of the demand by the requisite  holders, provide notice within 15 days to all holders of Registrable Securities  who are a party to
Registration Rights Agreement.  Such holders who respond by  requesting the right  to include their Registrable Securities for resale pursuant  to  the
Registration  Statement  (the "Participating Holders") shall be entitled to so participate, subject to certain restrictions and limitations, including, the right of underwriters  to reduce the number of shares being offered for resale (in the case of an underwritten  offering).  In the case of any such reduction, then Reorganized CAI shall include  in  such  registration  that amount of Registrable Securities that Reorganized CAI is so advised can  be sold  in  (or  during  the  time  of)  the  offering,  as  follows:  first, securities  of  any  Participating  Holder that is an "underwriter"  or  an
"affiliate" of Reorganized CAI in an  amount  sufficient to include all the shares of New Common Stock (or other Registrable  Securities,  as  the case may  be)  offered  by such Participating Holder or an amount sufficient  to reduce the amount of such Participating Holder's shares of New Common Stock
(or other Registrable  Securities,  as  the  case  may  be)  held after the offering to a level that would cause such Participating Holder to no longer be an "underwriter" or an "affiliate" of Reorganized CAI, whichever  amount is  less;  second,  such  securities  duly requested to be included in such
Registration Statement by any other Participating  Holder,  pro rata on the basis of the amount of such securities held by such holder; and  third, all other securities of Reorganized CAI duly requested to be included  in  such
Registration Statement.

(b)  Piggyback Rights

If,  during  the  six-year  term  of  the  Registration  Rights  Agreement,
Reorganized CAI proposes to register any of its equity securities under the
Securities Act (other than by a registration statement on Form S-4  or Form
S-8)  in  a form and a manner that would permit registration of Registrable
Securities  held by holders that are parties to such agreement, Reorganized
CAI shall give notice to such holders of such registration.  Upon a written request from  such  a holder of Registrable Securities requesting that such holder's shares be included  in  such  registration  (which request must be received  by  Reorganized  CAI within 20 days after such  notice  has  been given), Reorganized CAI shall  use  its  commercially reasonable efforts to
effect  the registration of such Registrable  Securities.   If  Reorganized
CAI's underwriters  advise  that the Registrable Securities requested to be included in the registration statement cannot be sold in the time or manner requested by Reorganized CAI,  then  Reorganized  CAI shall include in such registration that amount of Registrable Securities  that Reorganized CAI is so advised can be sold in (or during the time of) the offering, as follows:
first, all securities proposed by Reorganized CAI to  be  sold  for its own account;  second,  securities of any holder of Registrable Securities  that has properly requested  that its Registrable Securities be included in such registration and that is  an "underwriter" or an "affiliate" of Reorganized
CAI in an amount sufficient  to  include all the shares of New Common Stock
(or other Registrable Securities,  as  the  case  may  be)  offered by such holder or an amount sufficient to reduce the amount of such holder's shares of New Common Stock (or other Registrable Securities, as the  case  may be)
held  after  the  offering  to  a  level that would cause such holder to no longer be an "underwriter" or an "affiliate"  of Reorganized CAI, whichever amount is less; third, such securities duly requested  to  be  included  in such  registration  statement by any other holder, pro rata on the basis of the amount of such securities  held  by  such holder; and fourth, all other securities  of  Reorganized  CAI duly requested  to  be  included  in  such registration statement.

(c)  Other

The Registration Rights Agreement  contains  a  variety of other provisions applicable to either demand or piggyback registrations.  Reorganized CAI is required to pay specified expenses in connection  with  such  registrations and  is  required  to  indemnify  the  selling stockholders against certain
liabilities,  including  liabilities  under   the   Securities   Act.   The
registration  rights provided for in the Registration Rights Agreement  are transferable to permitted transferees of Registrable Securities that comply
with specified  procedures.   Reorganized  CAI securities registrable under
such agreement do not include securities listed  on  a  national securities exchange  or  included  in  any interdealer quotation system,  except  such securities held by persons deemed  to  be "underwriters" or "affiliates" of
Reorganized CAI.

3.  Lack of Established Market for New Securities

There  may  be  certain  restrictions on the  ability  of  holders  of  New
Securities to sell, transfer,  or  otherwise  freely  dispose  of  such New
Securities  received  under  the  Plan  if  the  holders  are  "issuers" or
"dealers"  under  Sections 2(11) and 2(12), respectively, of the Securities
Act of 1933, or "underwriters,"  as  defined  in  Section  1145(b)  of  the
Bankruptcy  Code.   Moreover, the New Securities will be issued pursuant to
the Plan to holders of  Allowed Senior Note Claims and Allowed Subordinated
Note Claims, some of whom  may  prefer to liquidate their investment rather
than hold such securities on a long-term  basis.   Accordingly,  the market
for  the  New  Securities  may  be volatile, at least for an initial period after the Distribution Date, and  indeed  may  be depressed for a period of time immediately following the Consummation Date  until  the market has had time  to  absorb  these  sales  and  to observe the post-Consummation  Date performance  of Reorganized CAI.  Other  factors,  such  as  the  statutory restrictions on  transferability  and  the  likelihood that Reorganized CAI will not declare dividends for the foreseeable  future, may further depress the market for the New Common Stock.  In addition,  although  the  Plan and the  Projections  were  prepared based upon an assumed reorganization value range as described below  in  Section XIV.D -- "Feasibility of the Plan and the Best Interests of Creditors Test -- Valuation Of Reorganized CAI," such valuation was not an estimate of  the price at which the New Securities may trade in the market, and CAI has not attempted to make any such estimate in connection with the development of  the Plan.  No assurance can be given as to the market price that will prevail following the Distribution Date.  See
Section  XIV.D  -- "Feasibility of the  Plan  and  the  Best  Interests  of
Creditors Test -- Valuation Of Reorganized CAI".


        XIII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

THE FOLLOWING DISCUSSION, WHICH WAS PREPARED BY CAI AFTER CONSULTATION WITH
ITS COUNSEL, SKADDEN,  ARPS,  SLATE, MEAGHER & FLOM LLP, SUMMARIZES CERTAIN
ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS PROPOSED IN
THE  PLAN  TO  THE COMPANIES AND TO  THE  HOLDERS  OF  CLAIMS  AGAINST  THE
COMPANIES.  THE  SUMMARY IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS
BASED ON THE INTERNAL  REVENUE  CODE  OF 1986, AS AMENDED (THE "TAX CODE"),
THE  TREASURY REGULATIONS PROMULGATED THEREUNDER,  JUDICIAL  AUTHORITY  AND
CURRENT  ADMINISTRATIVE  RULINGS  AND  PRACTICE, ALL AS IN EFFECT AS OF THE
DATE  HEREOF  AND  ALL  OF  WHICH  ARE SUBJECT  TO  CHANGE,  POSSIBLY  WITH
RETROACTIVE  EFFECT  THAT  COULD  ADVERSELY  AFFECT  THE  COMPANIES,  THEIR
CREDITORS AND THEIR EQUITY SECURITY HOLDERS.

THE SUMMARY DOES NOT ADDRESS ALL ASPECTS  OF  FEDERAL  INCOME TAXATION THAT
MAY  BE  RELEVANT  TO  A  PARTICULAR  HOLDER  OF  A CLAIM IN LIGHT  OF  ITS
PARTICULAR FACTS AND CIRCUMSTANCES OR TO CERTAIN TYPES OF HOLDERS OF CLAIMS
SUBJECT TO SPECIAL TREATMENT UNDER THE TAX CODE (FOR  EXAMPLE,  FOREIGNERS,
FINANCIAL  INSTITUTIONS,  BROKER-DEALERS,  LIFE  INSURANCE  COMPANIES   AND
TAX-EXEMPT  ORGANIZATIONS)  AND ALSO DOES NOT DISCUSS ANY ASPECTS OF STATE,
LOCAL, OR FOREIGN TAXATION.   FURTHERMORE, THIS DISCUSSION DOES NOT ADDRESS
THE TAX CONSEQUENCES OF THE REORGANIZATION TO CREDITORS HOLDING CLASS CAI-4
AND PCT-4 CLAIMS.

IN  ADDITION,  A  SUBSTANTIAL  AMOUNT   OF  TIME  MAY  ELAPSE  BETWEEN  THE
CONFIRMATION DATE AND THE RECEIPT OF A FINAL  DISTRIBUTION  UNDER THE PLAN.
EVENTS  SUBSEQUENT  TO THE DATE OF THIS DISCLOSURE STATEMENT, SUCH  AS  THE
ENACTMENT OF ADDITIONAL  TAX LEGISLATION, COURT DECISIONS OR ADMINISTRATIVE
CHANGES, COULD AFFECT THE  FEDERAL  INCOME TAX CONSEQUENCES OF THE PLAN AND
THE TRANSACTIONS CONTEMPLATED THEREUNDER.   NO  RULING  WILL BE SOUGHT FROM
THE INTERNAL REVENUE SERVICE (THE "SERVICE") WITH RESPECT TO ANY OF THE TAX
ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS HERETOFORE  BEEN OBTAINED
BY THE COMPANIES WITH RESPECT THERETO.  ACCORDINGLY, EACH HOLDER OF A CLAIM
IS  STRONGLY  URGED  TO  CONSULT  WITH  ITS  OWN TAX ADVISOR REGARDING  THE
FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.


A.  Federal Income Tax Consequences To The Companies

1.  Cancellation of Indebtedness Income

A  taxpayer  generally  must  include in gross income  the  amount  of  any discharged indebtedness realized  during  the  taxable  year, except to the extent payment of such indebtedness would have given rise  to  a deduction.
Such  amounts,  however, are not included in income where the discharge  of indebtedness is accomplished  pursuant to a plan approved by the court in a
case  under  the  Bankruptcy  Code.   Instead,  the  amount  of  discharged
indebtedness that would otherwise  have  been  required  to  be included in income will be applied to reduce certain tax attributes of the  taxpayer in
the  following  order:   net  operating  loss  carryovers ("NOLs"), general
business credit carryovers, capital loss carryovers,  the  taxpayer's basis in property and foreign tax credit carryovers.

Under the Plan, satisfaction of the Claims would give rise to discharge of indebtedness income to the Reorganized Companies in an amount equal to the difference between (i) the sum of the adjusted issue prices of those Claims that constitute securities for federal income tax purposes and the amount of those Claims that do not so constitute securities and (ii) the sum of
(a) the amount of Cash, if any, paid by the Reorganized Companies in partial satisfaction of such Claims and (b) the issue price of any debt instrument and the fair market value of stock and other consideration issued in satisfaction of such Claims, except to the extent that the discharged Claims would have given rise to a deduction had they been paid in full and a deduction for such amounts has not already been claimed.

CAI estimates that as of July 27, 1998, the amount of its indebtedness that would  be  impaired  under  the  Plan  is approximately $322 million, which includes approximately $14 million of accruals  of  interest  that have not been  deducted  in  computing  taxable  income (loss) and that CAI believes would have given rise to a deduction if paid, and that the aggregate amount of  consideration  to be issued in satisfaction  of  such  indebtedness  is approximately $260 million  as  determined  for federal income tax purposes based  on  the  projected  recoveries  under  the  Plan  (see  Section  I--
"Introduction  --  Summary Of Classification And Treatment  Of  Claims  And
Equity Interests") resulting  in discharge of indebtedness of approximately
$62 million.  The foregoing dollar  figures  assume  that  the  issue price
(i.e.,  the  fair market value on the Consummation Date) of the New  Senior
Notes (provided  that  public  trading occurs on an "established securities market") is $100 million.  To the  extent the issue price of the New Senior
Notes  differs from $100 million, the  foregoing  dollar  figures  must  be
adjusted  accordingly.   In  addition,  the  appropriate  valuation  of the
consideration  to be paid, is subject to both legal and factual uncertainty
(including issues  relating  to the proper classification of the securities to be issued, whether or not they  are  publicly  traded  and other factors discussed), and thus the amount of discharge of indebtedness  could  differ substantially from the amounts set forth above.

Because the discharge will be accomplished pursuant to a plan approved by a court in a case under the Bankruptcy Code and affects certain accruals which have not been deducted in computing taxable income, Reorganized CAI will not be required to recognize income in respect of such discharge.
Instead, the amount of such discharge (less the amount of discharged accruals which have not been deducted in computing taxable income) will reduce tax attributes existing after the determination of Reorganized CAI's taxable income for the taxable year in which the discharge occurs.

2.  Amount and Utilization of Net Operating Loss Carryforwards

(a)     General Limitation  on  Utilization  of NOLs Following an Ownership
Change

Based on its tax returns as filed and its estimates for its fiscal year ended March 31, 1998, CAI believes that, as of March 31, 1998, it had approximately $257.9 million of NOLs on a consolidated federal income tax basis ("Consolidated NOLs") of which approximately $140 million are separately allocable to CAI. CAI estimates that following consummation of the Plan (and application of the discharge of indebtedness rules discussed above and the attribute reduction rules of the Tax Code Section 382
Bankruptcy Exception discussed below), it will have Consolidated NOLs of approximately $157 million, of which approximately $40 million will be separately allocable to Reorganized CAI.

In general, a corporation is permitted to carry forward an unutilized net operating loss for 15 years (20 years for such losses incurred in taxable years beginning after August 5, 1997) following the year in which the net operating loss is incurred and may use such NOLs to offset taxable income recognized in years prior to expiration of the NOLs. The schedule set forth below shows CAI's estimates of the approximate amount of NOLs expiring in each of the years indicated.



                        EXPIRATIONS OF PRE-PLAN NOLS
                            (AS OF MARCH 31, 1998)

                             Approximate Pre-Plan NOLs
                               (Thousands omitted)


   Expires Tax
Year Ending March 31          CAI        Subsidiaries       Total
1999                      $      100     $       15        $      115
2000                             350            170               520
2001                               0             80                80
2002                               0            795               795
2003                               0            685               685
2004                             330            775             1,105
2005                             400          1,900             2,300
2006                             290          1,240             1,530
2007                             485          1,640             2,125
2008                             940          3,035             3,975
2009                           2,400          6,370             8,770
2010                          20,250         17,975            38,225
2011                          21,760         27,160            48,920
2012                          42,875         24,690            67,565
2013                          49,850         31,340            81,190

TOTALS                      $140,030       $117,700          $257,900


As a result of the issuance of New Common Stock to holders of Class CAI -5 and CAI-6 Claims pursuant to the Plan, CAI and each of its consolidated
Subsidiaries  will  experience  an "ownership change" as defined in Section
382(g) of the Tax Code. In general, an ownership change for these purposes occurs when the total percentage of stock (determined on the basis of value) of a corporation owned by one or more "5% shareholders" of the corporation has increased by more than 50 percentage points of the total amount of stock in the corporation over the lowest total of the percentage of such stock that was owned by such "5% shareholders" at any time during the applicable testing period. For these purposes, certain "public groups" of less-than 5% shareholders are treated as a single 5% shareholder. The testing period is generally the shorter of (i) three years or (ii) the period of time since the corporation's most recent prior ownership change.
CAI's and each of its consolidated Subsidiaries' ownership change should occur on the Consummation Date (the "Change Date").

Section 382 of the Tax Code generally restricts a corporation's utilization of its NOLs after the corporation undergoes an ownership change by limiting the amount  of  income earned by the corporation after the ownership change that may be offset  by the NOLs that arose prior to the ownership change to an annual amount equal to the equity value of the corporation on the Change
Date multiplied by the  "long  term  tax-exempt rate," currently 5.15% (the
"Section  382  Limitation").   Where the  general  Section  382  Limitation
applies, if the loss corporation does not continue its pre-ownership change business enterprise for two years  following  the  Change Date, its Section
382 Limitation will be zero (the "Continuity of Business Requirement").

CAI  has  taken  the position in filing its tax returns  to  date  that  it
underwent an ownership  change  on  September  29,  1995.   Based  on CAI's
computation of the effect of the Section 382 Limitation resulting from that ownership change, $6.3 million of the Consolidated NOLs may not be utilized prior  to  the  fiscal year ending March 31, 2000.  Moreover, as more fully described above in  Section  II.E  --  "General  Information  -- History of
CAI,"  on  March  3,  1998,  CAI  acquired  the BANX Securities which  were convertible into or could be exercised to obtain  approximately  a  45% pro
forma  ownership  interest  in  CAI.   While  the position is not free from
doubt, CAI does not believe that the acquisition  of  the  BANX  Securities should adversely affect its NOLs or the Consolidated NOLs.

(b)     The Bankruptcy Exception

Notwithstanding  an ownership change under Section 382(g) of the Tax  Code, the Section 382 Limitation  does  not  apply (unless the corporation elects for it to apply), where (i) immediately  before  the  ownership  change the corporation is under the jurisdiction of a court pursuant to Chapter  11 of
the   Bankruptcy   Code,  (ii)  such  ownership  change  results  from  the
court-approved plan  of  reorganization  and  (iii) the post-reorganization stock  ownership  of  the  corporation  satisfies certain  conditions  (the
"Bankruptcy Exception").  The stock ownership  condition  requires that the stockholders  and  certain creditors of the corporation (described  below), determined  immediately  before  the  ownership  change,  own  (after  such ownership change  and  as  a  result  of  being  stockholders  or creditors immediately  before such change) in the aggregate, stock of the corporation having 50% or  more  of  both  the  value  and  voting  power  of the total outstanding  stock  of  the reorganized corporation.  For purposes  of  the
Bankruptcy Exception, stock  received by creditors in satisfaction of their debt claims against the corporation will only be counted to the extent such creditors received such stock  in  satisfaction of (i) indebtedness held by such creditors for at least 18 months  before  the filing of the Chapter 11 petition with respect to the corporation or (ii)  indebtedness  which arose in  the  ordinary  course  of the trade or business of the corporation  and
which at all times has been  held  by  such  creditors.   For  purposes  of
determining  whether  the  post-reorganization stock ownership requirements are met, Reorganized CAI generally  must  determine  whether a creditor who becomes a 5% shareholder as a result of the reorganization  held  the  debt for  the  requisite  18  months prior to the commencement of the Chapter 11
Case, and may rely on a written  statement  of  the  creditor, signed under penalties of perjury, to that effect.  In general, absent  actual knowledge to the contrary, Reorganized CAI may presume that a creditor  that is not a
5% shareholder immediately after the ownership change held the debt for the
18-month period.

Even where the Bankruptcy Exception applies, Reorganized CAI's  ability  to utilize  the  Consolidated  NOLs (including its separate NOLs and other tax attributes) will be effectively  eliminated  if  Reorganized  CAI undergoes
another  ownership  change  within two years of the Consummation Date.   In
addition, although the Continuity  of  Business Requirement discussed above is not applicable to an ownership change  to which the Bankruptcy Exception applies,  Reorganized  CAI's  ability  to  utilize  the  Consolidated  NOLs following consummation of the Plan may be challenged  under  Section 269 of
the   Tax  Code,  as  discussed  below,  unless  Reorganized  CAI  and  its
Subsidiaries  conduct  more than an insignificant amount of an active trade or business following the ownership change.

Because (i) CAI will be under the jurisdiction of a court in a case under Chapter 11 of the Bankruptcy Code, (ii) an ownership change with respect to CAI is expected to occur as a result of the confirmation of the Plan by the Bankruptcy Court and (iii) CAI believes that the post-Consummation Date stock ownership requirements of the Bankruptcy Exception should be met and confirmed in accordance with the rules discussed above, CAI intends to take the position that the Bankruptcy Exception will apply to the ownership change that will occur with respect to itself and, although there is no direct authority on point, its Subsidiaries on the Consummation Date.
Furthermore, CAI intends to take the position that  Section  269 of the Tax
Code and the Treasury regulations thereunder should not apply because, among other things, CAI expects that it and each of its Subsidiaries will continue their respective current operations following the Consummation
Date. CAI believes that the application of the Bankruptcy Exception would be beneficial, and, accordingly, CAI does not expect that Reorganized CAI will make the election to have the Section 382 Limitation apply in lieu of the Bankruptcy Exception.

There can be no assurance that the Service will not seek to challenge CAI's position that the Bankruptcy  Exception  applies to the ownership change or that such a challenge, if asserted, would  not  be  sustained by a court of
law.   If  the  Service  were  successful  in  challenging CAI's  position,
Reorganized CAI's NOLs and the Consolidated NOLs generally would be subject to the Section 382 Limitation (based on the post-ownership change valuation of Reorganized CAI) discussed above (increased to  reflect the surrender or cancellation of creditors' Claims for stock).  In addition,  if the Service were  to  assert  successfully that Section 269 of the Tax Code applies  to
Reorganized CAI, Reorganized  CAI's  ability  to  utilize  its NOLs and the
Consolidated NOLs following the Consummation Date could be eliminated.   As
discussed  below, CAI believes that Section 269 should not apply, and would vigorously contest  any  attempt by the Service to apply Section 269 of the
Tax Code in this manner.

(c)     Reduction in NOLs Required by Bankruptcy Exception

Although Reorganized CAI's  NOLs  will  not  be  subject to the Section 382
Limitation if the Bankruptcy Exception applies, its NOLs nevertheless will be reduced by any interest deductions taken by CAI during the taxable year in which the Consummation Date occurs, on or before such date, and the three preceding taxable years with respect to indebtedness that was converted into, or exchanged for, stock pursuant to the Plan.

(d)     Risks of a Second Section 382(g) Ownership Change

Reorganized  CAI's  Consolidated  NOLs  and  other  tax attributes would be eliminated  in their entirety if a second ownership change  were  to  occur during the two-year  period  following the ownership change that will occur on the Consummation Date.  A second  ownership change that occurs after the two-year period following the Consummation  Date  would subject Reorganized
CAI's utilization of its and its consolidated group's pre-Consummation Date
NOLs to the general Section 382 Limitation, and could impair or essentially eliminate the use of  NOLs and other tax attributes existing at the time of
such   second  ownership  change.   There  are  no  restrictions   on   the
transferability of New Common Stock to avoid an ownership change within the two years  following the Consummation Date.  Accordingly, holders of Claims should not depend  upon  the  continued  existence  or utilization of CAI's
Consolidated NOLs following consummation of the Plan.

(e)     Section 269 of the Tax Code

Section 269 of the Tax Code grants the Service the power  to  disallow  any deduction, credit or allowance (including the utilization of  NOLs) where a corporation  undertakes  certain  transactions for the principal purpose of
avoiding  or  evading  Federal  income   taxes.    Specifically,   Treasury
Regulation  Section 1.269-3(d) provides that unless the corporation carries on "more than  an  insignificant  amount"  of  an  active trade or business
(which  does  not  have  to be the historic trade or business)  during  and subsequent to the Title 11  or  similar  case, an acquisition of control in connection  with  an  ownership change to which  the  Bankruptcy  Exception applies is considered to  be made for the prohibited purpose, absent strong
evidence to the contrary.   The  determination  of  whether  more  than  an
insignificant  amount  of  business is being carried on is based on all the facts and circumstances, including  the  amount  of  business  assets  that remain  in  use  and  the  number of employees who continue employment.  As described in this Disclosure Statement, CAI intends that it and each of its
Subsidiaries will continue operating  in  substantially the same businesses in which they now operate.  Although there  can  be no certainty due to the
factual  nature  of  the  Section  269  inquiry,  CAI  believes   that  the
application of Section 269 of the Tax Code should not adversely affect  the
NOLs  that  it and its Subsidiaries will retain after the Consummation Date and that, subject to the other risks described herein, those NOLs should be available  to  be  utilized  against  future  operating  income.  Moreover,
Reorganized  CAI  would  vigorously  contest  any  challenge brought by the
Service under Section 269 of the Tax Code.

3.   Deductions  of  Accrued  Interest  and  Original  Issue   Discount  by
Reorganized CAI

To  the extent a portion of the consideration issued to creditors  pursuant to the Plan is attributable to accrued and unpaid interest on their Claims,
Reorganized  CAI  would be entitled to interest deductions in the amount of such accrued interest,  to  the  extent  CAI  has not already deducted such
amounts.   Although  the  amount  of  consideration  allocable  to  accrued interest where creditors are receiving  less than the full principal amount of their claims is unclear under present  law,  CAI intends to allocate the full amount of the consideration transferred to creditors  pursuant  to the
Plan  to  the  principal  amount  of such creditors' Claims and to take the position that no amount of the consideration  to  be  received by creditors pursuant to the Plan is attributable to accrued interest on such creditors'
Claims.  The applicable high yield discount obligation  ("AHYDO")  rules of sections 163(e)(5) and 163(i) of the Tax Code may affect Reorganized  CAI's ability  to  deduct  interest payments made on the New Senior Notes.  Under those rules, Reorganized  CAI  would not be entitled to deduct a portion of the original issue discount accruing  on  the New Senior Notes and would be allowed to deduct the remainder of the original  issue  discount  only when
paid.   The AHYDO rules apply to debt instruments that have a term of  more than five  years,  have  a  yield  to  maturity that equals or exceeds five percentage points over the "applicable federal  rate" and have "significant original issue discount."  Because the amount of  original  issue discount, if any, and the yield to maturity will be determined at the time that a New
Senior  Note is issued, it is not possible to determine the precise  effect of the AHYDO  rules  if they apply.  However, CAI does not believe that the
AHYDO rules should materially  adversely affect Reorganized CAI.  Moreover, if the AHYDO rules applied to a  New Senior Note, a corporate holder may be treated as receiving dividend income  (to  the  extent of Reorganized CAI's current and accumulated earnings and profits) solely  for  purposes  of the dividends  received deduction, with respect to that portion of the original issue discount for which Reorganized CAI is denied a deduction.

4.  Tax Classification of the New Senior Notes

CAI intends  to  take  the  position that the New Senior Notes are debt for
Federal income tax purposes.   Accordingly,  CAI intends to (i) measure its
discharge of indebtedness income with respect  to the Senior Note Claims by reference to the issue price of the New Senior Notes  and  (ii)  deduct  as interest  and  report  to holders as interest original issue discount as it accrues on the New Senior  Notes  (except to the extent the AHYDO rules, as discussed above, apply).  CAI expects  that  the  New  Senior Notes will be
"traded on an established securities market" within the  meaning of Section
1273 of the Tax Code and applicable Treasury Regulations,  and accordingly, that their "issue price" will be their fair market value determined  as  of the Consummation Date.

Notwithstanding CAI's intended reporting positions set forth above, based on the terms of the New Senior Notes and the financial condition of Reorganized CAI, there is a significant risk that the Service could successfully assert that the New Senior Notes are properly characterized as equity interests in Reorganized CAI and not as debt for Federal income tax purposes. In such event, CAI would have a significantly greater amount of discharge of indebtedness under the Plan and a correspondingly larger reduction in its NOLs, and would not be permitted to deduct any amounts payable under the New Senior Notes. CAI believes, however, that it would qualify for the Bankruptcy Exception even if the New Senior Notes were treated as equity for tax purposes. Due to the factual nature of the debt characterization issue, there can be no assurance that CAI's reporting positions with respect to these issues will be sustained.

5.  Alternative Minimum Tax

For purposes of computing Reorganized CAI's  regular  tax liability, all of the taxable income recognized in a taxable year generally  may be offset by the  carryover  of  NOLs  (to  the  extent  permitted under the Tax  Code).
Although all of Reorganized CAI's regular tax  liability  for  a given year may  be  reduced  to  zero  by  virtue  of  its  NOLs,  in  any given year,
Reorganized CAI may be subject to the alternative minimum tax ("AMT").  The
AMT  imposes  a  tax  equal  to  the amount by which 20% of a corporation's alternative  minimum  taxable income  ("AMTI")  exceeds  the  corporation's
regular tax liability.   AMTI  is  calculated pursuant to specific rules in
the  Tax Code which eliminate or limit  the  availability  of  certain  tax deductions  and  which  include  as  income  certain  amounts not generally included in computing regular tax liability.  Of particular  importance  to
Reorganized  CAI  is  that in calculating AMTI, only 90% of a corporation's
AMTI may be offset by net  operating loss carryovers (as computed for these purposes).  Thus, in any year  for  which Reorganized CAI may be subject to the AMT, any AMTI recognized would be  taxable  at  an effective rate of 2%
(i.e., 10% of the 20% AMT tax rate).

B.  Federal Income Tax Consequences To Holders Of Claims

1.  Classes CAI-1, CAI-2, and CAI-3; Classes PCT-1, PCT-2, and PCT-3

On the exchange of its Claim for cash or property, each  holder  of a Class
CAI-1, CAI-2, CAI-3, PCT-1, PCT-2 or PCT-3 Claim will recognize gain or loss measured by the difference between the amount realized on the exchange and its tax basis in such Claim. The amount realized will be equal to the aggregate fair market value of the cash and/or property received to the extent not allocable to interest. (See Section XIII.A.3 -- "Federal Income
Tax Consequences to the Companies -- Deductions  of  Accrued  Interest  and
Original Issue Discount by Reorganized CAI.") The character and taxation of any recognized gain or loss will depend on the status of the creditor, the nature of the Claim in its hands and its holding period. To the extent a creditor receives property constituting a new obligation which, under section 1001 of the Tax Code and the Treasury Regulations thereunder, does not differ materially in kind or extent from such creditor's Claim, such new obligation should be treated as a continuation of such Claim. As a result, to the extent such new obligation is treated as a continuation of such Claim, there should be no federal income tax consequences to such creditor. Each creditor should consult with its own tax advisors regarding the consequences to it of receiving cash or property, including a new obligation, in exchange in whole or in part for its Claim.

2.  Class CAI-5 Senior Note Claims; Classes CAI-6  and  PCT-5  Subordinated
Note Claims

(a)     General

The  federal income tax consequences of the implementation of the  Plan  to
(i)  a Class CAI-5 creditor receiving Cash, New Senior Notes and New Common
Stock under the Plan (a "Senior Creditor") and (ii) a Class CAI-6 (and, for
purposes  of  this  discussion,  Class PCT-5) creditor receiving New Common
Stock (a "Subordinated Creditor")  will  depend  primarily  on  a number of factors, including whether the New Senior Notes are properly classified  as debt or equity for federal income tax purposes, whether the exchanged claim
(a "Senior Claim" or a "Subordinated Claim," respectively) is an obligation that  constitutes  a  "security"  for  federal  income tax purposes (a "Tax
Security"), and, if a Senior Claim or a Junior Claim,  as  the case may be, constitutes a Tax Security, on whether the New Senior Notes  constitute Tax
Securities and whether any of the Senior Claims, the Junior Claims,  or the
New  Senior Notes are considered traded on an established securities market
("publicly  traded")  for purposes of the original issue discount rules, as well as marketable securities  in  the  case of the Senior Claims or Junior
Claims or readily tradable in the case of  the  New  Senior  Notes, in each case for purposes of the installment sales rules of the Tax Code.  The term
"security"  is  not  defined  in  the Tax Code or the Treasury Regulations.
Whether a Senior Claim or a Junior  Claim  constitutes  a  Tax  Security is based  on the facts and circumstances surrounding the origin and nature  of the Senior  Claim,  the  Junior  Claim  and  its  respective maturity date.
Generally, stock, and bonds or debentures with an original term of at least
ten  years,  have  been  considered  to  be Tax Securities.   In  contrast,
instruments  with  terms  of  five  years or less  rarely  qualify  as  Tax
Securities.  CAI believes that it is  likely,  although  not  entirely free from  doubt,  that  the  Senior Notes and the Subordinated Notes should  be treated as Tax Securities,  and  intends  to take the position that the New
Senior Notes are Tax Securities for federal income tax purposes.

The  exchange of Senior Note Claims for Cash,  New  Senior  Notes  and  New
Common  Stock  and  the exchange of Subordinated Note Claims for New Common
Stock  should  constitute   a   recapitalization  pursuant  to  a  plan  of
reorganization within the meaning  of Section 368(a)(1)(E) of the Tax Code.
Accordingly, under current law (i) no  gain  (except  as discussed below in the  case  of  the  exchange  of  Senior  Note  Claims) or loss  should  be recognized by holders of Class CAI-5 or Class CAI-6  Claims pursuant to the
Plan,  (ii)  except  to  the  extent, if any, such Cash or  securities  are treated as received in satisfaction  of interest accrued on such creditor's
Claim  after  the  beginning of such creditor's  holding  period  ("accrued interest") (see "Accrued  Interest on Senior and Subordinated Note Claims,"
below), holders of Class CAI-5 and Class CAI-6 Claims should allocate their
respective basis in such Claims  as  follows:   in  the case of Senior Note
Claims, (x) decrease such basis by the amount of Cash  received (other than the  amount  of Cash attributable to accrued interest), (y)  increase  such basis by the amount  of  gain,  if any, to be recognized as described below and (z) allocate such basis as adjusted  among the New Senior Notes and New
Common Stock based on the relative fair market  value  of  such  securities and,  in the case of Subordinated Note Claims, allocate such basis  to  the
New Common  Stock,  and (iii) holders of Class CAI-5 and Class CAI-6 Claims should have tax holding  periods  for  the  New Senior Notes and New Common
Stock  received in exchange for their Claims (except  to  the  extent  such securities  are  attributable  to  accrued  interest)  that  include  their respective  tax  holding  periods  for  such  Claims.  As discussed in "Tax
Classification of New Senior Notes," above, although the matter is not free from doubt, CAI intends to treat the New Senior  Notes  as debt rather than equity  for  federal income tax purposes.  Accordingly, holders  of  Senior
Notes Claims generally  would  recognize  gain with respect to the exchange
equal to the lesser of (X) their realized   gain on the exchange (i.e., the
sum of the Cash received plus the fair market value of the New Common Stock received plus the issue price of the New Senior  Notes  received (except to the  extent such Cash or securities are attributable to accrued  interest), less the holder's tax basis in such Claims) or (Y) the fair market value of the amount  by  which  the principal amount of the New Senior Notes exceeds the principal amount of  the  exchanged Senior Notes plus the Cash received
(except to the extent such Cash  or  securities are attributable to accrued interest).

(b)     Accrued Interest on Senior and Subordinated Note Claims

As discussed above, the manner in which consideration is to be allocated between accrued unpaid interest and principal of the Senior Note Claims and Subordinated Note Claims for federal income tax purposes is unclear under present law. Although there can be no assurance with respect to the issue, CAI intends to take the position that no portion of the consideration distributed to holders of Class CAI-5 Claims or Class CAI-6 Claims pursuant to the Plan is allocable to accrued and unpaid interest on the Senior Note
Claims or the Subordinated Note Claims.  See Section XIII.A.3  --  "Federal
Income Tax Consequences to the Companies -- Deduction of Accrued Interest and Original Issue Discount by CAI," above.

A holder of a  Class  CAI-5 or CAI-6 Claim (a "Note Claim") that previously included in income accrued  but  unpaid  interest  attributable to its Note
Claim should recognize an ordinary loss to the extent  that such previously included accrued interest exceeds the amount of consideration  received  by the  holder that is attributable to accrued interest for federal income tax
purposes.   To  the  extent  a  holder  of  a Note Claim did not previously include  in income accrued but unpaid interest  attributable  to  its  Note
Claim, any  portion  of  the  consideration  received  that is allocable to accrued  but  unpaid  interest  should  be  recognized as ordinary  income, regardless of whether the holder realizes an  overall gain or loss upon the surrender of its Claim or whether such gain or  loss  is recognized.  Based on  CAI's  position that no portion of the consideration  is  allocable  to accrued and  unpaid  interest  on the Note Claims, no such income inclusion should be required.

Notwithstanding the general discussion  above,  the  basis of a holder of a
Note Claim in New Senior Notes or New Common Stock, as  the  case  may  be, treated as received in satisfaction of accrued interest on the Note Claims, if  any,  should  be  equal  to  the  amount  of interest income treated as
satisfied by the receipt of such instruments.   Additionally,  a creditor's
tax holding period in such stock or bonds, as the case may be, should begin on  the  day  following  the  date on which it has a right to receive  such securities.  To the extent a creditor  is treated as receiving stock or new securities in exchange for accrued interest on its Claim, absent an express allocation,  it is unclear which of the New  Common  Stock  or  New  Senior
Notes, as the  case may be, would be treated as satisfying any such accrued interest.

(c)     Original Issue Discount on the New Senior Notes

The New Senior Notes  would  be  treated  as  issued  with  original  issue discount  to the extent their "stated redemption price at maturity" exceeds
their "issue  price."   An instrument's stated redemption price at maturity
includes all payments required  to  be made over the term of the instrument other than payments of "qualified stated  interest"  (defined  generally as interest  that  is unconditionally payable in cash or property (other  than debt instruments  of  the  issuer) at least annually at a single fixed rate that  appropriately  takes into  account  the  length  of  periods  between payments).  No payments  on  the New Senior Notes will constitute qualified stated interest.  Accordingly, all interest on the New Senior Notes will be
accounted  for  under  the  original  issue  discount  rules.   The  stated
redemption price at maturity  of  the  New  Senior Notes should equal their stated principal amount.

The determination of the "issue price" of the  New  Senior Notes depends on whether either the Senior Note Claims or the New Senior  Notes  are "traded on  an  established  securities market" for purposes of the original  issue discount rules.  Although  the  matter is not free from doubt, CAI believes that  the  issue  price of the New Senior  Notes  would  be  determined  by reference to the rules  applicable to debt that is traded on an established securities market or is issued  in  exchange  for  property  traded  on  an
established  securities  market.   Accordingly,  the issue price of the New
Senior  Notes  generally  would  be  their  fair market  value  immediately following their issuance.

A holder of New Senior Notes would be required  to  include  such  original issue  discount  in taxable income as it accrues using a constant yield  to maturity method, by allocating to each day during the taxable year in which the holder holds the  New  Senior  Discount  Note a pro rata portion of the original issue discount on such debt instrument  which  is  attributable to the  "accrual  period"  in which such day is included.  The amount  of  the original issue discount which  is  attributable to each full accrual period will be the product of the "adjusted  issue price" at the beginning of such
accrual  period  multiplied  by  the  "yield   to  maturity"  of  the  debt
instrument.   The  adjusted  issue  price  is the issue  price  of  a  debt instrument increased by the accrued original  issue  discount for all prior accrual  periods  and decreased by certain payments (other  than  qualified stated interest) made  by  the issuer to the holder.  The yield to maturity is the discount rate, which  when  applied  to  all  payments  (other  than qualified  stated  interest)  under  a debt instrument results in a present value equal to the issue price.  As a  consequence,  a holder of New Senior
Notes  generally would be required to include  amounts  of  original  issue discount  in  its  taxable  income  in  advance  of  the  receipt  of  cash attributable thereto.

(d)     Bond Premium on New Senior Notes

In general, if the tax basis of New Senior Notes in the hands of a holder of a Senior Note Claim exceeds the stated redemption price at maturity of such New Senior Notes, the New Senior Notes will be considered to be issued with "bond premium." To amortize bond premium, the holder must make an election that applies to all debt instruments it holds or subsequently acquires. A holder that elects to amortize bond premium must reduce its tax basis in the New Senior Notes by an amount equal to the amortized premium. Additionally, a holder that has a tax basis in its New Senior
Notes in excess of the issue price of such Notes should be permitted to reduce its original issue discount income with respect to such Notes each accrual period by such excess at the rate at which the original issue discount would be included in income. Holders of Senior Note claims having a relatively high basis in their Senior Note Claims should be able to offset a substantial portion of their original issue discount income with respect to the New Senior Notes by amortizing this premium.

(e)     Market Discount

The Tax Code generally requires holders of debt instruments with "market discount," (generally, the amount by which the "revised issue price" of a debt instrument (i.e., the sum of its issue price plus accrued original issue discount) exceeds the holder's adjusted tax basis in such debt instrument), to treat as ordinary income any gain realized on the disposition of such debt instruments to the extent of the market discount accrued during the holder's period of ownership. An exception is made for certain tax-free exchanges, such as the consummation of the Plan. In such cases, however, on a subsequent disposition of the stock or securities received in such nonrecognition transactions, gain is treated as ordinary income to the extent of any market discount accrued prior to (with respect to the old debt instruments) and after (with respect to the new debt instruments) the nontaxable exchange. Holders should consult their own tax advisors as to the potential application of the market discount rules to them in light of their individual circumstances, and the advisability of making an election to accrue market discount on a current basis.

(f)     Treatment of Distributions  and  Constructive  Distributions if New
Senior Notes are Characterized as Equity

If,  contrary  to CAI's intended reporting position, the New  Senior  Notes were treated as  equity for tax purposes, distributions, if any, on the New
Senior Notes prior  to  maturity generally would be treated as dividends to the  extent of Reorganized  CAI's  current  and  accumulated  earnings  and profits, then as non-taxable returns of capital to the extent of a holder's tax basis,  and  then as capital gains to the extent distributions exceed a holder's basis.  In  addition,  if  the  New  Senior  Notes were treated as equity, it is likely that the constructive dividend rules of Section 305 of the Tax Code would apply.  In general, Section 305 of the Tax Code requires that  a  holder  of  preferred  stock  accrue  the difference  between  the redemption price and the issue price of such stock  as  dividend  income to the  extent  of  the  available  earnings  and  profits  of the issuer on a constant  yield  to  maturity basis similar to the original issue  discount methodology discussed above.  In general, the issue price of the New Senior
Notes, if they are treated  as  equity, would be their fair market value on the date of issuance, and their redemption  price  would  be  the principal amount.  The difference between these two amounts would be accrued  into  a holder's income (to the extent of Reorganized CAI's current and accumulated earnings  and  profits)  over  the New Senior Notes' six-year term at their yield to maturity calculated for  this  purpose.  Because CAI presently has no accumulated earnings and profits for tax  purposes, holders would not be required  to  include  any  dividend  income  except  to  the  extent  that
Reorganized CAI has earnings and profits in future taxable years (including earnings  and  profits attributable to discharge  of  indebtedness  on  the
Consummation Date  or  the  disposition  of  assets  on  or  prior  to  the
Consummation  Date).   To the extent Reorganized CAI does not have earnings
and profits for tax purposes  in  future  taxable years, holders should not recognize constructive dividend income.

(g)     Sale, Exchange or Redemption of New  Common  Stock  and  New Senior
Notes

The sale or exchange of New Common Stock generally should result in capital gain  or  loss equal to the difference between the amount realized and  the
holder's  tax   basis  in  such  New  Common  Stock.   Depending  upon  the
circumstances, a  redemption  by  Reorganized  CAI  of New Common Stock may result  in  capital gain or loss to the holder of such  stock,  or  may  be treated as a  dividend,  generally taxable as ordinary income to the holder to the extent of Reorganized  CAI's earnings and profits at the time of the redemption.

In general, subject to the market discount rules discussed above, the sale, exchange or redemption of the New Senior Notes would result in capital gain or loss equal to the difference between the amount realized and the holder's tax basis in such New Senior Notes.

If, contrary to CAI's intended reporting position, the New Senior Notes are classified as equity, the sale or exchange of the New Senior Notes generally should result in capital gain or loss equal to the difference between the amount realized and the holder's tax basis in such New Senior
Notes. Depending upon the circumstances, a redemption by Reorganized CAI of New Senior Notes may result in capital gain or loss to the holder of such notes, or may be treated as a dividend, generally taxable as ordinary income to the holder to the extent of Reorganized CAI's earnings and profits at the time of the redemption.


        XIV.  FEASIBILITY OF THE PLAN  AND  THE BEST INTERESTS OF CREDITORS
TEST

A.  Feasibility Of The Plan

In connection with confirmation of the Plan, Section 1129(a)(11) requires that the Bankruptcy Court find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Companies. This is the so-called "feasibility" test.
To support their belief in the feasibility of the Plan, the Companies, with the assistance of their financial advisors, have prepared financial projections (the "Projections") of the Companies' through the fiscal year ending March 31, 2008, as set forth in Exhibit E to this Disclosure
Statement.

The  Projections  indicate  that  the  Reorganized  Companies  should  have sufficient cash flow to make the payments required under  the  Plan  on the
Consummation Date and to repay and service debt obligations and to maintain operations  on  a  going-forward  basis as CAI seeks to attract a Strategic
Partner.  Accordingly, the Companies  believe  that  the Plan complies with
the standard of Section 1129(a)(11) of the Bankruptcy  Code.   As  noted in
the Projections, however, the Companies caution that no representations can be  made  as  to  the  accuracy of the Projections or as to the Reorganized
Companies'  ability  to  achieve   the  projected  results.   Many  of  the
assumptions  upon  which  the  Projections   are   based   are  subject  to
uncertainties  outside  the  control  of  the  Companies.  Some assumptions inevitably  will  not materialize, and events and  circumstances  occurring after the date on which the Projections were prepared may be different from those  assumed or may  be  unanticipated,  and  may  adversely  affect  the
Companies'  financial  results.   As discussed elsewhere in this Disclosure
Statement, the Companies have experienced  difficulty  in  (a)  maintaining liquidity,  (b)  raising  sufficient  funds  to  maintain the level capital expenditure  necessary to expand their businesses,  and  (c)  attracting  a
Strategic Investor or Strategic Partner, in large part due to CAI's current capital structure,  but  also  due  to  actual or perceived problems in the wireless cable industry in general.  Therefore, the actual results may vary from the projected results and the variations  may be material and adverse.
See Section X.I -- "Certain Factors To Be Considered"  for  a discussion of certain risk factors that could affect financial feasibility of the Plan.

THE  PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE  WITH  THE
GUIDELINES  ESTABLISHED  BY  THE  AMERICAN  INSTITUTE  OF  CERTIFIED PUBLIC
ACCOUNTANTS  OR  THE  RULES AND REGULATIONS OF THE SECURITIES AND  EXCHANGE
COMMISSION REGARDING PROJECTIONS.  FURTHERMORE,  THE  PROJECTIONS  HAVE NOT
BEEN AUDITED BY THE COMPANIES' INDEPENDENT CERTIFIED ACCOUNTANTS.  ALTHOUGH
PRESENTED  WITH  NUMERICAL  SPECIFICITY,  THE PROJECTIONS ARE BASED UPON  A
VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE  NOT  BEEN  ACHIEVED TO DATE AND
MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS,
LITIGATION, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY
OF  WHICH  ARE  BEYOND  THE  CONTROL  OF THE COMPANIES.  CONSEQUENTLY,  THE
PROJECTIONS SHOULD NOT BE REGARDED AS A  REPRESENTATION  OR WARRANTY BY THE
COMPANIES,  OR  ANY  OTHER PERSON, THAT THE PROJECTIONS WILL  BE  REALIZED.
ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

B.  Best Interests Test

Even if the Plan is accepted by each class of holders of Impaired Claims, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all holders of Claims that are Impaired by the Plan and that have not accepted the Plan. The "best interests" test, set forth in Section 1129(a)(7) of the Bankruptcy Code, requires the Bankruptcy
Court to find either that all members of an impaired class of claims have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under Chapter
7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each impaired class of holders of claims if a debtor were liquidated under Chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

The amount of liquidation value available to holders  of  Unsecured  Claims against  the  Companies  would  be reduced by, first, the claims of Secured
Creditors (to the extent of the value  of their collateral), and second, by the costs and expenses of liquidation, as  well  as by other administrative expenses  and costs of both the Chapter 7 case and  the  Chapter  11  Case.
Costs of a  liquidation  of the Companies under Chapter 7 of the Bankruptcy
Code would include the compensation  of  a Chapter 7 trustee, as well as of counsel and other professionals retained by  the trustee, asset disposition expenses, all unpaid expenses incurred by the  Companies  in the Chapter 11
Case   (such   as  compensation  of  attorneys,  financial  advisors,   and
accountants) that  are allowed in the Chapter 7 case, litigation costs, and claims arising from  the operations of the Companies during the pendency of the Chapter 11 Case.  The liquidation itself would trigger certain priority payments that otherwise  would  be  due in the ordinary course of business.
Those priority claims would be paid in  full  from the liquidation proceeds before the balance would be made available to pay  Unsecured  Claims  or to make  any  distribution  in  respect  of Equity Interests.  The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of Unsecured Claims.

In a Chapter 7 liquidation, no junior class  of  claims  may be paid unless all  classes  of  claims  senior  to  such junior class are paid  in  full.
Section  510(a)  of  the  Bankruptcy  Code  provides   that   subordination
agreements  are  enforceable  in a bankruptcy case to the same extent  that such  subordination is enforceable  under  applicable  non-bankruptcy  law.
Therefore, no class of claims that is contractually subordinated to another class would  receive any payment on account of its claims, unless and until such senior class were paid in full.

Once the Bankruptcy  Court  ascertains the recoveries in liquidation of the
Companies' Secured and Priority  Creditors,  it  would  then  determine the probable  distribution to Unsecured Creditors from the remaining  available
proceeds of  the  liquidation.   If  this probable distribution has a value
greater than the distributions to be received  by  the  Unsecured Creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court.  As shown in  the  Liquidation
Analysis  annexed  hereto  as  Exhibit  D, the Companies believe that  each member of each Class of Impaired Claims will  receive  at least as much, if not  more,  under  the  Plan  as  they would receive if the Companies  were
liquidated.   With respect to holders  of  Class  CAI-8  Equity  Securities
Interests, who will neither receive nor retain any property under the Plan,
CAI believes that  each member of the Class similarly would receive nothing
on  account  of  its  Interests   in  a  Chapter  7  liquidation.   Because
liquidation would not yield more for  such Interest holders, the Plan meets the requirements of Section 1129(a)(7) as to Interest holders as well.

C.  Liquidation Analysis

As noted above, the Companies believe that  under  the  Plan all holders of
Impaired Claims and Impaired Interests will receive property  with  a value not  less than the value such holder would receive in a liquidation of  the
Companies under Chapter 7 of the Bankruptcy Code.  The Companies' belief is based  primarily  on  (i)  extensive  consideration  of  the effects that a
Chapter  7  liquidation would have on the ultimate proceeds  available  for
distribution  to  Creditors,  including,  but  not  limited  to,   (a)  the
increased  costs and expenses of a liquidation under Chapter 7 arising from fees payable  to  a  Chapter  7  trustee  and  professional advisors to the trustee, (b) the erosion in value of assets in a  Chapter  7  case  in  the context  of  the rapid liquidation required under Chapter 7 and the "forced sale" atmosphere  that  would  prevail,  (c)  the  adverse  effects  on the
Companies'  businesses as a result of the likely departure of key employees and the probable  loss  of  subscribers,  (d)  the substantial increases in claims, such as estimated contingent claims, which  would be satisfied on a priority basis or on parity with the Creditors of the  Chapter 11 Case, (e)
the reduction of value associated with a Chapter 7 trustee's  operation  of the  Companies'  businesses, and (f) the substantial delay in distributions to the Companies'  Creditors  that  would  likely  ensue  in  a  Chapter  7 liquidation  and  (ii)  the  liquidation analysis prepared by the Companies with the assistance of BT Alex.  Brown,  their financial advisors, which is annexed  to  this  Disclosure  Statement  as Exhibit  D  (the  "Liquidation
Analysis").

The Companies believe that any liquidation analysis is speculative, as such an analysis necessarily is premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Companies. Thus, there can be no assurance as to values that would actually be realized in a Chapter 7 liquidation, nor can there be any assurance that a Bankruptcy Court would accept the Companies' conclusions or concur with such assumptions in making its determinations under Section 1129(a)(7) of the Bankruptcy Code.

For example, the Liquidation Analysis necessarily contains  an  estimate of
the  amount  of  Claims which will ultimately become Allowed Claims.   This
estimate is based  solely  upon  the  Companies'  review of their books and records and the Companies' estimates as to additional  Claims  that  may be filed  in  the  Chapter  11  Case  or  that  would  arise in the event of a
conversion of the case from Chapter 11 to Chapter 7.   No  order or finding
has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims  set  forth  in
the  Liquidation  Analysis.   In  preparing  the  Liquidation Analysis, the
Companies have projected an amount of Allowed Claims  that  is at the lower end of a range of reasonableness such that, for purposes of the Liquidation
Analysis, the largest possible liquidation dividend to holders  of  Allowed
Claims  can be assessed.  The estimate of the amount of Allowed Claims  set forth in  the  Liquidation  Analysis  should not be relied on for any other purpose, including, without limitation,  any  determination of the value of any distribution to be made on account of Allowed Claims under the Plan.

To the extent that confirmation of the Plan requires the establishment of amounts for the Chapter 7 liquidation value of the Companies, funds available to pay Claims, and the reorganization value of the Companies, the Bankruptcy Court will determine those amounts at the Confirmation Hearing.
Accordingly, the annexed Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical Chapter 7 liquidation of the Companies, subject to the assumptions set forth therein.

D.  Valuation Of Reorganized CAI

In conjunction with formulating the Plan, CAI determined that it was necessary to estimate a post-confirmation going concern enterprise value for the reorganized Companies. Accordingly, CAI directed BT Alex. Brown to prepare such a valuation.

1.  Valuation Overview

THE  ESTIMATES OF ENTERPRISE VALUE SET FORTH HEREIN REPRESENT  HYPOTHETICAL
REORGANIZATION ENTERPRISE VALUES THAT WERE DEVELOPED SOLELY FOR THE PURPOSE
OF  THE  PLAN.   SUCH  ESTIMATES  REFLECT  COMPUTATIONS  OF  THE  ESTIMATED
ENTERPRISE  VALUE  OF  REORGANIZED  CAI  THROUGH THE APPLICATION OF VARIOUS
GENERALLY ACCEPTED VALUATION TECHNIQUES AND  DO  NOT  REFLECT OR CONSTITUTE
APPRAISALS OF THE ASSETS OF THE COMPANY OR THE ACTUAL MARKET  VALUE  OF THE
COMPANY.   BECAUSE  SUCH  ESTIMATES  ARE  INHERENTLY UNCERTAIN, NEITHER THE
COMPANY, NOR BT ALEX. BROWN ASSUMES RESPONSIBILITY  FOR THEIR ACCURACY.  IN
ADDITION,  BT  ALEX.  BROWN  DID  NOT  INDEPENDENTLY VERIFY  THE  COMPANY=S
PROJECTIONS  IN  CONNECTION  WITH  THE  VALUATION,   AND   NO   INDEPENDENT
EVALUATIONS  OR APPRAISALS OF THE COMPANY=S ASSETS WERE SOUGHT OR  OBTAINED
THEREWITH.

In preparing its analysis, BT Alex. Brown, among other things: (a) reviewed certain financial statements of CAI for recent years and interim periods;
(b) reviewed certain internal financial and operating data prepared by CAI;
(c) considered the financial projections, and reviewed the assumptions underlying the financial projections prepared by the management of CAI; (d) prepared a discounted cash flow analysis for the business of CAI based on such financial projections; (e) reviewed certain financial and stock market information of certain publicly traded companies that BT Alex. Brown and management of CAI believe are in businesses reasonably comparable to the business of CAI; (f) considered the financial terms, to the extent publicly available, of certain historical acquisitions of companies and systems whose businesses are believed to be reasonably comparable to that of CAI;
(g) considered certain economic and industry information relevant to the business of CAI; (h) discussed the current operations and prospects of the business with the management of CAI; (i) reviewed various documents relating to the Plan, including, but not limited to, the Disclosure
Statement; and (j) made such other analyses and examinations  as  BT  Alex.
Brown deemed necessary or appropriate.

2.  Methodology

In preparing its valuation, BT Alex. Brown performed a variety of analyses, and considered a variety of factors.  The material analyses and factors are
described  below.   The  following  summary  of  such  analyses and factors
considered does not purport to be a complete description  of  the  analyses and factors considered.

In  arriving  at its conclusions, BT Alex. Brown placed various weights  on each of the analyses  or factors considered by it, and made judgments as to the significance and relevance of each analysis and factor.  BT Alex. Brown did not consider any one  analysis  or factor to the exclusion of any other
analysis  or  factor.   Accordingly,  BT  Alex.  Brown  believes  that  its
valuations must be considered as a whole and that selecting portions of its analyses, without considering all such  analyses, could create a misleading or  incomplete  view of the processes underlying  the  preparation  of  its findings and conclusions.  In its analyses, BT Alex. Brown necessarily made numerous assumptions  with  respect  to  CAI, industry performance, general business, regulatory, economic, market and  financial  conditions and other matters,  many  of  which are beyond CAI'S control.  In addition,  analyses relating to the value  of  businesses  or  securities  do not purport to be appraisals  or to reflect the prices at which such business  or  securities will actually trade.

BT Alex. Brown  has  employed  a  variety  of  generally accepted valuation
techniques  in  estimating CAI'S enterprise value.   The  total  enterprise
value consists of  both  the  debt  and  equity  of CAI.  The three primary methodologies used in calculating the enterprise value  are: (1) comparable public company analysis ("Comparables"); (2) discounted cash  flow analysis
("DCF"); and (3) comparable mergers and acquisitions analysis ("M&A").

(a)  Comparable Public Company Analysis

In  a comparable public company analysis, a company is valued by  comparing it with  publicly-held  companies  in reasonably similar lines of business.
The subject company, together with the  comparable companies, may be viewed
as alternative investments available to the  prudent  investor.   The price
that   a   prudent   investor   is   willing  to  pay  for  each  company's
publicly-traded securities is related  to  the perceived future benefits of
ownership and the required rate of return on  the  investment.   The  price
also  reflects an implied market value of the total company (the enterprise value).

After analyzing  CAI,  a universe of comparable companies was compiled from various sources including conversations with management.  In this analysis,
the  following  five  (5)  comparable   companies   were  chosen:  American
Telecasting,  CS  Wireless  (publicly-held debt only), Heartland  Wireless,
People's  Choice TV, and Wireless  One.   It  is  frequently  difficult  to
identify companies  that  are  truly  comparable  to  the  subject company.
Publicly-held  corporations  differ  in  terms of markets, size,  financial
structure, organization and corporate strategies.   The selected comparable
companies include companies which utilize MMDS spectrum to provide wireless cable service.

The  analytical  work  performed included, among other things,  a  detailed multi-year financial comparison of each company's income statement, balance sheet and cash flow.  Each  company's  performance, profitability, leverage
and  business trends also were examined.   Based  on  certain  analyses,  a
number  of  financial  multiples  and ratios were developed to measure each
company's  valuation  and relative performance.   Specifically,  the  total
enterprise value (defined  as  market  equity  value  plus market debt less excess  cash)  for  each  company  was  compared  to  its respective  gross line-of-sight households.

(b)  Discounted Cash Flow Analysis

Discounted cash flow is another method of valuing a company.  The DCF value represents  the  present value of unlevered, after-tax cash  flows  to  all
providers of capital  using  a  discount  rate.   The  DCF valuation method
allows an expected operating strategy to be incorporated  into  a financial projection model.  In essence, the DCF method entails estimating  the  free cash  flow  available  to  debt and equity investors (i.e., the annual cash flows generated by the business)  and  a  terminal value of the business at the end of a time horizon and discounting these  flows  back to the present
using a discount rate to arrive at the present value of these  flows.   The
terminal  value  is  determined by assuming the sale of the business at the end of the time horizon.

CAI's  projections,  as   shown   in  this  Disclosure  Statement,  reflect
significant  assumptions made by CAI's  management  concerning  anticipated results.  The  assumptions and judgments used in the projections may or may not prove to be  correct,  and  there  can  be  no assurance that projected results are attainable or will be realized.  Actual future results may vary significantly from the forecasts.  BT Alex. Brown  cannot and does not make any  representations or warranties as to the accuracy  or  completeness  of
CAI's projections.

BT Alex.  Brown  performed  various  sensitivity  analyses to two principal variables within the DCF methodology: (i) the discount  rate  and  (ii) the
exit  multiple  in  the  terminal  year.   These  sensitivity analyses were
performed,  and  all  the  resulting discounted cash flow  valuations  were considered, in BT Alex. Brown's final DCF enterprise value conclusion.

(c)  Mergers & Acquisitions Analysis

The  comparable  mergers and acquisitions  analysis  is  another  generally accepted methodology  for ascertaining a company's values.  When using this approach, M&A multiples  are  calculated  based  upon  the  purchase  price
(including   any  debt  assumed  and  equity  purchased)  paid  to  acquire businesses comparable  to  the  subject  company.  These multiples are then applied to the subject company to determine  the  implied enterprise value.
Unlike  the  comparable  public  company analysis, the  valuation  in  this methodology  includes a "control" premium,  and  thus,  generally  produces
higher valuations  than  the  comparables  methodology.   For  purposes  of
estimating the enterprise value of CAI, BT Alex. Brown used the transaction
values  of  a  selected  group  of  transactions.   As with the comparables
analysis,  since  no  acquisition used in any analysis is  identical  to  a target  transaction,  valuation  conclusions  cannot  be  based  solely  on
quantitative results.   The  reasons for and circumstances surrounding each
acquisition transaction are specific  to  such  transaction  and  there are inherent  differences  between the businesses, operations and prospects  of
each.   Therefore,  qualitative  judgments  must  be  made  concerning  the differences between the  characteristics  of  these  transactions and other factors and issues which could affect the price an acquiror  is  willing to pay in an acquisition.

Utilizing publicly available information, BT Alex. Brown evaluated a series
of  transactions  involving companies in the wireless cable industry.   The
transactions considered  included  seven  (7) transactions between 1996 and
1997: BellSouth's acquisition of systems in  New Orleans, Atlanta and other
Georgia  markets, Miami and other Florida markets;  PCTV's  acquisition  of systems in  Salt  Lake  City  and  other  Utah  markets;  and CS Wireless's acquisition of a system in Kansas City. As in the Comparables  methodology, total  enterprise value to gross line-of-sight households is the  preferred valuation statistic.

3.  Valuation of Reorganized CAI

BT Alex. Brown has advised CAI that for purposes of the valuation expressed below, BT  Alex.  Brown  assumed that, as of the Consummation Date: (i) the proposed capitalization of  CAI  will  be  as  set  forth  in  the Plan and
Disclosure Statement; (ii) market, business and general economic conditions will  be  similar  to  conditions  observed; (iii) the financial and  other information furnished to BT Alex. Brown  by  CAI  and its professionals and the publicly available information are accurate and  complete; and (iv) the
Plan is confirmed without material changes.  Based upon  its  analyses, the assumptions  made,  matters  considered  and limits of review as set  forth above, BT Alex. Brown has concluded that an  appropriate  estimate  for the
post-confirmation   going   concern   enterprise  value  of  CAI  would  be
approximately $293 million.


        XV.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Companies believe that the Plan affords holders of Claims the potential for the greatest realization on the Companies' assets and, therefore, is in the best interests of such holders.  If, however, the Requisite Acceptances are not received, or the Requisite Acceptances are received, the Chapter 11
Case  is  commenced,  and  the  Plan  is  not  subsequently  confirmed  and
consummated, the theoretical alternatives include:   (a)  commencement of a
"non-prepackaged" or "traditional" Chapter 11 case, (b) formulation  of  an alternative  plan  or  plans  of  reorganization, or (c) liquidation of the
Companies under Chapter 7 or 11 of the Bankruptcy Code.



A.  Commencement Of A "Traditional" Chapter 11 Case

If the Requisite Acceptances are not  received,  the Companies nevertheless could commence "traditional" Chapter 11 cases (for  themselves  and/or some or  all of the Subsidiaries), in which circumstance they could continue  to
operate    their    businesses    and    manage   its   properties   as   a
debtor-in-possession, but would become subject to the numerous restrictions
imposed on debtors-in-possession by the Bankruptcy  Code.   It is not clear
whether  the  Companies  could  survive  as  going concerns in a protracted
Chapter 11 case.  They could have difficulty sustaining  operations  in the face  of  the  high  costs,  erosion  of customer confidence, and liquidity
difficulties  that  could  well  result  if   they   remained   Chapter  11
debtors-in-possession  for  any  length of time.  Ultimately, the Companies
(or other parties in interest) could  propose another plan or liquidate the
Companies under Chapter 7 or Chapter 11 of the Bankruptcy Code.

B.  Alternative Plan(s)

If  the  Requisite Acceptances are not received  or  if  the  Plan  is  not confirmed,  the Companies (or, if the Companies' exclusive periods in which to file and solicit  acceptances of a reorganization plan have expired, any other party-in-interest) could attempt to formulate and propose a different
plan or plans of reorganization.   Such  a  plan  or  plan(s) might involve
either a reorganization and continuation of the Companies' businesses or an orderly liquidation of assets.

With  respect to an alternative plan, the Companies have  explored  various other alternatives  in  connection  with  the extensive negotiation process
involved in the formulation and development  of  the  Plan.   The Companies
believe  that  the  Plan,  as  described  herein,  the  result of extensive negotiations  between  the  Companies  and various creditor constituencies, enables  Creditors  to  realize  the  greatest  possible  value  under  the
circumstances,  and,  that  as  compared  to   any   alternative   plan  of
reorganization,  the  Plan  has  the  greatest  chance  to be confirmed and consummated.

C.  Liquidation Under Chapter 7 Or Chapter 11

If no plan is confirmed, the Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Companies' assets for distribution to creditors in accordance with the priorities by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Companies.

The Companies believe that in liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Companies' Estates. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Companies' assets.

The Companies could also be liquidated  pursuant  to  the  provisions  of a
Chapter  11 plan of reorganization.  In a liquidation under Chapter 11, the
Companies'  assets could be sold in an orderly fashion over a more extended period of time  than  in a liquidation under Chapter 7.  Thus, a Chapter 11 liquidation  might  result  in  larger  recoveries  than  in  a  Chapter  7 liquidation, but the  delay  in distributions could result in lower present values received and higher administrative  costs.  Because a trustee is not required  in a Chapter 11 case, expenses for  professional  fees  could  be lower than  in a Chapter 7 case, in which a trustee must be appointed.  Any distribution  to  the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially.

Although preferable  to a Chapter 7 liquidation, the Companies believe that any alternative liquidation  under  Chapter  11  is  a much less attractive alternative  to  creditors  than  the Plan because the greater  return  the
Companies anticipate is provided by  the  Plan.  THE COMPANIES BELIEVE THAT
THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS  TO CREDITORS AND EMPLOYEES
THAN  WOULD  ANY  OTHER  REASONABLY  CONFIRMABLE  REORGANIZATION   PLAN  OR
LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

The Liquidation Analysis, prepared by the Companies with their financial advisors, is premised upon a liquidation in a Chapter 7 case and is annexed to this Disclosure Statement as Exhibit D. In the analysis, the Companies have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

Based  on  CAI's  experience in the restructuring of business operations in the several years prior  to the Petition Date and its experience in seeking investors and merger partners,  CAI  has  not found a buyer ready, willing, and  able  to  purchase  CAI  as a whole or even  to  purchase  significant
portions of CAI as an ongoing business.   Therefore, the likely form of any
liquidation  would  be  the  sale  of individual  assets.   Based  on  this
analysis, it is likely that a liquidation  of  the  Companies' assets would produce less value for distribution to creditors than  that  recoverable in
each  instance  under  the  Plan.   In  the  opinion of the Companies,  the
recoveries  projected  to be available in liquidation  are  not  likely  to afford holders of Claims as great a realization potential as does the Plan.


        XVI.  THE SOLICITATION; VOTING PROCEDURES

A.  Voting Deadline

The period during which Ballots and Master Ballots with respect to the Plan will be accepted by the  Companies  (and may be withdrawn or revoked unless the Bankruptcy Court issues an order  to  the  contrary)  will terminate at
5:00 p.m. (Eastern Time) on July 27, 1998, unless and until  the Companies, in  their sole discretion, extend the date until which Ballots  and  Master
Ballots  will  be  accepted,  in  which  case  the Solicitation Period will terminate at 5:00 p.m. (Eastern Time) on such extended date.  Except to the extent the Companies so determine or as permitted  by the Bankruptcy Court,
Ballots or Master Ballots that are received after the  Voting Deadline will not  be counted or otherwise used by the Companies in connection  with  the
Companies'   request  for  confirmation  of  the  Plan  (or  any  permitted modification thereof).

The Companies reserve the absolute right, at any time or from time to time, to extend, by  oral  or  written  notice to the Voting Agent, the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason including, but not limited  to,  determining  whether or not
the   Requisite   Acceptances  have  been  received,  by  making  a  public
announcement of such  extension  no  later than 9:00 a.m. (Eastern Time) on the  first Business Day next succeeding  the  previously  announced  Voting
Deadline.  Without limiting the manner in which the Companies may choose to make any public announcement, the Companies will not have any obligation to publish,  advertise, or otherwise communicate any such public announcement, other than  by  issuing  a news release through the Dow Jones News Service.
There can be no assurance  that  the Companies will exercise their right to extend  the Solicitation Period for  the  receipt  of  Ballots  and  Master
Ballots.

B.  Voting Procedures

Under  the  Bankruptcy  Code,  for  purposes  of  determining  whether  the
Requisite  Acceptances  have been received, only holders of Impaired Claims
who actually vote will be  counted.   The  failure of a holder to deliver a
duly executed Ballot will be deemed to constitute  an  abstention  by  such holder with respect to voting on the Plan and such abstentions will not  be counted as votes for or against the Plan.

The  Companies are providing copies of this Disclosure Statement (including all Exhibits)  and  related  materials  and,  where appropriate, Ballots or
Master Ballots (in either case, a "Solicitation  Package"),  to  registered holders  of  CAI's  Senior Notes and holders of the Companies' Subordinated
Notes.  Registered holders  may  include brokerage firms, commercial banks, trust companies, or other Nominees.  If such entities do not hold for their own  account,  they  should  provide copies  of  the  Solicitation  Package
(including, in the case of the  Senior  Notes,  the  appropriate Ballot) to
their customers and to beneficial owners of Senior Notes.   Any  beneficial
owner of Senior Notes who has not received a Ballot should contact  his/her or its Nominee, or the Voting Agent.

You should provide all of the information requested by the Ballots you receive. You should complete and return all Ballots that you receive in the return envelope provided with each such Ballot.

C.  Special Note For Holders of Senior Notes

The Voting Record Date for determining which holders of Senior Notes are entitled to vote on the Plan is June 27, 1998. The Indenture Trustee for the Senior Notes will not vote on behalf of the holders of such notes.
Holders must submit their own Ballots.


1.  Beneficial Owners

(a) A beneficial owner holding Senior Notes as record holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Voting Agent on or before the Voting
Deadline using the enclosed self-addressed, postage-paid envelope.

(b) A beneficial owner holding Senior Notes in "street name" through a Nominee may vote on the Plan by one of the following two methods (as selected by such beneficial owner's Nominee). See Section XVI.C.2 -- "The
Solicitation; Voting Procedures -- Special Note for Holders of Senior Notes
-- Nominees."

(i)  Complete and sign the enclosed  beneficial  owner  Ballot.  Return the
Ballot  to your Nominee as promptly as possible and in sufficient  time  to allow such  Nominee to process the Ballot and return it to the Voting Agent
by the Voting  Deadline.   If  no self-addressed, postage-paid envelope was
enclosed for this purpose, contact the Voting Agent for instructions; or

(ii)   Complete  and sign the pre-validated  Ballot  (as  described  below)
provided to you by  your  Nominee.   Return the pre-validated Ballot to the
Voting Agent by the Voting Deadline using  the  return envelope provided in the Solicitation Package.

Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Voting Agent that Ballot or a Master
Ballot that reflects the vote of such beneficial owner.

If any beneficial  owner  owns  Senior Notes through more than one Nominee, such beneficial owner may receive multiple mailings containing the Ballots.
The beneficial owner should execute  a  separate  Ballot  for each block of
Senior Notes that it holds through any particular Nominee and  return  each
Ballot to the respective Nominee in the return envelope provided therewith.
Beneficial owners who execute multiple Ballots with respect to Senior Notes held  through  more than one Nominee must indicate on each Ballot the names of ALL such other  Nominees and the additional amounts of such Senior Notes
so held and voted.   If  a  beneficial  owner holds a portion of the Senior
Notes  through  a  Nominee and another portion  as  a  record  holder,  the beneficial owner should follow the procedures described in subparagraph (1)
(a) above to vote the  portion  held of record and the procedures described in subparagraph (1) (b) above to vote the portion held through a Nominee or
Nominees.

2.  Nominees

A Nominee that on the Voting Record Date is the registered holder of Senior
Notes for a beneficial owner can obtain the votes of the beneficial owners of such Senior Notes, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways:

(a)  Pre-Validated Ballots

The  Nominee  may "pre-validate" a Ballot by (i) signing the  Ballot;  (ii)
indicating on   the Ballot the name of the registered holder, the amount of
Senior Notes held  by the Nominee for the beneficial owner, and the account numbers for the accounts  in  which  such  Senior  Notes  are  held  by the
Nominee;  and  (iii)  forwarding  such Ballot, together with the Disclosure
Statement, return envelope and other  materials  requested to be forwarded, to  the  beneficial  owner  for  voting.  The beneficial  owner  must  then complete the information requested in the Ballot; review the certifications contained in the Ballot, and return the Ballot directly to the Voting Agent in the pre-addressed, postage-paid  envelope  so that it is RECEIVED by the
Voting Agent before the Voting Deadline.  A list  of  the beneficial owners to  whom  "pre-validated"  Ballots were delivered should be  maintained  by
Nominees for inspection for at least one year from the Voting Deadline; or

(b)  Master Ballots

If the Nominee elects not to prevalidate Ballots, the Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his/ her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee. After collecting the Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot to the Voting Agent so that it is RECEIVED by the Voting
Agent before the Voting Deadline. All Ballots returned by beneficial owners should either be forwarded to the Voting Agent (along with the Master Ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS
TO  RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE
TO ALLOW  IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE VOTING AGENT SO
THAT IT IS RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE.

3.  Securities Clearing Agencies

The Companies expect that The Depository Trust Company, as a nominee holder of Senior Notes, will arrange for its participants to vote by executing an omnibus proxy in favor of such participants. As a result of the omnibus proxy, such participant will be authorized to vote its Voting Record Date positions held in the name of such securities clearing agencies.

4.  Miscellaneous

For purposes of voting to accept or reject the Plan,  the beneficial owners of  Senior  Notes  will  be  deemed  to  be  the  "holders"  of the  Claims
represented  by  such  Senior  Notes.   Unless  otherwise  ordered  by  the
Bankruptcy  Court,  Ballots  or  Master  Ballots that are signed, dated and timely received, but on which a vote to accept  or  reject the Plan has not
been  indicated,  will  not  be  counted.   The Companies,  in  their  sole
discretion,  may  request that the Voting Agent  attempt  to  contact  such voters to cure any such defects in the Ballots or Master Ballots.

Except as provided below, unless the Ballot or Master Ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such Ballot or Master Ballot, the Companies may, in their sole discretion, reject such Ballot or Master Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Plan.

In the event of a dispute with respect to any Senior Note Claim, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

5.  Delivery of Senior Notes

CAI is not at this time requesting the delivery of, and neither CAI nor the
Voting Agent will accept, certificates representing any Senior Notes or any
Equity  Securities.   In  connection  with  the Consummation Date, CAI will
furnish all holders of Senior Notes with appropriate letters of transmittal to  be used to remit their Senior Notes in exchange  for  the  distribution under  the Plan.  Information regarding such remittance procedure (together with all  appropriate  materials)  will  be  distributed  by  CAI after the
Confirmation Date.

D.  Fiduciaries And Other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Companies, must submit proper evidence satisfactory to the Companies of authority to so act. Authorized signatories should submit the separate Ballot of each beneficial owner for whom they are voting.

UNLESS THE BALLOT OR MASTER BALLOT BEING FURNISHED IS  TIMELY  SUBMITTED TO
THE  VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT  WILL  BE
REJECTED  AS  INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION
OF THE PLAN; PROVIDED,  HOWEVER,  THE COMPANIES RESERVE THE RIGHT, IN THEIR
SOLE DISCRETION, TO REQUEST OF THE BANKRUPTCY COURT THAT ANY SUCH BALLOT OR
MASTER BALLOT BE COUNTED.  IN NO CASE  SHOULD  A BALLOT OR MASTER BALLOT BE
DELIVERED TO ANY ENTITY OTHER THAN THE VOTING AGENT,  AND IN NO CASE SHOULD
ANY  SENIOR NOTES BE DELIVERED TO THE COMPANIES OR ANY OF  THEIR  ADVISORS,
INCLUDING THE VOTING AGENT.


E.  Parties In Interest Entitled To Vote

Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the Plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the Plan. If a claim or interest is not impaired by the Plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the Plan.

A vote may be disregarded if the  Bankruptcy  Court determines, pursuant to
Section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

F.  Classes Impaired Under The Plan

The following Classes of Claims are Impaired under the Plan and are entitled to vote on the Plan: Class CAI-5 Senior Note Claims, Class CAI-6
Subordinated Note Claims, and Class PCT-5 Subordinated Note Claims.

Class  CAI-7  Securities Claims and Class CAI-8 Equity Securities Interests
will not receive  or  retain any distribution or property under the Plan on
account of their Claims  or  Interests.   Accordingly,  they  are presumed,
under  Section 1126(g) of the Bankruptcy Code, to have rejected  the  Plan, and they  are  therefore not entitled to vote to accept or reject the Plan.
All other Classes  of  Claims  and Interests are Unimpaired under the Plan, are deemed, under Section 1126(f)  of the Bankruptcy Code, to have accepted the Plan, and accordingly are not entitled  to vote to accept or reject the
Plan.  Acceptances of the Plan are being solicited only from those who hold
Claims  in  an  Impaired  Class  whose  members will  (or  may)  receive  a distribution under the Plan.

G.  Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot (or Master Ballot) to the Voting Agent by a holder of Senior Notes or Subordinated Notes pursuant to one of the procedures set forth above will constitute the agreement of such holder to accept (i) all of the terms of, and conditions to, this Solicitation; and
(ii) the terms of the Plan; provided, however, all parties in interest retain their right to object to confirmation of the Plan pursuant to
Section 1128 of the Bankruptcy Code.

H.  Waivers Of Defects, Irregularities, Etc.

Unless otherwise  directed by the Bankruptcy Court, all questions as to the validity, form, eligibility  (including  time  of receipt), acceptance, and revocation or withdrawal of Ballots will be determined  by the Voting Agent and  the  Companies in their sole discretion, which determination  will  be
final and binding.   As  indicated  below  under  "Withdrawal  of  Ballots;
Revocation,"  effective  withdrawals  of  Ballots  must be delivered to the
Voting  Agent  prior  to  the Voting Deadline.  The Companies  reserve  the
absolute  right  to contest the  validity  of  any  such  withdrawal.   The
Companies also reserve  the  right  to  reject  any  and all Ballots not in proper form, the acceptance of which would, in the opinion of the Companies or their counsel, be unlawful.  The Companies further  reserve the right to waive  any defects or irregularities or conditions of delivery  as  to  any
particular  Ballot.   The  interpretation  (including  the  Ballot  and the
respective   instructions  thereto)  by  the  Companies,  unless  otherwise directed by the Bankruptcy Court, will be final and binding on all parties.
Unless waived,  any defects or irregularities in connection with deliveries of Ballots must be  cured  within  such  time  as  the  Companies  (or  the
Bankruptcy  Court)  determine.   Neither the Companies nor any other person
will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots  nor  will  any  of  them  incur  any liabilities  for  failure  to  provide such notification.  Unless otherwise directed by the Bankruptcy Court,  delivery  of  such  Ballots  will not be deemed  to  have  been  made  until such irregularities have been cured  or waived.  Ballots previously furnished  (and  as to which any irregularities have not theretofore been cured or waived) will be invalidated.

I.  Withdrawal Of Ballots; Revocation

Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Voting Agent in a timely manner at the address set forth in Section
XVI.J below. Prior to the filing of the Plan, the Companies intend to consult with the Voting Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received. As stated above, the Companies expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Voting Agent will not be effective to withdraw a previously cast Ballot.

Any  party  who  has  previously submitted to the Voting Agent prior to the
Voting Deadline a properly  completed  Ballot  may  revoke  such Ballot and change  his  or  its  vote by submitting to the Voting Agent prior  to  the
Voting Deadline a subsequent  properly  completed  Ballot for acceptance or rejection of the Plan.  In the case where more than  one  timely,  properly completed  Ballot is received, only the Ballot which bears the latest  date
will  be  counted   for  purposes  of  determining  whether  the  Requisite
Acceptances have been received.

The Companies will pay all costs, fees and expenses relating to the Solicitation, including, without limitation, customary mailing and handling costs of Nominees.

J.  Further Information; Additional Copies

If you have any questions or require further information about the voting procedure for voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Fed. R. Bankr. P.
3017(d)), please contact the Voting Agent:

CAI Wireless Systems, Inc.
c/o The Altman Group, Inc.
60 East 42nd Street
Suite 1241
New York, New York  10165
(212) 681-9600


        XVII.  FINANCIAL ADVISORS; VOTING AGENT; FEES AND EXPENSES

Pursuant  to  a  letter  agreement  dated  as  of  December  8,  1997   (as
subsequently  amended,  the  "Engagement Letter"), CAI has engaged BT Alex.
Brown to act as the Companies'  financial  advisor  in  connection with the restructuring of certain of CAI's debt and equity securities, including the
Restructuring,  and  the  Plan.   The  Engagement Letter provides  for  the
payment of the following cash fees (the  "Fees")  to BT Alex. Brown:  (i) a retainer fee of $150,000, which already has been paid;  (ii) $75,000 on the
8th of each month, beginning on January 8, 1998 and ending  on  the earlier of  the  completion  of  the Restructuring (as that term is defined in  the
Engagement  Letter) or the  termination  of  BT  Alex.  Brown's  engagement pursuant to Section  11  of  the  Engagement  Letter;  and  (iii)  a fee of
$2,750,000 (less any amounts paid under clauses (i) and (ii)) which will be deemed  to have been earned upon the formal distribution of this Disclosure
Statement  to holders of Impaired Claims and will be payable in full on the
Consummation  Date  with  respect  to the Plan described in this Disclosure
Statement.  In addition to the foregoing  cash  Fees which, pursuant to the
Engagement Letter, will be classified as and have the status of Class CAI-3
General Unsecured Claims in the Chapter 11 Case,  BT  Alex.  Brown  will be granted  options to purchase up to one half of one percent (2%) of the  New
Common Stock  to  be  issued  under  the  Plan at a price determined by the
20-day average price of the New Common Stock  after  the Consummation Date.
The Engagement Letter also provides that BT Alex. Brown  will  be  paid all reasonable  out-of-pocket  expenses  incurred  by  it  under the Engagement
Letter  and BT Alex. Brown's counsel (if any) will be paid  all  reasonable fees and  expenses  relating  to  the  services to BT Alex. Brown under the
Engagement Letter (collectively, the "Expenses").   In consideration of the
foregoing  payment  of  Fees  and Expenses, BT Alex. Brown  has  agreed  to provide financial advice to the  Companies  at  no  additional  cost to the
Companies   for   the  six  (6)  month  period  immediately  following  the
commencement of the Chapter 11 Case.

The Engagement Letter also provides that if BT Alex. Brown 's engagement is terminated for any  reason, BT Alex. Brown and its counsel (if any) will be entitled  to receive all  Fees  and  Expenses  through  the  date  of  such
termination.   In  addition,  if  BT Alex. Brown's engagement is terminated and, within six (6) months of the date  of  such  termination, CAI proceeds with  a  Business Combination (as that term is defined  in  the  Engagement
Letter) with  an  acquiring  party  contacted  by  BT  Alex.  Brown and the transaction is similar to any proposal submitted by BT Alex. Brown, then BT
Alex. Brown will be entitled to receive all the Fees it would have received as financial advisor under the Engagement Letter.  CAI also has  agreed  to indemnify  BT Alex. Brown with respect to its services under the Engagement
Letter, which  indemnification  will  survive termination of the Engagement
Letter.

CAI has agreed to pay reasonable out-of-pocket expenses of MLGAF and the Unofficial Noteholders' Committee and the reasonable fees, and expenses of their financial and legal advisors. MLGAF is represented by Shearman &
Sterling, its legal advisor, which has received a $100,000 retainer from CAI. The Unofficial Noteholders' Committee is represented by Stroock &
Stroock & Lavan LLP, its legal advisor, to whom CAI has paid a $75,000 retainer, and Dabney Flanigan, LLC, its financial advisor, to whom CAI has paid $200,000 and will pay a monthly fee of $100,000 commencing in August
1998.

The Companies have retained The Altman Group,  Inc.  to serve as the Voting
Agent in connection with the Solicitation of votes to  accept or reject the
Plan.   The  Companies will pay the Voting Agent reasonable  and  customary compensation for  its  services  in  connection with the Solicitation, plus
reimbursement  for  its reasonable out-of-pocket  disbursements.   Brokers,
dealers, commercial banks,  trust  companies  and  other  Nominees  will be reimbursed  by CAI for customary mailing and handling expenses incurred  by them in forwarding  materials to their customers, but will not otherwise be compensated for their services.  The Companies also will pay any other fees and expenses attributable to the Solicitation.




        XVIII.  RECOMMENDATION AND CONCLUSION

For all of the reasons set forth in this Disclosure Statement, the Companies believe that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Companies urge all eligible holders of Impaired Claims to vote to ACCEPT the Plan, and to complete and return their ballots so that they will be RECEIVED by the Voting Agent on or before 5:00 p.m. Eastern Time on July 27, 1998.


Dated:  Albany, New York
June 30, 1998

CAI WIRELESS SYSTEMS, INC.,                     PHILADELPHIA CHOICE
  TELEVISION, INC.,




By:       /s/ JARED E. ABBRUZZESE                       By:            /s/ JOHN J. PRISCO
Name:   Jared E. Abbruzzese                             Name:   John J. Prisco
Title:  Chief Executive Officer                         Title:  President


SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for CAI Wireless Systems, Inc. and
  Philadelphia Choice Television, Inc.



By:          /s/ J. GREGORY MILMOE

J. Gregory Milmoe
Carlene J. Gatting
Lawrence V. Gelber
919 Third Avenue
New York, New York 10022-3897
(212) 735-3000

          -and-

Gregg M. Galardi (I.D. #2991)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000
























        EXHIBIT A

        TO

        DISCLOSURE STATEMENT WITH RESPECT TO JOINT
        REORGANIZATION PLAN OF CAI WIRELESS SYSTEMS, INC.
        AND PHILADELPHIA CHOICE TELEVISION, INC.


        JOINT REORGANIZATION PLAN OF CAI WIRELESS
        SYSTEMS, INC. AND PHILADELPHIA CHOICE TELEVISION, INC.

                        UNITED STATES BANKRUPTCY COURT

                             DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - X
IN RE                                     :
                                          :     CHAPTER 11
CAI WIRELESS SYSTEMS, INC. AND :    CASE NOS. 98-__________
PHILADELPHIA CHOICE TELEVISION, INC., : AND 98-__________

                                          :     (JOINTLY ADMINISTERED)
                        DEBTORS.    :
                                          :
18 CORPORATE WOODS BOULEVARD        :     TAX ID NOS. 06-1324691
ALBANY, NEW YORK  12211       :     AND 23-2068653

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - X











                      JOINT REORGANIZATION PLAN OF CAI WIRELESS
               SYSTEMS, INC. AND PHILADELPHIA CHOICE TELEVISION, INC.



                                          SKADDEN, ARPS, SLATE, MEAGHER & FLOM
LLP
                                          J. Gregory Milmoe
                                          Carlene J. Gatting
                                          Lawrence V. Gelber
                                          919 Third Avenue
                                          New York, New York  10022-3897
                                          (212) 735-3000

                                                -and-

                                          Gregg M. Galardi (I.D.#2991)
                                          One Rodney Square
                                          P.O. Box 636
                                          Wilmington, Delaware  19899-0636

                                          Attorneys for CAI Wireless
                                            Systems, Inc. and Philadelphia
                                            Choice Television, Inc.


Dated: Albany, New York
      June 30, 1998

                                  TABLE OF CONTENTS

 PAGE

                                  TABLE OF EXHIBITS


EXHIBIT                       NAME

                  Amended CAI Certificate of Incorporation and By-laws

                  Amended PCT Certificate of Incorporation and By-laws

                  Subsidiaries of CAI Wireless Systems, Inc.

                  New Senior Notes Indenture

                  Description of New Common Stock

                  Description of Management Options

                  Key Employees of CAI

                  Management Option Plan Participants

                                    INTRODUCTION

      CAI Wireless Systems, Inc. ("CAI") and Philadelphia Choice Television, Inc. ("PCT" and, together with CAI, the "Debtors") hereby propose the following joint reorganization plan (the "Plan") for the resolution of their outstanding creditor Claims and equity Interests. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities to be issued under the Plan and the distribution of the proceeds of the sale to Mid-Atlantic Telcom Plus, d/b/a OnePoint Communications, of certain of PCT's MDU Assets, each of which is a central feature of the Plan. The Debtors are the proponents of this Plan within the meaning of Section 1129 of the Bankruptcy Code (as that term is defined herein).

      All holders of Claims and all holders of Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in the DIP Facility Agreement and
Article XI of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.


                                      ARTICLE .

                        DEFINITIONS, RULES OF INTERPRETATION,
                               AND COMPUTATION OF TIME

A.  SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

      For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.  DEFINITIONS

      . "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fees, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A)of the Bankruptcy Code.

      .     "Affiliate"  means  CAI  or  any  corporation,   limited  liability
company, joint venture, or partnership in which CAI directly or indirectly owns 20% or more of the equity interest of such entity.

 .     "Allowed Claim" means a Claim or any portion thereof (a)  as  to which no objection to allowance or request for estimation has been interposed on or before the Consummation Date or the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, Bankruptcy Rules, or the Bankruptcy Court, (b) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, (c) that has been allowed by a Final Order, (d) as to which the liability of the Debtors, or either of them, and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or
(e) that is expressly allowed in a liquidated amount in the Plan; PROVIDED, HOWEVER, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with Article XIV.A.1 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtors
(1) have not interposed a timely objection or (2) have interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order; PROVIDED FURTHER, HOWEVER, that all Class CAI-1, CAI-2, CAI-3, CAI-4, PCT-1, PCT-2, PCT-3, and PCT-4 Claims, if any, shall be treated for all purposes as if the Chapter 11 Case was not filed, and the determination of whether any such Claims shall be allowed and/or the amount of any such Claims (as to which no proof of Claim need be filed) shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Case had not been commenced.

      .     "Allowed"  means,  when  used  in  reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

      .     "Allowed  Class  .  .  .  Claim"  means  an  Allowed  Claim  in the particular Class described.

      . "Allowed Class . . . Interest" means an Interest in the particular Class described (a) that has been allowed by a Final Order, (b) for which
(i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or
(c) that is expressly allowed in the Plan.

      .     "Amended  CAI  Certificate  of  Incorporation  and  By-laws"  means
Reorganized CAI's certificate of incorporation and by-laws in effect under the laws of the State of Connecticut, as amended by the Plan.

      .     "Amended  PCT  Certificate  of  Incorporation  and  By-laws"  means
Reorganized PCT's certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by the Plan.

      . "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote under
Article II hereof in connection with the solicitation of acceptances of the Plan.

      .     "Bankruptcy  Code" means the Bankruptcy  Reform  Act  of  1978,  as codified in title 11 of the United States Code, 11 U.S.C. '' 101-1330, as now in effect or hereafter amended.

      .     "Bankruptcy Court" means the United States Bankruptcy Court for the
District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

      . "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

      .     "Bar  Date(s)"  means  the  date(s),  if  any,  designated  by  the
Bankruptcy Court as the last dates for filing proofs of Claim against the Debtors or either of them.

      .     "Bott" means George W. Bott.

      .     "Bott Affiliates" means, collectively, Bott and the Bott Trust.

      . "Bott Collateral" means, collectively (a) the stock of Housatonic Wireless, Inc. and Onteo Associates, Inc., each a Subsidiary, which CAI pledged to Bott, and the channel leases described in the Guarantee and Security Agreement, dated as of March 30, 1994, between Housatonic Wireless, Inc., Onteo Associates, Inc. and Bott, in which CAI granted Bott security interests or liens, all to secure CAI's obligations under the Bott Note; (b) the stock of Niskayuna Associates, Inc., a Subsidiary, which CAI pledged to the Bott Trust, and the channel leases described in the Guarantee and Security Agreement, dated as of March 30, 1994, between Niskayuna Associates, Inc. and the Bott Trust, in which CAI granted the Bott Trust security interests or liens, all to secure CAI's obligations under the 1994 Bott Trust Note; and (c) the stock of Chenango Associates, Inc., a Subsidiary, which CAI pledged to the Bott Affiliates, and the channel leases described in the Guarantee and Security Agreement, dated as of March 30, 1994, between Niskayuna Associates, Inc. and the Bott Trust, in which CAI granted the Bott Trust security interests or liens, all to secure CAI's obligations under the 1996 Bott Trust Note, to the extent that, as of the Consummation Date, such stock remains pledged to the respective Bott Affiliate and such channel leases remain encumbered by valid, enforceable and perfected security interests or liens of the respective Bott Affiliate in CAI's Estate's interest in such channel leases that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

      . "Bott Notes" means, collectively the (a) promissory note, dated March 30, 1994 (the "Bott Note"), between CAI, as maker, and Bott, as holder,
(b) promissory note, dated March 30, 1994 (the "1994 Bott Trust Note"), between CAI, as maker, and the Bott Trust, as holder, and (c) promissory note, dated January 12, 1996 (the "1996 Bott Trust Note"), between CAI, as maker, and the Bott Trust, as holder, and all agreements and other documents relating to the foregoing.

      . "Bott Trust" means The Bott Family Trust, a charitable remainder trust.

      . "BT Alex. Brown Option(s)" means the option(s) to be issued by Reorganized CAI to BT Alex. Brown Incorporated to purchase up to 1/2% of the New Common Stock, on a fully diluted basis, pursuant to the provisions of
Article IV.C.1.a of the Plan.

      .     "Business  Day"  means  any day, excluding  Saturdays,  Sundays  or
"legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

      .     "CAI" means CAI Wireless Systems, Inc., a Connecticut corporation.

      .     "Cash" means legal tender  of  the  United  States  or  equivalents thereof.

      .     "Chapter 11 Case" means the jointly administered Chapter  11  cases of CAI and PCT.

      .     "Claim"  means  a  claim  against  the  Debtors, or either of them, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

      .     "Class"  means  a category of holders of Claims  or  Interests,  as described in Article II below.

      . "Collateral" means any property or interest in property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

      .     "Collateral  Agent" means Price Waterhouse LLP in its  capacity  as administrative agent and collateral agent for the holders of the Secured Notes.

      .     "Confirmation"   means   entry  by  the  Bankruptcy  Court  of  the
Confirmation Order.

      .     "Confirmation Date" means  the  date  of  entry by the clerk of the
Bankruptcy Court of the Confirmation Order.

      .     "Confirmation Hearing" means the hearing to  consider  confirmation of the Plan under Section 1128 of the Bankruptcy Code.

      .     "Confirmation  Order"  means  the  order  entered by the Bankruptcy
Court confirming the Plan.

      . "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article X.B hereof have been satisfied or waived as provided in Article X.C hereof and is the effective date of the Plan.

      .     "Creditor"  means  any Person who holds a Claim against the Debtors or either of them.

      .     "Creditors' Committee"  means the committee of unsecured creditors, if any, appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

      .     "CS  Wireless"  means  CS  Wireless  Systems,  Inc.,   a   Delaware
corporation.

      .     "CS  Wireless  Stockholders'  Agreement"  means  the  stockholders'
agreement, dated as of February 23, 1996, as may have been amended from time to time, between and among CAI, Heartland, and CS Wireless.

      .     "CS  Wireless  Participation  Agreement"  means  the  participation agreement, dated as of December 12, 1995, as may have been amended from time to time, between and among CAI, Heartland, and CS Wireless.

      . "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

      .     "Debtor(s)" means, individually, CAI or PCT, and collectively,  CAI and PCT, including in their capacity as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

      .     "Debt Securities" means, collectively,  the  Secured  Notes, Senior
Notes and Subordinated Notes.

      .     "Debt  Securities  Claim" means a Securities Claim arising  from  a
Debt Security.

      .     "DIP Facility" means the debtor-in-possession credit facility to be provided to the Debtors during the Chapter 11 Case in the principal amount of $60,000,000, pursuant to the DIP Facility Agreement.

      .     "DIP  Facility  Agreement"  means the  amended  and  restated  note purchase agreement, to be dated as of, or prior to, the Petition Date, between the Debtors and MLGAF, and the other signatories thereto.

      .     "DIP Facility Claim" means a Claim  arising under or as a result of the DIP Facility.

      .     "Disbursing Agent" means Reorganized CAI or any party designated by
Reorganized CAI, in its sole discretion, to serve as a disbursing agent under the Plan.

      . "Disclosure Statement" means the written disclosure statement that relates to the Plan, dated June 30, 1998, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

      . "Disputed Claim" means any Claim not otherwise Allowed or paid pursuant to the Plan or an order of the Bankruptcy Court (a) which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, (b) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed, (c) proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, (d) that is disputed in accordance with the provisions of this Plan, or (e) as to which a Debtor has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; PROVIDED, HOWEVER, that for purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtors of objections to the allowance of Claims, any Claim that is not identified by the applicable Debtor as an Allowed Claim shall be deemed a Disputed Claim.

      . "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which distributions are made by Reorganized CAI or Reorganized PCT, as the case may be, to holders of Allowed DIP Facility, Administrative, Priority Tax, and Class CAI-1, CAI-5, CAI-6, PCT-1, and PCT-5 Claims; PROVIDED, HOWEVER, that in no event shall the Distribution Date occur later than twenty (20) Business Days after the Consummation Date.

      .     "Distribution  Record Date" means the record date for  purposes  of making distributions under the Plan on account of Allowed Claims, which date shall be the seventh (7th) Business Day following the Confirmation Date.

      . "Distribution Reserve" means the reserve, if any, established and maintained by the Reorganized Debtors, into which the Reorganized Debtors shall deposit the amount of Cash, New Senior Notes, New Common Stock, or other property that would have been distributed by the Reorganized Debtors on the Distribution Date to holders of (a) Disputed Claims, (b) contingent liquidated Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims, (ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies, and (c) unliquidated Claims, if such Claims had been liquidated on the Distribution Date, such amount to be estimated by the Bankruptcy Court or agreed upon by CAI and the holders thereof as sufficient to satisfy such unliquidated Claim upon such Claim's (x) allowance, (y) estimation for purposes of allowance, or (z) liquidation, pending the occurrence of such estimation or liquidation.

      .     "ECN  Notes"  means,  collectively,  the thirteen (13) subordinated promissory notes due September 29, 2000, in the aggregate principal amount of $2,793,000 given by CAI to the ECN Participants.

      . "ECN Participants" means, collectively, Gerard Klauer Mattison & Co., LLC; Quota Corporation; NOSROB, L.L.C.; Mellon Bank, N.A., Trustee for Dextor Corporation, Grantor Trust; Montgomery Small Cap Partners II, L.P.;Roanoke Partners, L.P.; John Flavin; Flavin, Blake Investors, L.P.; Montgomery Growth Partners I, L.P.; Richard McKenzie; Haussman, L.L.C.; Les Alexander; and Eastern Cable Networks Corp.

      . "Employment Agreements" means the employment agreements to be entered into between Reorganized CAI and the Key Employees, which agreements shall be in substantially the form of the agreements to be included in the Plan Supplement.

      . "Equity Securities" means, collectively, the Old Common Stock, Old Stock Options, and Old Warrants, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock or ownership interests, including, but not limited to, the Old Options, the Old Warrants and any contracts or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares of stock or other ownership interests in CAI.

      .     "Equity Securities Claim" means a Securities Claim arising from any
Equity Security.

      .     "Estate(s)" means, individually, the estate  of  CAI  or PCT in the
Chapter 11 Case, and, collectively, the estates of CAI and PCT in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

      .     "Existing Securities" means, collectively the Equity Securities and the Debt Securities.

      . "Exit Lender(s)" means the lender(s) under the New Senior Secured Facility.

      . "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

      . "FCC" means the Federal Communications Commission, as constituted from time to time, or any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

      . "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

      . " General Unsecured Claim" means a Claim against the Debtors, or either of them, that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, Senior Note Claim, Subordinated Note Claim, Intercompany Claim, or Securities Claim.

      .     "Heartland"  means  Heartland  Wireless  Communications,   Inc.,  a
Delaware corporation.

      .     "Impaired"  means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

      .     "Indenture  Trustee"   means   The  Chase  Manhattan  Bank  or  its
successor, in either case in its capacity as indenture trustee for the Senior Notes Indenture.

      .     "Intercompany Claim" means, as the case may be,  any  Claim  of (a)
any Subsidiary against a Debtor, (b) any Subsidiary against any other Subsidiary, or (c) CAI against any Subsidiary.

      . "Interest" means (a) the legal, equitable, contractual and other rights of any Person with respect to Old Common Stock, Old Stock Options, Old Warrants, or any other Equity Securities of CAI or PCT and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

      . "Key Employees" means, collectively, the employees of CAI listed on Exhibit G to the Plan.

      .     "Lien"  means  a  charge  against or interest in property to secure payment of a debt or performance of an obligation.

      . "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Article IV.G of this Plan.

      . "Management Option Agreement(s)" means the stock option agreement(s), substantially in the form of the agreements to be included in the Plan Supplement, to be entered into by Reorganized CAI and the Management Option Plan Participants, pursuant to which the Management Options will be granted.

      . "Management Option Plan" means the stock option plan pursuant to which the Management Options will be issued, substantially in the form of the plan to be included in the Plan Supplement, to be adopted by CAI or Reorganized CAI pursuant to Article IV.C.1.a of this Plan.

      .     "Management  Option  Plan  Participants"  means  the  employees  of
Reorganized CAI, listed on Exhibit H to this Plan, entitled to participate in the Management Option Plan.

      . "Management Options" means the options to be issued by Reorganized CAI to the Management Option Plan Participants to purchase up to 10% of the New Common Stock, on a fully diluted basis, pursuant to the provisions of the Management Option Agreement to be entered into under the Management Option Plan.

      . "MDU Assets" means the assets currently used by PCT in the provision of analog subscription video services to 64 multi-dwelling units located in and around the greater Philadelphia area, which are to be sold to OnePoint pursuant to Section 363(b) of the Bankruptcy Code.

      .     "Mester" means John Mester d/b/a Connecticut Home Theater.

      . "Mester Collateral" means, collectively, (a) the stock of Springfield License, Inc., a Subsidiary, (b) the equipment described in Schedule A to the Pledge and Security Agreement, dated August 21, 1997, between CAI, Mester, and Brown Neitert & Kaufman, Chartered, as pledge agent for Mester, and (c) all proceeds, profits and products of any sale or other disposition of the foregoing, which CAI pledged to Mester or in which CAI granted Mester security interests or liens to secure CAI's obligations under the Mester Notes, to the extent that, as of the Consummation Date, such stock remains pledged to Mester and such equipment and proceeds remain encumbered by valid, enforceable and perfected security interests or liens of Mester in CAI's Estate's interest in such equipment and proceeds that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

      .     "Mester Notes"  means  the  two  (2)  promissory  notes, each dated
August 21, 1997, between CAI, as maker, and Mester, as holder, and all agreements and other documents relating thereto.

      . "MLGAF" means Merrill Lynch Global Allocation Fund, Inc., a Maryland corporation.

      . "New Common Stock" means the 25 million shares of common stock of Reorganized CAI, $.01 par value per share, authorized under Article IV.C.1.a of the Plan and the Amended CAI Certificate of Incorporation and By-laws.
      .     "New Options" means, collectively, the Management Options  and  the
            BT Alex. Brown Option.

      . "New Securities" means, collectively, the New Common Stock, New Senior Notes, and New Options.

      . "New Senior Notes" means the 12% Senior Notes due 2004 of Reorganized CAI, in the aggregate principal amount of $100 million, to be issued and distributed pursuant to the Plan on the Distribution Date and governed by the terms of the New Senior Notes Indenture, as more fully described in Article VI.A hereof.

      . "New Senior Notes Indenture" means the indenture to be entered into between Reorganized CAI and an entity to be selected prior to the Consummation Date, as indenture trustee, under which the New Senior Notes shall be issued, which indenture shall be substantially in the form of the indenture to be included in the Plan Supplement as Exhibit D to this Plan.

      . "New Senior Secured Facility" means the new senior secured credit facilit(ies) in an aggregate principal amount of not more than $80 million, which Reorganized CAI anticipates entering into as a condition to the consummation of the Plan.

      . "Note Purchase Agreement" means the note purchase agreement, dated as of November 24, 1997, as amended from time to time, by and among CAI, the Subsidiaries named therein, and MLGAF, pursuant to which the Secured Notes were issued and sold.

      .     "Obligor Subsidiaries" means,  collectively,  those Subsidiaries of
CAI that are signatories to, and obligors under, the Note Purchase Agreement.

      . "Old Common Stock" means CAI's common stock, no par value, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock, including, but not limited to, the Old Stock Options and Old Warrants.

      . "Old Junior Preferred Stock" means the shares of CAI's non-voting convertible junior preferred stock, having a liquidation preference of $30 million, and options, warrants, or rights, contractual or otherwise, if any, to acquire any such non-voting convertible junior preferred stock.

      .     "Old Stock Options" means the outstanding options to  purchase  Old
Common Stock, as of the Petition Date.

      . "Old Senior Preferred Stock" means the shares of CAI's 14% Senior Convertible Preferred Stock, par value $10,000 per share, and options, warrants, or rights, contractual or otherwise, if any, to acquire any such 14% Senior Convertible Preferred Stock.

      . "Old Voting Preferred Stock" means the shares of CAI's Series C Convertible Preferred Stock, no par value per share, and options, warrants, or rights, contractual or otherwise, if any, to acquire any such Series C Convertible Preferred Stock.

      .     "Old  Warrants"  means  the  outstanding  warrants to purchase  Old
Common Stock, as of the Petition Date.

      .     "OnePoint"   means   Mid-Atlantic  Telcom  Plus,   d/b/a   OnePoint
            Communications.

      . "Operating Subsidiaries" means, collectively, Commonwealth Choice Television, Inc.; Connecticut Choice Television, Inc.; Eastern New England TV, Inc.; Greater Albany Wireless Systems, Inc.; Hampton Roads Wireless, Inc.; New York Choice Television, Inc.; Philadelphia Choice Television, Inc.; Rochester Choice Television, Inc.; and Washington Choice Television, Inc.

      . "Ordinary Course Professionals' Order" means an order entered by the Bankruptcy Court authorizing the Debtors, or either of them, to retain, employ and pay certain professionals, as specified in the order, which are not involved in the administration of the Chapter 11 Case, in the ordinary course of business, without further order of the Bankruptcy Court.

      .     "Other Priority Claim" means a Claim entitled to priority  pursuant to Section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Priority Tax Claim or an Administrative Claim.

      .     "Other  Secured  Claims" means, collectively,  all  Secured  Claims against CAI or PCT, as the case may be, other than the Secured Claims included in Classes CAI-2.01 through CAI-2.02.

      .     "Petition Date" means  the  date  on  which  CAI and PCT file their petitions for relief commencing the Chapter 11 Case.

      .     "Plan" means this Chapter 11 reorganization plan  for  CAI  and PCT and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

      . "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan which will be filed with the Bankruptcy Court not later than five (5) Business Days prior to date of the commencement of the Confirmation Hearing.

      .     "Priority  Tax  Claim"  means  a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

      . "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the Bankruptcy Code.

      . "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Consummation Date.

      . "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

      . "Registrable Securities" means securities acquired, by Persons who may be deemed to be "affiliates" or "underwriters" of Reorganized CAI for purposes of the Securities Act, pursuant to or in connection with the Plan, including New Common Stock, New Senior Notes, and securities issuable in connection with the New Senior Secured Facility, or acquired by their successors and permitted assigns in accordance with the Registration Rights Agreement (and any securities issued or issuable with respect thereto).

      . "Registration Rights Agreement" means the agreement, between Reorganized CAI and certain Persons who may be deemed to be "affiliates" or "underwriters" of Reorganized CAI for purposes of the Securities Act, governing the registration of (a) New Senior Notes, (b) New Common Stock, including, but not limited to, the additional shares of New Common Stock issuable upon exercise of the New Options, and (c) securities issuable in connection with the New Senior Secured Facility, in substantially the form of the registration rights agreement to be included in the Plan Supplement.

      . "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; PROVIDED, HOWEVER, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

      .     "Reorganized  CAI"  means  reorganized  CAI,  on  and   after   the
Consummation Date.

      .     "Reorganized  Debtor(s)"  means,  individually,  Reorganized CAI or
Reorganized PCT and, collectively, Reorganized CAI and Reorganized PCT.
      .     "Reorganized   PCT"  means  reorganized  PCT,  on  and  after   the
Consummation Date.

      .     "Restructuring" means, collectively, the transactions and transfers described in Article IV of this Plan.

      .     "Satellite  Subsidiaries"   means,   collectively,  MMDS  Satellite
Ventures, Inc., CAI Data Systems, Inc., and CAI Satellite Communications, Inc.

      . "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by CAI or PCT, as the case may be, as such schedules or statements or may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

      . "Secured Claim" means a Claim, other than a Setoff Claim, that is secured by a security interest in or lien upon property, or the proceeds of the sale of such property, in which a Debtor has an interest, to the extent of the value, as of the Consummation Date or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by such Debtor or Reorganized Debtor and the holder of such Claim.

      .     "Secured Notes"  means  the  13%  Senior  Secured  Notes of CAI and certain Subsidiaries, issued and outstanding under the Note Purchase Agreement.

      . "Secured Note Collateral" means the Collateral referred to in the Secured Note Collateral Documents and all other property and assets that are or are intended under the terms of the Collateral Documents to be subject to any Lien in favor of the Collateral Agent for the benefit of the holders of the Secured Notes.

      . "Secured Note Collateral Documents" means, collectively, (a) the Security Agreement and Pledge Agreement (as those terms are defined in the Note Purchase Agreement), (b) each other security agreement or pledge agreement entered into pursuant to Section 8.11 of the Note Purchase Agreement, and (c) each other agreement that creates or purports to create or perfect a Lien in favor of the Collateral Agent for the benefit of the holders of the Secured Notes.

      .     "Securities  Act"  means  the Securities Act of 1933, 15 U.S.C.  ''
77a-77aa, as now in effect or hereafter amended.

      . "Securities Action" means the consolidated class action captioned IN RE CAI WIRELESS SYSTEMS, INC. SECURITIES LITIGATION, Master File No. 96-CV-1857 (LEK/DRH), pending in the United States District Court for the Northern District of New York.

      . "Securities Claim" means a Claim arising from the rescission of a purchase or sale of a security of CAI, including, but not limited to, Old Senior Preferred Stock, Old Junior Preferred Stock, Old Voting Preferred Stock, Old Common Stock, Old Stock Options, Old Warrants, Senior Notes, Secured Notes, Subordinated Notes, all other debt instruments and any and all other rights to acquire Equity Securities of CAI, for damages arising from the purchase or sale of such a security, or for reimbursement, contribution or indemnification allowed under Section 502 of the Bankruptcy Code on account of such Claim, including, without limitation, a Claim with respect to any action pending against CAI and/or its current or former officers and directors in which Securities Claims are asserted, including the Securities Action.

      .     "Senior Note Claim"  means  a Claim of a Senior Note Holder arising under or as a result of the Senior Notes.

      .     "Senior Note Escrow" means the  escrow account established pursuant to the terms of Section 2 of the Senior Note Escrow Agreement.

      . "Senior Note Escrow Agreement" means the escrow agreement, dated as of September 15, 1995, by and among CAI, Chemical Bank, as escrow agent, and the Indenture Trustee, pursuant to which the Senior Note Escrow was established.

      .     "Senior Note Holder" means a holder of Senior Notes.

      . "Senior Notes Indenture" means the indenture, dated September 15, 1995, as modified by the First Supplemental Indenture, dated as of January 31, 1996, between CAI and Chemical Bank, as trustee, pursuant to which the Senior Notes were issued.

      .     "Senior Notes" means the 12 1/4%  Senior  Notes  Due  September 15,
2002 of CAI, issued and outstanding under the Senior Notes Indenture.

      . "Setoff Claim" means a Claim, against a Debtor, of a holder that has a valid right of setoff with respect to such Claim, which right is enforceable under Section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed in writing by a Debtor, to the extent of the amount subject to such right of setoff.

      . "Severance Plan" means the Executive Severance Pay Plan currently maintained by CAI, pursuant to which executive employees of CAI identified and designated by the compensation committee of the board of directors of CAI as eligible participants are entitled to certain severance benefits upon certain types of terminations of employment in the event of a change in control of CAI.

      .     "Solicitation" means the solicitation by CAI from holders of Senior
Notes and Subordinated Notes of acceptances of the Plan pursuant to Section 1126(b) of the Bankruptcy Code.

      .     "Subordinated Notes" means, collectively, the ECN Notes and the 12%
Subordinated Note.

      .     "Subsidiaries"   means,   collectively,  the  direct  and  indirect
subsidiaries of CAI listed on the annexed Exhibit C.

      .     "Subsidiary  Interests"  means,   collectively,   the   issued  and
outstanding shares of stock of the Subsidiaries directly or indirectly owned by CAI, as of the Petition Date.

      . "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to Section 503(b)(3),(4), or (5) of the Bankruptcy Code.

      . "Trade Claim" means any Unsecured Claim against a Debtor, arising from or with respect to the sale of goods or services to such Debtor, prior to the Petition Date, in the ordinary course of such Debtor's business, including any Claim of an employee that is not an Other Priority Claim, but only to the extent that the holder of such Claim continues to provide goods and/or services to the Debtor pursuant to customary or ordinary trade terms.

      . "Trigger Event" means, with respect to the Management Option Plan, a material third party acquisition or merger, material equity investment in CAI, or material joint venture, and/or a material take-or-pay arrangement or other third party transaction with respect to the use of CAI's spectrum, and/or any other material third party transaction having a substantially similar economic effect as the foregoing.

      .     "12% Subordinated Note" means the 12% subordinated note due October
1, 2005, in the principal amount of $30,000,000, given by CAI and the Obligor Subsidiaries to MLGAF.

      .     "Unimpaired Claim" means a Claim that is not an Impaired Claim.

      . "Unofficial Noteholders' Committee" means the unofficial committee of certain holders of Senior Note Claims formed prior to the Petition Date, the members of which include MLGAF, Conseco Capital Management, Inc., Romulus Holdings, Prospect Street Investment Management Co., Inc., Dabney Flanigan, LLC, and The Chase Manhattan Bank, as Indenture Trustee (EX-OFFICIO), as the same may be reconstituted from time to time, provided that such committee at all times represents at least 50% in principal amount of the holders of the Senior Notes.

      .     "Unsecured Claim" means any  Claim  against  a Debtor, other than a
DIP Facility Claim, Administrative Claim,  or a Secured Claim.

      .     "Voting Deadline" means July 27, 1998.

      .     "Voting Record Date" means, with respect to identification  of  the holders of Impaired Claims entitled to vote on the Plan, June 23, 1998.

C.  RULES OF INTERPRETATION

      For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan,
(d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.  COMPUTATION OF TIME

      In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.


                                      ARTICLE .

                       CLASSIFICATION OF CLAIMS AND INTERESTS

 .  INTRODUCTION

      All Claims and Interests, except DIP Facility Claims, Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

      A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Consummation Date.

 .  UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

      .  DIP FACILITY CLAIMS

      .  ADMINISTRATIVE CLAIMS

      .  PRIORITY TAX CLAIMS

 . UNIMPAIRED CLASSES OF CLAIMS AGAINST CAI (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

      .  CLASS CAI-1:  OTHER PRIORITY CLAIMS

      Class CAI-1 consists of all Other Priority Claims against CAI.

      .  CLASS CAI-2:  SECURED CLAIMS

      Class CAI-2 consists of separate subclasses for each Secured Claim secured by a security interest in or lien upon property in which CAI's Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.
            .  Class CAI-2.01:  Bott Secured Claims

      Class CAI-2.01 consists of all Claims against CAI, secured by and to the extent of the value (as of the Petition Date), if any, of the Bott Collateral, directly or indirectly arising from or under, or relating in any way to, the Bott Notes.

            .  Class CAI-2.02:  Mester Secured Claims

      Class CAI-2.02 consists of all Claims against CAI, directly or indirectly arising from or under, or relating in any way to, the Mester Notes and secured by the Mester Collateral, but only to the extent of the value (if any) of Mester's interest in CAI's interest in the Mester Collateral.

            .  Class CAI-2.03:  Other Secured Claims

      Class CAI-2.03 consists of all Other Secured Claims against CAI.

      .  CLASS CAI-3:  GENERAL UNSECURED CLAIMS

      Class CAI-3 consists of all General Unsecured Claims against CAI.

      .  CLASS CAI-4:  INTERCOMPANY CLAIMS

      Class CAI-4 consists of all Intercompany Claims against CAI.

 . IMPAIRED CLASSES OF CLAIMS AGAINST AND INTERESTS IN CAI (CLASSES 5 AND 6 ARE ENTITLED TO VOTE ON THE PLAN; CLASSES 7 AND 8 ARE DEEMED TO HAVE REJECTED THE PLAN AND, THEREFORE, ARE NOT ENTITLED TO VOTE)

      .  CLASS CAI-5:  SENIOR NOTE CLAIMS

      Class CAI-5 consists of all Senior Note Claims against CAI. Notwithstanding anything contained in this Plan to the contrary, the Senior Note Claims shall be deemed Allowed Class CAI-5 Claims in the aggregate amount of $275,000,000 plus accrued interest through the Petition Date.

      .  CLASS CAI-6:  SUBORDINATED NOTE CLAIMS

      Class CAI-6 consists of all Subordinated Note Claims against CAI. Notwithstanding anything contained in this Plan to the contrary, the
Subordinated Note Claims shall be deemed Allowed Class CAI-6 Claims in the aggregate amount of $32,793,000 plus accrued interest through the Petition Date.

      .  CLASS CAI-7:  SECURITIES CLAIMS

            .  Class CAI-7.01:  Debt Securities Claims

      Class CAI-7.01 consists of all Debt Securities Claims against CAI.

            .  Class CAI-7.02:  Equity Securities Claims

      Class CAI-7.02 consists of all Equity Securities Claims against CAI.

      .  CLASS CAI-8:  EQUITY SECURITIES INTERESTS

      Class CAI-8 consists of all Interests in CAI directly or indirectly arising from or under, or relating in any to, any of the Equity Securities of CAI.

 .   UNIMPAIRED  CLASSES OF CLAIMS AGAINST PCT (DEEMED TO HAVE ACCEPTED THE PLAN
AND, THEREFORE, NOT ENTITLED TO VOTE)

      .  CLASS PCT-1:  OTHER PRIORITY CLAIMS

      Class PCT-1 consists of all Other Priority Claims against PCT.

      .  CLASS PCT-2:  SECURED CLAIMS

      Class PCT-2 consists of all Secured Claims against PCT. Each holder of a Secured Claim against PCT shall be treated as a separate subclass for all purposes under Plan and the Bankruptcy Code.

      .  CLASS PCT-3:  GENERAL UNSECURED CLAIMS

      Class PCT-3 consists of all General Unsecured Claims against PCT.

      .  CLASS PCT-4:  INTERCOMPANY CLAIMS

      Class PCT-4 consists of all Intercompany Claims against PCT.

 .  IMPAIRED CLASS OF CLAIMS AGAINST PCT (ENTITLED TO VOTE ON THE PLAN)

      CLASS PCT-5:  SUBORDINATED NOTE CLAIMS

      Class PCT-5 consists of all Claims against PCT arising under or as a result of any Subordinated Note. Notwithstanding anything contained in this Plan to the contrary, the Subordinated Note Claims shall be deemed Allowed Class PCT-5 Claims in the aggregate amount of $30,000,000 plus accrued interest through the Petition Date.

 . UNIMPAIRED CLASS OF INTERESTS IN PCT (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

      CLASS PCT-6:  EQUITY SECURITIES INTERESTS

      Class PCT-6 consists of all Interests in PCT directly or indirectly arising from or under, or relating in any way to, any of the Equity Securities of PCT.


                                      ARTICLE .

                          TREATMENT OF CLAIMS AND INTERESTS

 .  UNCLASSIFIED CLAIMS

      .  DIP FACILITY CLAIMS

      On, or one Business Day after, the Consummation Date or the date such DIP Facility Claim becomes payable pursuant to any agreement between CAI and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim (a) cash equal to the unpaid portion of such Allowed DIP Facility Claim or (b) such other treatment as to which CAI and such holder shall have agreed upon in writing.

      .  ADMINISTRATIVE CLAIMS

      Except as otherwise provided for herein, and subject to the requirements of Article XIV.A.2 hereof, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; PROVIDED, HOWEVER, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

      .  PRIORITY TAX CLAIMS

      On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) Cash payments over time in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus interest on the unpaid portion thereof at the rate of seven percent (7%) per annum from the Consummation Date through the date of payment thereof, or (c) such other treatment as to which CAI or PCT, as the case may be, and such holder shall have agreed upon in writing. Cash payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on or before the first anniversary of the Consummation Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; PROVIDED, HOWEVER, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon thereafter as is practicable together with any accrued and unpaid interest to the date of payment; and PROVIDED FURTHER, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and PROVIDED FURTHER, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Consummation Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

 .  UNIMPAIRED CLASSES OF CLAIMS AGAINST CAI

      .  CLASS CAI-1:  OTHER PRIORITY CLAIMS

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-1 Other Priority Claim becomes an Allowed Class CAI-1 Other Priority Claim, or (iii) the date such Class CAI-1 Other Priority Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-1 Other Priority Claim, each holder of an Allowed Class CAI-1 Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-1 Other Priority Claim (a) Cash equal to the unpaid portion of such Allowed Class CAI-1 Other Priority Claim or (b) such other treatment as to which CAI and such holder shall have agreed upon in writing.

      .  CLASS CAI-2:  SECURED CLAIMS

      Each holder of a Class 2 Secured Claim shall be treated as a separate class for all purposes under this Plan, and each holder of an Allowed Class 2 Secured Claim shall receive the treatment set forth below. To the extent, if any, that the value of the collateral securing a Class 2 Secured Claim is less than the total amount of such Claim, the difference shall be treated as a Class 3 General Unsecured Claim. CAI specifically reserves all rights to challenge the validity, nature and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported liens and security interests.

            .  Class CAI-2.01:  Bott Secured Claims

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-2.01 Bott Secured Claim becomes an Allowed Class CAI-2.01 Bott Secured Claim, or (iii) the date such Class CAI-
2.01 Bott Secured Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-2.01 Bott Secured Claim, each holder of an Allowed Class CAI-2.01 Bott Secured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-2.01 Bott Secured Claim, shall, in the sole discretion of CAI, (a) receive deferred cash payments totaling at least the allowed amount of such Allowed Class CAI-2.01 Bott Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in CAI's Estate's interest in the Bott
Collateral,   (b)   upon  abandonment  by  CAI  receive  the  Bott  Collateral,
(c) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in CAI's Estate's interest in the Bott Collateral, (d) be Reinstated, or (e) receive such other treatment as CAI and such holder shall have agreed upon in writing.
            .  Class CAI-2.02:  Mester Secured Claims

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-2.02 Mester Secured Claim becomes an Allowed Class CAI-2.02 Mester Secured Claim, or (iii) the date such Class CAI-2.02 Mester Secured Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-2.02 Mester Secured Claim, each holder of an Allowed Class CAI-2.02 Mester Secured Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class CAI-2.02 Mester Secured Claim, shall, in the sole discretion of CAI,
(a) receive deferred cash payments totaling at least the allowed amount of such Allowed Class CAI-2.02 Mester Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in CAI's Estate's interest in the Mester Collateral, (b) upon abandonment by CAI receive the Mester Collateral, (c) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in CAI's Estate's interest in the Mester Collateral, (d) be Reinstated, or (e) receive such other treatment as CAI and such holder shall have agreed upon in writing.

            .  Class CAI-2.03:  Other Secured Claims

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-2.03 Other Secured Claim becomes an Allowed Class CAI-2.03 Other Secured Claim, or (iii) the date such Class CAI-2.03 Other Secured Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-2.03 Other Secured Claim, each holder of an Allowed Class CAI-2.03 Other Secured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-2.03 Other Secured Claim, shall, in the sole discretion of CAI,
(a) receive deferred cash payments totaling at least the allowed amount of such Allowed Class CAI-2.03 Other Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in CAI's Estate's interest in the Collateral securing the Allowed Class CAI-2.03 Other Secured Claim, (b) upon abandonment by CAI receive the Collateral securing such holder's Allowed Class CAI-2.03 Other Secured Claim, (c) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in CAI's Estate's interest in the Collateral securing the Allowed Class CAI-2.03 Other Secured Claim, (d) be Reinstated, or (e) receive such other treatment as CAI and such holder shall have agreed upon in writing.

      .  CLASS CAI-3:  GENERAL UNSECURED CLAIMS

      Each holder of an Allowed Class CAI-3 General Unsecured Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class CAI-3 General Unsecured Claim, in the sole discretion of CAI, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class CAI-3 General Unsecured Claim entitles the holder of such Claim; (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed Class CAI-3 General Unsecured Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, treatment that (i) cures any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) reinstates the maturity of such Allowed Class CAI-3 General Unsecured Claim as such maturity existed before such default, (iii) compensates the holder of such Allowed Class CAI-3 General Unsecured Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) does not otherwise alter the legal, equitable, or contractual rights to which such Allowed Class CAI-3 General Unsecured Claim entitles the holder of such Claim; or (c) such other treatment as to which CAI and such holder shall have agreed upon in writing.

      .  CLASS CAI-4:  INTERCOMPANY CLAIMS

      Each holder of an Allowed Class CAI-4 Intercompany Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class CAI-4 Intercompany Claim, shall, in the sole discretion of CAI,
(a) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class CAI-4 Intercompany Claim entitles the holder of such Claim, (b) be Reinstated, or (c) receive such other treatment as CAI and such holder have agreed upon in writing.

 .  IMPAIRED CLASSES OF CLAIMS AGAINST CAI

      .  CLASS CAI-5:  SENIOR NOTE CLAIMS

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-5 Senior Note Claim becomes an Allowed Class CAI-5 Senior Note Claim or (iii) the date such Class CAI-5 Senior Note Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-5 Senior Note Claim, each holder of an Allowed Class CAI-5 Senior Note Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-5 Senior Note Claim, its Pro Rata share of (a) the New Senior Notes and (b) ninety-one percent (91%) of the New Common Stock, subject to dilution, to be issued pursuant to Article IV.C of the Plan. In addition, on the Distribution Date or as soon thereafter as practicable, each holder of an Allowed Class CAI-5 Senior Note Claim shall receive its Pro Rata share of the balance of the Senior Note Escrow which otherwise would have been payable to such holder on September 1, 1998 in accordance with the terms of the Senior Notes Indenture.

      .  CLASS CAI-6:  SUBORDINATED NOTE CLAIMS

      On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Class CAI-6 Subordinated Note Claim becomes an Allowed Class CAI-6 Subordinated Note Claim, each holder of an Allowed Class CAI-6 Subordinated Note Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-6 Subordinated Note Claim, its Pro Rata share of nine percent (9%) of the New Common Stock to be issued pursuant to Article IV.C of the Plan. In consideration of the treatment afforded its Class CAI-6 Subordinated Note Claim, the holder of the 12% Subordinated Note shall be deemed to release each Obligor Subsidiary of all obligations under the 12% Subordinated Note.

      .  CLASS CAI-7:  SECURITIES CLAIMS

            .  Class CAI-7.01:  Debt Securities Claims

      The holders of Class CAI-7.01 Debt Securities Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

            .  Class CAI-7.02:  Equity Securities Claims

      The holders of Class CAI-7.02 Equity Securities Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

 .  IMPAIRED CLASS OF INTERESTS IN CAI

      CLASS CAI-8:  EQUITY SECURITIES INTERESTS

      The holders of Class CAI-8 Equity Securities Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Interests.

 .  UNIMPAIRED CLASSES OF CLAIMS AGAINST PCT

      .  CLASS PCT-1:  OTHER PRIORITY CLAIMS

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class PCT-1 Other Priority Claim becomes an Allowed Class PCT-1 Other Priority Claim, or (iii) the date such Class PCT-1 Other Priority Claim becomes payable pursuant to any agreement between PCT and the holder of such Class PCT-1 Other Priority Claim, each holder of an Allowed Class PCT-1 Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PCT-1 Other Priority Claim (a) Cash equal to the unpaid portion of such Allowed Class PCT-1 Other Priority Claim or (b) such other treatment as to which PCT and such holder shall have agreed upon in writing.

      .  CLASS PCT-2:  SECURED CLAIMS

      Class PCT-2 consists of separate subclasses for each holder of a Secured Claim secured by a security interest in or lien upon property in which PCT's Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Plan and the Bankruptcy Code.

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class PCT-2 Secured Claim becomes an Allowed Class PCT-2 Secured Claim, or (iii) the date such Class PCT-2 Secured Claim becomes payable pursuant to any agreement between PCT and the holder of such Class PCT-2 Secured Claim, each holder of an Allowed Class PCT-2 Secured Claim will, in the sole discretion of PCT, (a) receive Cash in an amount equal to such Allowed Class PCT-2 Secured Claim, (b) receive deferred cash payments totaling at least the allowed amount of such Allowed Class PCT-2 Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in PCT's Estate's interest in the collateral securing the Allowed Class PCT-2 Secured Claim, (c) upon abandonment by PCT, receive the collateral securing such holder's Allowed Class PCT-2 Secured Claim, (d) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in PCT's Estate's interest in the collateral securing the Allowed Class PCT-2 Secured Claim, (e) have its Allowed Class PCT-2 Secured Claim Reinstated, or (f) receive such other treatment as PCT and such holder have agreed upon in writing.

      .  CLASS PCT-3:  GENERAL UNSECURED CLAIMS

      Each holder of an Allowed Class PCT-3 General Unsecured Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class PCT-3 General Unsecured Claim, in the sole discretion of PCT, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class PCT-3 General Unsecured Claim entitles the holder of such Claim; (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed Class PCT-3 General Unsecured Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, treatment that (i) cures any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) reinstates the maturity of such Allowed Class PCT-3 General Unsecured Claim as such maturity existed before such default, (iii) compensates the holder of such Allowed Class PCT-3 General Unsecured Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) does not otherwise alter the legal, equitable, or contractual rights to which such Allowed Class PCT-3 General Unsecured Claim entitles the holder of such Claim; or (c) such other treatment as to which PCT and such holder shall have agreed upon in writing.

      .  CLASS PCT-4:  INTERCOMPANY CLAIMS

      Each holder of an Allowed Class PCT-4 Intercompany Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class PCT-4 Intercompany Claim, shall, in the sole discretion of PCT,
(a) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class PCT-4 Intercompany Claim entitles the holder of such Claim, (b) be Reinstated, or (c) receive such other treatment as PCT and such holder have agreed upon in writing.

 .  IMPAIRED CLASS OF CLAIMS AGAINST PCT (ENTITLED TO VOTE ON THE PLAN)

      CLASS PCT-5:  SUBORDINATED NOTE CLAIMS

      On the Distribution Date, or as soon thereafter as practicable, each Allowed Class PCT-5 Subordinated Note Claim shall be fully and finally satisfied by the satisfaction of the applicable Class CAI-6 Subordinated Note Claim in accordance with Article III.C.2 of the Plan.

 . UNIMPAIRED CLASS OF INTERESTS IN PCT (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

      CLASS PCT-6:  EQUITY SECURITIES INTERESTS

      On the Distribution Date, each Allowed Class PCT-6 Equity Securities Interest shall be Reinstated.

 .  SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

      Except as otherwise provided in the Plan, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to Setoffs or recoupments against Unimpaired Claims.

 .  ACCRUAL OF POST-PETITION INTEREST

      Interest on and fees and expenses, if any, with respect to Allowed Class CAI-2 and Class PCT-2 Secured Claims, including, but limited to, unpaid professional fees due the holders of such Claims, shall be paid when due under the contract, agreement, or other instrument governing the terms and conditions of the obligation comprising such Allowed Claim, together with any additional amounts required to be paid with respect to Unimpaired Claims pursuant to
Section 1124 of the Bankruptcy Code. Except as otherwise provided above, elsewhere in this Plan, or in an order of the Bankruptcy Court, no holder of an Allowed Unsecured Claim shall be entitled to the accrual of post-petition interest or the payment by the Debtors or Reorganized Debtors of post-petition interest on account of such Claim for any purpose.


                                      ARTICLE .

                        MEANS FOR IMPLEMENTATION OF THE PLAN

 .  CONTINUED CORPORATE EXISTENCE

      CAI, PCT, and the Subsidiaries shall continue to exist after the Consummation Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates of incorporation and by-laws in effect prior to the Consummation Date, except to the extent such certificates of incorporation and by-laws are amended by this Plan.

 .  CORPORATE ACTION

      .  CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

      On the Consummation Date, except as otherwise provided for herein, (i) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated under the Plan, shall be canceled, and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Existing Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated under the Plan, as the case may be, shall be discharged; PROVIDED, HOWEVER, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent, or a servicer shall continue in effect solely for the purposes of (i) allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article III hereof and
(ii) permitting such indenture trustee, agent, or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; PROVIDED, FURTHER, that the provisions of clause (ii) of this paragraph shall not affect the discharge of the Debtors' liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to any Reorganized Debtor. No Reorganized Debtor shall have any obligations to any indenture trustee, agent or servicer (or to any Disbursing Agent replacing such indenture trustee, agent or servicer) for any fees, costs or expenses, except as expressly provided in this Article IV.B.1; PROVIDED, HOWEVER, that nothing herein shall preclude such indenture trustee, agent or servicer (or any Disbursing Agent replacing such indenture trustee, agent or servicer) from being paid or reimbursed for pre-petition and post-petition fees, costs and expenses from the distributions until payment in full of such fees, costs or expenses that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein.

      Any actions taken by an indenture trustee, an agent, or a servicer that are not for the purposes authorized in this Article IV.B.1 of the Plan shall not be binding upon the Debtors. Notwithstanding the foregoing, any Debtor may terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or servicer to act thereunder at any time, with or without cause, by giving five (5) days written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan have not been completed at the time of termination of the indenture or other governing agreement, the applicable Debtor shall designate a Disbursing Agent to act in place of the indenture trustee, agent, or servicer, and the provisions of this
Article IV.B.1 shall be deemed to apply to the new distribution agent.

      .  CERTIFICATE OF INCORPORATION AND BY-LAWS

      The certificate of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, (x) a provision prohibiting the issuance of non-voting equity securities, and if applicable (y) a provision as to the classes of securities issued pursuant to the Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Amended CAI Certificate of Incorporation shall also include, among other things, a provision authorizing a capital stock of 25 million shares of New Common Stock, $.01 par value per share.

 .  CAI'S RESTRUCTURING TRANSACTIONS

      .  NEW SECURITIES

            .  Authorization

      As of the Consummation Date, the issuance by Reorganized CAI of (i) $100 million in principal amount of New Senior Notes, (ii) up to 25 million shares of New Common Stock, and (iii) New Options to purchase up to 10.5% of the New Common Stock, on a fully diluted basis, is hereby authorized without further act or action under applicable law, regulation, order or rule.

            .  Issuance

      The New Securities authorized pursuant to Article IV.C.1 hereof shall be issued by Reorganized CAI pursuant to the Plan without further act or action under applicable law, regulation, order or rule, as follows: (i) $100 million in principal amount of New Senior Notes shall be issued to the holders of the Senior Notes; (ii) ninety-one percent (91%) of the New Common Stock shall be issued to the holders of the Senior Notes; (iii) nine percent (9%) of the New Common Stock shall be issued to the holders of the Subordinated Notes; (iv) the Management Options shall be issued to the Management Option Plan Participants, and (v) the BT Alex. Brown Option shall be issued to BT Alex. Brown.

            .  Reserve

      Reorganized CAI shall reserve 1.5 million shares of the New Common Stock for issuance pursuant to the Management Option Plan and 75,000 shares of the New Common Stock for issuance pursuant to the BT Alex. Brown Option, in each case without further act or action under applicable law, regulation, order or rule.

      .  REGISTRATION RIGHTS

      Reorganized CAI and certain holders of shares of New Common Stock who may be deemed to be "underwriters" or "affiliates" for purposes of the Securities Act shall enter into the Registration Rights Agreement on or prior to the Consummation Date. Pursuant to the Registration Rights Agreement, Reorganized CAI shall agree to file with the SEC, as soon as practicable after receiving a request from the holders of not less than 10% of the shares of New Common Stock (subject to adjustments for stock splits), a registration statement on Form S-1 or Form S-3, if use of such a form is then available, to cover resales of Registrable Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with such registration statement.

      .  NEW SENIOR SECURED FACILITY

      The Debtors, together with the non-Debtor Subsidiaries, expect to enter into one or more post-confirmation loan facilities, which may be the New Senior Secured Facility, in order to (a) refinance amounts outstanding on the Consummation Date under the DIP Facility, (b) make other payments required to be made on the Consummation Date or the Distribution Date, and (c) provide the additional borrowing capacity required by the Reorganized Debtors and the Subsidiaries following the Consummation Date to maintain their operations. The Debtors further expect that (x) the New Senior Secured Facility or other post-confirmation loan facilit(ies), may consist of two tranches of secured debt, the first tranche secured by a first priority lien on and security interest in substantially all of Reorganized CAI's assets and the second tranche secured by a second priority lien on and security interest in the same assets and (y) the lender(s) under the New Senior Secured Facility may require a market interest rate and an equity stake in Reorganized CAI.

 .  SALE OF MDU ASSETS BY PCT

      .  SALE OF THE MDU ASSETS

      The Debtors have entered into a binding letter of intent (the ALOI@) with OnePoint providing for the sale by the Debtors to OnePoint of PCT's and CAI's MDU Assets. The proposed purchase price for the MDU Assets is $6 million, 92% of which will be delivered to the Debtors at closing and 8% of which will be held in escrow for a period up to 6 months, pending the technical conversion required to convert the multi-dwelling units to OnePoint's distribution system. Consummation of the transactions contemplated by the LOI is subject to the satisfaction of a variety of conditions, including Bankruptcy Court approval.

      .  USE OF PROCEEDS OF SALE

      The Reorganized Debtors shall use a portion of the proceeds of the sale of the MDU Assets to establish and fund a Distribution Reserve for and on account of certain Disputed Claims against PCT. All sale proceeds remaining after the establishment and funding of the Distribution Reserve shall be used by the Reorganized Debtors, first to fund distributions required to be made under the Plan, and second, for general working capital purposes.

 .  DIRECTORS AND OFFICERS

      The existing officers of the Debtors shall serve initially in their current capacities after the Consummation Date. On the Consummation Date, the term of the current board of directors of each Debtor shall expire. The Debtors anticipate that the boards of directors of the Reorganized Debtors will include two (2) members of current management of CAI. The composition of the remainder of the boards of the Reorganized Debtors will be determined by the Debtors and the Unofficial Noteholders' Committee, subject to the requirements of Section 1129(a)(5) of the Bankruptcy Code. The Debtors and the Unofficial Noteholders' Committee intend to announce prior to the Confirmation Date the identities of any individuals proposed to serve as directors or officers of the Reorganized Debtors. If and to the extent possible, the identities of such individuals will be announced by inclusion of a list of proposed directors and/or officers in the Plan Supplement, which will be filed with the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing. The boards of directors of the Reorganized Debtors shall have the responsibility for the management, control, and operation of the Reorganized Debtors on and after the Consummation Date.

 .  REVESTING OF ASSETS

      The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Confirmation Date. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Confirmation Date for professional fees and expenses.

 .  PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

      Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

 .  EXCLUSIVITY PERIOD

      The Debtors shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Consummation Date.

 .  EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

      The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of CAI or PCT, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of CAI or PCT, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

 .  TERMINATION OF DIP FACILITY

      To the extent not amended and restated with the express consent of MLGAF as a part of any post-confirmation financing procured by CAI, the DIP Facility shall be terminated and of no further force and effect upon payment in full on or one Business Day after the Consummation Date, except as necessary to evidence and maintain the liens and security interests granted pursuant to (i) any Final Order authorizing CAI's entry into the DIP Facility and (ii) the various agreements approved thereby; PROVIDED, HOWEVER, that the liens and security interests securing the DIP Facility shall remain in full force and effect until the DIP Facility is repaid in full in cash.

 .  EXEMPTION FROM CERTAIN TRANSFER TAXES

      Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.


                                      ARTICLE .

                         ACCEPTANCE OR REJECTION OF THE PLAN

 .  CLASSES ENTITLED TO VOTE

      Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan, I.E., Classes CAI-5, CAI-6, and PCT-5, shall be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Because holders of Class CAI-7 Securities Claims and Class CAI-8 Equity Securities Interests are not entitled to receive or retain any property under the Plan, Classes CAI-7 and CAI-8 are presumed to have rejected the Plan and, therefore, shall not be entitled to vote on the Plan.

 .  ACCEPTANCE BY IMPAIRED CLASSES

      An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

 .  CRAMDOWN

      CAI shall request Confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. CAI reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to
Section 1129(b) of the Bankruptcy Code requires modification.


                                      ARTICLE .

                               SECURITIES TO BE ISSUED
                             IN CONNECTION WITH THE PLAN

      On or before the Distribution Date, Reorganized CAI shall issue for distribution in accordance with the provisions of the Plan all of the New Senior Notes, the New Common Stock, and New Options required for distribution or sale pursuant to the provisions of the Plan. All securities to be issued will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. The form of indenture governing the New Senior Notes shall be included in the Plan Supplement as Exhibit D to this Plan. A description of the terms of the New Common Stock and Management Options are included in Exhibits E and F, annexed to and incorporated in the Plan, respectively.


                                      ARTICLE .

                         PROVISIONS GOVERNING DISTRIBUTIONS

 .  DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE CONSUMMATION DATE

      Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Consummation Date shall be made on the Distribution Date, or as soon thereafter as practicable. The New Securities to be issued under this Plan shall be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. Distributions on account of Claims that first become Allowed Claims after the Consummation Date shall be made pursuant to Articles III, VII, and IX of this Plan.

 .  INTEREST ON CLAIMS

      Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

 .  DISBURSING AGENT

      The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, VII, and IX hereof) except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement.

      If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

 .  SURRENDER OF SECURITIES OR INSTRUMENTS

      On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of Debt Securities which are not being Reinstated (a "Certificate") shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, prior to the second (2{nd}) anniversary of the Consummation Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized CAI notwithstanding any federal or state escheat laws to the contrary.

 .  INSTRUCTIONS TO DISBURSING AGENT

      Prior to any distribution on account of a Class CAI-5 Senior Note Claim, the Indenture Trustee, agent, or servicer of the Senior Notes shall (i) inform the Disbursing Agent as to the amount of properly surrendered Senior Notes and
(ii) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names of the holders of Allowed Class CAI-5 Senior Note Claims, and the face amount of New Senior Notes and/or number of shares of New Common Stock, , as the case may be, to be issued and distributed to or on behalf of such holders of Allowed Class CAI-5 Senior Note Claims in exchange for properly surrendered Senior Notes.

 .  SERVICES OF INDENTURE TRUSTEES, AGENTS, AND SERVICERS

      The services, with respect to consummation of the Plan, of indenture trustees, agents, and servicers under indentures and other agreements that govern the rights of holders of Claims, shall be as set forth in Article IV.B.1 and elsewhere in the Plan.

 .  RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF DEBT SECURITIES

      At the close of business on the Distribution Record Date, the transfer ledgers for the Debt Securities shall be closed, and there shall be no further changes in the record holders of the Debt Securities. Reorganized CAI and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of such Debt Securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

 .  MEANS OF CASH PAYMENT

      Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion; PROVIDED, HOWEVER, that any cash payment in excess of $1,000,000 shall, notwithstanding the foregoing, be effected by wire transfer.

 .  CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON STOCK

      No fractional shares of New Common Stock shall be issued or distributed under the Plan or by Reorganized CAI or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock, the Disbursing Agent shall allocate separately one whole share to such Persons in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.

 .  DELIVERY OF DISTRIBUTIONS

      Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the appropriate indenture trustee, agent, or servicer, as the case may be, (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtors have been notified of a change of address),
(b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim,
(c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee, agent, or servicer, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second (2{nd}) anniversary of the Consummation Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

 .  FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS

      Any other provision of the Plan notwithstanding, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

 .  WITHHOLDING AND REPORTING REQUIREMENTS

      In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

 .  SETOFFS

      The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; PROVIDED, HOWEVER, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

                                      ARTICLE .

                          TREATMENT OF EXECUTORY CONTRACTS
                                AND UNEXPIRED LEASES

 .  ASSUMED CONTRACTS AND LEASES

      Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Consummation Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or
(iii) is the subject of a motion to reject filed on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Consummation Date.

      Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights IN REM related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

 .  PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

      Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

 .  REJECTED CONTRACTS AND LEASES

      Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, none of the executory contracts and unexpired leases to which the Debtors, or either of them, are a party shall be rejected under the Plan; PROVIDED, HOWEVER, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which they, or either of them, are a party.

 .  BAR TO REJECTION DAMAGES

      If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served on counsel for the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

 .  COMPENSATION AND BENEFIT PROGRAMS

      . Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, and except as set forth in
(2) below, all employee compensation and benefit programs of the Debtors, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Article VIII.A of the Plan, but only to the extent that rights under such programs are held by a Debtor or Persons who are employees of a Debtor as of the Confirmation Date, and the Debtors' obligations under such programs to persons who are employees of a Debtor on the Confirmation Date shall survive confirmation of this Plan, except for (i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate Sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; PROVIDED, HOWEVER, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in
Section 1114(a) of the Bankruptcy Code shall continue.

      . Notwithstanding the foregoing, the Employment Agreements to be entered into with the Key Employees on the Consummation Date shall amend and supersede any other employment agreements and severance plans with or for the benefit of the Key Employees, and, as amended, shall be assumed pursuant to the Plan. On the Consummation Date, the Severance Plan shall be terminated.


                                      ARTICLE .

                         PROCEDURES FOR RESOLVING DISPUTED,
                        CONTINGENT, AND UNLIQUIDATED CLAIMS

 .  OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

      As soon as practicable, but in no event later than 120 days after the Consummation Date (unless extended by an order of the Bankruptcy Court), the Debtors or Reorganized Debtors, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtors' right to object to Claims, if any, filed or amended more than 120 days after the Consummation Date.

 .  NO DISTRIBUTIONS PENDING ALLOWANCE

      Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

 .  DISTRIBUTION RESERVE

      . The Disbursing Agent shall withhold the Distribution Reserve from the Cash, New Senior Notes, New Common Stock, or other property to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by a Debtor, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Distribution Reserve. The Debtors may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent shall withhold the Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If the Debtors elect not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent shall withhold the Distribution Reserve based upon the Face Amount of such Claim. Nothing in the Plan or herein shall be deemed to entitle the holder of a Disputed Claim to post-petition interest on such Claim, and such holder shall not be entitled to any such interest.

      . Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of the New Common Stock held in the Distribution Reserve. In the event that any matter requires approval by the shareholders of Reorganized CAI prior to the distribution or cancellation of all shares of New Common Stock from the Distribution Reserve, the shares of New Common Stock held by the Disbursing Agent shall be deemed not to have been issued, for voting purposes only.

      . If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment.

 .  DISTRIBUTIONS AFTER ALLOWANCE

      The Reorganized Debtors or the Disbursing Agent, as the case may be, shall make payments and distributions from the Distribution Reserve to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any Cash, New Senior Notes, New Common Stock, or other property in the Distribution Reserve that would have been distributed on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim (i) any New Senior Notes or New Common Stock held in the Distribution Reserve shall be distributed Pro Rata to holders of Allowed Claims entitled thereto under the terms of this Plan and
(ii) any Cash or other property remaining in the Distribution Reserve shall become property of the Reorganized Debtors. All distributions made under this
Article IX.D of the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim had been an Allowed Claim on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under Article IX.D more frequently than once every 180 days or to make any individual payments in an amount less than $25.00
 .
                                      ARTICLE .

                      CONDITIONS PRECEDENT TO CONFIRMATION AND
                              CONSUMMATION OF THE PLAN

 .  CONDITIONS TO CONFIRMATION

      The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

      .   The  proposed  Confirmation  Order  shall  be  in  form and substance reasonably acceptable to the Debtors, the Unofficial Noteholders' Committee, and the Exit Lenders.

      . The Debtors shall have arranged for credit availability under the New Senior Secured Facility, in amount, form and substance acceptable to CAI, to provide the Reorganized Debtors with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

 .  CONDITIONS TO CONSUMMATION

      The  following  are  conditions  precedent  to  the  occurrence   of  the
Consummation Date, each of which must be (i) satisfied or (ii) waived in accordance with Article X.C below:

      . The Confirmation Order, in form and substance reasonably acceptable to the Debtors, the Unofficial Noteholders' Committee, and the Exit Lenders, confirming the Plan, as the same may have been modified, must have become a Final Order and must, among other things, provide that:

            .  the Debtors and Reorganized  Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring;

            . the provisions of the Confirmation Order are nonseverable and mutually dependent;

            . all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy
Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;
            . the transfers of property by the Debtors (a) to the Reorganized Debtors (i) are or will be legal, valid, and effective transfers of property,
(ii) vest or will vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (iv) do not and will not subject any Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and
(b) to holders of Claims under the Plan are for good consideration and value and are in the ordinary course of the Debtors' business;

            . except as expressly provided in the Plan, the Debtors are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of a Debtor that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of a Debtor incurred before the Confirmation Date, or from any conduct of a Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

            . the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors' and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

            .   all  Interests  in  CAI  shall be terminated effective upon the
Consummation Date; and

            . the New Senior Notes and New Common Stock issued under the Plan in exchange for Claims against CAI are exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code, except to the extent that holders of New Senior Notes and New Common Stock are "underwriters," as that term is defined in Section 1145 of the Bankruptcy Code.

      . The Reorganized Debtors shall have credit availability under the New Senior Secured Facility, in amount, form and substance acceptable to CAI, to provide the Reorganized Debtors with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

      . The FCC shall have granted CAI's and CS Wireless' transfer of control applications concerning the ownership changes contemplated by the Plan on terms and conditions reasonable satisfactory to CAI.

      .   The  FCC's  grant of CAI's  and  CS  Wireless'  transfer  of  control applications shall have become final on terms and conditions reasonable satisfactory to CAI.

      . The following agreements, in form satisfactory to the Debtors, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

            .  Amended Certificate of Incorporation and By-laws of CAI;

            .  Amended Certificate of Incorporation and By-laws of PCT;

            .  New Senior Notes Indenture;

            .  Management Option Plan and Management Option Agreements;

            .  Employment Agreements;

            .  Registration Rights Agreement;  and

            .  New Senior Secured Facility.

      . All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

 . WAIVER OF CONDITIONS

      Each of the conditions set forth in Articles X.A and X.B above, other than those set forth in Article X.A.1 and X.B.1, may be waived in whole or in part by the Debtors or Reorganized Debtors in their sole and absolute discretion without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.


                                      ARTICLE .

                            MODIFICATIONS AND AMENDMENTS

      The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; PROVIDED, HOWEVER, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                      ARTICLE .

                              RETENTION OF JURISDICTION

      Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:
      . Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

      . Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; PROVIDED, HOWEVER, that from and after the Consummation Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

      . Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

      .   Effectuate  performance  of  and payments under the provisions of the
Plan;

      . Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;
      . Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

      . Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

      . Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

      . Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

      .   Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

      . Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

      . Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

      .   Recover  all  assets  of  the  Debtors  and  property of the Debtors'
Estates, wherever located;

      . Hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

      .   Hear and determine all disputes involving the existence,  nature,  or scope of the Debtors' discharge;

      . Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

      .  Enter a final decree closing the Chapter 11 Case.


                                      ARTICLE .

                             COMPROMISES AND SETTLEMENTS

      Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtors pursuant to Articles IV.F and IV.G of the Plan.

                                      ARTICLE .

                              MISCELLANEOUS PROVISIONS

 .  BAR DATES FOR CERTAIN CLAIMS

      .  ADMINISTRATIVE CLAIMS; SUBSTANTIAL CONTRIBUTION CLAIMS

      The Confirmation Order will establish an Administrative Claims Bar Date for filing of all Administrative Claims, including Substantial Contribution Claims (but not including claims for Professional Fees or the expenses of the members of the Creditors' Committee (if one has been appointed)), which date will be 45 days after the Confirmation Date. Holders of asserted Administrative Claims, other than claims for Professional Fees or the expenses of the members of the Creditors' Committee (if one has been appointed), not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or Reorganized Debtors, as the case may be, shall have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

      .  PROFESSIONAL FEE CLAIMS

      All final requests for compensation or reimbursement of Professional Fees pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee (if one has been appointed) prior to the Consummation Date (other than Substantial Contribution Claims under Section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtors and their counsel no later than 45 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

 .  PAYMENT OF STATUTORY FEES

      All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Consummation Date.

 .  SEVERABILITY OF PLAN PROVISIONS

      If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

 .  SUCCESSORS AND ASSIGNS

      The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

 .  RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

      All Claims of the holders of the Secured Notes, Senior Notes and the Subordinated Notes against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights (if any), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by this Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Consummation Date, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Secured Note Claims, Senior Note Claims and Subordinated Note Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

 .  DISCHARGE OF THE DEBTORS

      All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Consummation Date, the Debtors, and each of them, shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtor prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Consummation Date occurring.

 .  EMPLOYMENT AGREEMENTS

      On the Consummation Date, Reorganized CAI shall enter into Employment Agreements with the Key Employees listed on Exhibit G to this Plan.

 .  COMMITTEES

      Effective on the Consummation Date, the duties of the Creditors' Committee (if one has been appointed) shall terminate, except with respect to any appeal of an order in the Chapter 11 Case and applications for Professional Fees.

 .  EXCULPATION AND LIMITATION OF LIABILITY

      Neither the Reorganized Debtors, nor any statutory committee, MLGAF, or the Unofficial Noteholders' Committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Reorganized Debtor, or any statutory committee, MLGAF, or the Unofficial Noteholders' Committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

      The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Article IV.G hereof.

 .  BINDING EFFECT

      The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

 .  REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

      The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

 .  PLAN SUPPLEMENT

      Any and all exhibits, lists, or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with
Article XIV.L of the Plan.

 .  NOTICES

      Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

        CAI WIRELESS SYSTEMS, INC.
        18 Corporate Woods Boulevard
        Third Floor
        Albany, New York  12211
        Att'n: Wayne R. Barr, Jr., Esq.
        Telephone: (518) 462-2632
        Facsimile: (518) 462-3045

        with a copy to:

        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
        919 Third Avenue
        New York, New York 10022-3897
        Att'n: J. Gregory Milmoe, Esq.
        Telephone: (212) 735-3000
        Facsimile: (212) 735-2000

 .  INDEMNIFICATION OBLIGATIONS

Except as otherwise specifically limited in this Plan, any obligations or rights of any Debtor to indemnify its present and former directors, officers, or employees pursuant to such Debtors' certificate of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former director
 .  PREPAYMENT

Except as otherwise provided in this Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; PROVIDED, HOWEVER, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

 .  TERM OF INJUNCTIONS OR STAYS

d Claim at any time; PROVIDED, HOWEVER, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

 .  TERM OF INJUNCTIONS OR STAYS











        EXHIBIT B

        TO

        DISCLOSURE STATEMENT WITH RESPECT TO JOINT
        REORGANIZATION PLAN OF CAI WIRELESS SYSTEMS, INC.
        AND PHILADELPHIA CHOICE TELEVISION, INC.


        FORM 10-K FOR CAI FOR FISCAL YEAR ENDED MARCH 31, 1998









INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S ANNUAL
REPORT ON FORM 10-K FILED WITH THE COMMISSION ON 6-29-98.













        EXHIBIT C

        TO

        DISCLOSURE STATEMENT WITH RESPECT TO JOINT
        REORGANIZATION PLAN OF CAI WIRELESS SYSTEMS, INC.
        AND PHILADELPHIA CHOICE TELEVISION, INC.


        DESCRIPTION OF NEW SENIOR NOTES








        DESCRIPTION OF THE
        NEW SENIOR NOTES

The New Senior Notes will be issued under an indenture to be dated on or prior to the Consummation Date (the "New Indenture") between CAI and [_____________], as Trustee (the "Trustee"). The following summary of the material provisions of the New Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, and may be modified by, the provisions of the New Indenture, the form of which will be included in the Plan Supplement to be filed with the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." As used below in this "Description of the New Senior Notes" section, the "Company" means Reorganized CAI, but not any of its Subsidiaries, unless the context otherwise requires.

General

The New Senior Notes will be unsecured senior obligations of the Company. The New Senior Notes will rank pari passu with all unsecured Indebtedness of the Company which is not by its terms expressly subordinated to the New Senior Notes. The New Senior Notes are effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Subsidiaries of the Company, and will be effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. As of the Consummation Date, the Company is expected to have $[ ] million of indebtedness outstanding of
which  $[                    ]  million would be subordinated  to  the  New
Senior Notes.

The New Senior Notes will be issued only in registered form, without coupons, in principal denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the New Senior Notes will be payable, and the New Senior Notes will be transferable, at the office of the Company's agent in the City of New York located at the corporate trust office of the Trustee. In addition, interest may be paid at the option of the Company, by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of New Senior Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. Initially, the Trustee will act as paying agent and registrar for the New Senior Notes. The Company may change any paying agent and registrar without notice to the holders.

Maturity, Interest and Principal

The  New Senior Notes are limited  to  an  aggregate  principal  amount  at
maturity  of  $201,219,647 and will mature on [                    ], 2004.
The New Senior Notes will accrete in value from the Issue Date to [ ], 2004, at a rate of 12% per annum, compounded semi-annually. Cash interest on the New Senior Notes will neither accrue nor be payable prior to maturity. The Company will pay interest on overdue principal from time to time on demand at the rate of 14% per annum. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 14% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

The New Senior Notes are not entitled to the benefit of any mandatory sinking fund.

Optional Redemption

The New Senior Notes will be redeemable, at the option of the Company, in whole or in part, at any time on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the Accreted Value of the New Senior Notes.

Selection and Notice



The New Indenture is expected to provide that in the event that less than all of the New Senior Notes are to be redeemed at any time, selection of such New Senior Notes for redemption will be made by the Trustee pro rata, by lot or by such method as the Trustee shall deem fair and appropriate. In any proration, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of New Senior Notes so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any holder on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular New Senior Notes (if there are more than one) registered in the name of any holder which are to be redeemed, in whole or in part. No New Senior Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of New Senior Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, New Senior Notes or portions thereof called for redemption will cease to accrete in value, unless the Company defaults in the payment of the redemption price therefor.

Certain Covenants

The New Indenture is expected to contain, among others, the following covenants.

Limitation on Incurrence of Additional Indebtedness. The New Indenture is expected to provide that neither the Company nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume, guarantee, acquire or become liable, contingently or otherwise, for (collectively "incur") any Indebtedness other than Permitted Indebtedness or issue any Disqualified Capital Stock. Notwithstanding the foregoing limitations, the Company may incur additional Indebtedness (including, without limitation, any Acquired Indebtedness) or issue Disqualified Capital Stock from and after the date as of which the aggregate amount of cash raised by the Company in one or more Qualified Transactions is equal to or exceeds $40 million if after giving pro forma effect to the incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock the Additional Debt Ratio would not exceed 2.00 to 1; provided that in no event may the aggregate principal amount of such additional Indebtedness exceed $150,000,000.

The New Indenture is expected to provide that any Indebtedness of an entity existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary shall be deemed to be incurred as of the date such entity becomes a Restricted Subsidiary or the date of such merger.

The New Indenture is expected to provide that the Company will not, directly or indirectly, incur any Indebtedness that is subordinate to any other Indebtedness of the Company unless such Indebtedness is also expressly subordinated to the New Senior Notes; provided, however, that no Indebtedness of the Company shall be deemed to be subordinate to any other Indebtedness of the Company solely because such other Indebtedness is secured.

Limitation on Restricted  Payments.   The  New  Indenture  is  expected  to
provide that neither the Company nor any Restricted Subsidiary will, directly or indirectly:

(i)declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or payable by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary of the Company) on shares of the Capital Stock of the Company or any Restricted Subsidiary;

(ii)purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any Restricted Subsidiary or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than (x) the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (y) to the extent that such Capital Stock or warrants, rights or options are owned by the Company or any Wholly Owned Restricted Subsidiary of the Company.

(iii)make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate or junior in right of payment to the New Senior Notes (other than any such Indebtedness owing to the Company or any Wholly Owned Restricted Subsidiary of the Company); or

(iv)make any Investment (other than Permitted Investments)  after the Issue
Date.

(each of the foregoing prohibited actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (a) a Default or an Event of Default under the New Indenture shall have occurred and be continuing or would result therefrom, (b) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Additional Debt Ratio test described under the covenant "--Limitation on Incurrence of Additional Indebtedness" above, or (c) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds or would exceed the sum of:

(A) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding any net proceeds from any public offering of any Qualified Capital Stock and excluding (A) any Qualified Capital Stock of the Company paid as a dividend on any Capital Stock of the Company or of any Restricted Subsidiary and (B) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (x) borrowed from the Company or from any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid or
(y) contributed, extended, guaranteed or advanced by the Company or by any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)), plus

(B) without duplication of any amounts included in the immediately preceding subclause (B), 100% of the aggregate net proceeds (determined pursuant to the penultimate paragraph of this covenant) received by the Company from the issuance and sale (other than to any Restricted Subsidiary) of any Qualified Capital Stock of the Company upon the conversion of, or in exchange for, any Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness outstanding immediately after the Issue Date), plus

(C) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances in cash, or other transfers of cash, in each case to the Company or to any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in the covenant described under "--Limitation on Restricted and Unrestricted Subsidiaries" below), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under the New Indenture, plus

(D) without duplication of the immediately preceding subclause (C), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment.

Notwithstanding the foregoing, these provisions do not prohibit:

(1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; or

(2) the acquisition of Capital Stock of the Company or any Restricted Subsidiary or warrants, options or other rights to acquire such Capital Stock through the application of the net proceeds of any capital contribution (other than from a Restricted Subsidiary) or a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company; or

(3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the New Senior Notes, either (i) solely in exchange for shares of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company) or for Indebtedness of the Company which is subordinate or junior in right of payment to the New Senior Notes, at least to the extent that the Indebtedness being acquired is subordinated to the New Senior Notes, is not in an aggregate principal amount in excess of (or if such Indebtedness is issued with original issue discount, at an original issue price not in excess of) the aggregate principal amount of the Indebtedness being acquired (or if such acquired Indebtedness was issued with original issue discount, in excess of the accreted amount of such Indebtedness (as determined in accordance with GAAP)) and has a Weighted Average Life to Maturity and final maturity no less than that of the Indebtedness being exchanged or (ii) through the application of the net proceeds of any capital contribution or a substantially concurrent sale for cash (other than to or from a Restricted Subsidiary) of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company) or Indebtedness of the Company which is subordinate or junior in right of payment to the New Senior Notes, at least to the extent and in the manner that the Indebtedness being acquired is subordinated to the New Senior Notes, is not in an aggregate principal amount in excess of (or if such Indebtedness is issued with original issue discount, at an original issue price not in excess of) the aggregate principal amount of the Indebtedness being acquired (or if such acquired Indebtedness was issued with original issue discount, in excess of the accreted amount of such Indebtedness (as determined in accordance with GAAP)) and has a Weighted Average Life to Maturity and final maturity no less than that of the Indebtedness being refinanced; or

(4) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Restricted Subsidiary for consideration which, when added to all loans made pursuant to clause (5) below of this paragraph during the same fiscal year and then outstanding (determined as provided in clause (5) below) does not exceed $250,000 in the aggregate in any fiscal year; or

(5) the making of loans and advances to employees of the Company or any Restricted Subsidiary in an aggregate amount at any time outstanding (including as outstanding any such loan or advance written off or forgiven) which, when added to the aggregate consideration paid pursuant to clause
(4) of this paragraph during the same fiscal year, does not exceed $250,000 in any fiscal year;

(6) the making of any payment in the nature of a purchase price or other adjustment for which the Company is obligated pursuant to the terms of the Participation Agreement.

provided, however, that in the case  of  the  immediately preceding clauses
(2), (3), (4) and (5) and in the case of clause (vi) of the definition of "Permitted Investment," no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or Permitted Investment, as the case may be, or would occur as a result thereof.

The New Indenture is expected to provide that in determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2), (3) (but only to the extent that Indebtedness is acquired in exchange for, or with the net proceeds from, the issuance of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company), (4) and
(5) of the immediately preceding paragraph shall be included in such calculation.

The New Indenture is expected to provide that for purposes of calculating the net proceeds received by the Company from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary, such amount will be deemed to be an amount equal to the difference of (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Indebtedness on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of calculating the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company, such amount will be deemed to be an amount equal to the difference of (a) the additional cash consideration, if any, received by the Company upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

The New Indenture is expected to provide that not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculation may be based on the Company's latest financial statements.

Limitation on Asset Sales. The New Indenture is expected to provide that neither the Company nor any Restricted Subsidiary will, directly or indirectly, consummate any Asset Sale unless:

(i)the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

(ii)at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is cash or Cash Equivalents (other than in the case where the Company is exchanging all or substantially all the assets of one or more geographic service areas operated by the Company or any Restricted Subsidiary (including by way of the transfer of Capital Stock) for all or substantially all the assets (including by way of the transfer of Capital Stock) constituting one or more geographic service areas operated by another Person (each, a "Permitted Exchange"), in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply) and is received at the time of such disposition; and

(iii)upon the consummation of an Asset Sale (other than any Permitted Exchange), the Company applies, or causes such Restricted Subsidiary to apply, or enters into, or causes such Restricted Subsidiary to enter into, a binding commitment to apply, any Net Cash Proceeds within 180 days of receipt thereof (it being understood that any binding commitment to so apply must be consummated within 240 days of such receipt) either (A) to reinvest in Productive Assets, or (B) to repay or prepay permanently Indebtedness (other than non-recourse Indebtedness) of any Restricted Subsidiary (which repayment or prepayment shall be accompanied by a permanent reduction of the commitment to lend the amount so repaid or prepaid in the case of any revolving credit facility), or (C) to repay or prepay permanently any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to "--Limitation on Liens" below (which repayment or prepayment shall be accompanied by a permanent reduction of the commitment to lend the amount so repaid or prepaid in the case of any revolving credit facility), or (D) to the extent not applied pursuant to the immediately preceding clauses (A), (B) or (C), pro rata (based on the aggregate principal amount at maturity of the New Senior Notes and, if required by the terms thereof, such other Indebtedness then outstanding) to (I) the repayment or prepayment of any Indebtedness of the Company (other than the New Senior Notes, and any Indebtedness subordinated to the New Senior Notes) that is at the time redeemable or prepayable (and is so redeemed or prepaid) and (II) purchase New Senior Notes tendered to the Company for purchase at a price equal to 100% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid interest, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (an "Asset Sale Offer"); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this clause (iii); provided, further, however, that the Company may defer making an Asset Sale Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied equal or exceed $5,000,000; and provided, further, however that the Net Cash Proceeds received by the Company or a Restricted Subsidiary in connection with the sale of the Philadelphia MDU Operation shall not be required to be applied in accordance with this clause (iii).

The New Indenture is expected to provide that each notice of an Asset Sale Offer will be mailed, by first class mail, to holders of New Senior Notes as shown on the applicable register of holders of New Senior Notes. Such notice will specify, among other things, the purchase date (which will be not less than 30 days nor more than 45 days from the date such notice is mailed, except as otherwise required by law) and the amount of Net Cash Proceeds available to repurchase New Senior Notes and will otherwise comply with the procedures set forth in the New Indenture. Upon receiving notice of the Asset Sale Offer, holders of New Senior Notes may elect to tender their New Senior Notes in whole or in part in integral multiples of $1,000 in principal amount at maturity. To the extent holders properly tender New Senior Notes with an aggregate principal amount exceeding the Net Cash Proceeds available to repurchase New Senior Notes in the Asset Sale Offer, New Senior Notes of tendering holders will be repurchased on a pro rata basis (based upon the aggregate principal amount at maturity tendered). To the extent that the Accreted Value tendered pursuant to an Asset Sale Offer is less than the amount of Net Cash Proceeds available therefor, the Company may use any remaining portion of such available Net Cash Proceeds not required to fund the repurchase of tendered New Senior Notes for any purposes otherwise permitted by the New Indenture. Upon the consummation of any Asset Sale Offer, the amount of Net Cash Proceeds from the Asset Sale in question to be the subject of future Asset Sale Offers shall be deemed to be zero.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets" below, the successor Person shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.
The New Indenture is expected to provide that the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of New Senior Notes pursuant to an Asset Sale Offer.

Limitations on Transactions with Affiliates. The New Indenture is expected to provide that neither the Company nor any Restricted Subsidiary will, directly or indirectly, enter into, amend or permit or suffer to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with or for the benefit of any of its Affiliates (an "Affiliate Transaction"), other than any Affiliate Transaction or Affiliate Transactions that are on terms that are fair and reasonable to the Company and no less favorable to the Company than those that might reasonably have been obtained at such time in a comparable transaction by the Company on an arm's-length basis from a Person that is not an Affiliate; provided, however, that such determination will be made in good faith by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company if any; provided, further, however, that for a transaction or series of related transactions involving value of $5,000,000 or more, the Board of Directors of the Company shall have received, prior to the consummation thereof, an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary.

The foregoing provisions shall not prohibit or restrict (a) transactions between the Company and a Wholly Owned Restricted Subsidiary of the Company or among Wholly Owned Restricted Subsidiaries of the Company, (b) Restricted Payments and Permitted Investments made in accordance with the covenant described under "--Limitation on Restricted Payments" above, (c) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company and the payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities, to the extent permitted by law, (d) making loans or advances to officers, employees or consultants of the Company and the Restricted Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Restricted Subsidiary not in excess of $250,000 in the aggregate at any one time outstanding, (e) any employment or option agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business that is approved by the Compensation Committee of the Board of Directors of the Company, (f) Affiliate Transactions in existence, or for which rights or agreements are in existence, on the Issue Date, in each case as in effect on the Issue Date; provided, however, that no additional payments shall be made with respect thereto without the approval of a majority of the members of the Board of Directors of the Company and a majority of the disinterested members of the Board of Directors of the Company, (g) channel leases and options with Affiliates entered into after the Issue Date provided such leases are no less beneficial to the Company or the applicable Subsidiary than any such leases in effect on the Issue Date, and are approved by a majority of the Board of Directors of the Company, (h) amendments to, or renewals of, the agreements and leases referred to in clause (g) of this sentence; provided, however, that any such amendments or renewals are no less beneficial to the Company or applicable Restricted Subsidiary than the agreement or lease being amended or renewed and are approved by a majority of the Board of Directors of the Company and (i) the issuance of stock options (and shares of stock upon the exercise thereof) pursuant to any stock option plan approved by the Board of Directors and shareholders of the Company.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The New Indenture is expected to provide that neither the Company nor any Restricted Subsidiary will, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary; (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or (d) transfer any of its property or assets to the Company or any Restricted Subsidiary (each of the foregoing restrictions, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the New Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction was not incurred in connection with, as a result of, or in anticipation of the incurrence of such Indebtedness and is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) agreements existing on the Issue Date as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements which affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the Board of Directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification; (6) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement described in clause
(4) or (5) of this covenant; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are not less favorable to the Company in any material respect as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (4) or (5) of this covenant; (7) Liens permitted under the New Indenture to the extent that such Liens restrict the transfer of the asset or assets subject thereto; and (8) with respect to clause (d) above, purchase money obligations for property acquired in the ordinary course of business pursuant to ordinary business terms.

Limitation on Restricted and Unrestricted Subsidiaries. The New Indenture is expected to provide that the Board of Directors of the Company may (subject to the penultimate paragraph of this covenant), if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and the Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the covenant described under "--Limitation on Incurrence of Additional Indebtedness " above; and (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Additional Debt Ratio test contained in the covenant described under "--Limitation on Incurrence of Additional Indebtedness" above. The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under the covenant described under "--Limitation on Restricted
Payments" above and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Additional Debt Ratio test contained in the covenant described under "--Limitation on Incurrence of Additional Indebtedness" above. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's Board of Directors giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

The New Indenture is expected to provide that for purposes of the covenant described under "--Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to (A) the amount of Investments in any Unrestricted Subsidiary that becomes a Wholly Owned Restricted Subsidiary after the date of such Investment or (B) the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary that were treated as Restricted Payments under the New Indenture (in each case (i) and (ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The New Indenture is expected to provide that notwithstanding the foregoing, the Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

The New Indenture is expected to provide that Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this covenant, all Subsidiaries of a Restricted Subsidiary will be Restricted Subsidiaries and all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries. The Board of Directors of the Company may not change the designation of a Subsidiary of the Company more than twice in any period of five years.
Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The New Indenture is expected to provide that the Company
(a) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (b) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); provided, however, that this covenant will not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of the Indenture, (ii) the sale or other disposition of a portion of the issued and outstanding Capital Stock of an existing Wholly Owned Restricted Subsidiary if at the time of such sale or disposition, the Company could make an Investment in the remaining Capital Stock held by it or one of its Restricted Subsidiaries in an amount equal to the amount of its remaining Investment in such existing Restricted Subsidiary pursuant to the covenant entitled "Restricted Payments," or (iii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

The Company will not permit any Restricted Subsidiary to issue any Preferred Stock.

Limitation on Liens. The New Indenture is expected to provide that neither the Company nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume or suffer to exist any Liens upon any of their respective property or assets or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon, whether owned on the date of the New Indenture or thereafter acquired, unless (x) in the case of Liens securing Indebtedness subordinate to the New Senior Notes, the New Senior Notes are secured by a valid, perfected Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the New Senior Notes are equally and ratably secured; provided, however, that the foregoing shall not prohibit or restrict, and the Company need not equally and ratably secure the New Senior Notes as a result of, Permitted Liens.

Limitation on Sale and Leaseback Transactions. The New Indenture is expected to provide that neither the Company nor any Restricted Subsidiary will, directly or indirectly, enter into any Sale and Leaseback Transaction, except that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if (i) immediately prior thereto, and after giving effect to such Sale and Leaseback Transaction (the Indebtedness thereunder being equivalent to the Attributable Value thereof) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Additional Debt Ratio test contained in the covenant described under "--Limitation on Incurrence of Additional Indebtedness" above and (ii) the Sale and Leaseback Transaction constitutes an Asset Sale effected in accordance with the requirements of the covenant described under "--Limitation on Asset Sales" above.

Limitation on Line of Business. The New Indenture is expected to provide that for so long as any New Senior Notes are outstanding, the Company and the Restricted Subsidiaries will engage solely in the business of (i) transmitting and receiving video, voice or data primarily through wireless broadband transmission facilities, (ii) utilizing wireless channels for any commercial purpose permitted by the FCC, and (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above (including pursuant to acquisitions of entities or divisions or lines of business of entities in the foregoing business).

Merger, Consolidation and Sale of Assets. The New Indenture is expected to provide that the Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and the Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation involving the Company, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (including, with respect to the Restricted Subsidiaries, by merger or consolidation) (any such surviving Person or Persons of such merger or consolidation or to whom such sale, assignment, conveyance, lease or other disposition has been made being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental New Indenture executed and delivered to the
Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the New Senior Notes and the New Indenture and in each case, the New Indenture shall remain in full force and effect;
(b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Additional Debt Leverage Ratio in the covenant described under "--Limitation on Incurrence of Additional Indebtedness" above; and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; provided, however, that any Restricted Subsidiary may merge or consolidate with the Company if (i) the Company is the surviving Person of such merger or consolidation and (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing.

The New Indenture is expected to provide that for purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The New Indenture is expected to provide that in connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental New Indenture in respect thereof complies with the requirements under the New Indenture.

The New Indenture is expected to provide that upon any consolidation or merger or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the New Indenture with the same effect as if such successor corporation had been named as the Company therein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the New Indenture and the New Senior Notes.

The New Indenture is expected to provide that for all purposes of the New Indenture and the New Senior Notes (including the provisions of this covenant and the covenants described under "--Limitation on Incurrence of Additional Indebtedness," "--Limitation on Restricted and Unrestricted Subsidiaries" and "--Limitation on Liens"), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant described under "--Limitation on Restricted and Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

CS Wireless Interest. The New Indenture is expected to provide that notwithstanding anything to the contrary contained in the New Indenture, for all purposes of the New Indenture, CS Wireless, to the extent that it is a Subsidiary, shall be deemed to be an Unrestricted Subsidiary.

Events of Default

The New Indenture is expected to provide that the following events will be defined in the New Indenture as "Events of Default":

(i)the failure to pay the principal or Accreted Value of any Note when such principal or Accreted Value becomes due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise;

(ii)a default in the observance or performance of any other covenant or agreement contained in the New Senior Notes or the New Indenture which default continues for a period of 60 days after the Company receives written notice thereof from the Trustee specifying the default and stating that such notice is a "Notice of Default" under the New Indenture or the Company and the Trustee receive such notice from holders of at least 25% in aggregate principal amount of the outstanding New Senior Notes;

(iii)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay when due principal on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

(iv)one or more judgments in an aggregate amount in excess of $5,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) being rendered against the Company or any of its Material Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(v)certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Subsidiaries; or

(vi)any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary shall foreclose upon assets of the Company or any Restricted Subsidiary having an aggregate fair market value, individually or in the aggregate, of at least $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

The New Indenture is expected to provide that upon the happening of any Event of Default specified in the New Indenture, the Trustee may, or the holders of at least 25% in principal amount of outstanding New Senior Notes may, declare the Accreted Value of all the New Senior Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and upon such declaration the same shall become immediately due and payable, notwithstanding anything contained in the New Senior Notes or the New Indenture to the contrary. If an Event of Default with respect to bankruptcy proceedings relating to the Company occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the New Senior Notes. Holders of the New Senior Notes may not enforce the New Indenture or the New Senior Notes except as provided in the New Indenture. Subject to certain limitation, holders of not less than a majority in aggregate principal amount of the then outstanding New Senior Notes may direct the Trustee in its exercise of any trust or power. If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the New Senior Notes notice of the Default or Event of Default within 10 days after obtaining knowledge thereof. The Trustee may withhold from holders of the New Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or a failure to comply with the covenants and provisions described under "--Certain Covenants--Limitation on Asset Sales"; and "--Merger, Consolidation and Sale of Assets" above) if it determines that withholding notice is in their interest.

The New Indenture  is  expected  to  provide  that,  at  any  time  after a declaration of acceleration with respect to the New Senior Notes as described in the preceding paragraph but before a judgment or decree of money due in respect of the New Senior Notes has been obtained, the holders of not less than a majority in principal amount of the New Senior Notes then outstanding by written notice to the Company and the Trustee may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the New Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all New Senior Notes,
(iii) the principal of and premium, if any, on any New Senior Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the New Senior Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate provided for in the New Senior Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the New Senior Notes that have become due solely by such declaration of acceleration, have been cured or waived. Prior to the declaration of acceleration of the New Senior Notes, the holders of not less than a majority in principal amount of the New Senior Notes may waive any existing Default or Event of Default under the New Indenture, and its consequences, except a default in the payment of the principal of or interest on any New Senior Notes or any default in respect of any covenant which cannot be amended without the consent of each holder affected.

The New Indenture is expected to provide that no holder of any of the New Senior Notes has any right to institute any proceeding with respect to the New Indenture or the New Senior Notes or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding New Senior Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the New Senior Notes and the New Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of not less than a majority in aggregate principal amount of the outstanding New Senior Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed or provided for in such Note.

During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the New Indenture and use the same degree of care and skill in its exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to the provisions of the New Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the New Indenture is not under any obligation to exercise any of its rights or powers under the New Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding New Senior Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the New Indenture.

The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the New Indenture and as to any default in such performance. The Company is also required to notify the Trustee within ten days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

Defeasance or Covenant Defeasance of New Indenture

The New Indenture is expected to provide that the Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding New Senior Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding New Senior Notes, except for (i) the rights of holders of outstanding New Senior Notes to receive payment in respect of the principal of, premium, if any, and interest on such New Senior Notes when such payments are due, (ii) the Company's obligations to issue temporary New Senior Notes, register the transfer or exchange of any New Senior Notes, replace mutilated, destroyed, lost or stolen New Senior Notes and maintain an office or agency for payments in respect of the New Senior Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the New Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the New Indenture, some of which are described under "--Certain Covenants" above and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Senior Notes ("covenant defeasance").

The New Indenture is expected to provide that in order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the New Senior Notes, cash in United States dollars, U.S. Government Obligations (as defined in the New Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding New Senior Notes to redemption or maturity (except lost, stolen or destroyed New Senior Notes which have been replaced or paid); (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding New Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the New Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The New Indenture is expected to provide that the New Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the New Senior Notes, as expressly provided for in the New Indenture) as to all outstanding New Senior Notes when (i) either (a) all the New Senior Notes theretofore authenticated and delivered (except lost, stolen or destroyed New Senior Notes which have been replaced or repaid, and New Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all New Senior Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed New Senior Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the New Senior Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the New Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the New Senior Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the New Indenture by the Company; (iii) there exists no Default or Event of Default under the New Indenture; and (iv) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the New Indenture relating to the satisfaction and discharge of the New Indenture have been complied with.

Reports to Holders

The New Indenture is expected to provide that the Company shall deliver to the Trustee, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the New Indenture shall require the Company to continue to file with the Commission and provide to the Trustee such annual and interim reports on Forms 10-K and 10-Q, respectively, as the Company would be required to file were it subject to such reporting requirements within the time periods prescribed under such rules and regulations. Upon qualification of the New Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a). The Company shall not be obligated to file any such reports with the Commission if the Commission does not permit such filings but shall remain obligated to provide such reports to the Trustee and the holders within the periods of time referred to in the preceding sentence. The Company shall provide to any holder of New Senior Notes any information reasonably requested by such holder concerning the Company (including financial statements) necessary in order to permit such holder to sell or transfer New Senior Notes in accordance with Rule 144A promulgated under the Securities Act.

Modification of the New Indenture

The New Indenture is expected to provide that the Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement the New Indenture or the New Senior Notes without notice to or consent of any
Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with "--Certain Covenants--Merger, Consolidation, and Sale of Assets" above; (c) to provide for uncertificated New Senior Notes in addition to certificated New Senior Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of the New Indenture under the TIA; or (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, the Trustee and the Company may not make any change that adversely affects the rights of any Holder under the New Indenture. Other modifications and amendments of the New Indenture or the New Senior Notes may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding New Senior Notes, except that, without the consent of each holder of the New Senior Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of New Senior Notes whose holders must consent to any amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest or additional interest, on any New Senior Notes; (iii) reduce the principal amount or Accreted Value (or rate of accretion) of or change the fixed maturity of any New Senior Notes, or change the date on which any New Senior Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any New Senior Notes payable in money other than that stated in the New Senior Notes; (v) make any change in provisions of the New Indenture protecting the right of each holder of a Note to receive payment of principal of and interest on such Note on or after the date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the New Senior Notes to waive Defaults or Events of Default; (vi) subordinate in right of payment, or otherwise subordinate, the New Senior Notes to any other Indebtedness or obligation of the Company; or (vii) amend, alter, change or modify the obligation of the Company to make and consummate an Asset Sale Offer or waive any Default in the performance of any such offer or modify any of the provisions or definitions with respect to any such offers.

Transfer and Exchange

A holder may transfer or exchange New Senior Notes in accordance with the New Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the New Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of New Senior Notes to be redeemed.

The Trustee

The New Indenture is expected to provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the New Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the New Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

The New Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

Governing Law

The New Indenture is expected to provide that the New Indenture and the New Senior Notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the New Indenture. Reference is made to the New Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

"Accreted Value" means with respect to any Note, as of any date of the determination prior to the sum of (a) $496.97 per $1,000 principal amount and (b) the portion of the excess of the principal amount of such Note over the amount which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 12% per annum, compounded semi-annually on each [March 1] and [September 1] from the Issue Date through the date of determination.

"Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person, including any such Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person's becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

"Additional Debt Ratio" means, at any date of determination,  the  ratio of
(i) the aggregate principal amount Indebtedness that shall have been incurred by the Company pursuant to the covenant "uLimitation on Incurrence of Additional Indebtedness" above and is outstanding on such date, to (ii) the aggregate amount of cash that shall have been raised by the Company as of such date in one or more Qualified Transactions.

"Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Restricted Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not, with respect to the Company, include any Wholly Owned Restricted Subsidiary of the Company.

"Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary, (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Restricted Subsidiary of any division or line of business of any Person.

"Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business pursuant to ordinary business terms), assignment or other transfer or disposition for value (for purposes of this definition, each, a "disposition") by the Company or any Restricted Subsidiary (including, without limitation, pursuant to any Sale and Leaseback Transaction or any merger or consolidation of any Subsidiary of the Company with or into another Person (other than the Company or any Wholly Owned Restricted Subsidiary of the Company) whereby such Subsidiary shall cease to be a Restricted Subsidiary) to any Person of (i) any Capital Stock of any Restricted Subsidiary (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law);
(ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business pursuant to ordinary business terms; provided, however, that for purposes of the covenant described under "--Certain Covenants--Limitation on Asset Sales" above, Asset Sales shall not include: (a) a transaction or series of related transactions for which the Company or the applicable Restricted Subsidiary receives aggregate consideration of less than $500,000 in any fiscal year; (b) transactions complying with the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets" above; (c) any disposition to the Company; (d) any disposition to a Wholly Owned Restricted Subsidiary of the Company that is not subject to any Payment Restriction; (e) any Lien securing Indebtedness to the extent that such Lien is granted in compliance with the covenant described under "--Certain Covenants--Limitation on Liens" above; (f) any Restricted Payment (or Permitted Investment) permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" above; (g) any disposition of assets or property in the ordinary course of business and on ordinary business terms to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiary's business, and (h) the disposition or other transfer of shares of common stock of CS Wireless held by the Company the nature of a purchase price or other adjustment for which the Company is obligated pursuant to the terms of the Participation Agreement.

"Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

"Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for purposes of the New Indenture, the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

"Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;
(iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (iv) repurchase agreements and reverse repurchase agreements with a term of not more than 7 days relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

"Closing Price" means on any Trading Day with respect to the per share price of any shares of Capital Stock the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on Nasdaq or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities
Act), the average of the reported closing bid and asked prices regular way on such principal exchange or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

"Consolidated Net Worth" means, with respect to any Person, at any date, the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less any amounts attributable to Disqualified Capital Stock of such Person and any Preferred Stock of any of its Restricted Subsidiaries (other than to the extent held by such Person or any of its Wholly Owned Restricted Subsidiaries).

"CS Wireless Investment" means that certain Investment of the Company in CS
Wireless consisting of,  collectively,   all  of  the equity interest in CS
Wireless received by the Company as of the Issue Date.

"Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

"Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the New Senior Notes.

"Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

"fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as provided in the Trust Indenture Act of 1939, as amended, fair market value shall be determined (I) with respect to any Asset Sale involving consideration of less than $5,000,000, by management of the Company and (II) in all other cases (whether or not involving an Asset Sale), by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution (certified by the Secretary or Assistant Secretary of the Company) delivered to the
Trustee; provided, however, that if (A) the aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably be expected to exceed $5,000,000 or
(B) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $10,000,000, then fair market value shall be determined by a nationally recognized investment banking firm.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

"guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

"incur" shall have the meaning set forth in "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" above; and "incurrence" and "incurred" shall have meanings correlative to the foregoing.

"Indebtedness" means with respect to any Person, without duplication, any liability of such Person or such Person's Restricted Subsidiaries (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property (including, without limitation, obligations which constitute wireless channel rights obligations as they have been calculated in the financial statements included in this Prospectus), or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person,
(vii) for Interest Swap Obligations, (viii) for the higher of the voluntary liquidation preference, involuntary liquidation preference, fixed redemption price or repurchase price of all Disqualified Capital Stock (ix) the Attributable Value of any lease permitted by the covenant described under "-- Limitation on Sale and Leaseback Transactions" above, and (x) for Indebtedness of any other Person of the type referred to in clauses (i) through (ix) which is secured by any Lien on any property or asset of such first referred to Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, however, that if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

"Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

"Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise), (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness) and (iii) guarantee or assumption of the Indebtedness of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration with a fair market value at least equal to the principal amount of the Indebtedness assumed). Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $10,000,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors of the Company at the time such Investment is made. Notwithstanding the foregoing, the purchase or acquisition of any securities of any other Person to the extent effected with Qualified Capital Stock of the Company shall not be deemed to be an Investment. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

"Issue Date" means the actual date of original issuance  of  the New Senior
Notes.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell, and any filing of or any agreement to give, any security interest).

"Material Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries and each Defaulting Subsidiary (as defined below), (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company (exclusive of all Unrestricted Subsidiaries) or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company (exclusive of all Unrestricted Subsidiaries), all as set forth on the most recently available consolidated financial statements of the Company and its consolidated Restricted Subsidiaries for such fiscal year prepared in conformity with GAAP. "Defaulting Subsidiary" means any Restricted Subsidiary with respect to which an event described under clause
(iv) of the first paragraph of "--Events of Default" above has occurred and is continuing, determined as if the words "Material Subsidiary" in such clause were the words "Restricted Subsidiary" therein.

"Moody's" means Moody's Investors Service, Inc. and its successors.

"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any Restricted Subsidiary from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, title insurance premiums, appraisers' fees and costs reasonably incurred in preparation of any asset or property for sale), (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Restricted Subsidiary consummating such Asset Sale) and (iii) repayment of Indebtedness secured by assets subject to such Asset Sale, (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve, in accordance with GAAP against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any Restricted Subsidiary in connection with any such Asset Sale (but excluding any payments which, by the terms of the indemnities will not, under any circumstances, be made during the term of the New Senior Notes) and (v) all distributions and other payments required to be made to minority interests holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale; provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to provide for indemnification of the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligations shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

"Participation Agreement" means that certain agreement dated as of December 15, 1995 by and among the Company, CS Wireless Systems, Inc. and Heartland Wireless Communications, Inc., as amended by Amendment No. 1 to Participation Agreement dated as of February 22, 1996.

"Payment Restriction" shall have the meaning set forth in "--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" above.

"Permitted Exchange" shall have the meaning set forth in "--Certain Covenants--Limitation on Asset Sales" above.

"Permitted Indebtedness" means, without duplication, each of the following:

(a)     the New Senior Notes;

(b) the Indebtedness of the Company under the Senior Secured Facility (and the incurrence by any Restricted Subsidiary of guarantees thereof) in an aggregate principal amount at any one time outstanding not to exceed $[80] million, less any amounts applied to the permanent reduction of such credit facility pursuant to the provisions of the covenant described under the caption "Limitation on Asset Sales";

(c) Indebtedness outstanding on the Issue Date less any prepayments or repayments in respect thereof, together with Indebtedness incurred by the Company in satisfaction of any purchase price or other adjustments arising out of the transactions contemplated by the Participation Agreement;

(d) Interest Swap Obligations: provided, however, that such Interest Swap Obligations are entered into to protect the Company from fluctuations in interest rates of its Indebtedness, to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(e)     Refinancing Indebtedness;

(f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(g) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company owed to and held by the Company or another Wholly Owned Restricted Subsidiary of the Company, in each case which is not subordinated in right of payment to any Indebtedness of such Restricted Subsidiary, except that
(i) any transfer of such Indebtedness by the Company or a Wholly Owned Restricted Subsidiary of the Company (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Wholly Owned Restricted Subsidiary of the Company which is owed Indebtedness of another Wholly Owned Restricted Subsidiary of the Company such that it ceases to be a Wholly Owned Restricted Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of the covenant described under "uCertain Covenants--Limitation on Incurrence of Additional Indebtedness" above;

(h) Indebtedness of the Company owed to and held by a Wholly Owned Restricted Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the New Indenture and the New Senior Notes, except that
(i) any transfer of such Indebtedness by a Wholly Owned Restricted Subsidiary of the Company (other than to another Wholly Owned Restricted Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Wholly Owned Restricted Subsidiary of the Company which holds Indebtedness of the Company such that it ceases to be a Wholly Owned Restricted Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of the covenant described under "uCertain Covenants--Limitation on Incurrence of Additional Indebtedness" above;

(i) Indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business pursuant to ordinary business terms;

(j) Indebtedness incurred by the Company the proceeds of which are to be used to fund the operation of the Wireless Broadband Business of the Company and its Restricted Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness incurred and outstanding pursuant to this clause (j) shall not exceed $5 million in the aggregate at any time outstanding.

"Permitted Investment" means, without duplication, each of the following:

(i)Investments by the Company or any wholly-owned Restricted Subsidiary to acquire the stock of or assets of a Person (or Indebtedness of such Person acquired in connection with a transaction in which such person becomes a Restricted Subsidiary) engaged in the wireless cable transmission business, including related activities and services, provided, however, that the aggregate amount of Investments made and outstanding pursuant to this clause (i) which at the time of determination has been made in an entity which is not a Wholly Owned Restricted Subsidiary of the Company shall not at any time exceed $15,000,000;

(ii)Investments arising as a result of the receipt by the Company or any Restricted Subsidiary of non-cash consideration for an Asset Sale effected in compliance with "--Certain Covenants-- Limitation on Asset Sales" above (other than pursuant to a Permitted Exchange);

(iii)Investments by the Company or any Wholly Owned Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investment and, as a result thereof, becomes a Wholly Owned Restricted Subsidiary of the Company and Investments in the Company by any Subsidiary of the Company;

(iv)Cash and Cash Equivalents;

(v)Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement; and

(vi)Investments, including the CS Wireless Investment, existing on the Issue Date to the extent and in the manner so existing on the Issue Date;

"Permitted Liens" means, without duplication, each of the following:

(i)Liens in favor of the Trustee in its capacity as trustee for the Holders;

(ii)Liens existing on the Issue Date as in effect on such date;

(iii)Liens on property of the Company securing up to $25,000,000 aggregate principal amount of Additional Indebtedness incurred pursuant to "--Certain Covenants -- Limitation on Incurrence of Indebtedness" other than Permitted Indebtedness;

(iv)Liens on property existing on the date of acquisition thereof; provided, however, that such Liens are not incurred as a result of, or in connection with or in anticipation of, such transaction and such Liens relate solely to the property so acquired;

(v)Liens to secure the payment of all or a part of the Purchase price for Productive Asset or construction costs of acquired or constructed property which is to be used by the Company exclusively in the Wireless Broadband Business, including related activities and services, after the Issue Date; provided, however, that the Indebtedness secured by such Liens shall not exceed $75,000,000 less the Indebtedness secured by Liens contemplated by clause (iii) above and such Liens shall not extend to any other property or assets of the Company other than the property or assets so acquired;

(vi)Liens for taxes, assessments and governmental charges to the extent not required to be paid under the New Indenture;

(vii)statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens to the extent not required to be paid under the New Indenture;

(viii)pledges or deposits to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation (other than the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"));
(ix)Liens to secure the performance of public statutory obligations that are not delinquent, performance bonds or other obligations of a like nature (other than for borrowed money), in each case incurred in the ordinary course of business pursuant to ordinary business terms;

(x)easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances incurred in the ordinary course of business pursuant to ordinary business terms not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(xi)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of letters of credit or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business pursuant to ordinary business terms;

(xii)judgment and attachment Liens not giving rise to an Event of Default;

(xiii)leases or subleases granted to others in the ordinary course of business pursuant to ordinary business terms and consistent with past practice not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(xiv)any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Restricted Subsidiary of its obligations under such lease;

(xv)Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the New Indenture and under which the Company or any Restricted Subsidiary is a lessee;

(xvi)Liens with respect to Acquired Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--Limitation of Incurrence of Additional Indebtedness" above; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company and were not granted as a result of, in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company;

(xvii)Liens to secure Capitalized Lease Obligations to the extent arising from transactions consummated in compliance with "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" and "--Limitation on Sale and Leaseback Transactions" above; provided, however, that such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary, other than the property or assets subject to such Capitalized Lease Obligation; and

(xviii)any Lien to secure the refinancing of any Indebtedness described in the foregoing clauses; provided, however, that to the extent any such clause limits the amount secured or the asset subject to such Liens, no refinancing shall increase the assets subject to such Liens or the amount secured thereby beyond the assets or amounts set forth in such clauses.

"Person"  means an individual, partnership, corporation, limited  liability
company,  unincorporated   organization,  trust  or  joint  venture,  or  a
governmental agency or political subdivision thereof.

"Philadelphia MDU Operation" means the assets relating to the provision of video programming to certain multi-dwelling units located in and around the Philadelphia, PA market.

"Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

"Productive Assets" means assets of a kind used or usable by the Company and the Restricted Subsidiaries in wireless broadband businesses or businesses reasonably related thereto.

"Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

"Qualified Transaction" means the sale of Qualified Capital Stock of the Company by the Company to any Person for cash.

"refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part; "refinanced" and "refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means any refinancing by the Company of Indebtedness of the Company or of any Restricted Subsidiaries incurred in accordance with "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" above (other than pursuant to clauses (e), (f),
(g), (h) and (i) of the definition of Permitted Indebtedness); provided, however, that such Indebtedness so incurred to refinance such other Indebtedness (the "Existing Indebtedness") (1) is not in an aggregate principal amount as of the date of the consummation of such proposed refinancing in excess of (or if such Indebtedness being incurred to refinance the Existing Indebtedness is issued with original issue discount, at an original issue price not in excess of) the sum of (i) the aggregate principal amount outstanding of the Existing Indebtedness (provided that
(a) if such Existing Indebtedness was issued with original issue discount, in excess of the accreted amount of such Existing Indebtedness (as determined in accordance with GAAP) as of the date of such proposed refinancing, (b) if such Existing Indebtedness was incurred pursuant to a revolving credit facility or any other agreement providing a commitment for subsequent borrowings, with a maximum commitment under the agreement governing the Indebtedness proposed to be incurred not in excess of the maximum commitment amount under such Existing Indebtedness and (c) any amount of such Existing Indebtedness owned or held by the Company or any of its Subsidiaries shall not be deemed to be outstanding for the purposes hereof) as of the date of such proposed refinancing, plus (ii) the amount of any premium required to be paid under the terms of the instrument governing such Existing Indebtedness and plus (iii) the amount of reasonable expenses incurred by the Company in connection with such refinancing and (2) does not have (I) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Existing Indebtedness or (II) a final maturity earlier than the final maturity of the Existing Indebtedness; provided, further, however, that (x) if such Existing Indebtedness is subordinate or junior to the New Senior Notes, then such Indebtedness proposed to be incurred to refinance the Existing Indebtedness shall be subordinate to the New Senior Notes at least to the same extent and in the same manner as the Existing Indebtedness and (y) such Indebtedness proposed to be incurred to refinance the Existing Indebtedness is not incurred more than three months prior to the complete retirement or defeasance of the Existing Indebtedness with the proceeds thereof.

"Restricted Payment" shall have the meaning set forth in the covenant described under "--Certain Covenants--Limitation on Restricted Payments" above.

"Restricted Subsidiary" means any Subsidiary of the Company which, as of the determination date, is not an Unrestricted Subsidiary.

"Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

"Senior Secured Facility" means the financing agreement to be entered into on or prior to the Confirmation Date by the Company, the lenders named therein, and the agent named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such facility may be amended, restated, supplemented, refinanced, extended or otherwise modified from time to time.

"Stated Maturity," when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

"Subsidiary," with respect to any Person, means (i) any corporation of which at least a majority of the outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the outstanding Voting Stock is at the time, directly or indirectly, owned by such Person.

"Surviving Entity" shall have the meaning set forth in the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets" above.

"Total Market Capitalization" of any Person means, as of any day of determination, the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of such Board of Directors delivered to the Trustee.

"Trading Day" means with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

"Unrestricted Subsidiary" means a Subsidiary of the Company created after the Issue Date and so designated by a resolution adopted by the Board of Directors of the Company in accordance with the covenant described under "--Certain Covenants--Limitation on Restricted and Unrestricted Subsidiaries" above.

"Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing
(a) the then outstanding aggregate principal amount or liquidation preference of such Indebtedness or Preferred Stock into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

"Wholly Owned Restricted Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding Capital Stock (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

"Wireless Broadband Business" means transmitting and receiving video, voice or data primarily through wireless broadband transmission facilities, alone or in conjunction with satellite transmission services, utilizing wireless channels for any commercial purpose permitted by the FCC and other activities directly


























        EXHIBIT D

        TO

        DISCLOSURE STATEMENT WITH RESPECT TO JOINT
        REORGANIZATION PLAN OF CAI WIRELESS SYSTEMS, INC.
        AND PHILADELPHIA CHOICE TELEVISION, INC.


        LIQUIDATION ANALYSIS






CAI Wireless Systems, Inc.
Chapter 7 Liquidation Analysis
As of March 31, 1998

Introduction

The Company believes that the value of the property to be received under the Plan by each holder of an Impaired Claim is more than the value such holder would receive in a liquidation of the Company under Chapter 7 of the Bankruptcy Code. To arrive at that conclusion, the Company estimated and compared the likely returns to each holder of an Impaired Claim in a liquidation under Chapter 7 of the Bankruptcy Code and the Plan. The results of such analyses are set forth below.

The Liquidation Analysis was prepared using CAI's assets as of March 31, 1998, and is based on a number of estimates and assumptions which are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of CAI and/or any Chapter 7 trustee. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF CAI WERE, IN FACT, TO UNDERGO SUCH A CHAPTER 7 LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

Major Assumptions

        CAI' operating systems are assumed to be sold in whole or in part (potentially market by market) to maximize value in the liquidation process. CAI is required to make certain payments, including payments to maintain certain lease obligations for equipment and spectrum, until each system is sold. The net cash expense required for the continuation of operations is assumed to total $9.2 million. Operations during the liquidation period would not generate sufficient cash to support such operations. Funding is assumed to come from a combination of restricted cash on hand (from funds advanced to CAI by its senior secured lender) and the extension of additional credit by CAI's current lender. If such credit was not available, however, CAI would be unable to continue operations, and the estimated liquidation value of CAI's wireless channel rights would be approximately $25 million, rather than $91 million (as set forth below).

        All assets are assumed to be sold within an average of six months. All liquidation proceeds are stated in actual dollar terms and have not been discounted to present values.

        Significant reductions in personnel occur at the outset of the Chapter 7 liquidation. Operating expenses continue to be incurred through the liquidation period, however, primarily as a result of the continued employment of individuals necessary to maintain the operating systems and perform administrative functions required by the Chapter 7 trustee.

        During the Chapter 7 liquidation, CAI, through the Subsidiaries, continues to operate its business and, accordingly, events may occur that could impact recovery proceeds and Claims to be satisfied. Such events could include changes in legislation related to the liquidation process and changes in the market.

        If the implementation of the liquidation process is delayed, significant operating losses and/or changes in assets and liabilities may be incurred during the interim period until the liquidation is completed, and the net liquidation value could be significantly below that estimated herein.

        Upon liquidation, actual liabilities may vary significantly from those reflected on the Company's March 31, 1998 consolidated balance sheet and in this Liquidation Analysis, because Claims presently unknown to the Company may be asserted. It is not possible to predict with any certainty the inevitable increase in liabilities resulting from contingent and/or unliquidated Claims. Actual amounts may vary materially from these estimates.

        Liquidation values are predicated upon the March 31, 1998 consolidated financial statements provided by the Company. The analysis does not take into account the effect of operating results or adjustments to the unaudited financial statements subsequent to March 31, 1998, or changes in assets and liabilities after that date, except for specific adjustments described in the assumptions or notes to the Liquidation Analysis.

        This analysis assumes no new litigation and only assumes amounts already accrued on the consolidated balance sheet to cover known litigation exposures.


Note A - Actual Book Values as of March 31, 1998

The book values used in this Liquidation Analysis are the book values as of March 31, 1998 (unless otherwise noted).

Note B - Cash and Cash Equivalents

The Liquidation Analysis assumes that operations prior to and during the liquidation period will leave the Company with no cash or cash equivalents. The costs of operating the Company through the six month liquidation period are projected to be approximately $9.2 million. $2.0 million -of these costs is expected to be funded from restricted cash proceeds previously received by the Company under the Note Purchase Agreement.

Note C B Subscriber and Other Receivables

Subscriber and other receivables are due from CAI's analog video customers. Accounts receivable are assumed to be 47.0%, collectible.

Note D - Prepaid Expenses

Prepaid  expenses  and  other   current  assets  are  composed  of  prepaid
programming, insurance, postage and  service  contracts.   Prepaid expenses
and other current assets are estimated to have no liquidation value.

Note E - Property, Plant & Equipment

The estimated liquidation values of equipment, real estate and other components of property, plant and equipment are based on discussions between management, in-house engineers, outside contractors, and vendors. Equipment includes transmission equipment, subscriber equipment, office furniture and equipment, leasehold improvements, vehicles, and projects in progress. Projects in progress is primarily comprised of equipment purchased for the roll-out of service in Hampton Roads. Based on a line-by-line analysis, the fixed assets and projects in progress were estimated to generate $19.8 million in a liquidation, or 39.7% of book value.

Note F B Wireless Channel Rights, Net

The value of the wireless channel rights was determined based on the results of the FCC's LMDS auction which occurred in March of 1998. LMDS spectrum can be used for telephony, high speed data and subscription television services, and consists of two blocks, a 1,100 MHz block at a 28 GHz frequency and another 150 MHz block. While CAI only has a portion of 198 MHz of bandwidth at the 2.5 GHz frequency, this bandwidth is much more efficient than bandwidth at the 28 GHz frequency. This enhanced efficiency should allow MMDS companies to offer the same capacity of services as entities utilizing LMDS spectrum. Furthermore, the LMDS auction may provide a proxy for a liquidation value because any liquidation of the Company would result in an auction of its spectrum on a market-by-market basis.

 An analysis of the net price paid "per POP" (an industry term for "per person") for the top 20 markets determined that the average price per POP was $3.17. This figure was multiplied by CAI's 44.8 million POPS (in major markets) and then discounted by the weighted average percent of channels that CAI does not control in each market. In CAI's top twelve markets, the Company controls a weighted average (using the population of each market as the weighting factor ) of 29.6 of the total 33 channels (6 MHz) within the MMDS spectrum. The resulting value was further reduced by the present value of ten years of estimated future lease payments on leased channels.

Note G B Investment in CS Wireless

In a liquidation scenario, the value of the CS Wireless equity stake was assumed to be nominal.

Note H B Investment in TelQuest

CAI's investment in TelQuest is assumed to be sold for $1.4 million.

Note I B Senior Note Escrow

The holders of the Senior Notes have a first priority security interest in the Senior Note Escrow. The remaining cash balance of the Senior Note Escrow therefore will be distributed to the holders of the Senior Notes in any liquidation scenario.

Note J - Goodwill and Loan Acquisition Costs, Net

If CAI ceases to exist on a going concern basis, the value of these assets will be zero.

Note K - Other Assets

Other assets include notes receivable, intangible assets and deposits and are assumed to bring $1.1 million in a liquidation.

Note L - Administrative and Priority Claims

See notes T through W.

Note M - Secured Notes

The Secured Notes are secured by a lien on substantially all assets of the Company. The total amount includes accrued interest of $3.03 million as of June 30, 1998 and fees of $730,000. An additional $7.2 million will be required to reflect the additional funding required (primarily to pay leases) to maintain the value of the Company's assets through the liquidation process.

Note N - Wireless Channel Right Obligations

Wireless channel right obligations are comprised of both secured and unsecured obligations. $400,000 of the obligation is secured by channel rights and is due to Mester. The remaining $4.4 million represents the exercise price of rights to lease or purchase MMDS channels in the future and is an unsecured claim.

Note O B Bott Notes

The Bott Notes due to Bott and the Bott Family Trust are collateralized by the common stock of the Subsidiaries that own certain wireless channel rights in Buffalo, Syracuse and Albany. The Bott Notes are discount notes.

Note P B Subsidiary Notes Payable

The debt of CAI'S Subsidiaries will be assumed by the acquiror of the channel rights and Subsidiary stock.

Note Q - General Unsecured Claims

General unsecured claims include accounts payable and accrued liabilities, less priority claims for, among other things, wages and taxes, Secured Notes fees, accrued restructuring costs, and accrued interest. (See Notes M and T through W.) Allocation of the net estimated liquidation proceeds to general unsecured claims has been made in accordance with priorities set forth in the Bankruptcy Code, and is pari passu with the Senior Notes.

Note R - Senior Notes

Senior notes are general unsecured obligations of CAI except for the first priority security interest in the Senior Note Escrow. The total dollar amount includes accrued interest of $9.9 million as of June 30, 1998. Percentage recovery includes cash from the Senior Note Escrow. Recovery would be 16.1% or $45.9 million excluding cash from the Senior Note Escrow.


Note S - Notes Payable and Subordinated Debt

The ECN Notes are subordinated to all senior indebtedness and obligations collateralized by liens or a security interest in CAI property; they include accrued interest of $57,533 as of June 30, 1998. The 12% Subordinated Note is due to Merrill Lynch Global Allocation Fund and includes accrued interest of $1.2 million as of June 30, 1998.

Note T - Administrative, Consulting and Financial Fees and Attorneys' Fees

Attorneys' fees are assumed to average $75,000 per month for six months. The administrative, consulting, financial and accounting fees are assumed to be $1.0 million and include transaction fees for the sale of certain assets.

Note U - Trustee's Fees

Trustee's fees assumes the receipt of 3% of sale proceeds of property, plant and equipment and wireless channel rights.

Note V - Accrued Wages, Compensation, Pension and Profit Sharing

Estimated claim represents the balance of accrued payroll at March 31, 1998 and includes payroll, vacation pay, holiday pay, bonus pay, royalties and commissions, professional fees and accrued promotions entitled to priority under the Bankruptcy Code. The Company assumes that the number of employees, if any, with accrued payroll greater than the $4,300 priority claim limit is insignificant, and hence no amount has been attributed to such claims.

Note W - Accrued Taxes

Accrued taxes include payroll, property, sales, income and general taxes.

CAI Wireless Systems, Inc
Statement of Assets

For Balances as of March 31, 1998

($000)



                                                       Estimated          Estimated
                                 Book Value               Recovery           Liquidation
                                 31-Mar-98  A             Rate     (%)        Value        Notes
<S.
ASSETS

Cash and Cash Equivalents          $10,410                 0.0%                 $   0       B
Subscriber & Other Receivables         387                47.0%                   182       C
Prepaid Expenses                       662                 0.0%                     -       D
                Current Assets      11,458                                        182

PP&E, Net and Projects in Progress  49,898                39.7%                19,800       E

Wireless Channel                   194,051                47.1%                91,384       F

Investment in CS Wireless           43,338                 0.0%                     -       G
Investment in TelQuest               3,175                44.1%                 1,400       H
Senior Note Escrow                  16,419               100.0%                16,419       I
Goodwill (Non-deduct)               22,986                 0.0%                     -        J
Loan Acquisition Costs, Net          7,079                 0.0%                     -        J
Other Assets                         3,062                35.9%                 1,100        K

TOTAL ASSETS                       351,466                37.1%              $130,285

CAI Wireless Systems, Inc.

Distribution of Estimated Proceeds of Asset Liquidation
For Balances as of March 31, 1998 *

                                 Allowable     Recovery        Percent
($000)                            Claims        Amount         Recovery        Notes
Estimated Proceeds Available
 for Distribution                               $130,285
   Less Escrow Cash for Senior
    Noteholders                                  $16,419                           I

Net Proceeds Available for
 Distribution                                   $113,866

Administrative & Priority Claims:
  Administrative Claims             $4,786        $4,786          100.0%           L
  Priority Claims                   $1,911        $1,911         100.0%            L
      Total                         $6,696        $6,696         100.0%

Estimated Proceeds After
Administrative and Priority Claims              $107,170


Secured Creditor Claims:
  Secured Notes*                   $55,951       $55,951        100.0%             M
  Wireless Channel Right
   Obligations                        $400          $400        100.0%             N
  Bott Notes                        $3,841        $3,841        100.0%             O
       Total                       $60,193       $60,193        100.0%

Subsidiary Debt:
  Subsidiary Notes                     $43           $43       100.0%              P (Assumed)

Estimated Proceeds After Secured Claims          $46,977


Senior Unsecured Claims:
    General Unsecured Claims        $6,911         $1,113      16.1%              Q
    $275 mm Senior Notes*         $284,919        $62,283      21.9%              R
        Total                     $291,830        $63,396      21.7%

Estimated Proceeds After Senior
  Unsecured Claims                                     $0


Unsecured Claims:
    12% Subordinated Note*        $31,208              $0       0.0%              S
    Wireless Channel Right
     Obligations                   $4,433              $0       0.0%              N
    ECN Notes*                     $2,851              $0       0.0%              S
       Total                      $38,491              $0       0.0%              S

Estimated Deficiency                            ($266,926)


         * Includes accrued interest through June 30, 1998.

CAI Wireless Systems, Inc.
Administrative and Priority Claims

($ 000)


                                                    Estimated
                                                      Claims          Notes

Administrative Expenses:
  Administrative, Consulting and Financial Fees        $1,000          T
  Attorneys' Fees                                         450          T
  Trustee's Fees                                        3,336          U

        Estimated Administrative Expenses              $4,786


Priority Claims:
  Accrued Wages, Workers' Compensation,
   Pension & Profit Sharing                               365          V
  General, Payroll and Sales Taxes                      1,545          W

        Estimated Priority Claims                      $1,911



Estimated Total Administrative and Priority Claims     $6,696
